As filed with the Securities and Exchange Commission on February 27, 2025

Registration No. 333-283901

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 3

TO

FORM F-1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

JAJI Global Incorporation

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	7371	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 511, North Building, 2966 JinKe Road (ISPACE)

Pudong District, Shanghai, PRC, 201203

Tel: 86 21 60963686

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

(302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

copies to:

Pang Zhang-Whitaker, Esq. Steven Glusband, Esq. Guy Ben-Ami, Esq. Carter Ledyard & Milburn LLP 28 Liberty Street New York, NY 10006 +1- 212 732 3200	Anthony W. Basch, Esq. J. Britton Williston, Esq. Shannon M. McDonough, Esq. Kaufman & Canoles, P.C. Two James Center, 14th Floor 1021 East Cary Street Richmond, Virginia 23219 Tel: +1 (804) 771-5700

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

†	The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. The securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy the securities in any jurisdiction where such offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2025

JAJI Global Incorporation

1,600,000 Ordinary Shares

This is an initial public offering of the Ordinary Shares of JAJI Global Incorporation. We are offering 1,600,000 Ordinary Shares.

Prior to this offering, there has been no public market for our Ordinary Shares. The initial public offering price is expected to be between $4.00 and $6.00 per share. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JAJI.”

We are an “emerging growth company” and a “foreign private issuer” as defined under the Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary - Implications of Being an Emerging Growth Company,” “Prospectus Summary - Implications of Being a Foreign Private Issuer” and “Prospectus Summary - Implications of Being a Controlled Company.” We will also be a “controlled company” within the meaning of the applicable rules of the Nasdaq Stock Market because our two shareholders, Growth Ring Ltd., a subsidiary of Nasdaq traded CLPS Incorporation (“CLPS”), and Brightech (BRD) Ltd. (“Brightech”), will have (i) approximately 86.2% of the total voting power of our then outstanding Ordinary Shares, assuming the underwriter does not exercise the over-allotment option, or (ii) approximately 84.5% of the total voting power of our then outstanding Ordinary Shares, assuming the underwriter exercises the over-allotment option in full. See “Principal Shareholders” for details.

Investors in our Ordinary Shares are not purchasing equity securities of our subsidiaries that have substantive business operations, but instead are purchasing equity securities of a Cayman Islands holding company. JAJI Global Incorporation, a holding company that conducts its business operations primarily through a series of subsidiaries in Mainland China. This structure involves unique risks to investors. For a detailed discussion of the associated risks, see “Prospectus Summary — Holding Company Structure” and “Prospectus Summary — Certain Risks Associated with Our Corporate Structure.” Throughout this prospectus, unless the context indicates otherwise, “JAJI” or “JAJI Global” refers to JAJI Global Incorporation, the holding company, and “we,” “us,” “our company” or “our” refer to JAJI Global Incorporation and its subsidiaries as a group.

We face various legal and operational risks and uncertainties associated with being based in or having our operations primarily in mainland China and the complex and evolving PRC laws and regulations. For example, we face risks associated with the fact that the PRC government has significant authority in regulating our operations and may influence or intervene in our operations at any time, regulatory approvals on offerings conducted overseas by, and foreign investment in, China-based issuers, anti-monopoly regulatory actions and oversight on data security. These risks could result in a material adverse change in our operations and the value of our Ordinary Shares, significantly limit or hinder our ability to offer or continue to offer securities to investors, or cause the value of such securities to significantly decline or become worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued an announcement to crack down on illegal activities in the securities markets and promote the development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On November 14, 2021, the Cyberspace Administration of China (“CAC”) published the Administration Measures for Cyber Data Security (Draft for Public Comments), or the “Cyber Data Security Measure (Draft)”, and on December 28, 2021, the Cybersecurity Review Measures published by the CAC, National Development and Reform Commission, Ministry of Industry and Information Technology, Ministry of Public Security, Ministry of State Security, Ministry of Finance, Ministry of Commerce, People’s Bank of China, State Administration for Market Regulation, State Administration of Radio and Television, China Securities Regulatory Commission, State Secrecy Administration and State Cryptography Administration, effective on February 15, 2022, which provides that, Critical Information Infrastructure Operators (“CIIOs”) that purchase internet products and services and Data Processing Operators (“DPOs”) engaging in data processing activities that affect or may affect national security will be subject to the cybersecurity review by the Cybersecurity Review Office. Cybersecurity Review Measures also requires cyberspace operators with personal information of more than 1 million users who want to list abroad to file a cybersecurity review with the Office of Cybersecurity Review. As of the date of this prospectus, these new laws and guidelines have not impacted our ability to conduct our business, accept foreign investments, or list and trade on a U.S. or other foreign exchange; however, there are uncertainties in the interpretation and enforcement of these new laws and guidelines, which could materially and adversely impact our business and financial outlook and may impact our ability to accept foreign investments or continue to list on a U.S. or other foreign exchange. However, any change in foreign investment regulations, and other policies in China or related enforcement actions by the PRC government or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and the value of our Ordinary Shares and could significantly limit or completely hinder our ability to offer our securities to investors or cause the value of our securities to significantly decline or be worthless. See “Risk Factors — Risks Related to Doing Business in China — “Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the securities we are registering for sale. PRC laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Shares.” and “Risk Factors — Risks Related to Doing Business in China — Our corporate structure and being based in or having the majority of our operations in China, as well as changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and operations.”

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises (the “Trial Measures”), which became effective on March 31, 2023. On the same date, the CSRC circulated Supporting Guidance Rules No. 1 through No. 5, Notes on the Trial Measures, Notice on Administration Arrangements for the Filing of Overseas Listings by Domestic Enterprises and relevant CSRC Answers to Reporter Questions (collectively, the “Guidance Rules and Notice”) on the CSRC’s official website. Under the Trial Measures, either direct or indirect overseas offering and listing by domestic companies shall fulfill the filing procedure with the CSRC with submitting relevant materials. Any overseas offering and listing made by an issuer that meets both the following conditions will be determined as indirect: (1) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic companies; and (2) the main parts of the issuer’s business activities are conducted in the Chinese Mainland, or its main places of business are located in the Chinese Mainland, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in the Chinese Mainland. The determination as to whether or not an overseas offering and listing by domestic companies is indirect, shall be made on a substance over form basis. When certain circumstances happen, overseas offering and listing shall not be made. And If the intended overseas offering and listing necessitates a national security review, relevant security review procedures shall be completed according to law before the application for such offering and listing is submitted to any overseas parties such as securities regulatory agencies and trading venues. Pursuant to the Trial Measures and the Guidance Rules and Notice, initial public offerings or listings in overseas markets shall be filed with the CSRC within 3 working days after the relevant application is submitted overseas, and PRC domestic enterprises shall complete filings with the CSRC prior to their overseas offerings and listings. This Offering and Listing is subject to approval by the CSRC pursuant to the Trial Measures. As of the date of this prospectus, we have submitted our filing materials with the CSRC to fulfill the filing procedure with the CSRC as per requirement of the Trial Measures. If we fail to comply with the Trial Measures, we will be required to correct our behaviors, face warnings and fines which amount will range from RMB1,000,000 to RMB10,000,000, and directly responsible personnel will also be warned and fined an amount ranging from RMB500,000 to RMB5,000,000. Any failure by us to obtain the relevant approval or complete the filings and other relevant regulatory procedures in a timely manner will completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Furthermore on December 2, 2021, the SEC adopted final amendments implementing the disclosure and submission requirements under the HFCAA, pursuant to which the SEC will identify a “Commission-Identified Issuer” if an issuer has filed an annual report containing an audit report issued by a registered public accounting firm that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in the foreign jurisdiction, and will then impose a trading prohibition on an issuer after it is identified as a Commission-Identified Issuer for two consecutive years. On December 15, 2022, the PCAOB issued a report that vacated its December 16, 2021 determination and removed mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in mainland China and Hong Kong and we continue to use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year. There can be no assurance that we would not be identified as a Commission-Identified Issuer for any future fiscal year, and if we were so identified for two consecutive years, we would become subject to the prohibition on trading in the U.S. under the HFCAA. For more details, see “Risk Factors—Risks Related to Doing Business in Mainland China—Our Ordinary Shares may be prohibited from trading in the United States under the HFCAA in the future if the PCAOB is unable to inspect or investigate completely auditors located in China. The delisting or prohibition of trading of our Ordinary Shares, or the threat of their being delisted or prohibited from trading, may materially and adversely affect the value of your investment.”

We also face risks associated with the Holding Foreign Companies Accountable Act, or HFCAA. Trading in our securities on U.S. markets, including the Nasdaq Capital Market, may be prohibited under the HFCAA if the Public Company Accounting Oversight Board, or PCAOB, determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue.

The transfer of funds to or from our PRC entities, is subject to the laws and regulations of the People’s Republic of China, or the PRC. Cash transfers from our JAJI to our PRC subsidiaries are subject to applicable PRC laws and regulations on loans and direct investment. In addition, current PRC laws and regulations permit our PRC subsidiaries to pay dividends to its shareholder only out of its accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. For details, see “Risk Factors — Risks Relating to Doing Business in China — To the extent cash or assets of our business, or of our PRC subsidiaries in Mainland China, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.” If needed, our Cayman Islands holding company can transfer cash to our PRC subsidiaries through loans and/or capital contributions, and our PRC subsidiaries can transfer cash to our Cayman Islands holding company through issuing dividends or other distributions. As of the date of this prospectus, JAJI has not paid dividends or made any distributions to any investors, nor were any transfers, dividends, or distributions made between JAJI and its subsidiaries. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. As such, we have not established any cash management policies that dictate how funds are transferred among JAJI Cayman, its subsidiaries, or investors. See “Risk Factors — Risks Relating to Our Ordinary Shares and This Offering — We do not intend to pay dividends for the foreseeable future.” Under Cayman Islands law, a Cayman Islands company may pay a dividend on its shares either out of profits, if any, or share premium, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they become due in the ordinary course of business. Under our current corporate structure, we may rely on dividend payments from our operating subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders.

Our business and an investment in our Ordinary Shares involve a high degree of risk. See “Risk Factors” beginning on page [16] of this prospectus to read about factors you should consider before buying our Ordinary Shares.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per ordinary share	Total
Initial public offering price	$	$
Underwriting discounts and commissions (1)	$	$
Proceeds, before expenses, to us	$	$

(1)	The underwriter, Aegis Capital Corp., will receive compensation in addition to the discounts and commissions. The registration statement, of which this prospectus is a part, also registers for sale warrants to purchase Ordinary Shares to be issued to the underwriter in the aggregate equal to 5% of the aggregate number of Ordinary Shares sold in the offering (excluding the over-allotment option) at a price equal to 125% of the public offering price of the Ordinary Shares offered hereby (based on the assumed offering price of $5.00 per Ordinary Share, the midpoint of the range set forth on the cover page of this prospectus). We have agreed to issue the warrants to the underwriter as a portion of the underwriting compensation payable to the underwriter in connection with this offering. See “Underwriting” for a description of compensation payable to the underwriter.

(2)	The total estimated expenses related to this offering are set forth in the section entitled “Expenses Related to this Offering.”

We have granted the underwriter an option, exercisable for 45 days from the date of this prospectus, to purchase up to an additional 15% of the total number of Ordinary Shares offered in this offering. For a description of the other compensation to be received by the underwriter, see “Underwriting.”

The underwriter expects to deliver the Ordinary Shares against payment in U.S. dollars on or about [   ], 2025.

Aegis Capital Corp.

The date of this prospectus is [    ], 2025

This prospectus contains certain estimates and information concerning our industry, including market position, market size, and growth rates of the markets in which we participate. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to these estimates. We have not independently verified the accuracy or completeness of the data contained in these industry publications and reports. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors, including those described in the “Risk Factors” section. These and other factors could cause results to differ materially from those expressed in these publications and reports.

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. We are offering to sell, and seeking offers to buy, the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where offers and sales are permitted and lawful to do so. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares.

Neither we nor the underwriter have taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

FINANCIAL STATEMENTS AND CURRENCY PRESENTATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”). Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts and figures expressed as percentages in the text may not total 100% or, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

Financial Information in U.S. Dollars

Our reporting currency is the United States Dollar. This prospectus also contains translations of certain foreign currency amounts into U.S. dollars for the convenience of the reader. References to “dollars,” “U.S. Dollars” or “$” are to United States Dollars and “RMB” are to Chinese Renminbi. Unless otherwise stated, all translations of RMB into U.S. dollars in this prospectus are made at a rate of RMB7.2672 to US$1.00, the exchange rate in effect as of June 30, 2024 as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. We make no representation that the RMB or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Singapore dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from market research, reports of governmental and international agencies and industry publications, gathered by the Company. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

Until [*], 2025 (the 25th day after the date of this prospectus), all dealers that buy, sell or trade Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.

ii

Prospectus Summary

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes appearing elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares discussed under “Risk Factors,” before deciding whether to buy the Ordinary Shares.

Our Mission

We are dedicated to empowering businesses through intelligent solutions and driving industry transformation with cutting-edge technologies. We achieve this by integrating advanced technologies and intelligent applications into our clients’ operations, unlocking a new era of efficiency and innovation. Our solutions and technologies allow our clients to gain valuable insights, make data-driven decisions, and improve their market position. Our technological solutions are designed to optimize resource allocation, reduce operating costs, and enhance productivity, which promote our clients’ ability to remain competitive in today’s dynamic market. We go beyond simply providing technology; we believe that we become a trusted partner, collaborating with our clients to navigate their digital transformation journey and build a smarter, more efficient future.

Our Business

We are an information technology (“IT”) service and products provider focused on accelerating innovation and software-driven technologies in the securities industry and the automotive industry in China. We also provide services and products to clients in other countries and intend to expand our global reach. In addition, we also provide business management and recruiting services to our customers. The automotive industry has undergone an unprecedented transformation redefining the driving experience with software-defined vehicles (SDVs), emphasizing features such as autonomous driving, IoT connectivity, digital cockpits, and safety technologies. By offering a comprehensive portfolio of IT consulting services, solutions, and products, we support our clients’ goal of accelerating innovation and software-driven transformation by leveraging our expertise in emerging technologies. Our offerings for the securities industry support the following systems of our securities services customers: intelligent robo-advisory decision engines, data management platforms (DMPs), and real-time data analytics systems. Our services and products assist clients in generating in-depth market analysis, optimizing investment strategies, and improving trading efficiency, all while safeguarding system security and regulatory compliance.

Our current IT products integrate cutting-edge technology and intelligent algorithms, encompassing driver health and safety monitoring, financial investment simulation, and enterprise intelligent decision support. These products drive innovation and development in the securities industry and the automotive industry.

We employ cutting-edge tools and technologies, including big data, cloud computing, and artificial intelligence (AI) to drive innovation and development in these markets. By combining our professional knowledge about the industry sectors on which we focus and our technical expertise, we help clients solve complex challenges, optimize business processes, improve efficiency, with the goal of helping our clients to achieve sustainable growth and value creation.

Our primary focus is in the following key operational areas:

IT and business management consulting services

We offer comprehensive IT consulting services to clients in the automotive industry and securities industry. We enable clients to optimize and reduce operational costs by strategically outsourcing specific functions, such as IT project research and development or certain business operating functions like sales and financial management, to our team of experienced IT professionals. This allows clients to focus on their core activities. Our service delivery model includes on-site consultations provided at the client’s site by our own IT employees, off-site development followed by remote project delivery, and comprehensive project management. Our team combines deep industry knowledge and expertise in IT and business management consulting services to deliver high-quality solutions.

For example, our IT professionals help our automotive clients to develop advanced systems in their software-defined vehicles, such as over-the-air (OTA) upgrades to management systems, driver monitor systems (DMS), advanced driving assistance systems (ADAS), navigation control systems, and vehicle status diagnostic management systems, among others. We are dedicated to helping clients enhance product performance, optimize user experience, and actively assist the industry achieving more environmentally friendly, efficient, and safe driving experience.

As of September 30, 2024, we employed 171 IT professionals in the PRC, 93% of which are based in Shanghai, and the rest are located in Beijing, Dalian, Hangzhou, Shenzhen and Wuhan. Our principal clients, SAIC Motor Corporation Limited (“SAIC Motor”) and Orient Securities Company Limited (“Orient Securities”), accounted for 23.7% and 25.1% of our revenues generated from our IT and business management consulting services in 2023, and 35.2% and 29.3% of our revenues generated from our IT and business management consulting services in the six months ended June 30, 2024. We entered into a service agreement with SAIC Motor on May 24, 2022, with a two year term ending May 31, 2024. We are in the process of renewing and updating this agreement, which is expected to be completed in late 2024. While discussions with SAIC Motor for the renewal are ongoing, we continue to provide services in accordance with the terms of the expired agreement. Under the agreement, we provided IT service to develop digital construction projects for SAIC Motor. We also entered into a personnel outsourcing service cooperation agreement with Orient Securities in November 2022 for an initial term of one year, which agreement is automatically renewed for consecutive one-year periods if we provide one month’s prior notice and neither party objects. We have renewed this agreement with Orient Securities and the current term ends in November 2025. Under this agreement, we provided personnel to complete tasks assigned by Orient Securities at their designated locations.

We also offer recruitment services to assist our clients in finding and hiring suitable candidates, including job advertising, candidate sourcing, resume screening, interview coordination, and candidate selection. For the year ended December 31, 2023 and the six months ended June 30, 2024, revenues generated from recruitment services constituted 2.9% and 2.7% of the total revenue generated from our IT and business management consulting services.

According to China’s National Bureau of Statistics, revenue generated from information technology services in China in 2023 was 8,122.6 billion RMB (approximately US$1,144.0 billion), representing a year-over-year increase of 15.1% with a compound annual growth rate (CAGR) of 16.8% for the five years ended December 31, 2023.

Customized IT Solution Services

We also specialize in delivering customized IT solutions to clients in the automotive and securities industries, both locally and globally. Our IT solution services encompass IT maintenance, development, system updates, and intelligent software upgrades tailored to each client’s specific needs and requests.

Based on each client’s unique requirements and leveraging cutting-edge tools and technologies such as cloud computing, big data, and artificial intelligence, we design and implement solutions that enhance operational efficiency and business performance, enabling clients to achieve their strategic goals.

Our customized IT solutions involve a collaborative process to meet each client’s unique requirements. This includes system design, planning, and integration, often incorporating a significant degree of personalization. The duration of these projects typically falls within a one-year time frame. Upon completion, clients conduct acceptance testing to ensure the solutions meet their expectations.

Revenue from customized IT solution services decreased by $1.4 million, or 95.0%, to $77.3 thousand for the year ended December 31, 2023, from $1.5 million in 2022. Revenue from customized IT solution services increased by $278.3 thousand, or 384.5%, to $350.7 thousand for the six months ended June 30, 2024, from $72.4 thousand for the six months ended June 30, 2023. Customized IT solutions are mainly developed in Shanghai, where approximately 9 IT professionals are responsible for this business which services clients throughout the PRC.

IT Products

Leveraging our research and development (R&D) expertise, we have developed a portfolio of proprietary IT products designed to address the specific needs of various industry sectors. Revenue from product sales were $772.9 thousand for the year ended December 31, 2023 and $250.9 thousand for the six months ended June 30, 2024. We began selling these products in the second half of 2023 and did not record any sales in the six months ended June 30, 2023.

Our current products include:

Investment Funds Simulator

Our Investment Funds Simulator utilizes high-fidelity simulation technology to replicate the operations of an open-end fund. This immersive platform enables users to participate in a team environment, assuming various roles and engaging in essential activities such as investment research, decision-making, risk management, trade execution, fund valuation, performance evaluation, asset allocation, and subscription/redemption processes. The platform goes beyond basic simulation by offering realistic experiences like hosting roadshows, managing investor relations, leveraging AI for research report creation, customizing investment strategies, conducting financial ratio analysis, managing market timing analysis, and participating in large-scale competitions. Users gain a comprehensive understanding of the workflow and methodologies involved in institutional investment. Our target clients for the Investment Funds Simulator are educational institutions and securities industry participants. This product was first developed in 2022 and sales commenced in 2023. The price for this product is approximately $44 thousand.

Decision Engine

Our Decision Engine is an intelligent decision support tool designed to enable businesses to generate data-driven insights. This system leverages advanced data analytics and machine learning algorithms to provide accurate and efficient decision-making support across various business functions, including capital market forecasting, intelligent marketing, product pricing, supply chain optimization, and risk management. It features intuitive visualizations and interactive capabilities, facilitating user comprehension of data and decision outcomes. By enabling businesses to make faster, more informed decisions in complex and dynamic markets, this system helps clients enhance operational efficiency, competitiveness, and profitability. This Decision Engine can be utilized by a broad range of industries, especially the securities industry. This product was first developed in late December, 2021 and sales commenced in 2023. Our customers include a pharmaceutical company and affiliates of CLPS. Prices for this product range from $37.0 thousand to $44.0 thousand depending on the configurations.

Operations Management System

Our Operations Management System (OMS) is a comprehensive software program designed to optimize and standardize business operations across a company. It leverages a systematic approach and intuitive graphical user interface to allow businesses to customize, scientifically plan, and monitor their operational processes in response to evolving project needs. This includes formulating data-driven management strategies, enhancing process efficiency and quality, and fostering seamless integration between individuals, departments, and systems. By streamlining workflows and eliminating bottlenecks, the system facilitates precise operation across applications, departments, and partner ecosystems. Through comprehensive process modeling, automation, management, monitoring, and optimization, it ensures efficient, standardized, and adaptable operations, empowering businesses to manage even the most complex workflows with greater intelligence.

This system can be utilized by a broad range of industries. This product was initially used by us internally and was first marketed in 2023, in which year sales commenced. Our customers include an IT education and training company, affiliates of CLPS, a biopharmaceutical company, a machinery technology company, a cloud services company and an electromechanical engineering company. Prices for this product range from $62.0 thousand to $68.0 thousand depending on the configurations.

Our Market Opportunity

The rapid development and continuous popularization of information technology is accelerating changes in our daily lives and has penetrated into most areas of social life, thereby affecting the changes in the global economic activity. According to a press release issued on January 17, 2024 by the Gartner Group (“Gartner”) (https://www.gartner.com/en/newsroom/press-releases/01-17-2024-gartner-forecasts-worldwide-it-spending-to-grow-six-point-eight-percent-in-2024), global information technology expenditures in 2023 reached $4,678.8 billion, representing a year-over-year increase of 3.3%. Within this category, IT services expenditures were $1,381.8 billion, reflecting a 5.8% year-over-year increase, and software expenditures reached $913.3 billion, a 12.4% year-over-year increase.

Gartner has predicted that global information technology expenditures will reach $4,997.7 billion in 2024, a year-over-year increase of 6.8%. IT services expenditures are expected to rise to $1,501.4 billion, an 8.7% year-over-year increase, while software expenditures are projected to grow to $1,029.4 billion, a 12.7% year-over-year increase.

Our Strengths

Top-Tier IT Professionals

We employ highly skilled IT professionals with extensive project and product development experiences across diverse industries, including automotive, finance, securities, healthcare, e-commerce, and manufacturing. Our team possesses a broad range of expertise encompassing embedded technologies, IoT communications, microservices architecture, big data, cloud computing, and advanced large-scale models. We prioritize continuous learning through multifaceted training programs focused on technical proficiency, industry knowledge, and project delivery management. These programs are designed to continually enhance our team’s skills and management capabilities.

Collaborative Culture

Our team structure fosters collaboration and leverages expertise to obtain project success. We have established a network of highly skilled professionals organized into specialized groups. This includes industry experts who provide strategic guidance, experienced project management teams that deliver projects efficiently, and offshore development centers in Shanghai that contribute to cost-effective solutions. This collaborative structure enables us to consistently deliver outstanding performance and efficient project execution.

Responsive Service

We are committed to delivering high-quality service and products to our clients, ensuring their satisfaction and long-term partnership with us. Our IT and business management consulting services are backed by a dedicated account manager team available 24/7, providing swift responses within one hour and utilizing a robust tracking mechanism for issue resolution, particularly beneficial for business-to-business (B2B) companies. Our delivery manager maintains frequent communication, responding and following up more than five times daily during the service delivery process.

We strive to be a one-stop solution provider for the IT needs of clients in the automotive and securities industries. This includes offering consulting services to address IT expertise gaps and reduce salary costs for clients, as well as delivering customized IT solutions tailored to their specific needs. We not only offer existing solutions and products but also innovate to develop new, unique solutions tailored to meet our clients’ evolving business development and innovation needs. What also distinguishes us from our competitors is our independently developed software products, which are gaining market acceptance.

Employee Professionalism and Stability

Our IT and business management consulting services rely heavily on the professionalism and stability of our IT professionals stationed on-site at client locations. Clients value the stability and professional competence of our consulting personnel. To meet client expectations and maintain a high level of professionalism, we have implemented various measures aimed at enhancing our team’s skills and sense of belonging, ultimately improving our service performance and market competitiveness.

We prioritize continuous improvement for our employees by providing a comprehensive range of free training courses covering IT, English, and soft skills, among others. These courses are designed to enhance their knowledge and skill levels, supporting their career development and ensuring they stay updated with industry trends.

To foster employee loyalty and a strong sense of belonging, we offer a comprehensive benefits package that includes competitive health insurance, generous employee wellness programs, employee welfare, and clear career advancement opportunities. These investments not only contribute to a low employee turnover rate, resulting in a stable and experienced team, but also directly translate to sustained growth and increased revenue. A loyal and engaged workforce is essential for delivering exceptional client service and achieving long-term success.

See “Business” for more details on our strengths.

Our Strategies

We utilize a multi-pronged strategic approach to drive sustainable growth and maximize value creation for our stakeholders.

Global Expansion

We are actively expanding our operations on a global scale, including sales to international destinations and exploring global acquisition opportunities, enhancing our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources. We intend to use a portion of the proceeds from this offering to establish sales offices employing local sales and business development teams in Singapore, Hong Kong and the U.S. We do not expect that these offices will generate material revenue in the next twelve months.

Flexible Delivery Models

We cater to diverse client needs through a variety of flexible service and product delivery models, including offshore and onshore delivery, strategic collaborative delivery, software-as-a-service (SaaS), and platform-as-a-service (PaaS) delivery. This approach fosters strong relationships with business partners and contributes to exceptional client satisfaction.

Deep Industry Expertise

We maintain a laser focus on the software-defined vehicle segment of the automotive industry and the securities services industry. By continually extracting valuable insights from our existing client base, we delve deeper into these areas, identifying new business opportunities and developing highly specialized technologies and services.

Product Development Capabilities

We prioritize the research and development of new technologies for the automotive and securities services industries. We believe that this commitment to innovation will generate a steady stream of new products and cutting-edge solutions that address evolving market demands and maintain our competitive edge.

See “Business” for more details on these strategies.

Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. Investors are not purchasing equity securities of our subsidiaries that have substantive business operations, but instead are purchasing equity securities of a Cayman Islands holding company. JAJI is a Cayman Islands holding company that conducts its business operations primarily through subsidiaries in China. This structure involves unique risks to investors.

There are legal and operational risks associated with being based in and having the majority of our operations in China. The conduct of our business in the PRC must comply with PRC laws and be governed by the relevant PRC authorities which were authorized by the PRC laws to supervise our daily operations. The PRC government’s exercise of oversight over the conduct of our business may influence our operations at any time. If we are deemed not to comply with the applicable PRC laws, we may be subject to fines and other administrative penalties from the relevant PRC authorities. The application of and our violation of such laws and regulations (if any) and the punishment imposed by the relevant PRC authorities for such violation could result in a material change in our operations and/or the value of the securities we are registering for sale; could cause significant negative effect on our ability to continue our operations; could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors; and may cause the value of our securities to significantly decline or be worthless.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a VIE structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

We also face risks associated with the HFCAA. Trading in our securities on U.S. markets may be prohibited under the HFCAA if the PCAOB determines that it is unable to inspect or investigate completely our auditor for two consecutive years. On December 16, 2021, the PCAOB issued the HFCAA Determination Report to notify the SEC of its determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong, including our auditor. On December 15, 2022, the PCAOB announced that it was able to conduct inspections and investigations completely of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong in 2022. The PCAOB vacated its previous determination accordingly. As a result, we do not expect to be identified as a “Commission-Identified Issuer” under the HFCAA. However, whether the PCAOB will continue to conduct inspections and investigations completely to its satisfaction of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong is subject to uncertainty and depends on a number of factors out of our, and our auditor’s, control, including positions taken by authorities of the PRC and the PCAOB. The PCAOB is required under the HFCAA to make its determination on an annual basis with regards to its ability to inspect and investigate completely accounting firms based in Mainland China and Hong Kong. The possibility of being a “Commission-Identified Issuer” and risk of delisting could continue to adversely affect the trading price of our securities. If the PCAOB determines in the future that it no longer has full access to inspect and investigate accounting firms headquartered in Mainland China and Hong Kong and we continue to use such accounting firm to conduct audit work, we would be identified as a “Commission-Identified Issuer” under the HFCAA following the filing of the annual report for the relevant fiscal year, and if we were so identified for two consecutive years, trading in our securities on U.S. markets would be prohibited.

Growth Ring Ltd., a subsidiary of CLPS, and Brightech, are our two major shareholders, and will remain our major shareholders upon the completion of this offering. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Our principal shareholders may from time to time make strategic decisions that they believe are in the best interests of their businesses as a whole. These decisions may be different from the decisions that we would have made on our own. Their decisions with respect to us or our business, including any related party transactions with us, may be resolved in ways that favor them and their shareholders, which may not coincide with the interests of us and our other shareholders.

Our relationship with our principal shareholders may subject us to various risks. In particular, potential conflicts of interest may arise between us in a number of areas, such as disputes around the services we provide to them. We have historically provided IT services to CLPS and its subsidiaries. To the extent we cannot maintain our cooperative relationships with CLPS at reasonable terms, or at all, we will need to source other customers for our products and services. Finally, CLPS and its subsidiaries may offer products or services that directly compete with ours. Our inability to maintain a cooperative relationship with CLPS and its subsidiaries or if they compete directly with us, our business, growth and prospects could be materially and adversely affected. There can be no assurance that CLPS and its subsidiaries will continue to provide us with financing in the future, if needed.

You should carefully consider all of the information in this prospectus before making an investment in the Ordinary Shares, especially the risks and uncertainties discussed under “Risk Factors,” and information contained in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” Please find below a summary of the principal risks and uncertainties we face, organized under relevant headings. These risks are discussed more fully in “Risk Factors.”

Risks Related to Our Business and Industry

●	Due to intense competition for highly skilled personnel, we may fail to attract and retain enough sufficiently trained personnel to support our operations; as a result, our ability to obtain new projects may be negatively affected and our revenues could decline.

●	Increases in wages for IT professionals in China could prevent us from sustaining our competitive advantage and could reduce our profit margins.

●	We face intense competition from IT services companies; if we are unable to compete effectively, we may lose clients and our revenues may decline.

●	We may be forced to reduce the prices of our services due to increased competition and reduced bargaining power with our clients, which could lead to reduced revenues and profitability.

●	Our future growth and success is closely related to consumers’ demand for software-defined vehicles in an automotive industry that is generally highly competitive, cyclical and volatile.

●	Security breaches and attacks against our systems and network, and any potential resultant breach or failure to otherwise protect confidential and proprietary information, and network disruptions in general could damage our reputation and adversely affect our business, financial condition and results of operations.

●	We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

●	If we do not succeed in attracting new clients for our services and or growing revenues from existing clients, we may not achieve our revenue growth goals.

●	A pandemic or any other infectious and communicable diseases, as well as the occurrence of any acts of God, war, terrorist attacks and other catastrophic events may have a material adverse effect on our business, financial condition and results of operations.

●	As we plan to expand our operations from China to international markets, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.

Risks Related to Our Relationship with our Principal Shareholders

●	We may have conflicts of interest with our principal shareholders and we may not be able to resolve such conflicts on terms favorable to us.

●	Potential conflicts of interest could arise in connection with our agreements with CLPS.

●	Our business may be adversely affected if our collaboration with CLPS and its affiliates is terminated or curtailed, or if we are no longer able to obtain financing on favorable terms.

●	CLPS will control the outcome of shareholder actions in our company.

Risks Related to Doing Business in China

●	Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the Ordinary Shares we are offering.

●	Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, as well as the relevant PRC authorities’ supervision.

●	The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

●	The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

●	PRC regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase its registered capital or distribute profits to us.

●	To the extent cash or assets of our business, or of our PRC subsidiaries, are in Mainland China, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

●	PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries which could materially and adversely affect our liquidity and our ability to fund and expand our business.

●	Governmental Control and Restriction on currency exchange may limit our ability to utilize our revenues effectively.

●	Under the PRC Enterprise Income Tax Law (“EIT Law”), we may be classified as a Mainland China “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Risks Related to the Ordinary Shares and This Offering

●	There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

●	The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

●	We are a “controlled company” within the meaning of the applicable rules of the Nasdaq Stock Market.

Recent Regulatory Development

Approvals from the PRC Authorities to Issue Our Ordinary Shares to Foreign Investors

Recently, the Chinese government promulgated a series of statements and actions to regulate business operations in China with limited advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas and adopting new measures to extend the scope of cybersecurity reviews. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or the “Opinions”, which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Moreover, the Cyberspace Administration of China, or the “CAC”, promulgated the Cybersecurity Review Measure that became effective on February 15, 2022, which extends the scope of cybersecurity review to data processing operators engaging in data processing activities that affect or may affect national security, including listing in a foreign country, and require a mandatory clearance of cybersecurity review to be completed by network platform operators that possess persona information of more than 1 million users. As of the date of this prospectus, we are not subject to cybersecurity review because we are not deemed to be a critical information infrastructure operator or network platform operator possessing personal information of more than 1 million users as of the date of this prospectus. See “Risk Factors — Risks Relating to Doing Business in China — Recent greater oversight by the CAC over cybersecurity and data security, particularly for companies seeking to list on a foreign exchange, could adversely impact our business and our proposed offering.”

On August 8, 2006, six PRC governmental and regulatory agencies, including the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, require that offshore special purpose vehicles, or “SPVs”, that are controlled by Mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of Mainland China domestic interests held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange. See “Risk Factors — Risks Relating to Doing Business in China — The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.”

In addition, on February 17, 2023, the CSRC promulgated Interim Measures for the Administration of Overseas Securities Offering and Listing by Domestic Enterprises, or the “Trial Measures”, and five (5) supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, by both direct and indirect means, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application for its initial public offering or listing to overseas securities authorities. If the PRC domestic company fails to complete the required filing procedures, conceals any material fact, or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. According to the Arrangements for the Recordation-Based Administration of Overseas Offering and Listing by Domestic Enterprises, or the CSRC Notice, beginning on March 31, 2023, PRC domestic companies that had submitted valid applications for overseas offering and listing but did not obtain the approval from overseas regulatory authorities or overseas stock exchanges, shall complete the required filing procedures with the CSRC prior to the completion of their overseas offerings and listing. According to the Trial Measures, the CSRC shall conclude the filing within 20 business days upon the receipt of the required filing materials, provided the filing materials are complete and in compliance with the Trial Measures. In compliance with the Trial Measures, we submitted our filing materials to the CSRC on June 21, 2024 (Beijing Time). See “Risk Factors — Risks Relating to Doing Business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.”

Based on the opinion of our PRC counsel, DaHui, we have not received any inquiry, notice, warning, sanction, or any regulatory objection to this offering from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. Further, DaHui has advised us that, based on their understanding of the current PRC laws and regulations, as of the date of this prospectus, DaHui is of the opinion that we and/or our PRC subsidiaries (i) are not subject to the cybersecurity review by the CAC, as stipulated in the Cybersecurity Review Measure, since we are not deemed to be a critical information infrastructure operator or network platform operator possessing personal information of more than 1 million users; (ii) are not subject to the CSRC approval in the context of this offering as required under M&A Rules, as JAJI Shanghai is controlled by a foreign-invested enterprise at the time of its acquisition.

Since these regulatory developments and policy announcements are recent, there remains some uncertainty regarding the timeline and specifics of legislative or administrative actions. It is unclear how and when relevant regulatory bodies may respond, and whether existing or new laws, regulations, or their interpretations might evolve. These developments may impact our business operations, our ability to attract foreign investment, or our potential listing on a U.S. exchange. While we strive to ensure compliance with all applicable regulations, there remains a possibility that we might have unintentionally overlooked specific review or approval requirements due to evolving standards. If we are deemed subject to cybersecurity reviews or other regulatory oversight in the future, we are committed to cooperating with relevant authorities to obtain the necessary clearances, although we cannot guarantee their outcome at this stage. For further details, see “Risk Factors — Risks relating to doing business in China.”

Approvals from the PRC Authorities to Conduct Our Operations

As of the date of this prospectus, we and our PRC subsidiaries have received from the PRC authorities all requisite licenses, permissions, or approvals that are required for conducting our operations in China, such as business licenses and value added tax permits for general taxpayers. However, given the evolving nature of PRC laws and regulations, there is a degree of uncertainty as to whether we or our PRC subsidiaries may need to obtain additional approvals, licenses, or permits to support our business operations. While we are committed to ensuring compliance with all applicable requirements, it is possible that changes in regulatory frameworks may impact the necessity and timeline for obtaining or renewing such approvals. We will make every effort to secure and maintain the necessary authorizations in a timely manner to ensure continued business operations. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses, which could result in a material change in our operations, and may have a material adverse effect on our business, financial condition or results of operations, and the value of our Ordinary Shares could depreciate significantly or become worthless. For more details, see “Risk Factors — Risks Relating to Doing Business in China — The PRC government exerts substantial influence over the manner in which we conduct our business activities.”

Dividends and Distributions

Under the Cayman Islands law, a Cayman Islands company may pay a dividend on its shares out of either profits, if any, or share premium amounts, provided that under no circumstances may a dividend be paid if this would result in the company being unable to pay its debts due in the ordinary course of business. As of the date of this prospectus, (1) no cash transfer or transfer of other assets have occurred among the Company and its subsidiaries, (2) no dividends or distributions have been made by a subsidiary to the Company, and (3) the Company has not made any dividends or distributions to U.S. investors. We intend to keep any future earnings to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future, or any funds will be transferred from one entity to another. As such, we have not installed any cash management policies that dictate how funds are transferred among the Company, its subsidiaries, or investors. Under our current corporate structure, we rely on dividend payments from our operating subsidiaries to fund any cash and financing requirements we may have, including providing the funds necessary to pay dividends and other cash distributions to our shareholders or to service any debt we may incur. The transfer of funds to or from our PRC entities is subject to PRC laws and regulations.

We are permitted under PRC laws and regulations to provide funding to our PRC subsidiaries only through loans or capital contributions, and only if we satisfy the applicable government registration and approval requirements. For more details, see “Risk Factors — Risks relating to doing business in China — PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries which could materially and adversely affect our liquidity and our ability to fund and expand our business.” Our PRC subsidiaries are permitted to pay dividends only out of its retained earnings and are required to set aside at least 10% of its after-tax profits each year, after making up for previous year’s accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such funds reaches 50% of its registered capital. Our PRC subsidiaries are also required to further set aside a portion of its after-tax profits to fund an employee welfare fund, although the amount to be set aside, if any, is determined at its discretion. These reserves are not distributable as cash dividends. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other payments to us. Furthermore, dividends paid by our PRC subsidiaries to its parent company will be subject to a 10% withholding tax, which can be reduced to 5% if certain requirements are met.

In addition, the PRC government imposes controls on the convertibility of the Renminbi into foreign currencies and, in certain cases, the remittance of currency out of Mainland China. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to transfer cash out of Mainland China and pay dividends in foreign currencies to our shareholders. There can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of Mainland China and may adversely affect our business, financial condition and results of operations. For more details, see “Risk Factors — Risks relating to doing business in China — Governmental Controls and Restrictions on currency exchange may limit our ability to utilize our revenues effectively”, and “Risk Factors — Risks relating to doing business in China — To the extent cash or assets of our business, or of our PRC subsidiaries, is in Mainland China, such cash or assets may not be available to fund operations or for other use outside of Mainland China, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.”

PCAOB’s Determinations on Public Accounting Firms Headquartered in Mainland China and in Hong Kong

Our Ordinary Shares may be delisted under the HFCAA and related regulations, if the PCAOB is unable to inspect our auditors for two consecutive years. On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, a Special Administrative Region of the PRC, because of positions taken by PRC authorities in those jurisdictions (the “Determinations”). On August 26, 2022, the PCAOB signed the SOP Agreements with the CSRC and the MOF governing inspections and investigations, to establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB determined that it was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong and vacated its previous determinations to the contrary. Our auditor, Yu Certified Public Accountant P.C., the independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, is a PCAOB-registered public accounting firm headquartered in New York. Our current auditors are subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB may consider the need to issue a new determination. However, there is a risk that our auditor cannot be inspected by the PCAOB in the future, and if the PCAOB determines that it cannot inspect or fully investigate our auditors for two consecutive years, our securities will be prohibited from trading on a national exchange or over-the-counter trading market, and, as a result, Nasdaq may determine to delist our securities, which may cause the value of our securities to decline or become worthless. See “Risk Factors — Risks Relating to Doing Business in China — The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of the Ordinary Shares and may eventually require us to delist our securities from the U.S. markets” for details.”

Corporate History and Structure

We started as the China division of the Judge Group, a leading professional services group in the United States which provides professional technology, talents, and comprehensive learning solutions to enterprises around the world. In November 2010, Judgeorchestrall Limited, an affiliate of the Judge Group, founded Judgeorchestrall (Shanghai) Technology Service Co., Ltd. in Shanghai. In August 2011, Judgeorchestrall Limited changed its name to JudgeGroup Asia Limited.  In November 2011, Judgeorchestrall (Shanghai) Technology Service Co., Ltd. changed its name to JAJI (Shanghai) Co., Ltd. (“JAJI Shanghai”).

In February 2017, CLPS Shanghai Co., Ltd. (“CLPS SH”), a wholly-owned subsidiary of CLPS Incorporation, or CLPS, a leading global IT consulting and solution provider, purchased 60% of the equity interests in JAJI Shanghai and injected new capital and technology into JAJI Shanghai. In 2017, JAJI Shanghai successfully achieved profitable operations.

In November 2019, Beijing Bright Technology Co., Ltd. (“Bright”) acquired the remaining 40% equity interests in JAJI Shanghai from the Judge Group. On August 17,2020, Bright transferred 7% of the equity interests in JAJI Shanghai to Shuliang AN, which shares were transferred back to Bright on July 11, 2022.

In September 2012, JAJI (Shanghai) Human Resource Co., Ltd. (“JAJI HR”) was established in the PRC. At the time of its establishment, JAJI Shanghai held 70% of the total equity interest in JAJI HR. In January 2021, JAJI Shanghai acquired the remaining 30% equity interests in JAJI HR from CareerWin Executive Search Co., Ltd. (“CareerWin”).

In July 2022, CLPS SH transferred its equity interests in JAJI Shanghai to Hainan Qincheng Software Technology Co. Ltd. (“Hainan Qincheng”), another wholly-owned subsidiary of CLPS, in consideration of $1,655,019.

On April 19, 2023, we were incorporated in the Cayman Islands, under the Companies Act as an exempted company with limited liability We were established to be the holding company for our operating subsidiaries. At such time, we issued 6,000,000 of our Ordinary Shares to Growth Ring Ltd., a wholly owned subsidiary of CLPS, and 4,000,000 of our Ordinary Shares to Brightech, a wholly owned subsidiary of Bright, in consideration of $1,729,169 and $1,152,779, respectively.

On June 27, 2023, JAJI Singapore Pte. Ltd. (“JAJI Singapore”) was established by us in Singapore as an intermediate offshore holding company for our operating subsidiaries in the PRC.

On August 25, 2023, Shanghai Yingjia Technology Limited (“Shanghai Yingjia”) was established in the PRC as a holding company by JAJI Singapore.

On May 9, 2024, Shanghai Yingjia acquired the shares of JAJI Shanghai and its subsidiary JAJI HR from, Hainan Qincheng and Bright in consideration of $1,649,007 and $1,099,338, respectively.

At present, our business focus and that of CLPS differ in that we focus on serving clients in the automotive and securities industries while CLPS is focused on serving banking, wealth management and e-commerce clients. Our operations and those of CLPS are independent, with independent business development teams and no significant customer overlap.

Corporate Structure

The following diagram illustrates our corporate structure, including our principal subsidiaries:

Relationship with CLPS

Affiliates of CLPS currently hold a majority of our outstanding ordinary shares. Our Chief Executive Officer is the son-in-law of the Chief Executive Officer of CLPS and CLPS affiliates account for 14.2% and 8.2% of our revenue for the year ended December 31, 2023 and 2022, respectively. CLPS is a global IT, consulting and solutions service provider focused on delivering services primarily to global institutions, including banking, wealth management and e-commerce companies, both in China and globally. In recent years CLPS has expanded its business beyond core IT services, providing turn-key financial solutions to the finance, e-commerce, educational and tourism sectors.

While both we and CLPS are IT consulting and solutions services providers, we do not believe that our business conflicts with the business of CLPS as we focus on different business areas. In addition, unlike us, CLPS does not offer any IT products. Although we are not contractually limited by CLPS as to what industry groups we can offer solutions, services or products to in the future, we have no present plans to expand our offerings to additional vertical markets. Similarly, CLPS is not contractually limited as to what industry groups it can offer solutions, services or products to in the future. No assurance can be given that we and CLPS will not provide similar solutions, services and products and compete for business in the future.

Corporate Information

Our principal executive offices are located at Room 511, North Building, 2966 JinKe Road (ISPACE), Pudong, Shanghai, PRC. Our telephone number at this address is ++86 21 60963686. Our registered office in the Cayman Islands is located at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands. Our agent for service of process in the United States is Puglisi & Associates. Investors should contact us for any inquiries through the address and telephone number of our principal executive offices. Our corporate website is https://www.jajiglobal.com/. The information contained on our website is not a part of this prospectus.

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue in our last fiscal year, we qualify as an “emerging growth company” pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements compared to those that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2002 in the assessment of the emerging growth company’s internal control over financial reporting. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards and acknowledge that such election is made pursuant to Section 107 of the JOB Act. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. See “Risk Factors – Risks Related to Our Ordinary Shares and This Offering - We are an emerging growth company within the meaning of the Securities Act and have elected to take advantage of certain reduced reporting requirements.”

We will remain an emerging growth company until the earliest of  (a) the last day of the fiscal year during which we have total annual gross revenue of at least $1.235 billion; (b) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (c) the date on which we have, during the preceding three-year period, issued more than $1.0 billion in non-convertible debt; or (d) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which would occur if the market value of the Ordinary Shares that are held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

Upon completion of this offering, we will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Even after we no longer qualify as an emerging growth company, as long as we qualify as a foreign private issuer under the Exchange Act, we will be exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including:

●	the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

Both foreign private issuers and emerging growth companies are also exempt from certain more stringent executive compensation disclosure rules. Thus, even if we no longer qualify as an emerging growth company but remain a foreign private issuer, we will continue to be exempt from the more stringent compensation disclosures required of companies that are neither emerging growth companies nor foreign private issuers.

In addition, as a company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the corporate governance requirements of the Nasdaq. For example, if we elect to adopt home country practice, a majority of the Directors is not required to be independent directors, and neither our compensation committee nor our nomination committee is required to be composed entirely of independent directors. These practices may afford less protection to shareholders than they would enjoy if we complied fully with corporate governance requirements of the Nasdaq.

Implication of Being a Controlled Company

We will be a “controlled company” within the meaning of the applicable rules of the Nasdaq Stock Market because CLPS through a wholly-owned subsidiary will have (i) [*]% of the total voting power of our then outstanding Ordinary Shares, assuming the underwriter does not exercise its over-allotment option, or (ii) [*] of the total voting power of our then outstanding Ordinary Shares, assuming the underwriter exercises its over-allotment option in full. See “Principal Shareholders” for details.

As a “controlled company,” we are entitled to certain exemptions with respect to corporate governance requirements. If we rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements. Currently, we do not plan to utilize the exemptions available for controlled companies after we complete this offering.

Conventions Which Apply to This Prospectus

Unless we indicate otherwise, all information in this prospectus reflects no exercise by the underwriter of its option to purchase up to 240,000 additional Ordinary Shares from us.

Except where the context otherwise requires:

●	“Articles” means the amended and restated articles of association of the Company to be adopted immediately prior to the closing of this offering;

●	“CEO” means chief executive officer;

●	“Companies Act” means the Companies Act (Revised) of the Cayman Islands as the same may be amended from time to time;

●	“COO” means chief operating officer;

●	“Mainland China” refers to the mainland of the People’s Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“Memorandum” means the amended and restated memorandum of association of the Company to be adopted immediately prior to the closing of this offering;

●	“Memorandum and Articles of Association” means the Memorandum and the Articles collectively;

●	“Ordinary Shares” refers to the ordinary shares of JAJI Global Incorporation, par value $0.0001 each;

●	“China” or “PRC” means People’s Republic of China (PRC), excluding Taiwan and the special administrative regions of Hong Kong and Macau for the purposes of this prospectus only;

●	“COVID-19” means Coronavirus disease 2019, a contagious respiratory disease caused by the virus SARS-CoV-2;

●	“Directors” means the directors of our Company as at the date of this prospectus;

●	“Exchange Act” means the Securities Exchange Act of 1934, as amended;

●	“IT” means information technology;

●	“JAJI Global Incorporation”, “we”, “JAJI Global”, “JAJI”, “us”, “our company” and “our” refer to JAJI Global Incorporation, a Cayman Islands exempted company with limited liability, its consolidated subsidiaries, and its consolidated affiliated entities;

●	“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission;

●	“U.S.” means the United States;

●	“$,” “U.S. dollars,” “$” and “dollars” refer to United States dollar(s), the legal currency of the United States

The Offering

The following assumes that the underwriter will not exercise its option to purchase additional Ordinary Shares in the offering, unless otherwise indicated.

Offering Price	We currently expect that the initial public offering price will be between $4.00 and $6.00 per Ordinary Share.

Ordinary Shares Offered by Us

1,600,000 Ordinary Shares (or 1,840,000 Ordinary Shares if the underwriter exercises its option to purchase an additional 240,000 Ordinary Shares in full), calculated based on an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of initial public offering price.

Ordinary Shares Issued and Outstanding Prior to This Offering	10,000,000 Ordinary Shares.
Ordinary Shares Outstanding Immediately After This Offering	11,600,000 Ordinary Shares (or 11,840,000 Ordinary Shares if the underwriter exercises its option to purchase an additional 240,000 Ordinary Shares in full), calculated based on an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of initial public offering price.

Voting Rights	Each holder of Ordinary Shares is entitled to one vote per share.

Listing	We have applied to have our Ordinary Shares listed on the Nasdaq Capital Market. The closing of this offering is conditioned upon Nasdaq’s final approval of our listing application, and there is no guarantee or assurance that our Ordinary Shares will be approved for listing on Nasdaq.

Proposed Nasdaq Capital Market symbol	“JAJI.”

Option to Purchase Additional Ordinary Shares	We have granted to the underwriter an option, exercisable within 45 days from the date of closing of this offering, to purchase up to an additional 240,000 Ordinary Shares calculated based on an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of initial public offering price.

Use of Proceeds	We estimate that we will receive net proceeds from this offering of approximately $6.3 million (or $7.4 million if the underwriter exercises its option to purchase an additional 240,000 Ordinary Shares in full), after deducting the underwriting discounts, commissions and estimated offering expenses payable by us and assuming an initial public offering price of $5.00 per Ordinary Share, which is the mid-point of the estimated range of the initial public offering price shown on the front cover of this prospectus. See “Use of Proceeds” for additional information.

Lock-up	We, each of our directors, executive officers, shareholders, and all option holders have agreed with the underwriter, subject to certain exceptions, not to sell, transfer or otherwise dispose of any Ordinary Shares or similar securities or any securities convertible into or exchangeable or exercisable for our Ordinary Shares for a period of 180 days from the date of this prospectus. See “Underwriting” for more information.

Risk Factors	Investing in the Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. See “Risk Factors” and other information included in this prospectus for a discussion of risks you should carefully consider before investing in the Ordinary Shares.

Underwriter	Aegis Capital Corp.

Underwriter Warrants	We have agreed to sell to Aegis Capital Corp. warrants (the “Underwriter’s Warrants”) to purchase up to a total of 80,000 Ordinary Shares (equal to 5% of the aggregate number of Ordinary Shares sold in the offering, excluding the over-allotment option) at a price equal to 125% of the public offering price of the Ordinary Shares offered hereby.

Transfer Agent	Continental Stock Transfer & Trust Company

Payment and settlement	The underwriter expects to deliver the Ordinary Shares against payment therefor on or about [*], 2025.

Risk Factors

Investing in our Ordinary Shares entails a significant level of risk. Before investing in the Ordinary Shares, you should carefully consider all of the risks and uncertainties mentioned in this section, in addition to all of the other information in this prospectus, including the financial statements and related notes. We may face additional risks and uncertainties aside from the ones mentioned below. There may be risks and uncertainties that we are unaware of, or that we currently do not consider material, that may become important factors that could adversely affect our business in the future. Any of the following risks and uncertainties could have a material adverse effect on our business, financial condition and results of operations. In such case, the market prices of the Ordinary Shares could decline, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

Due to intense competition for highly skilled personnel, we may fail to attract and retain enough sufficiently trained personnel to support our operations; as a result, our ability to obtain new projects may be negatively affected and our revenues could decline.

The IT services industry heavily relies on skilled personnel, and our success depends to a significant extent on our ability to recruit, train, develop and retain qualified personnel, especially experienced middle and senior level management. The IT services industry in China has experienced significant levels of employee attrition. Our voluntarily attrition rates were 13% and 30% in the years ended December 31, 2023 and 2022, respectively and 14% and 17% in the six months ended June 30, 2024 and 2023. We may encounter higher attrition rates in the future. Increased competition for qualified personnel could have an adverse effect on us. A significant increase in the attrition rate could decrease our operating efficiency and productivity and could lead to a decline in demand for our services. Additionally, failure to recruit, train, develop and retain personnel with the qualifications necessary to fulfill the needs of our existing and future clients or to assimilate new personnel successfully could have a material adverse effect on our business, financial condition and results of operations. Failure to retain our key personnel on client projects or find suitable replacements for key personnel upon their departure may lead to termination of some contracts or projects, which could materially and adversely affect our business and results of operations.

Increases in wages for IT professionals in China could prevent us from sustaining our competitive advantage and could reduce our profit margins.

Our most significant costs are the salaries and other compensation expenses for our professionals and other employees. Such costs incurred amounted to $8,156.0 thousand and $8,339.3 thousand in the years ended December 31, 2023 and 2022 and $3,710.9 thousand and $4,010.2 thousand in the six months ended June 30, 2024 and 2023, respectively. Wage costs for IT professionals in China are lower than those in more developed countries. However, because of rapid economic growth, increased productivity levels, and increased competition for skilled employees in China, wages for highly skilled employees in China, in particular middle- and senior-level managers, are increasing at a faster rate than in the past. We may need to increase the levels of employee compensation more rapidly than in the past to remain competitive in attracting and retaining the quality and number of employees that our business requires. Increases in the wages and other compensation we pay our employees in China could reduce our competitive advantage unless we are able to increase the efficiency and productivity of our professionals as well as the prices we can charge for our services. In addition, any appreciation in the value of the Renminbi relative to U.S. dollar and other foreign currencies will cause an increase in the relative wage levels in China, which could further reduce our competitive advantage and adversely impact our profit margin.

We face intense competition from IT services companies; if we are unable to compete effectively, we may lose clients and our revenues may decline.

The market for IT services is highly competitive and we expect competition to persist and intensify. We believe that the principal competitive factors in our markets are industry expertise, breadth and depth of service offerings, quality of the services offered, reputation and track record, marketing and selling skills, scalability of infrastructure and price. In addition, the trend towards offshore outsourcing, international expansion by foreign and domestic competitors and continuing technological changes will result in new and different competitors entering our markets. In the IT outsourcing market, clients tend to engage multiple outsourcing service providers instead of using an exclusive service provider, which could reduce our revenues to the extent that clients obtain services from other competing providers. Clients may prefer service providers that have facilities located globally or that are based in countries more cost-competitive than in China. Our ability to compete also depends in part on a number of factors beyond our control, including the ability of our competitors to recruit, train, develop and retain highly skilled professionals, the price at which our competitors offer comparable services and our competitors’ responsiveness to client needs.

We intend to address these competitive risks with a comprehensive, multi-pronged strategy. Our approach focuses on delivering high-quality services, showcasing exceptional technical expertise, and developing unique, valuable IT solutions as well as IT products. Additionally, we are committed to investing in the professional development of our employees to ensure they have the necessary skills and knowledge to surpass client expectations. However, we cannot assure you that we will be able to retain our clients while competing against such competitors. Increased competition, our inability to compete successfully against competitors, pricing pressures or loss of market share could harm our business, financial condition and results of operations.

Our future growth and success is closely related to consumers’ demand for software-defined vehicles in an automotive industry that is generally highly competitive, cyclical and volatile.

A significant portion of our customer base is concentrated in the software- defined vehicles segment of the automotive industry. Although we continue to see increased interest and adoption of software- defined vehicles, if the market for such vehicles does not develop as we expect, or develops more slowly than we expect, our business, financial condition and operating results may be harmed.

In addition, software- defined vehicles still constitute a small percentage of overall global vehicle sales. As a result, the market for software- defined vehicles could be negatively affected by numerous factors, such as:

●	perceptions about software- defined vehicle features, quality, safety, performance and cost;

●	perceptions about the limited range over which software- defined vehicles may be driven on a single battery charge, and access to charging facilities;

●	competition, including from other types of alternative fuel vehicles and high fuel-economy internal combustion engine vehicles;

●	volatility in the cost of oil, gasoline and energy;

●	government regulations and economic incentives and conditions; and

●	concerns about our future viability.

The target demographics for software- defined vehicles are highly competitive. Sales of vehicles in the automotive industry tend to be cyclical in many markets, which may expose our automotive customers to further volatility. We also cannot predict the duration or direction of current global trends or their sustained impact on consumer demand. If our customers in the automotive industry experience unfavorable global market conditions, or if they cannot or do not maintain operations at a scope that is commensurate with such conditions or are later required to or choose to suspend such operations again, our business, financial condition and operating results may be harmed.

The growth of our business depends on our ability to successfully introduce new products and improve existing products.

Our growth depends, in part, on our ability to successfully predict and respond to evolving customer demands and preferences. The development and introduction of innovative new products involve considerable costs. Any new product  may not generate sufficient customer interest and sales to become a profitable product or to cover the costs of its development and promotion and may negatively affect our operating results and damage our reputation. If we are not able to anticipate, identify or develop and market products to respond to the requirements of our customers, or if our new product introductions fail to gain consumer acceptance, we may not grow our business as anticipated, our sales may decline and our business, financial condition and results of operations may be materially adversely affected.

We may not be able to manage the expected growth of our business and operations or implement our business strategies on schedule or within budget, or at all.

Our business has become increasingly complex in terms of both the type and scale of businesses we operate. Any expected expansion may increase the complexity of our operations and place a significant strain on our managerial, operational, financial and human resources. Our current and planned personnel, systems, procedures and controls may not be adequate to support our future operations. There can be no assurance that we will be able to effectively manage our growth or implement all these systems, procedures and control measures successfully. If we are not able to manage our growth effectively, our business, financial condition, results of operations may be materially and adversely affected.

As part of our business strategies, we expect to further expand our business to new jurisdictions, which may expose us to additional risks, including, among other things:

●	difficulties with managing operations into new geographical regions, including complying with the various regulatory and legal requirements of different jurisdictions;

●	different approval or licensing requirements;

●	recruiting sufficient personnel in these new markets;

●	challenges in providing services and products as well as support in these new markets;

●	challenges in attracting business partners and users and remaining competitive;

●	potential adverse tax consequences;

●	foreign exchange losses;

●	limited protection for intellectual property rights;

●	inability to effectively enforce contractual or legal rights; and

●	local political, regulatory and economic instability or civil unrest.

If we are unable to effectively avoid or mitigate these risks, our ability to expand our business to these new jurisdictions will be affected, which could have a material adverse effect on our business, financial condition and results of operations.

The anticipated benefits from these efforts are based on assumptions that may prove to be inaccurate. Moreover, we may not be able to successfully complete these growth initiatives, strategies and operating plans and realize all of the benefits that we expect to achieve or it may be more costly to do so than we anticipate. If, for any reason, the benefits we realize are less than our estimates or the implementation of these growth initiatives, strategies and operating plans adversely affect our operations or cost more or take longer to effectuate than we expect, or if our assumptions prove inaccurate, our business, financial condition and results of operations may be materially and adversely affected.

If we cause disruptions to our clients’ businesses or provide inadequate service, our clients may have claims for substantial damages against us.

If our professionals make errors in the course of delivering services to our clients or fail to consistently meet service requirements of a client, these errors or failures could disrupt the client’s business, which could result in a reduction in our net revenues or a claim for substantial damages against us. In addition, a failure or inability to meet a contractual requirement could seriously damage our reputation and affect our ability to attract new business. The services we provide are often critical to our clients’ businesses. We generally provide customer support from three months to one year after a customized application is delivered. Certain of our client contracts require us to comply with security obligations including maintaining network security and back-up data, ensuring our network is virus-free, maintaining business continuity planning procedures, and verifying the integrity of employees that work with our clients by conducting background checks. Any failure in a client’s system or breach of security relating to the services we provide to the client could damage our reputation or result in a claim for substantial damages against us. Any significant failure of our equipment or systems, or any major disruption to basic infrastructure like power and telecommunications in the locations in which we operate, could impede our ability to provide services to our clients, have a negative impact on our reputation, cause us to lose clients, reduce our revenues and harm our business. Under our contracts with our clients, our liability for breach of our obligations is in some cases limited to a certain percentage of contract price. Such limitations may be unenforceable or otherwise may not protect us from liability for damages. In addition, certain liabilities, such as claims of third parties for which we may be required to indemnify our clients, are generally not limited under our contracts. We currently do not have commercial general or public liability insurance. The successful assertion of one or more large claims against us could have a material adverse effect on our business, reputation, results of operations and financial condition. Even if such assertions against us are unsuccessful, we may incur reputational harm and substantial legal fees.

Any inability to obtain or retain requisite approvals, licenses or permits applicable to our business may have a material and adverse effect on our business, financial condition and results of operations.

Our business is subject to governmental supervision and regulation by various governmental and regulatory authorities in China, including but not limited to, the Ministry of Industry and Information Technology and Cyberspace Administration of China, and in other jurisdictions where we conduct our business operations. Such government authorities, agencies and bodies promulgate and enforce laws and regulations that cover a variety of business activities that our operations relate to, such as the provision of IT services outsourcing, among other things. These regulations in general regulate the entry into, the permitted scope of, as well as approvals, licenses and permits for, the relevant business activities. Due to uncertainties in the regulatory environment of the industries and/or jurisdictions in which we operate, there can be no assurance that we have obtained or applied for all the approvals, permits and licenses required for conducting our business in China or elsewhere, or would be able to maintain our existing approvals, permits and licenses or obtain any new approvals, permits and licenses if required by any future laws or regulations. If we fail to obtain and maintain the necessary approvals, licenses or permits required for our business, we could be subject to liabilities, penalties and operational disruption and our business, financial condition and results of operations could be materially and adversely affected.

Security breaches and attacks against our systems and network, and any potential resultant breach or failure to otherwise protect confidential and proprietary information, and network disruptions in general could damage our reputation and adversely affect our business, financial condition and results of operations.

Our technology operations are vulnerable to disruptions arising from human error, natural disasters, power failure, computer viruses, spam attacks, unauthorized access, network disruptions and other similar events. Disruptions to, or instability of, our technology or external technology that allows our customers to use our online services and products could materially harm our business and reputation.

Although we have employed significant resources to develop security measures against breaches, our cybersecurity measures may not detect or prevent all attempts to compromise our systems, including distributed denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in and transmitted by our systems or that we otherwise maintain. Breaches of our cybersecurity measures could result in unauthorized access to our systems, misappropriation of information or data, deletion or modification of user information, or a denial-of-service or other interruption to our business operations. As techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us, we may be unable to anticipate, or implement adequate measures to protect against, these attacks. While we had not been subject to these types of attacks that had materially and adversely affected our business operations since the inception of our business operations, there can be no assurance that we would not in the future be subject to such attacks that may result in material damages or remediation costs. If we are unable to avert these attacks and security breaches, we could be subject to significant legal and financial liability, our reputation would be harmed and we could sustain substantial revenue loss from lost sales and customer dissatisfaction.

In addition, we may not have the resources or technical sophistication to anticipate or prevent rapidly evolving types of cyber-attacks. Cyber-attacks may target us, our users or other participants of our ecosystem, or the information infrastructure on which we depend. Actual or anticipated attacks and risks may cause us to incur significantly higher costs, including costs to deploy additional personnel and network protection technologies, train employees, and engage third-party experts and consultants. Cybersecurity breaches may harm our reputation, and materially and adversely affect our business, financial condition and results of operations. Furthermore, despite any precautions we may take, the occurrence of a flood or fire, or other unanticipated incidents at our information infrastructure facilities in China, including power outages, telecommunications delays or failures, break-ins to our systems or computer viruses, could result in delays or interruptions to our platform and operations as well as loss of our users’ and other participants’ data. Any of these events could damage our reputation, materially disrupt our ecosystem and subject us to liability and claims, which may materially and adversely affect our business, financial condition and results of operations.

We do not have insurance coverage to cover our business risks and face the risk of becoming subject to product liability claims, which could cause us to incur significant expenses and be liable for significant damages if not covered by insurance.

We do not have any insurance for our operations in China, nor do we maintain key-man life insurance. Any business disruption, litigation, regulatory action, outbreak of epidemic disease or natural disaster may also expose us to substantial costs and diversion of resources. Any claims made against us could be costly to defend against, result in substantial damage awards against us and divert the attention of our management from our operations, which could have a material adverse effect on our business, financial condition and results of operations. If we incur any loss, our business, financial condition and results of operations could be materially and adversely affected.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We regard our trademarks, copyrights and similar intellectual property as critical to our success, and we rely on a combination of intellectual property laws and contractual arrangements, including confidentiality agreements with our employees and third parties, to protect our proprietary rights. Despite these measures, any of our intellectual property rights could be challenged, invalidated, circumvented or misappropriated, or such intellectual property may not be sufficient to provide us with competitive advantages. In addition, although we are not aware of any imitation websites or mobile applications that attempt to cause confusion or traffic diversion from us at the moment, we may become an attractive target to such attacks in the future because of our brand recognition in the China services industry.

We may be subject to intellectual property infringement claims, which may be expensive to defend and may disrupt our business and operations.

We cannot be certain that our operations or any aspects of our business do not or would not infringe upon or otherwise violate patents, copyrights or other intellectual property rights held by third parties. We in the future may be, subject to legal proceedings and claims relating to the intellectual property rights of others. In addition, there may be other third-party intellectual property that is infringed by our products, services or other aspects of our business. There could also be existing patents of which we are not aware that our products may inadvertently infringe. There can be no assurance that holders of patents purportedly relating to some aspect of our technology infrastructure or business, if any such holders exist, would not seek to enforce such patents against us in China, or any other jurisdictions as applicable. Furthermore, the application and interpretation of Chinese patent laws, as well as the procedures and standards for granting patents in China, continue to evolve. While we believe our analysis is in line with current practices, there can be no guarantee that Chinese courts or regulatory authorities will adopt the same interpretation or approach. If we are found to have violated the intellectual property rights of others, we may be subject to liability for our infringement activities or may be prohibited from using such intellectual property, and we may incur licensing fees or be forced to develop alternatives of our own. In addition, we may incur significant expenses, and may be forced to divert management’s time and other resources from our business and operations to defend against these third-party infringement claims, regardless of their merits. Successful infringement or licensing claims made against us may result in significant monetary liabilities and may materially disrupt our business and operations by restricting or prohibiting our use of the intellectual property in question, which may materially and adversely affect our business, financial condition and results of operations.

A limited number of customers have accounted for, and are expected to continue to account for, a significant portion of our revenues. The failure to maintain or to increase revenues from these customers could adversely affect our prospects.

For the years ended December 31, 2023 and 2022, revenue from Orient Securities in the securities services sector accounted for 23.2% and 21.0% of our total revenues and revenues from SAIC Motors in the automotive sector accounted for 20.1% and 20.4% of our total revenues, respectively. SAIC Motors and Orient Securities, accounted for 25.6% and 33.1% of our revenues for the six months ended June 30, 2024 and 25.3% and 26.2% of our revenues for the six months ended June 30, 2023, respectively. For the six months ended June 30, 2024 and 2023 and for the years ended December 31, 2023, and 2022, revenue from our top five (5) clients accounted for 78.3%, 77.6%, 67.5% and 68.3% of our total revenue, respectively. Due to the concentration of our revenue attributable to a limited number of customers, should any of the following events, among others, occur, our business, financial condition and results of operations may be adversely affected:

●	contract reduction, delay or cancellation by any significant customer and our failure to identify and acquire additional or replacement customers;

●	a substantial reduction by any significant customer in the price they are willing to pay for our services and/or products; and

●	financial difficulty of any significant customer who become unable to make timely payment for the services and/or products that such customer purchases from us.

If we do not succeed in attracting new clients for our services and or growing revenues from existing clients, we may not achieve our revenue growth goals.

We plan to significantly diversify our client base and grow our revenues. Revenues from a new client often rise quickly over the first several years following our initial engagement as we expand the services we provide to that client. Therefore, obtaining new clients is important for us to achieve rapid revenue growth. We also plan to grow revenues from our existing clients by identifying and selling additional services to them. Our ability to attract new clients, as well as our ability to grow revenues from existing clients, depends on a number of factors, including our ability to offer high quality services at competitive prices, the strength of our competitors and the capabilities of our sales and marketing teams. If we are not able to continue to attract new clients or to grow revenues from our existing clients in the future, we may not be able to grow our revenues as quickly as we anticipate or at all.

A portion of our income is generated, and will in the future continue to be generated on a fixed price basis; we may not be able to accurately estimate costs and determine resource requirements in relation to our projects, which would reduce our margins and profitability.

A portion of our income is generated, and will in the future continue to be generated, from fees we receive for our projects with a fixed price. Our projects often involve complex technologies, entail the coordination of operations and workforces in multiple locations, utilizing workforces with different skill sets and competencies and geographically distributed service centers, and must be completed within compressed timeframes and meet client requirements that are subject to change and increasingly stringent. In addition, some of our fixed-price projects are multi-year projects that require us to undertake significant projections and planning related to resource utilization and costs. If we fail to accurately assess the time and resources required for completing projects and to price our projects profitably, our business, results of operations and financial condition could be adversely affected.

If we fail to maintain adequate internal controls, we may not be able to effectively manage our business and may experience errors or information lapses affecting our business.

Our success depends on our ability to effectively utilize our standardized management system, information systems, resources and internal controls. As we continue to expand, we will need to modify and improve our financial and managerial controls, reporting systems and procedures and other internal controls and compliance procedures to meet our evolving business needs. If we are unable to improve or maintain our internal controls, systems and procedures, they may become ineffective and adversely affect our ability to manage our business and cause errors or information lapses that affect our business. Our efforts in improving our internal control system may not result in the elimination of all risks. If we are not successful in discovering and eliminating weaknesses in our internal controls, our ability to effectively manage our business may be affected, which may materially and adversely affect our business, financial condition and results of operations.

We may need additional capital but may not be able to obtain such on favorable terms or at all.

We may require additional capital due to operating losses or future growth and development of our business, including any investments or acquisitions we may decide to pursue. If our financial resources are insufficient to satisfy our cash requirements, we may seek to issue additional equity or debt securities or obtain new or expanded credit facilities. Our ability to obtain external financing in the future is subject to a variety of uncertainties, including our future financial condition, results of operations, cash flows, share price performance and the liquidity of international capital and lending markets. In addition, incurring indebtedness would subject us to increased debt service obligations and could result in operating and financing covenants that would restrict our operations. There can be no assurance that financing would be available in a timely manner or in amounts or on terms favorable to us, or at all. Any failure to raise needed funds on terms favorable to us, or at all, could restrict our liquidity as well as have a material adverse effect on our business, financial condition and results of operations. Furthermore, any issuance of equity or equity-linked securities could result in significant dilution to our existing shareholders.

We are subject to credit risk with respect to trade receivables.

While we generally allow a credit period of 90 days to our customers, some state-owned automotive clients that purchase IT and business management consulting services from us have a much longer payment history. As of June 30, 2024 and December 31, 2023, our trade receivables turnover days were 202 days and 171 days, respectively. As of the same dates, trade receivables of $4,296.5 thousand and $3,663.7 thousand, respectively, were past due but not impaired. These mainly relate to a number of state-owned automotive clients whom we believe have sufficient finances to pay our bills, and, based on our past experience, the overdue amounts can be recovered. Nevertheless, there can be no assurance that all such amounts due to us will be settled on time, or that such amounts will not continue to increase in the future. Accordingly, we face credit risk in collecting trade receivables due from customers. Our performance, liquidity and profitability would be adversely affected if significant amounts due to us are not settled on time or substantial impairment is incurred. The bankruptcy or deterioration of the credit condition of any of these customers could also materially and adversely affect our business, financial condition and results of operations.

A pandemic or any other infectious and communicable diseases, as well as the occurrence of any acts of God, war, terrorist attacks and other catastrophic events may have a material adverse effect on our business, financial condition and results of operations.

We face risks from the outbreak of communicable or virulent diseases and pandemics or epidemics such as severe acute respiratory syndrome, H5N1 avian flu, Middle East respiratory syndrome, Ebola and the outbreak of COVID-19, which may materially and adversely affect our operations. Such disruptions to our business and operations may have a negative impact on our business, financial condition and results of operations. Acts of God, such as natural disasters which are beyond our control, may materially and adversely affect the economy, infrastructure and livelihood of the local population. Similarly, man-made catastrophes, such as terrorist attacks and wars may disrupt the economies of the countries we operate in. A catastrophic event or multiple catastrophic events may cause unexpected large losses and may have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that our efforts to protect ourselves against catastrophic losses would be adequate. In addition, other events that are outside the control of our Group, such as fire, deliberate acts of sabotage, vendor failure or negligence, blackouts, terrorist attacks or criminal acts, could damage, cause operational interruptions to, or otherwise adversely affect our operating facilities and activities, as well as potentially cause injury or death to our employees and/or customers. We cannot give any assurance that the occurrence of any catastrophic events, wars, terrorist attacks or other hostilities in any part of the world, potential, threatened or otherwise, will not, directly or indirectly, have a material and adverse effect on our business, financial condition and results of operations.

The tensions in international trade and rising political tensions, particularly between the U.S. and China, may hinder our plans to enter the U.S. market in the future.

We intend to open a sales office in the U.S. in future to promote our sales to the automotive industry. It is unknown whether and to what extent new tariffs, economic or trade sanctions, export controls or other new laws or regulations related to trade (and in particular trade with or involving China) will be adopted by the U.S. government, or the effect that any such actions would have on us. Any unfavorable government policies on international trade, such as export controls, sanctions or tariffs, may affect the demand for our services and products, or prevent us from being able to provide services or sell products in the U.S. Any new trade-related laws or restrictions, or the regeneration of existing trade agreements could have an adverse effect on our business, financial condition, or results of operations.

The United States and various foreign governments have imposed controls, license requirements and restrictions on the import or export of technologies and products, or voiced the intention to do so. For instance, the United States is in the process of developing new export controls with respect to “emerging and foundational” technologies, which may include certain AI and semiconductor technologies. In March 2024, the Bureau of Industry and Security of the U.S. Department of Commerce (the “BIS”)  released an advanced notice of proposed rulemaking seeking comments regarding regulations on certain transactions involving Information and Communication Technology and Services (“ICTS”) integral to connected vehicles when designed, developed, manufactured or supplied by persons owned by, controlled by or subject to the jurisdiction or direction of China, among other countries. On June 13, 2024, a US Congresswoman introduced the Connected Vehicle National Security Review Act, a bill that would establish a new process to “identify and prevent through mitigation or prohibition” national security risks posed by certain ICTS transactions, including related to “covered motor vehicles.” Final rules relating to ICTS could prohibit or restrict the sales of products or services developed and offered by us, directly and indirectly, and consequently significantly affect our business. On September 26, 2024, the BIS published a notice of proposed rulemaking that would, if finalized as proposed, prohibit the sale or import of connected vehicles that incorporate certain technology and the import of particular components themselves from countries of concern,  specifically China and Russia (the “BIS Rule”). The BIS Rule includes restrictions on imports or sales of connected vehicles using vehicle connectivity systems and automated driving systems software, as well as imports of vehicle connectivity systems and hardware equipment. We do not expect to enter this business activity in the future, as such we do not expect the BIS Rule to have a material impact on our business, financial condition, or results of operations. However, it is possible that this prohibition or restriction on third-party activities, if effective, could deter customers from purchasing our products or services in the future.

As we plan to expand our operations from China to international markets, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or are more significant than in our domestic operations. Our exposure to these risks is expected to increase.

As we plan to expand our operations from China to international markets, we will increasingly face political, legal and compliance, operational, regulatory, economic and other risks that we do not face or that are more significant than in our domestic operations. These risks vary widely by country and include varying regional and geopolitical business conditions and demands, government intervention and censorship, discriminatory regulation, nationalization or expropriation of assets and pricing constraints. Our international services and products need to meet country-specific user preferences as well as country-specific legal requirements, including those related to licensing, privacy, data storage, location, protection and security. Our ability to conduct IT services internationally is subject to the applicable laws governing this industry in such location, and the interpretation of these laws is evolving and vary significantly from country to county and are enforced by governmental, judicial and regulatory authorities with broad discretion. Nonetheless, we cannot be certain that our interpretation of such laws and regulations is correct in how we structure our operations, our arrangements with clients, services agreements and customer arrangements.

Our international operations increase our exposure to, and require us to devote significant management resources to implement controls and systems to comply with the privacy and data protection laws of non-U.S. jurisdictions and the anti-bribery, anti-corruption and anti-money laundering laws of the U.S. (including the Foreign Corrupt Practices Act of 1977) and the United Kingdom (including the Bribery Act) and similar laws in other jurisdictions. Implementing our compliance policies, internal controls and other systems upon our expansion into new countries and geographies may require the investment of considerable management time and financial and other resources over a number of years before any significant revenues or profits are generated. Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers or employees, restrictions or outright prohibitions on the conduct of our business and significant brand and reputational harm. We must regularly reassess the size, capability and location of our global infrastructure and make appropriate changes, and must have effective change management processes and internal controls in place to address changes in our business and operations.

Our future success depends, in part, on our ability to anticipate these risks and manage these difficulties, and the failure to do so could have a material adverse effect on our business, operating results, financial position, brand, reputation and/or long-term growth. Our international operations require us to overcome logistical and other challenges based on differing languages, cultures, legal and regulatory schemes and time zones. Our international operations encounter labor laws, customs and employee relationships that can be difficult, less flexible than in our domestic operations and expensive to modify or terminate. In some countries where we are required to, or choose to, operate with local business partners in the future, this may require us to manage our partner relationships and may reduce our operational flexibility and ability to quickly respond to business challenges.

Risks Related to Our Relationship with our Principal Shareholders and Potential Conflicts of Interests with Management

We may have conflicts of interest with our principal shareholders and we may not be able to resolve such conflicts on terms favorable to us.

Conflicts of interest may arise between our company and our two major shareholders in a number of areas relating to our ongoing relationships. Potential conflicts of interest that we have identified include the following:

●	Our board members and executive officers may have conflicts of interest. Our Chief Executive Officer, Mr. Tsun Yu (Bryan) Lam, is the son-in-law of Mr. Raymond Ming Hui Lin, who currently serves as the Chief Executive Officer and director of CLPS. Mr. Lin also owns 7,605,873 ordinary shares, representing 29.73 % of the total outstanding ordinary shares of CLPS, as disclosed in the latest annual report of CLPS on Form 20-F for the fiscal year ended June 30, 2023. Our director, Ms. Wei Fan, beneficially owns 48% of the equity interests in Brightech, a British Virgin Islands corporation, which owns 48% of the equity interests in our company. Mr. Chunyu Fan, Ms. Fan’s father, owns the remaining 52% of the equity interests in Brightech. These relationships could create, or appear to create, conflicts of interest when these persons are faced with decisions with potentially different implications for CLPS, Brightech and us.

●	Sale of shares in our company. Our principal shareholders may decide to sell all or a portion of our Ordinary Shares that they hold to a third-party, including to one of our competitors, thereby giving that third-party substantial influence over our business and our affairs. Such a sale could be in conflict with the interests of our other shareholders.

●	Developing business relationships with CLPS’ competitors. So long as CLPS remains our principal shareholder, we may be limited in our ability to do business with its competitors. This may limit our ability to operate our business for the best interests of our company and our other shareholders.

●

Allocation of business opportunities. Business opportunities may arise that both we and CLPS and its affiliates find attractive and which would complement our businesses. Although we have no agreements with CLPS that limit our ability to service companies in other vertical markets, we may be otherwise prevented from entering other vertical markets or taking advantage of new business opportunities that CLPS has entered into. Similarly, we have no agreements with CLPS that limit its ability to service companies in our vertical markets or with respect to other vertical markets.

●	Competition. As a global information technology, consulting and solutions service provider, CLPS may offer products or services that directly compete with ours.

Although we will become a stand-alone public company, we expect to operate, for as long as CLPS is our principal shareholder, as a subsidiary of CLPS. CLPS may from time to time make strategic decisions that it believes are in the best interests of its business as a whole, including our company. These decisions may be different from the decisions that we would have made on our own. CLPS’s decisions with respect to us or our business, including any related party transactions between CLPS and us, may be resolved in ways that favor CLPS and therefore CLPS’s own shareholders, which may not coincide with the interests of us and our other shareholders. To date, we are unaware of any situations where a business opportunity favorable to us has been presented to CLPS and retained by them for their own benefit If CLPS were to directly compete with us, our business, financial condition, results of operations and prospects could be materially and adversely affected.

Potential conflicts of interest could arise in connection with our agreements with CLPS.

We have entered into several agreements with CLPS and its affiliates and may enter into additional agreements with them in the future. For further information, see “Related Party Transactions.” Potential conflicts of interest could arise in connection with the resolution of any dispute between them and us, regarding the terms of the arrangements governing our relationship. For example, so long as CLPS continues to collaborate with us in our future operations, we may not choose to bring a legal claim against CLPS in the event of contractual breaches in consideration of our close relationship with CLPS and its affiliates notwithstanding our contractual rights under the various agreements we entered into with them from time to time.

Our business may be adversely affected if our collaboration with CLPS and its affiliates is terminated or curtailed, or if we are no longer able to obtain financing on favorable terms.

We depend on and have benefited significantly from our association with of CLPS and its affiliates. For example, from September 2021 to March 2023, we entered into a series of outsourcing agreements with CLPS Shanghai Co., Ltd. (“CLPS SH”), an entity controlled by CLPS, with a term of 24 months, under which we agreed to provide IT and business management consulting services to CLPS SH. For the six months ended June 30, 2024 and 2023, the service fees billed under such agreement amounted to $365.9 thousand and $260.7 thousand respectively. For the years ended December 31, 2023 and 2022, the service fees billed under such agreement amounted to $801.2 thousand and $288.3 thousand, respectively. In addition, from November 2021 to November 2023, the Company entered into a series of term loan agreements with CLPS SH, with a term of 36 months. As of June 30, 2024 and December 31, 2023, the aggregate amount we owed to CLPS SH under these loan agreements was nil and $2,118.4 thousand, respectively, with interest ranging from 3.0% to 3.4%. Furthermore, in November 2023, we entered into a term loan agreement with CLPS Technology (Hong Kong) Co., Limited (“CLPS HK”), an entity controlled by CLPS, with a term of 12 months, under which CLPS HK loaned us $602.1 thousand bearing interest of 6.3325%. The loan has not yet come due.

We may not be able to remain our current business arrangement with them. If there is any change in the business arrangement with CLPS and its affiliates, such as the changes in payment schedules that may affect our working capital, our liquidity, business and financial condition may be materially and adversely affected. Furthermore, to the extent we cannot maintain our cooperative relationships with CLPS at reasonable prices or at all, we will need to source other business partners to obtain the relevant services, which could result in material and adverse effects to our business and results of operations. We may also need to obtain financing through other means if CLPS and its affiliates cease to provide financial support to us. Moreover, we cannot assure you that CLPS and its affiliates will continue purchasing IT-related services from us in the future. Finally, CLPS Group may offer products or services that directly compete with ours. Our inability to maintain a cooperative relationship with CLPS and its affiliates or if CLPS competes directly with us, our business, growth and prospects could be materially and adversely affected.

Our directors, officers and their respective affiliates may have competitive interests that conflict with our interests.

As a matter of Cayman Islands law, directors, including independent directors, have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance provided that there is full disclosure of interest by the relevant directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Our post-offering memorandum and articles does not expressly prohibit our directors and/or officers from having a direct or indirect pecuniary or financial interest in any investments to be acquired or disposed of by us or in any other transaction which we are a party to or have an interest in, or expressly prohibit any of our directors and/or officers from engaging for their own account in business activities of the types conducted by us. Under the Companies Act (Revised) of the Cayman Islands and our post offering memorandum and articles, our directors, including independent directors, are not obligated to present business opportunities to us prior to presenting such opportunities to other entities that they are affiliated with, such as CLPS. Accordingly, directors and/or officers may have a conflict between their interests and ours. If such conflict of interests is present, our directors and/or officers may be influenced in accepting or rejecting any corporate opportunity presented to us which such director and/or officers may have an interest in and we may not receive priority to consider such corporate opportunities.

Pursuant to our post-offering memorandum and articles, subject to the applicable listing rules requirement and disqualification by the chairman of the relevant board meeting, a director may still vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration. However, as a fiduciary, a director must not put himself in a position where there is an actual or potential conflict between his duty to the company and his personal interests or a duty owed to another person. If the directors fail to act in accordance with their fiduciary duties to us and their duties provided in our post-offering memorandum and articles as a matter of Cayman Islands law, we may have a claim against such individuals. See the section titled “Description of Share Capital — Differences in Corporate Law—Shareholders’ Suits” for further information on the ability to bring such claims. However, we might not ultimately be successful in any claim we may make against them.

CLPS will control the outcome of shareholder actions in our company.

Immediately upon completion of this offering, CLPS will beneficially own [*]% of our outstanding Ordinary Shares, representing [*]% of our total voting power, assuming the underwriter does not exercise the over-allotment option. CLPS has been, and will continue to be, through its wholly-owned subsidiary Growth Ring Ltd.(BVI), our controlling shareholder immediately upon completion of this offering.

CLPS’ voting power gives it the power to control certain actions that require shareholder approval under Cayman Islands law, our memorandum and articles of association and Nasdaq requirements, including approval of mergers and other business combinations, changes to our memorandum and articles of association, the number of shares available for issuance under any share incentive plans, and the issuance of significant amounts of our Ordinary Shares in private placements.

CLPS’ voting control may cause transactions to occur that might not be beneficial to our shareholders and may prevent transactions that could have been beneficial to you. For example, CLPS’ voting control may prevent a transaction involving a change of control of us, including transactions in which our shareholders might otherwise receive a premium for your securities over the then-current market price. In addition, CLPS is not prohibited from selling a controlling interest in us to a third-party and may do so without your approval and without providing for a purchase of your securities. In addition, the significant concentration of share ownership may adversely affect the trading price of our securities due to investors’ perception that conflicts of interest may exist or arise. See “— We may have conflicts of interest with our principal shareholders and we may not be able to resolve such conflicts on terms favorable to us.”

Risks Related to Doing Business in China

Changes, application and interpretation with respect to the PRC legal system could result in a material change in our operations and/or the value of the Ordinary Shares we are offering.

The PRC legal system is based on written statutes and their legal interpretations by the Standing Committee of the National People’s Congress. Previous court decisions may be cited for reference but have limited precedential value. Since 1979, the PRC government has been developing a comprehensive system of commercial laws, and considerable progress has been made in introducing laws and regulations dealing with economic matters such as foreign investment, corporate organization and governance, commerce, taxation and trade. However, these laws and regulations may be subject to future changes, which could result in a material change in our operations and/or the value of our Ordinary Shares.

The PRC legal system is constantly evolving and may change quickly with short advance notice, and the PRC government may promulgate new laws and regulations in the future that cover many aspects of our daily operations. In addition, the PRC authorities may be authorized by the PRC laws and regulations to supervise our operations. If we are deemed not to comply with these requirements, we may be subject to fines and other administrative penalties imposed by relevant PRC authorities. Any change in foreign investment regulations, and other laws, regulations and policies in China or any punishment imposed or actions taken by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

We cannot rule out the possibility that the competent authorities will institute a licensing regime or pre-approval requirement covering our industry at some point in the future. If such a licensing regime or approval requirement were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in certain areas in China, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

We do not believe that we are directly subject to these regulatory actions or statements, as we do not have a VIE structure, and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. Since these statements and regulatory actions are new, it is uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or the potential impact such modified or new laws and regulations will have on our daily business operations or our ability to accept foreign investments and list on a U.S. exchange. Any change in foreign investment regulations, and other policies in China or any punishment imposed by the PRC government for our violation of such regulations or policies could result in a material change in our operations and/or the value of the securities we are registering for sale and could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors or cause the value of our Ordinary Shares to significantly decline or be worthless.

The Anti-Monopoly Law, which was promulgated by the Standing Committee of the National People’s Congress on August 30, 2007 and became effective on August 1, 2008 and whose amendments made on June 24, 2022 and became effective on August 1, 2022, provides additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. Companies undertaking acquisitions relating to businesses in China must declare to the State Council’s anti-monopoly law enforcement authority, in advance of any transaction reaching the threshold of declaration prescribed in the Anti-Monopoly Law. We do not believe that we or the PRC subsidiaries are directly subject to these regulatory actions or statements, as neither we nor the PRC subsidiaries have implemented any monopolistic behavior.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, it may be difficult to evaluate the effects of the outcome of administrative and court proceedings. Furthermore, we may not be aware of our violation of any of the policies and rules until sometime after the violation.

Such risks, including risks over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

Because a majority of our operations are in China, our business is subject to the complex and rapidly evolving laws and regulations there, as well as the relevant PRC authorities’ supervision.

As a business operating in China, we are subject to the laws and regulations of the PRC, which can be continuously evolving. New laws, regulations, and other rules may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may: [fix spacing]

●	Delay or impede our development;

●	Result in negative publicity or increase our operating costs;

●	Require significant management time and attention; and

●	Subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business practices.

The PRC Government may intervene or influence our operations at any time, or may exert more control over offerings conducted overseas and/or foreign investment in China-based issuers, which could result in a material change in our operations and significantly limit or completely hinder and further cause the value of our Ordinary Shares to significantly decline or become worthless. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case that restrict or otherwise unfavorably impact the ability or manner in which we conduct our business and could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our products, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected as well as materially decrease the value of our Ordinary Shares. The PRC government has made recent statements indicating an intent to exert more oversight over offerings that are conducted overseas and/or foreign investment in China-based issuers. If future laws or regulations imposed restrictions on the overseas and/or foreign investment in China-based issuers, our ability to offer or continue to offer securities to investors could be significantly limited or completely hindered and further cause the value of such securities to significantly decline or become worthless.

Complying with evolving laws and regulations regarding cybersecurity, information security, privacy and data protection and other related laws and requirements may entail significant expenses and force us to make adverse changes to our business.

Laws and regulations governing cybersecurity, information security, privacy and data protection, the use of the internet as a commercial medium, the use of data in artificial intelligence and machine learning, and data sovereignty requirements are rapidly evolving, extensive, complex, and include uncertainties.

On June 10, 2021, the Standing Committee of the National People’s Congress of China (the “SCNPC”) promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information. In early July 2021, regulatory authorities in China launched cybersecurity investigations with regard to several China-based companies that are listed in the United States.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect in November 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On November 14, 2021, the CAC published the Network Data Security Administration Draft for Comments, or the “Security Administration Draft”, which provides that data processing operators engaging in data processing activities that affect or may affect national security or that processing personal information of more than one million users must be subject to network data security review by the relevant Cyberspace Administration of the PRC. The deadline for public comments on the Security Administration Draft was December 13, 2021.

On December 28, 2021, the CAC, together with 12 other governmental departments of the PRC, jointly promulgated the Cybersecurity Review Measures, which became effective on February 15, 2022. The Cybersecurity Review Measures provides that, in addition to critical information infrastructure operators (“CIIOs”) that intend to purchase Internet products and services, network platform operators engaging in data processing activities that affect or may affect national security must be subject to cybersecurity review by the Cybersecurity Review Office of the PRC. The Cybersecurity Review Measures further requires that network platform operators that possess personal information of more than one million users must apply for a mandatory cybersecurity review before conducting listings in foreign countries.

On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on 1 September 2022. These Measures outline the requirements and procedures for security assessments on export of important data or personal information collected within the territory of Mainland China. More specifically, these Measures provide that any of the circumstances below will require security assessment before any cross-border data transfer out of Mainland China can occur: (i) a data handler provides important data out of Mainland China; (ii) a critical information infrastructure operator or a data handler processing the personal information of more than one million individuals provides personal information out of Mainland China; (iii) a data handler, who has cumulatively provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals out of Mainland China since January 1 of the previous year, provides personal information out of Mainland China; or (iv) under other circumstances as stipulated by the CAC. The data processing entities need to carry out a self-assessment before they can apply through provincial CACs for a security assessment to be carried out and approved by the CAC at the central level. Since our business does not involve any cross-border data transfer, we believe that the Measures on Security Assessment of Cross-border Data Transfer will not have any material impact on our business.

On September 28, 2023, the CAC issued the Provisions on Regulating and Promoting Cross-Border Data Flows (Draft for Comments) seeking public comments. On March 22, 2024, the CAC published the official version of the Provisions on Promoting and Regulating Cross-Border Data Flows (the “Official Provisions”), which came into effect immediately upon publication. The Official Provisions clarify the applicable standards for data processors in cross-border data transfers, including security assessment, standard contract for outbound transfer of personal data, and personal information protection certification.

As of the date of this prospectus, we have not received any notice from any PRC authorities identifying any of our PRC subsidiaries as a CIIO or requiring us to go through cybersecurity review or network data security review by the CAC. We believe our PRC operations will not be subject to cybersecurity review or network data security review by the CAC for this offering, because we believe we are not a CIIO or a network platform operator possessing personal information of more than 1 million users, and our business does not involve data processing activities that affect or may affect national security. As of the date of this prospectus, we are of the view that we are in compliance with the applicable PRC cybersecurity and data security laws and regulations that have been issued by the CAC in all material respects, and we have not received any complaints from any third party, nor been investigated or punished by any competent PRC authority in this regard. There remains uncertainty, however, as to how the relevant PRC cybersecurity and data security laws and regulations will be interpreted or implemented and whether the PRC regulatory agencies, including the CAC, may adopt new laws, regulations, rules, or detailed implementation and interpretation related to cybersecurity. If any such new laws, regulations, rules, or implementation and interpretation come into effect, we expect to take all reasonable measures and actions to comply and to minimize the adverse effect of such laws on us. We cannot guarantee, however, that we will not be subject to cybersecurity review or network data security review in the future.

The approval of the China Securities Regulatory Commission and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval.

The M&A Rules require overseas special purpose vehicles that are controlled by Mainland China companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of Mainland China domestic companies using shares of such special purpose vehicle or held by its shareholders as consideration to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicles’ securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval is required, it is uncertain whether it would be possible for us to obtain such approval. Any failure to obtain or delay in obtaining CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulatory agencies. However, substantial uncertainty remains regarding the scope and applicability of the M&A Rules to offshore special purpose vehicles.

While the application of the M&A Rules remains unclear, our PRC legal counsel, DaHui, has advised us based on their understanding of the current PRC laws and regulations that the CSRC’s approval is not required for the listing and trading of our Ordinary Shares on Nasdaq in the context of this offering under the M&A Rules, given that: (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours in this prospectus are subject to the M&A Rules, (ii) Jaji Shanghai is controlled by a foreign-invested enterprise at the time of its acquisition.

However, our PRC legal counsel, DaHui, has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, regulations and rules or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC regulatory agencies, including the CSRC, would reach the same conclusion as our PRC legal counsel does. If it is determined that CSRC approval is required for this offering, we may face sanctions by the CSRC or other PRC regulatory agencies for failure to obtain or delay in obtaining CSRC approval for this offering. These sanctions may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiary in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that such settlement and delivery may not occur. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements or to obtain such approval in timely manner, or at all.

The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.

On February 17, 2023, the CSRC promulgated the Trial Measures and five (5) supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both directly and indirectly, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application to overseas securities regulatory authorities for its initial public offering or listing. If the PRC domestic company fails to complete required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

On February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to the PRC law and regulations, and file with the secrecy administrative department at the same level; and (b) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Any new laws and regulations issued by the PRC authorities may subject us to additional compliance requirements. We cannot assure you that we will be able to comply with all the new regulatory requirements, or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements, including but not limited to the failure to complete the filing procedures with the CSRC if required, may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless.

Furthermore, recent statements by the Chinese government indicate an intent to exert more oversight and control over offerings that are conducted overseas. Although we believe that we are currently not required to obtain permission from any of the PRC central or local government and we have not received any denial to list on any U.S. exchange, it is uncertain whether or when we might be required to obtain permission from the PRC government to list on U.S. exchanges in the future. Even if such permission is obtained, it remains uncertain whether it may be later denied or rescinded, which could significantly limit or completely hinder our ability to offer or continue to offer our securities to investors and may cause the value of our Ordinary Shares to significantly decline or be worthless. If (i) we do not receive or maintain such permissions or approvals, (ii) we inadvertently conclude that such permissions or approvals are not required, or (iii) applicable PRC laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may be subject to fines or other penalties, including suspension of business and revocation of prerequisite licenses, which could result in a material change in our operations, and may have a material adverse effect on our business, financial condition or results of operations, and the value of our Ordinary Shares could depreciate significantly or become worthless. For example, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued Opinions on Strictly Cracking Down on Illegal Securities Activities, or the July 6 Opinions, which were made available to the public on July 6, 2021. The July 6 Opinions emphasized the need to strengthen the administration and supervision over overseas-listed China-based companies, the need to revise the special provisions of the State Council on overseas issuance and listing of shares by such companies and the need to clarify the responsibilities of domestic industry competent authorities and regulatory authorities.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments, or bringing actions in Mainland China against us or our management named in the prospectus based on foreign laws. It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within Mainland China.

While we are incorporated under the laws of the Cayman Islands, we conduct substantially all of our operations in China and substantially all of our assets are located in China. As a result, it may be difficult for the shareholders outside of China, including U.S. shareholders, to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands, the United States and many other countries. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of competent PRC securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties. While neither detailed interpretations of, nor implementing rules under, Article 177 have been promulgated, the inability for an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase difficulties faced by you in protecting your interests.

The continued U.S. regulatory and legislative focus, including the enactment of the HFCAA, may adversely affect the market price of the Ordinary Shares and may eventually require us to delist our securities from the U.S. markets” for details

Pursuant to the HFCAA, if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspections by the PCAOB for two consecutive years because of a position taken by authorities in a foreign jurisdiction, the SEC will prohibit our Ordinary Shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On December 16, 2021, the PCAOB issued a report to notify the SEC of its determination that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Mainland China and Hong Kong and our auditor was subject to that determination. On December 15, 2022, the PCAOB removed Mainland China and Hong Kong from the list of jurisdictions where it is unable to inspect or investigate completely registered public accounting firms. Our auditor, Yu Certified Public Accountant P.C., the independent registered public accounting firm that issued the audit report included elsewhere in this prospectus, is headquartered in the City of New York and registered with the PCAOB during the time it served as our independent auditor. Our auditor is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess an auditor’s compliance with the applicable professional standards, and have been inspected by the PCAOB on a regular basis. As such, as of the date of this prospectus, our offering is not affected by the HFCAA and related regulations.

Each year, the PCAOB will determine whether it can inspect and investigate completely audit firms in Mainland China and Hong Kong, among other jurisdictions. If the PCAOB determines in the future that it no longer has full access to inspect and investigate completely accounting firms in Mainland China and Hong Kong and if we use an accounting firm headquartered in one of these jurisdictions to issue an audit report on our financial statements filed with the SEC, we would be identified as a Commission-Identified Issuer following the filing of the annual report on Form 20-F for the relevant fiscal year and would be at risk of having our securities subject to a trading prohibition under the HFCAA. In accordance with the HFCAA, our securities would be prohibited from being traded on a national securities exchange or in the over-the-counter trading market in the United States if we are identified as a Commission-Identified Issuer for two consecutive years in the future. If our securities are prohibited from trading in the United States, there is no certainty that we will be able to list on a non-U.S. exchange or that a market for our securities will develop outside of the United States. A prohibition of being able to trade in the United States would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with delisting would have a negative impact on the price of our Ordinary Shares. Also, such a prohibition would significantly affect our ability to raise capital on terms acceptable to us, or at all, which would have a material adverse impact on our business, financial condition, and prospects.

We have not made adequate social insurance and housing fund contributions for all employees as required by PRC regulations, which may subject us to penalties.

According to the PRC Social Insurance Law and the Administrative Regulations on the Housing Funds, companies operating in Mainland China are required to participate in pension insurance, work-related injury insurance, medical insurance, unemployment insurance, maternity insurance (collectively known as “social insurance”), and housing funds plans, and the employers must pay all or a portion of the social insurance premiums and housing funds for their employees. For more details, please see “Regulations — Regulations Relating to Labor Protection”. The requirement of social insurance and housing fund has not been implemented consistently by the local governments in China given the different levels of economic development in different locations.

Pursuant to the relevant laws, an enterprise is required, within a prescribed time limit, to register with the relevant social security authority and housing fund management center, and to open the relevant accounts and make timely contributions for their employees; failure to do so may subject the enterprise to order for rectification, and certain fines if the enterprise fails to rectify in time. As of the date of this prospectus, we have not been paying the social insurance and housing funds for our employees in full, and we entrust third-party institutions to pay social insurance and housing funds on their behalf for a few of our employees. Any failure to make sufficient provision of the outstanding amounts of contributions to such funds is a violation of applicable PRC laws and regulations and we could be required to make up the contributions and be subject to late fees, fines, and associated administrative penalties. As of June 30, 2024 and December 31, 2023, we had outstanding social insurance and housing funds payments payable in the aggregate amount of approximately $74 thousand and $80 thousand, respectively. In the event that the relevant authorities determine that we have underpaid, our PRC subsidiaries may be required to pay outstanding contributions and penalties to the extent we did not make full contributions to the social security and housing provident funds. If we fail to pay the contributions in full and on time within the prescribed time limit as required, a late fee of 0.05% per day and a fine of one to three times the outstanding amount of social insurance may be imposed by the authority, and the relevant authorities could file applications to competent courts for compulsory enforcement of the underpaid payment of housing funds. Moreover, our failure in making adequate contributions to social insurance and housing funds may also trigger private complaints filed by our employees against us.

As of the date of this prospectus, we have not received any notices from the competent PRC authorities requiring us to make up the underpayment of social insurance and housing funds for our employees, however, we cannot guarantee that the competent PRC authorities will not order us to do so in the future. We intend to pay the outstanding social insurance and housing fund payments upon receipt of notice from the competent PRC authorities. We may also be subject to fines and penalties if we fail to comply, which could adversely affect our businesses, result of operations and financial conditions.

PRC regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit the ability of our PRC subsidiaries to increase their registered capital or distribute profits to us.

On July 4, 2014, State Administration of Foreign Exchange (“SAFE”) issued the Circular on Issues Concerning Foreign Exchange Control over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or “SAFE Circular 37.” According to SAFE Circular 37, prior registration with the local SAFE branch is required for Mainland China residents, (including individuals and corporate entities, as well as foreign individuals that are deemed to be Mainland China residents for foreign exchange administration purpose), in connection with their direct or indirect contribution of domestic assets or interests to offshore special purpose vehicles, or “SPVs.” SAFE Circular 37 further requires amendments to the SAFE registrations in the event of any changes with respect to the basic information of the offshore SPV, such as change of a Mainland China individual shareholder, SPV name and operation term, or any significant changes with respect to the offshore SPV, such as an increase or decrease of capital contribution, share transfer or exchange, or mergers or divisions. SAFE Circular 37 is applicable to our shareholders who are Mainland China residents and may be applicable to any offshore acquisitions that we make in the future. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or “SAFE Notice 13,” effective in June 2015. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound overseas direct investments, including those required under SAFE Circular 37, will be filed with qualified banks instead of SAFE. The qualified banks will directly examine the applications and accept registrations under the supervision of SAFE.

In addition to SAFE Circular 37 and SAFE Notice 13, our ability to conduct foreign exchange activities in Mainland China may be subject to the interpretation and enforcement of the Administrative Measures for Individual Foreign Exchange and its implementing rule promulgated by the People’s Bank of China and SAFE in December 2006 and January 2007, respectively (as amended and supplemented, the “Individual Foreign Exchange Rules”). Under the Individual Foreign Exchange Rules, any Mainland China individual seeking to make a direct investment overseas or engage in the issuance or trading of negotiable securities or derivatives overseas must make the appropriate registrations in accordance with SAFE provisions, the failure of which may subject such Mainland China individual to warnings, fines, or other liabilities.

We cannot provide any assurance that our future Mainland China resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE regulations. Such failure or inability of our Mainland China residents beneficial owners to comply with these SAFE regulations may subject us or our Mainland China resident beneficial owners to fines and legal sanctions, restrict our cross-border investment activities, or limit the ability of our PRC subsidiaries to distribute dividends to or obtain foreign-exchange-dominated loans from us, or prevent us from being able to make distributions or pay dividends, as a result of which our business operations and our ability to distribute profits to you could be materially and adversely affected.

To the extent cash or assets of our business, or of our PRC subsidiaries, are in Mainland China, such cash or assets may not be available to fund operations or for other use outside of the PRC, due to interventions in or the imposition of restrictions and limitations by the PRC government to the transfer of cash or assets.

Relevant PRC laws and regulations permit companies in the PRC to pay dividends only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. Additionally, companies in the PRC are required to set aside at least 10% of its after-tax profits each year, if any, to fund a statutory reserve until such reserve reaches 50% of its registered capital. Furthermore, if we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our PRC subsidiaries. As a result, in the event that our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict any such entity’s ability to pay dividends or make other distributions to us. Our cash dividends, if any, will be paid in U.S. dollars. If we are considered a tax resident enterprise of the PRC for tax purposes, any dividends we pay to our overseas shareholders may be regarded as China-sourced income and as a result may be subject to PRC withholding tax.

PRC regulations of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay us from using the proceeds of this offering to make loans or additional capital contributions to our PRC subsidiaries which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company conducting our operations in China through our PRC subsidiaries. We may make loans to our PRC subsidiaries that are subject to the approval from governmental authorities and limitations on borrowed amounts, or we may make additional capital contributions to our PRC subsidiaries. Any loans to a wholly foreign-owned enterprise in China, which is treated as a foreign-invested enterprise (“FIE”) under PRC law, are subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to Shanghai Yingjia, our wholly-foreign owned entity in China to finance its activities cannot exceed statutory limits and must be registered with the local counterparts of the SAFE. In addition, a foreign invested enterprise shall use its capital pursuant to the principle of authenticity and self-use within its business scope. The capital of a foreign invested enterprise shall not be used for the following purposes: (i) directly or indirectly used for payment beyond the business scope of the enterprise or the payment prohibited by relevant laws and regulations; (ii) directly or indirectly used for investment in securities investments other than banks’ principal-secured products unless otherwise provided by relevant laws and regulations; (iii) the granting of loans to nonaffiliated enterprises, except where it is expressly permitted in the business license; and (iv) paying the expenses related to the purchase of real estate that is not for self-use (except for the foreign-invested real estate enterprises).

The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, effective June 2015, in replacement of the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, the Notice from the State Administration of Foreign Exchange on Relevant Issues Concerning Strengthening the Administration of Foreign Exchange Businesses, and the Circular on Further Clarification and Regulation of the Issues Concerning the Administration of Certain Capital Account Foreign Exchange Businesses. Although the SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of an FIE to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether the SAFE will permit such capital to be used for equity investments in China in actual practice. The SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or the SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in the SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of the SAFE Circular 19 and the SAFE Circular 16 could result in administrative penalties. The SAFE Circular 19 and the SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold, including the net proceeds from this offering, to Shanghai Yingjia, which may adversely affect our liquidity and our ability to fund and expand our business in China. On October 23, 2019, the SAFE issued the Circular on Further Promoting Cross-border Trade and Investment Facilitation, or the SAFE Circular 28, which took effect on the same day. The SAFE Circular 28, subject to certain conditions, allows FIEs whose business scope does not include investment, or noninvestment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since the SAFE Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties. In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, and the fact that the PRC government may at its discretion restrict access to foreign currencies for current account transactions in the future, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries in or future capital contributions by us to Shanghai Yingjia. As a result, uncertainties exist as to our ability to provide prompt financial support to our PRC subsidiaries when needed. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we expect to receive from this offering and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Fluctuations in exchange rates between the RMB and other currencies could have a material and adverse effect on our results of operations and the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policies adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policies, including any interest rate increases by the Federal Reserve, may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. However, the PRC government may still at its discretion restrict access to foreign currencies for current account transactions in the future. Therefore, it is difficult to predict how market forces or government policies may impact the exchange rate between the RMB and the U.S. dollar or other currencies in the future. In addition, the PBOC regularly intervenes in the foreign exchange Company market to limit fluctuations in RMB exchange rates and achieve policy goals. If the exchange rate between RMB and U.S. dollar fluctuates in unanticipated manners, our results of operations and financial condition, and the value of, and dividends payable on, our Ordinary Shares in foreign currency terms may be adversely affected. We may not be able to pay dividends in foreign currencies to our shareholders. Appreciation of the RMB to the U.S. dollar will result in exchange losses, while the depreciation of RMB to U.S. dollar will result in exchange gains.

Governmental Control and Restriction on currency exchange may limit our ability to utilize our revenues effectively.

All of our revenues generated by our PRC subsidiaries are denominated in Renminbi. The Renminbi is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries. Currently, our PRC subsidiaries may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since we expect a significant portion of our future revenue will be denominated in Renminbi, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of Mainland China and/or transfer cash out of Mainland China to pay dividends in foreign currencies to our shareholders. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiary. In addition, there can be no assurance that the competent PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of Mainland China and may adversely affect our business, financial condition and results of operations.

Under the PRC Enterprise Income Tax Law (“EIT Law”), we may be classified as a Mainland China “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our non-PRC shareholders and have a material adverse effect on our results of operations and the value of your investment.

Under the EIT Law that became effective in January 2008, an enterprise established outside Mainland China with “de facto management bodies” within Mainland China is considered a “resident enterprise” for PRC enterprise income tax purposes and is generally subject to a uniform 25% enterprise income tax rate on its worldwide income. Under the implementation rules to the EIT Law, a “de facto management body” is defined as a body that has material and overall management and control over the manufacturing and business operations, personnel and human resources, finances, and properties of an enterprise. In addition, a circular, known as SAT Circular 82, issued in April 2009 by the State Administration of Taxation, or the “SAT,” specifies that certain offshore incorporated enterprises controlled by enterprises or enterprise groups that are Mainland China resident enterprises will be classified as Mainland China resident enterprises if the following are located or resident in Mainland China: senior management personnel and departments that are responsible for daily production, operation and management; financial and personnel decision making bodies; key properties, accounting books, company seal, and minutes of board meetings and shareholders’ meetings; and half or more of the senior management or directors having voting rights. Further to SAT Circular 82, the SAT issued a bulletin, known as SAT Bulletin 45, which took effect in September 2011, to provide more guidance on the implementation of SAT Circular 82 and clarify the reporting and filing obligations of such “Chinese-controlled offshore incorporated resident enterprises.” SAT Bulletin 45 provides procedures and administrative details for the determination of resident status and administration on post-determination matters. Although both SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by enterprises or enterprise groups that are Mainland China resident enterprises, not those controlled by Mainland China individuals or foreign individuals, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by enterprises or enterprise groups that are Mainland China resident enterprises, or by Mainland China or foreign individuals.

If the competent PRC tax authorities determine that we meet all the criteria set forth in SAT Circular 82 and therefore the actual management organ of the Company is within the territory of Mainland China, we may be deemed to be a Mainland China resident enterprise for PRC enterprise income tax purposes and a number of unfavorable PRC tax consequences could follow. First, we will be subject to the uniform 25% enterprise income tax on our world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Finally, dividends payable by us to our investors and gains on the sale of our Ordinary Shares may become subject to PRC withholding tax, at a rate of 10% in the case of enterprises that are not Mainland China resident enterprises or 20% in the case of individuals who are not Mainland China residents (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be sourced from Mainland China. It is unclear whether shareholders that are not Mainland China residents of our company would be able to claim the benefits of any tax treaties between their country of tax residence and Mainland China in the event that we are treated as a Mainland China resident enterprise. Any such tax may reduce the returns on your investment in our Ordinary Shares. Although, as of the date of this prospectus, we have not been notified or informed by the competent PRC tax authorities that we have been deemed to be a resident enterprise for the purpose of the EIT Law, we cannot assure you that we will not be deemed to be a resident enterprise in the future.

We face uncertainty with respect to indirect transfers of equity interests in Mainland China resident enterprises by their holding companies that are not Mainland China resident enterprises.

In February 2015, SAT issued a Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Tax Resident Enterprises, or “SAT Circular 7.” SAT Circular 7 provides comprehensive guidelines relating to indirect transfers of PRC taxable assets (including equity interests and real properties of a PRC resident enterprise) by a non-resident enterprise. In addition, in October 2017, SAT issued an Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or “SAT Circular 37,” effective in December 2017, which, among others, amended certain provisions in SAT Circular 7 and further clarify the tax payable declaration obligation by non-resident enterprise. Indirect transfer of equity interest and/or real properties in a PRC resident enterprise by their non-PRC holding companies are subject to SAT Circular 7 and SAT Circular 37.

SAT Circular 7 provides clear criteria for an assessment of reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. As stipulated in SAT Circular 7, indirect transfers of PRC taxable assets are considered as reasonable commercial purposes if the shareholding structure of both transaction parties falls within the following situations: i) the transferor directly or indirectly owns 80% or above equity interest of the transferee, or vice versa; ii) the transferor and the transferee are both 80% or above directly or indirectly owned by the same party; iii) the percentages in bullet points i) and ii) shall be 100% if over 50% the share value of a foreign enterprise is directly or indirectly derived from real properties in Mainland China. Furthermore, SAT Circular 7 also brings challenges to both foreign transferor and transferee (or other person who is obligated to pay for the transfer) of taxable assets. Where a non-resident enterprise transfers PRC taxable assets indirectly by disposing of the equity interests of an overseas holding company, which is an indirect transfer, the non-resident enterprise as either transferor or transferee, or the PRC entity that directly owns the taxable assets, may report such indirect transfer to the relevant tax authority and the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding, or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a Mainland China resident enterprise. Both the transferor and the transferee may be subject to penalties under PRC tax laws if the transferee fails to withhold the taxes and the transferor fails to pay the taxes.

According to SAT Circular 37, where the non-resident enterprise fails to declare the tax payable pursuant to Article 39 of the EIT Law, the tax authority may order it to pay the tax due within required time limits, and the non-resident enterprise shall declare and pay the tax payable within such time limits specified by the tax authority. If the non-resident enterprise, however, voluntarily declares and pays the tax payable before the tax authority orders it to do so within required time limits, it shall be deemed that such enterprise has paid the tax in time.

We face uncertainties as to the reporting and assessment of reasonable commercial purposes and future transactions where taxable assets in Mainland China are involved, such as offshore restructuring, sale of the shares in our offshore subsidiaries, and investments. In the event of being assessed as having no reasonable commercial purposes in an indirect transfer transaction, we may be subject to filing obligations or taxed if we are a transferor in such transactions, and may be subject to withholding obligations (to be specific, a 10% withholding tax for the transfer of equity interests) if we are a transferee in such transactions, under SAT Circular 7 and SAT Circular 37. For transfer of shares by investors who are not Mainland China resident enterprises, our PRC subsidiaries may be requested to assist in the filing under the SAT circulars. As a result, we may be required to expend valuable resources to comply with the SAT circulars or to request the relevant transferors from whom we purchase taxable assets to comply with these circulars, or to establish that we should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in Mainland China.

A number of regulations also established additional procedures and requirements that are expected to make merger and acquisition activities in China by foreign investors more time-consuming and complex. For example, the M&A rules require that the Ministry of Commerce, or the MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise if (i) any important industry is concerned, (ii) such transaction involves factors that have or may have impact on the national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

The approval from the MOFCOM shall be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire affiliated domestic companies. Mergers, acquisitions or contractual arrangements that allow one market player to take control of or to exert decisive impact on another market player must also be notified in advance to the anti-monopoly authority under the State Council when the threshold under the Provisions on Thresholds for Prior Notification of Concentrations of Undertakings, or the Prior Notification Rules, issued by the State Council in August 2008 and amended in September 2018, is triggered. In addition, the Rules of the Ministry of Commerce on Implementation of Security Review System of Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the Security Review Rule issued by the MOFCOM that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOFCOM, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement.

Furthermore, on December 19, 2020, the NDRC and MOFCOM promulgated the Measures for Security Review of Foreign Investment, or the Foreign Investment Security Review Measures, which took effect on January 18, 2021. Under the Foreign Investment Security Review Measures, investment in certain key areas which results in acquiring the actual control of the assets is required to obtain approval from designated governmental authorities in advance. We may grow our business in part by acquiring other companies operating in our industry. Complying with the requirements of the new regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from the MOFCOM, the SAMR and other governmental authorities, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. It is unclear whether our business would be deemed to be in an industry that raises “national defense and security” or “national security” concerns. However, MOFCOM or other government agencies may publish explanations in the future determining that our business is in an industry subject to the security review, in which case our future acquisitions in China may be closely scrutinized or prohibited. Our ability to expand our business or maintain or expand our market share through future acquisitions would as such be materially and adversely affected.

Risks Related to Our Ordinary Shares and This Offering

There has been no public market for our Ordinary Shares prior to the completion of this offering, and you may not be able to resell our Ordinary Shares at or above the price you pay for them, or at all.

Prior to the completion of this offering, there has not been a public market for our Ordinary Shares. We plan to apply for the listing of our Ordinary Shares on the Nasdaq Capital Market. However. an active public market for our Ordinary Shares may not develop or be sustained after the offering, in which case the market price and liquidity of our Ordinary Shares will be materially and adversely affected.

The initial public offering price for our Ordinary Shares may not be indicative of prices that will prevail in the trading market and such market prices may be volatile.

The initial public offering price for our Ordinary Shares will be determined by negotiations between us and the underwriter, and may not bear a direct relationship to our earnings, book value, or any other indicia of value. We cannot assure you that the market price of our Ordinary Shares will not decline significantly below the initial public offering price. The financial markets in the United States and other countries have experienced significant price and volume fluctuations in the last few years. Volatility in the price of our Ordinary Shares may be caused by factors outside of our control and may be unrelated or disproportionate to changes in our results of operations.

You will experience immediate and substantial dilution in the net tangible book value of Ordinary Shares purchased.

The initial public offering price of our Ordinary Shares is substantially higher than the (pro forma) net tangible book value per share of our Ordinary Shares. Consequently, when you purchase our Ordinary Shares in the offering, upon completion of the offering, you will incur immediate dilution of $ [*] per share, assuming an initial public offering price of $[*]. See “Dilution”. In addition, you may experience further dilution to the extent that additional Ordinary Shares are issued upon exercise of outstanding options we may grant from time to time.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to the completion of this offering, we have been a private company with limited accounting personnel. Furthermore, prior to the completion of this offering, our management has not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm has not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of our Ordinary Shares.

We have determined that as a result of having limited accounting personnel we have a material weakness in our internal control over financial reporting. We have implemented a number of measures to address this material weakness. These measures include our (i) employment of additional qualified accounting and financial reporting personnel with U.S. GAAP and SEC reporting experience to strengthen our financial reporting capability and (ii) implementation of an accounting policy manual for our accounting and financial reporting personnel for recurring transactions and period-end closing processes. We also intend to implement additional measures to remediate our material weakness including, sending our accounting and financial reporting personnel on a continuing basis for training in the accounting and reporting requirements under U.S. GAAP and SEC accounting rules and regulations. We are also working to establish effective monitoring and oversight controls for non-recurring and complex transactions to ensure the accuracy and completeness of our consolidated financial statements and related disclosures.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis”.

In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from Nasdaq, to regulatory investigations and to civil or criminal sanctions.

We will incur substantial increased costs as a result of being a public company.

Upon consummation of this offering, we will incur significant legal, accounting, and other expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies.

Compliance with these rules and regulations will increase our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our Board or as executive officers.

Substantial future sales of our Ordinary Shares or the anticipation of future sales of our Ordinary Shares in the public market could cause the price of our Ordinary Shares to decline.

Sales of substantial amounts of our Ordinary Shares in the public market after this offering, or the perception that these sales could occur, could cause the market price of our Ordinary Shares to decline. An aggregate of [*] Ordinary Shares are issued and outstanding before the consummation of this offering and [*] Ordinary Shares will be issued and outstanding immediately after the consummation of this offering. Sales of these shares into the market could cause the market price of our Ordinary Shares to decline.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. As a result, you may only receive a return on your investment in our Ordinary Shares if the market price of our Ordinary Shares increases.

Our board of directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our directors. Under Cayman Islands law, a Cayman Islands company may pay a dividend out of either profit or share premium account, provided that in no circumstances may a dividend be paid if this would result in the company being unable to pay its debts as they fall due in the ordinary course of business. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from the operating entities, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Ordinary Shares, the price of our Ordinary Shares and trading volume could decline.

Any trading market for our Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Ordinary Shares would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Ordinary Shares and the trading volume to decline.

The trading price of our Ordinary Shares may be volatile or may decline regardless of our operating performance, which could result in substantial losses to investors.

There have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalized company with relatively small public float after this offering, we may experience greater stock price volatility, lower trading volume and less liquidity than large-capitalized companies. In particular, our Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices due to factors beyond our control. Such volatility, including any stock-run up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the value of our Ordinary Shares. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations.

In addition, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. Stock prices of many companies have fluctuated in a manner unrelated or disproportionate to the operating performance of those companies. In the past, stockholders have filed securities class action litigation following periods of market volatility. If we were to become involved in securities litigation, it could subject us to substantial costs, divert resources and the attention of management from our business, and adversely affect our business, financial condition and results of operations.

Our management has broad discretion to determine how to use the funds raised in the offering and may use them in ways that may not enhance our results of operations or the price of our Ordinary Shares.

We anticipate that we will use the net proceeds from this offering for working capital and other corporate purposes. See “Use of Proceeds.” However, our management will have significant discretion as to the use of the net proceeds to us from this offering and could spend the net proceeds in ways that do not improve our results of operations or enhance the trading price of our Ordinary Shares. The net proceeds from this offering may be placed in investments that do not produce income or that lose value. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately.

We are an emerging growth company within the meaning of the Securities Act and have elected to take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (a) the last day of the fiscal year in which the fifth anniversary of the completion of this offering occurs; (b) the last day of the fiscal year in which we have total annual gross revenue of at least $1.235 billion; (c) the date on which we are deemed to be a “large accelerated filer” under the Exchange Act, which means the market value of our Ordinary Shares that are held by non-affiliates is $700.00 million or more as of the last business day of our most recently completed second fiscal quarter; and (d) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We may choose to take advantage of some, but not all, of the available exemptions. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting, We have also elected to take advantage of the extended transition period for complying with the new or revised accounting standards. As a result, our financial statements may not be comparable to companies that comply with public company effective dates.

After we are no longer an “emerging growth company”, or until five years following the completion of our initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

As a foreign private issuer we are permitted to rely on exemptions from certain stock exchange corporate governance standards. As a result, our shareholders may be afforded less protection than shareholders of companies that are subject to all corporate governance requirements of the Exchange Act and U.S. stock exchanges.

As a foreign private issuer we have the option to follow certain home country corporate governance practices rather than those of the U.S. stock exchanges, provided that we disclose the requirements we are not following and describe the home country practices we are following.

Any foreign private issuer exemptions we may avail ourselves of in the future may reduce the scope of information and protection to which you are otherwise entitled as an investor. As a result, there may be less publicly available information concerning our business than there would be if we were a U.S. public company, and you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

If we cease to qualify as a foreign private issuer, we would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and we would incur significant additional legal, accounting and other expenses that we would not incur as a foreign private issuer.

We expect to qualify as a foreign private issuer upon the completion of this offering. As a foreign private issuer, we will be exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders will be exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as United States domestic issuers, and we will not be required to disclose in our periodic reports all of the information that United States domestic issuers are required to disclose. While we currently expect to qualify as a foreign private issuer immediately following the completion of this offering, we may cease to qualify as a foreign private issuer in the future, in which case we would incur significant additional expenses that could have a material adverse effect on our results of operations.

You may be unable to present proposals before annual general meetings or extraordinary general meetings not called by shareholders.

Cayman Islands law provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. These rights, however, may be provided in a company’s articles of association. Our Articles of Association allow one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our board is obliged to call such meeting. Advance notice of not less than seven clear days is required for the convening of any of our general meeting. A quorum required for a general meeting is one or more holders holding shares that represent not less than one-third of the outstanding shares in the Company entitled to vote at such general meeting of the Company.

We are a “controlled company” within the meaning of the applicable rules of the Nasdaq.

We will be a “controlled company” as defined under the applicable rules of the Nasdaq Stock Market because CLPS beneficially owns more than 50% of our total voting power. For so long as we remain a controlled company under that definition, we are entitled to certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we choose to rely on these exemptions, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

Currently, we do not plan to utilize the exemptions available for controlled companies after we complete this offering. However, we may decide to invoke the exemptions available for a controlled company in the future as long as we remain a controlled company. As a result, you will not have the same protection afforded to shareholders of companies that are subject to all the Nasdaq corporate governance requirements.

If we are classified as a passive foreign investment company, U.S. taxpayers who own our Ordinary Shares may have adverse U.S. federal income tax consequences.

A non-U.S. corporation such as our company will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either:

(a)	At least 75% of our gross income for the year is passive income; or

(b)	The average percentage of our assets (determined at the end of each quarter) during the taxable year which produce passive income or which are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business), and gains from the disposition of passive assets.

Based on the current and projected composition of our income and assets (including the amount of cash we raise in this offering), and the expected value of our assets, including goodwill, which is based in part on the expected price of our Ordinary Shares in the offering, we do not expect to be a PFIC for the current taxable year. However, because PFIC status is determined on an annual basis, and therefore our PFIC status for the current taxable year and any future taxable year will depend upon the future composition of our income and assets, there can be no assurance that we will not be a PFIC for any taxable year.

If we are a PFIC for any taxable year (or portion thereof) during which a U.S. taxpayer holds Ordinary Shares, we generally would continue to be treated as a PFIC with respect to that U.S. taxpayer for all succeeding years during which the U.S. taxpayer holds such Ordinary Shares, even if we ceased to meet the threshold requirements for PFIC status. In such case, such a U.S. taxpayer generally will be subject to adverse U.S. federal income tax consequences, including (i) the treatment of all or a portion of any gain on disposition as ordinary income, (ii) the application of a deferred interest charge on such gain and the receipt of certain dividends and (iii) compliance with certain reporting requirements. We do not intend to provide the information that would enable investors to make a qualified electing fund election that could mitigate the adverse U.S. federal income tax consequences should we be a PFIC. You are urged to consult your tax advisor concerning the U.S. federal income tax consequences of owning and disposing of Ordinary Shares if we are to become classified as a PFIC.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Taxation— United States Federal Income Tax Considerations.”

You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the U.S. and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.

We are an exempted company incorporated under the laws of the Cayman Islands. Our corporate affairs are governed by our Memorandum and Articles of Association, as amended and by the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors, officers and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from the common law of England and Wales. Decisions of the English courts are generally of persuasive authority but are not binding on the courts of the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedents in the United States. In particular, the Cayman Islands has a different body of securities laws as compared to the United States, and provides significantly less protection to investors. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action before the U.S. federal courts.

There is uncertainty as to whether the courts of the Cayman Islands would (i) recognize or enforce against us the judgments of courts of the United States predicated upon the civil liability provisions of the federal securities laws of the United States; and (ii) entertain original actions brought in in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment: (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; (e) was not obtained by fraud; and (f) is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands. Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

Currently, all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers are nationals or residents of jurisdictions other than the United States and all or a substantial portion of their assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to bring an action against us or against these individuals outside of the United States, or to enforce against us or them judgments obtained in U.S. courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to inspect corporate records (other than the memorandum and articles of association and any special resolutions passed by such companies, and the register of mortgages and charges of such companies) or to obtain copies of lists of shareholders of these companies. Our directors have discretion under our Memorandum and Articles of Association that will become effective immediately prior to completion of this offering to determine whether or not, and under what conditions, our corporate records may be inspected by our shareholders, but are not obliged to make our corporate records available for inspection by our shareholders. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

Certain corporate governance practices in the Cayman Islands, which is our home country, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. To the extent we choose to follow home country practice with respect to corporate governance matters, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, our shareholders may have more difficulty in protecting their interests in the face of actions taken by management, or our officers, directors or major shareholders than they would as shareholders of a corporation incorporated in the United States. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Description of Share Capital — Differences in Corporate Law.”

Cayman Islands economic substance requirements may have an effect on our business and operations.

Pursuant to the International Tax Cooperation (Economic Substance) Act (Revised) of the Cayman Islands, or the “Substance Act”, that came into force on January 1, 2019, a “relevant entity” conducting a “relevant entity” is required to satisfy the economic substance test set out in the Substance Act. A “relevant entity” includes an exempted company incorporated in the Cayman Islands as is our Company. There are nine designated “relevant activities” under the Substance Act, and for so long as our Company is carrying on activities which falls within any of the designated relevant activities, it shall comply with all applicable requirements under the Substance Act. If the only business activity that the Company carries on is to hold equity participation in other entities and only earns dividends and capital gains, then based on the current interpretation of the Substance Act, our Company is a “pure equity holding company” and will therefore only subject to the minimum substance requirements, which require us to (i) comply with the all applicable requirements under the Companies Act and (ii) have adequate human resources and adequate premises in the Cayman Islands for holding and managing equity participations in other entities. However, there can be no assurance that we will not be subject to more requirements under the Substance Act. Uncertainties over the interpretation and implementation of the Substance Act may have an adverse impact on our business and operations.

Special Note regarding Forward-Looking Statements

This prospectus contains forward-looking statements that reflect our current expectations and views of future events. The forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” Known and unknown risks, uncertainties and other factors, including those listed under “Risk Factors,” may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements.

You can identify some of these forward-looking statements by words or phrases such as “aim,” “anticipate,” “believe,” “continue,” “estimate,” “expect,” “hope,” “intend,” “is/are likely to,” “may,” “plan,” “potential,” “predict,” “target,” “will,” or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include statements relating to:

●	our ability to execute our strategies, manage growth and maintain our corporate culture;

●	our future business development, financial conditions and results of operations;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our ability to successfully compete in the highly competitive markets;

●	our expectations regarding our relationships with service partners;

●	the safety, affordability, and convenience of our platform and our offerings;

●	our anticipated investments in new products and offerings, and the effect of these investments on our results of operations;

●	our ability to successfully enter into new geographies, expand our presence in countries in which we are limited by regulatory restrictions, and manage our international expansion;

●	our expected growth in the number of platform users, and our ability to promote our brand and attract and retain platform users;

●	anticipated technology trends and developments and our ability to address those trends and developments with our products and offerings;

●	our ability to identify, recruit, and retain skilled personnel, including key members of senior management;

●	our ability to maintain, protect, and enhance our intellectual property rights;

●	our ability to successfully acquire and integrate companies and assets;

●	changes in the need for capital and the availability of financing and capital to fund these needs;

●	our ability to prevent disturbance to our IT systems;

●	our ability to successfully defend litigation brought against us;

●	relevant government policies and regulations relating to our industry;

●	man-made or natural disasters, including war, acts of international or domestic terrorism, civil disturbances, occurrences of catastrophic events and acts of God such as floods, earthquakes, wildfires, typhoons and other adverse weather and natural conditions that affect our business or assets;

●	our ability to implement, maintain, and improve effective internal controls;

●	our anticipated uses of net proceeds from this offering; and

●	other matters beyond our control.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. Important risks and factors that could cause our actual results to be materially different from our expectations are generally set forth in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” “Regulation” and other sections in this prospectus. You should read thoroughly this prospectus and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. We qualify all of our forward-looking statements by these cautionary statements.

This prospectus contains certain data and information that we obtained from various government and private publications. Statistical data in these publications also include projections based on a number of assumptions. The industries in which we operate may not grow at the rate projected by market data, or at all. Failure of those industries to grow at the projected rate may have a material and adverse effect on our business and the market price of the Ordinary Shares. In addition, the rapidly evolving nature of this industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we refer to in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Use of Proceeds

We estimate that we will receive net proceeds from this offering of approximately $6.3 million, or approximately $7.4 million if the underwriter exercises its option to purchase additional Ordinary Shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed initial offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price shown on the front cover page of this prospectus. Each $1.00 increase (decrease) in the assumed initial public offering price of $ 5.00 per Ordinary Share would increase (decrease) the net proceeds of this offering by $1.5 million, or approximately $1.7 million if the underwriter exercises its option to purchase additional Ordinary Shares in full, assuming the number of Ordinary Shares offered by us, as set forth on the front cover of the prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

We plan to use the net proceeds of this offering as follows:

●	approximately 30% for product development to expand the functionality and value of our technology and products under development including, our Intelligent Cockpit product;

●	approximately 30% for the acquisition of a small to middle size company that have a similar business that will allow us to develop and expand our current business and operations;

●

approximately 20% for global expansion, including marketing and operational efforts overseas, and the establishment of offshore development centers to handle overseas software development, customer support, data entry and IT operations; and

●	approximately 20% for general corporate purposes, including working capital.

The foregoing expected use of the net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including any unforeseen cash needs. Similarly, the priority of our prospective uses of the net proceeds will depend on business and market conditions as they develop. Accordingly, our management will have significant flexibility and broad discretion in applying the net proceeds of the offering. If an unforeseen event occurs or business conditions change, we may use the net proceeds of this offering differently than as described in this prospectus. See “Risk Factors — Risks Related to Our Ordinary Shares and This Offering — Our Management Has Broad Discretion to Determine How to Use the Funds Raised in the Offering and May Use Them in Ways that May not Enhance our Results of Operations or the Price of Our Ordinary Shares.”

Pending any use of proceeds described above, we plan to invest the net proceeds from this offering in short-term, interest-bearing, debt instruments or demand deposits.

Dividend Policy

Our board of directors, or the Board, has discretion on whether to distribute dividends, subject to certain requirements of Cayman Islands law. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by the Board. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that our Company may only pay dividends out of profits or share premium, and provided always that, in no circumstances may a dividend be paid if this would result in our Company being unable to pay its debts as they fall due in the ordinary course of business. Even if our Board decides to pay dividends, the timing, form, frequency and amount of future dividends, if any, will depend upon, among other things, our future operations and cash flow, capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors that the Board may deem relevant.

In 2023 and prior to our establishment, JAJI Shanghai paid a $508,000 dividend to its shareholders. We have not declared or paid any cash dividends and we do not have any present plan to pay any cash dividends on our Ordinary Shares in the foreseeable future after this offering. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

Capitalization

The following table sets forth our capitalization as of June 30, 2024:

●	on an actual basis;

●	on a pro forma basis to reflect the issuance and sale of 1,600,000 shares (without full exercise of the underwriter’s over-allotment option) at an assumed initial public offering price of $5.00 per share, which is the midpoint of the estimated public offering price range, after deducting the estimated underwriting commissions and estimated offering expenses and assuming no exercise of the Underwriter’s over-allotment option or the Underwriter’s Warrants issued pursuant to this offering.

You should read this table together with our consolidated financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(All figures in thousands of U.S. dollars, except for share amounts)	Actual	Pro Forma (1)
Cash and cash equivalents	429	7,253
Debt
Bank loans	2,890	2,890
Amount due to related parties(2)	1,348	1,348
Total debt	4,238	4,238
Equity
Ordinary Shares, par value $0.0001 per share	1	1
Additional paid-in capital (3)	3,031	9,346
Statutory reserves	221	221
Retained earnings	1,159	1,159
Accumulated other comprehensive loss	(430)	(430)
Total shareholders’ equity(4)	3,982	10,297
Total capitalization(4)	8,220	14,535

(1)	The pro forma information provided above is illustrative only. Our additional paid in capital, total shareholders’ equity and total capitalization following the completion of this offering are subject to adjustment based on the actual initial public offering price and other terms of this offering determined at pricing.
(2)	Consists of related party loans of $1,015,000 and accounts payable owed to related parties of $333,000.
(3)

Pro forma additional paid in capital reflects the net proceeds we expect to receive, after deducting underwriting fee, underwriter expense allowance and other expenses. We expect to receive net proceeds of approximately $6,315,000 (offering proceeds of $8,000,000, less underwriting discounts of $ 560,000, non-accountable expense of $ 80,000 and expenses related to this offering of $1,045,000).

(4)

A $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per Ordinary Share, which is the midpoint of the estimated range of the initial public offering price shown on the cover page of this prospectus, would increase (decrease) each of our pro forma total shareholders’ equity and total capitalization by approximately $1.5 million.

Dilution

If you invest in our Ordinary Shares, your interest will be diluted to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Share.

Our net tangible book value as of June 30, 2024 was $3.5 million, or $0.35 per Ordinary Share as of that date. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting net tangible book value per Ordinary Share, after giving effect to the additional proceeds we will receive from this offering, from the assumed initial public offering price of $5.00 per Ordinary Share, which is the mid-point of the estimated initial public offering price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Without taking into account any other changes in net tangible book value after June 30, 2024, other than to give effect to our sale of the Ordinary Shares offered in this offering at the assumed initial public offering price of $5.00 per Ordinary Share, the mid-point of the estimated range of the initial public offering price, after deduction of the underwriting discounts and commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value would have been $10.3 million, or $0.89 per Ordinary Share. This represents an immediate increase in net tangible book value of $0.54 per Ordinary Share to the existing shareholders and an immediate dilution in net tangible book value of $4.11 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The following table illustrates such dilution assuming no exercise of any of the Underwriter’s Warrants issued pursuant to this offering:

Per Ordinary Share
Assumed initial public offering price per Ordinary Share	$5.00
Net tangible book value per Ordinary Share as of June 30, 2024	$0.35
Pro forma net tangible book value per Ordinary Share after this offering	$0.89
Amount of dilution in net tangible book value per Ordinary Share to new investors in this offering	$4.11

If any ordinary shares are issued upon exercise of outstanding warrants or options, you may experience further dilution.

Each $1.00 increase (decrease) in the assumed public offering price of $5.00 Ordinary Share would increase (decrease) our pro forma net tangible book value after giving effect to this offering by $1.5 million, the pro forma net tangible book value per Ordinary Share after giving effect to this offering by $0.13 Ordinary Share and the dilution in pro forma net tangible book value per Ordinary Share to new investors in this offering by $0.87 Ordinary Share, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and other offering expenses.

The following table summarizes, on a pro forma basis as of June 30, 2024, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share paid before deducting the underwriting discounts and commissions and estimated offering expenses. The total number of Ordinary Shares does not include Ordinary Shares issuable upon the exercise of the over-allotment option granted to the underwriter. [Fill in missing numbers]

	Ordinary Shares Purchased		Total Consideration		Average Price Per Ordinary
	Number	Percent	Amount	Percent	Share
Existing shareholders	10,000,000	86.2%	$2,955,028	27.0%	$0.30
New investors	1,600,000	13.8%	$8,000,000	73.0%	$5.0
Total	11,600,000	100.0%	$10,955,028	100%

The pro forma information discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at pricing.

Enforceability of Civil Liabilities

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability. We are incorporated in the Cayman Islands to enjoy the following benefits, such as:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and

●	Cayman Islands companies may not have standing to sue before the federal courts of the United States.

Our constituent documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our operations are conducted in China, and substantially all of our assets are located in China. A majority of our directors and officers are nationals or residents of jurisdictions other than the United States and most of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these individuals, or to bring an action against us or these individuals in the United States, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. See “Risk Factors – Risks Related to Our Ordinary Shares and This Offering – You may face difficulties in protecting your interests as a shareholder, as Cayman Islands law provides substantially less protection when compared to the laws of the United States and it may be difficult for a shareholder of ours to effect service of process or to enforce judgements obtained in the U.S. courts.”

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

●	is given by a foreign court of competent jurisdiction;

●	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

●	is final;

●	is not in respect of taxes, a fine or a penalty;

●	was not obtained by fraud; and

●	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

China

DaHui Lawyers, or DaHui, our counsel as to PRC law, has advised us that there is uncertainty as to whether the competent PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

DaHui has further advised us that the PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. The competent PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between Mainland China and the country or region where the judgment is made or on principles of reciprocity between jurisdictions.

Mainland China does not have any treaties or other agreements with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedures Law, courts in Mainland China will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether the competent PRC court would enforce a judgment rendered by a court in the United States or the Cayman Islands. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for the competent PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit.

In addition, it will be difficult for U.S. shareholders to originate actions against us in Mainland China in accordance with PRC laws because we are incorporated under the laws of the Cayman Islands and it will be difficult for U.S. shareholders, by virtue only of holding our Ordinary Shares, to establish a connection to China for the competent PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

Corporate History and Structure

Our Corporate History

We started as the China division of the Judge Group, a leading professional services group in the United States which provides professional technology, talents and comprehensive learning solutions to enterprises around the world. In November 2010, Judgeorchestrall Limited, an affiliate of the Judge Group, founded Judgeorchestrall (Shanghai) Technology Service Co., Ltd. in Shanghai. In August 2011, Judgeorchestrall Limited changed its name to JudgeGroup Asia Limited.  In November 2011, Judgeorchestrall (Shanghai) Technology Service Co., Ltd. changed its name to JAJI (Shanghai) Co., Ltd.

In February 2017, CLPS Shanghai Co., Ltd. (“CLPS SH”), a wholly-owned subsidiary of CLPS Incorporation, or CLPS, a leading global IT consulting and solution provider, purchased 60% of the equity interests in JAJI Shanghai and injected new capital and technology into JAJI Shanghai. In 2017, JAJI Shanghai successfully achieved profitable operations.

In November 2019, Beijing Bright Technology Co., Ltd. (“Bright”) acquired the remaining 40% equity interests in JAJI Shanghai from the Judge Group. On August 17,2020, Bright transferred 7% of the equity interests in JAJI Shanghai to Shuliang AN, which shares were transferred back to Bright on July 11, 2022.

In September 2012, JAJI (Shanghai) Human Resource Co., Ltd. (“JAJI HR”) was established in the PRC. At the time of its establishment, JAJI Shanghai held 70% of the total equity interest in JAJI HR. In January 2021, JAJI Shanghai acquired the remaining 30% equity interests in JAJI HR from CareerWin Executive Search Co., Ltd. (“CareerWin”).

In July 2022, CLPS SH transferred its equity interests in JAJI Shanghai to Hainan Qincheng Software Technology Co. Ltd. (“Hainan Qincheng”), another wholly-owned subsidiary of CLPS, in consideration of $1,655,019.

On April 19, 2023, we were incorporated in the Cayman Islands, under the Companies Act as an exempted company with limited liability. We were established to be the holding company for our operating subsidiaries. At such time, we issued 6,000,000 of our Ordinary Shares to Growth Ring Ltd., a wholly owned subsidiary of CLPS, and 4,000,000 of our Ordinary Shares to Brightech, a wholly owned subsidiary of Bright, in consideration of $1,729,169 and $1,152,779, respectively.

On June 27, 2023, JAJI Singapore Pte. Ltd. (“JAJI Singapore”) was established by us in Singapore as an intermediate offshore holding company for our operating subsidiaries in the PRC.

On August 25, 2023, Shanghai Yingjia Technology Limited (“Shanghai Yingjia”) was established in the PRC as a holding company by JAJI Singapore.

On May 9, 2024, Shanghai Yingjia acquired the shares of JAJI Shanghai and its subsidiary JAJI HR from, Hainan Qincheng and Bright in consideration of $1,649,007 and $1,099,338, respectively.

CLPS is a global IT, consulting and solutions service provider focused on delivering services primarily to global institutions, including banking, wealth management and ecommerce both in China and globally. In recent years CLPS has expanded its business beyond core IT services, providing turn-key financial solutions.to the financing, e-commerce, academic education, and tourism sectors. While both we and CLPS are IT consulting and solutions services providers, we do not believe that our business conflicts with the business of CLPS as we focus on different business areas. We and CLPS have independent business development teams and no significant customer overlap. Unlike us, CLPS does not offer any IT products.

Although we are not contractually limited by CLPS as to what industry groups we can offer solutions, services or products to in the future, we have no present plans to expand our offerings to additional vertical markets. Similarly, CLPS is not contractually limited as to what industry groups they can offer solutions, services or products to in the future. No assurance can be given that we and CLPS will not provide similar solutions, services and products and compete for business in the future.

Our operations and those of CLPS are independent, with independent business development teams and no significant customer overlap.

Corporate Structure

The following diagram illustrates our corporate structure, including our principal subsidiaries:

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion and analysis of our financial condition and results of operations should be read in conjunction our historical consolidated financial statements and the related notes included elsewhere in this prospectus. In addition to historical information, the following discussion contains forward-looking statements, such as statements regarding our expectation for future performance, liquidity and capital resources, that involve risks, uncertainties and assumptions that could cause actual results to differ materially from our expectations. Our actual results may differ materially from those contained in or implied by any forward-looking statements. Factors that could cause such differences include those identified below and those described in “Special Note Regarding Forward-Looking Statements,” “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update any of these forward-looking statements.

Overview of our Company

We are an information technology (“IT”) service and products provider focused on accelerating innovation and software-driven technologies in the securities industry and the automotive industry in China. We also provide services and products to clients in other countries and intend to expand our global reach. In addition, we also provide business management and recruiting services to our customers.

The automotive industry has undergone an unprecedented transformation redefining the driving experience with software-defined vehicles (SDVs), emphasizing features such as autonomous driving, IoT connectivity, digital cockpits, and safety technologies. By offering a comprehensive portfolio of IT consulting services, solutions, and products, we support our clients’ goal of accelerating innovation and software-driven transformation by leveraging our expertise in emerging technologies. Our offerings for the securities industry support the following systems of our securities services customers: intelligent robo-advisory decision engines, data management platforms (DMPs), and real-time data analytics systems. Our services and products assist clients in generating in-depth market analysis, optimizing investment strategies, and improving trading efficiency, all while safeguarding system security and regulatory compliance.

Our current IT products integrate cutting-edge technology and intelligent algorithms, encompassing driver health and safety monitoring, financial investment simulation, and enterprise intelligent decision support. These products drive innovation and development in the securities industry and the automotive industry.

We employ cutting-edge tools and technologies, including big data, cloud computing, and artificial intelligence (AI) to drive innovation and development in these markets. By combining our professional knowledge about the industry sectors on which we focus and our technical expertise, we help clients solve complex challenges, optimize business processes, improve efficiency, with the goal of helping our clients to achieve sustainable growth and value creation.

Reorganization

On April 19, 2023, we were incorporated in the Cayman Islands, under the Companies Act as an exempted company with limited liability. We were established to be the holding company for our operating subsidiaries. At such time, we issued 6,000,000 of our Ordinary Shares to Growth Ring Ltd., a wholly owned subsidiary of CLPS, and 4,000,000 of our Ordinary Shares to Brightech, a wholly owned subsidiary of Bright, in consideration of $1,729,169 and $1,152,779, respectively.

On June 27, 2023, JAJI Singapore was established by us in Singapore as an intermediate offshore holding company for our operating subsidiaries in the PRC.

On August 25, 2023, Shanghai Yingjia was established in the PRC as a holding company by JAJI Singapore.

On May 9, 2024, Shanghai Yingjia acquired the shares of JAJI Shanghai and its subsidiary JAJI HR from, Bright and Hainan Qincheng, in consideration of $1,099,338 and $1,649,007, respectively.

Since we were effectively controlled by the same group of shareholders both before and after the reorganization, we are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of our company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

Key Factors Affecting Our Business

Our operations and the operating metrics discussed below have been, and will likely continue to be affected by certain key factors. The key factors affecting our business and results of operations include among others, reliance on the automotive and securities services industry sectors of the PRC economy. We have one operating segment. Our revenue and net income are substantially derived from IT services, solutions and products to clients in the automotive and securities industries.

Our principal clients are major players in the automotive and securities services industries, with strong credit ratings. However, it is important to note that state-owned automotive clients may have longer and more complex payment processing cycles, which could potentially impact our operating cash flow. For the six months ended June 30, 2024 and 2023 and for the years ended December 31, 2023, and 2022, revenue from our top five (5) clients accounted for 78.3%, 77.6%, 67.5% and 68.3% of our total revenue, respectively. Accordingly, any decrease in demand from these clients could have a negative effect on our overall operations. It is crucial for us to monitor and address any potential decline in demand from our key clients in order to sustain our business.

Competition

The IT and business management consulting and solution services industry is characterized by intensifying competition. We believe that several key factors contribute to this competitive landscape:

▪	Delivery Quality and Technological Development: The quality of IT software and services must keep abreast of technological progress. Global businesses are undergoing profound changes due to IT innovations. For example, in the last year, notable advancements were seen in emerging technologies like generative AI, 5G, and low-code/no-code solutions. These advancements necessitate us to remain at the forefront of technology and consistently enhance our capabilities.

▪	Intense Talent Competition: Our success hinges on attracting and retaining highly skilled professionals with niche digital expertise. This talent pool is highly competitive, leading to intense competition for qualified personnel.

▪	Customer Service and Delivery Quality: Client satisfaction directly impacts our ability to retain customers and attract new business. Failure to meet or exceed expectations in service delivery can lead to customer churn and market share loss.

▪	Service Portfolio Breadth and Depth: Clients require a comprehensive suite of services, including software development, consulting expertise, and customized solutions tailored to their specific industry needs. An insufficient or limited service portfolio could hinder our ability to compete effectively.

Foreign Currency Risk

A majority of our transactions are denominated in Renminbi (“RMB”) and a significant portion of our assets and liabilities are denominated in RMB. RMB are not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. Remittances in currencies other than RMB by us in China must be processed through the People’s Bank of China (“PBOC”) or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

While the functional currency of our company is the U.S. dollar, the functional currencies of the Company’s subsidiaries are the local currency of the country in which the subsidiary operates. Our financial statements are presented in U.S. dollars. The RMB depreciated by 8.2% in fiscal year 2022 and further depreciated by 2.9% in fiscal 2023. The RMB depreciated by 2.9% in fiscal year 2023 and further depreciated by 2.4% in the six months ended June 30, 2024. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that we need to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, if we decide to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to us.

Concentration of Credit Risk

As of June 30, 2024 and December 31, 2023 and 2022, we had $393.1 thousand, $707.7 thousand and $1,366.2 thousand, respectively, of cash and cash equivalents which were on deposit at financial institutions in the PRC. There is currently no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of June 30, 2024 and December 31, 2023 and 2022, we had $35.6 thousand, $143.6 thousand and Nil of cash and cash equivalents on deposit at financial institutions in Hong Kong, respectively, through JAJI Global and JAJI Singapore.

Prior to our adoption of ASU 2016-13, accounts receivable was carried at net realizable value. An allowance for doubtful accounts is recorded in the period when loss is probable. The Company determines the adequacy of a reserve for doubtful accounts based on individual account analysis and historical collection trends. We establish a provision for doubtful receivables when there is objective evidence that we may not be able to collect amounts due. The allowance is based on our management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Delinquent account balances are written-off against the allowance for doubtful accounts after our management has determined that the likelihood of collection is not probable. We regularly review the adequacy and appropriateness of the allowance for doubtful accounts.

On January 1, 2022, the Company adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, we changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

After the adoption of ASU 2016-13, we maintain an allowance for credit losses and record the allowance for credit losses as an offset to accounts receivable and contract assets and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of comprehensive (loss) /income. We assess collectability by reviewing accounts receivable and contract assets on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when we identify specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, we consider historical collectability based on past due status, the age of the balances, credit quality of our customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect our ability to collect from customers. Delinquent account balances will be written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The balances of the allowance for credit losses at June 30, 2024, December 31, 2023 and 2022 was $77.3 thousand, $75.1 thousand and $62.8 thousand, respectively.

The following table sets forth a summary of customers who account for 10% or more of our total accounts receivable as of June 30, 2024 and December 31, 2023 and 2022, respectively.

	As of
	June 30, 2024 (Unaudited)%		December 31, 2023%		December 31, 2022%
Company A	$2,967,417	51.2	$2,885,994	52.5	2,760,002	53.4
Company B	1,242,661	21.4	1,271,186	23.1	1,441,509	27.9
Total	$4,210,078	72.6	$4,157,180	75.6	4,201,511	81.4

Our ability to retain and recruit IT staff of other skilled talents

There is a limited pool of IT staff and other skilled workers with the requisite skills, know-how and experience required for our business. As the quality of IT and technical know-how are keys to the business of our subsidiaries, attracting and retaining talent are essential components of our business strategy. We may have to offer better salaries, incentive packages and training opportunities to attract and retain sufficient skilled workers to maintain our operations and growth, which may increase our costs and reduce our profitability, if we are unable to increase our prices for such services and products. We cannot be certain that we will be able to retain our existing IT staff and other skilled workers and recruit additional qualified professionals to support the future operations and growth. Any failure to do so may adversely affect the business and growth.

Our ability to design and develop new IT services and products

The industries in which we operate are characterized by rapidly evolving technology and standards, and our future success will depend on our ability to enhance our current IT services and products to keep pace with these rapidly evolving technology and standards. As such, our success is susceptible to our ability to integrate new technology and standards into our clients’ business and operations, create new solutions and product that adapt to changing business models and the needs of our customers in a timely manner. As a result, we will need to continue to invest resources in research and development to maintain our market position, keep pace with technological changes and compete effectively. The failure to improve our IT solutions, services and products that adapt to changing business models in a timely and cost-effective manner could materially and adversely affect business of our financial condition and results of operations.

Recent Developments

In September 2024, JAJI Shanghai obtained a six-month loan of RMB 3,000,000 (approximately US$421.7 thousand) and a six-month loan of RMB 700,000 (approximately US$99.3 thousand) from China Merchants Bank. The loans bear interest of 2.8% and 2.7%, respectively.

On September 27, 2024, JAJI Shanghai obtained a 12-month loan of RMB2,000,000 (approximately US$283.7 thousand) from CLPS Shanghai. The loan bears interest of 2.73%. The loan was repaid on October 17, 2024.

On October 8, 2024, JAJI Shanghai repaid a loan of RMB 1,000,000 (approximately US$141.7thousand) to China Merchants Bank which was incurred on April 2, 2024.

On October 8, 2024, JAJI Shanghai repaid a loan of RMB 3,200,000 (approximately US$453.3 thousand) to HSBC Bank (China) Limited which was incurred on April 9, 2024.

On October 14, 2024, JAJI Global obtained a 12-month loan of HKD 500,000 (approximately US$64.3 thousand) from CLPS HK. The loan bears interest of 4.85%.

On October 15, 2024, JAJI Shanghai repaid a loan of RMB 297,338 (approximately US$41.8 thousand) to HSBC Bank (China) Limited which was incurred on April 16, 2024.

On November 8, 2024, JAJI Shanghai repaid a loan of RMB 3,000,0000 (approximately $417,915) to HSBC Bank (China) Limited which was incurred on May 9, 2024. On the same date, JAJI Shanghai obtained a 3-month loan of RMB 3,600,000 (approximately $501,498) from HSBC Bank (China) Limited. The loan bears interest of 2.7%.

On December 6, 2024, JAJI Shanghai repaid a loan of RMB 3,003,539.69 (approximately $413,142) to HSBC Bank (China) Limited which was incurred on June 7, 2024.

On December 9, 2024, JAJI Shanghai obtained a 6-month loan of RMB 1,800,000 (approximately $247,593) from China Merchants Bank. The loan bears interest of 2.55%.

Impact of Covid-19 Pandemic

The COVID-19 pandemic has historically negatively impacted our business operations and financial performance. In particular, we have experienced occasional delays, interruption of our sales and marketing efforts and R&D efforts due to travel, workplace or social restrictions. The impact of the COVID-19 pandemic on the Company was insignificant since 2022 because our IT functions could be carried out remotely.

Results of Operations

Revenues

We generate revenues by providing integrated IT services, solutions, and product services, including: (i) IT and business management consulting services, (ii) IT solution services, which primarily includes customized IT solution development and maintenance services for general enterprises, and (iii) product sales. Included in IT and business management consulting services are revenues from our provision of recruitment services, which are not material to our business.

The following tables presents our revenues by our service lines:

	For the six months ended June 30,
	2024 (Unaudited)		2023 (Unaudited)
	Revenue	% of total Revenue	Revenue	% of total Revenue	Variance	Variance %

IT and business management consulting services	$4,431,030	88.0%	$4,803,729	98.5%	(372,699)	(7.8)%
IT solution services	350,683	7.0%	72,380	1.5%	278,303	384.5%
Product sales	250,890	5.0%	-	0%	250,891	-
Total	5,032,603	100.0%	4,876,109	100.0%	156,494	3.2%

	For the Year ended December 31,
	2023		2022
	Revenue	% of total Revenue	Revenue	% of total Revenue	Variance	Variance %

IT and business management consulting services	$10,376,013	92.4%	$9,197,809	85.6%	1,178,204	12.8%
IT solution services	77,310	0.7%	1,531,317	14.3%	(1,454,007)	(95.0)%
Product sales	772,861	6.9%	15,678	0.1%	757,183	4,829.6%
Total	11,226,184	100.0%	10,744,804	100.0%	481,380	4.5%

Our total revenues increased by $156.5 thousand, or 3.2%, to $5.0 million for the six months ended June 30, 2024 from $4.9 million for the six months ended June 30, 2024. Of such revenues, we recorded revenues of $685.7 thousand and $292.4 thousand, respectively from related parties. Our total revenues increased by $481.4 thousand, or 4.5%, to $11.2 million for the year ended December 31, 2023 from $10.7 million for the year ended December 31, 2022. Of such revenues, for the years ended December 31, 2023 and 2022, we recorded revenues of $1.6 million and $877.5 thousand, respectively from related parties. The increase in revenues in 2023 primarily reflects the increasing demand for our IT and business management consulting services from the automotive and securities industries, which accounted for 92.4% of our total revenue in 2023 compared to 85.6% of our revenue in 2022. In 2023, we strengthened our expertise in our target industries through our employee training programs and succeeded to strengthen our client relationships and grew our customer base of local Chinese clients.

For the six months ended June 30, 2024, our IT and business management consulting services revenue decreased by 7.8% to $4.4 million thousand from $4.8 million in the same period of 2023, primarily due to a reduced budget from our automotive clients for IT and business management consulting services. In 2024, there was a shift toward an increased demand for IT solution services. IT and business management consulting services accounted for 88.0% of our total revenue for the six months ended June 30, 2024, compared to 98.5% of our revenue in the same period of 2023.

Revenue from IT solution services increased by $278.3 thousand, or 384.5%, to $350.7 thousand for the six months ended June 30, 2024, from $72.4 thousand in the same period of 2023. The increase was primarily due to increasing demand from an automotive client, as we completed four projects for the client. Revenue from IT solution services decreased by $1.4 million, or 95.0%, to $77.3 thousand for the year ended December 31, 2023, from $1.5 million in the same period of 2022. The decrease was primarily due to decreasing demand from existing clients and the completion of two large projects in 2022. We are observing an increasing demand in 2024, including from our existing clients such as SAIC Motor.

Revenue from product sales was $250.9 thousand for the six months ended June 30, 2024, as we began to sell three newly released products in the second half of 2023. Revenues in the first six months of 2023 were insignificant. Revenue from product sales increased by $757.2 thousand, or 4,829.6%, in the year ended December 31, 2023 to $772.9 thousand, from $15.7 thousand in the same period of 2022, as we began to sell three newly released products in 2023. Revenue from product sales in 2022 were from sales of computer hardware that we  purchased for a client.

Cost of revenues

Our cost of revenues mainly consists of compensation and benefit expenses for our IT professionals, travel expenses and material costs.

For the six months ended June 30, 2024, our cost of revenues increased by $299.3 thousand or 7.5% to $4.0 million from $3.7 million in the same period of 2023. Of such costs, for the six months ended June 30, 2024 and 2023, we recorded costs of $276.9 thousand and $313.4 thousand, respectively, from related parties for their IT consulting services. As a percentage of revenues, our cost of revenues was 73.7% and 82.2% for the six months ended June 30, 2024 and 2023, respectively. As a percentage of revenues, our cost of related party revenues was 41.9% and 46.5 % for the six months ended June 30, 2024 and 2023, respectively.

Our cost of revenues decreased by $183.3 thousand or 2.2% to $8.2 million in 2023 from $8.3 million in 2022 primarily due to the decrease in IT solution services demand. Of such costs, for the years ended December 31, 2023 and 2022, we recorded costs of $712.8 thousand and $369.5 thousand, respectively, from related parties for their IT consulting services. As a percentage of revenues, our cost of revenues was 72.7% and 77.6% for 2023 and 2022, respectively. As a percentage of revenues, our cost of related party revenues was 47.6% and 27.5 % for 2023 and 2022, respectively.

Gross profit and gross margin

For the six months ended June 30, 2024, our gross profit increased by $455.8 thousand, or 52.6%, to $1.3 million from $0.9 million in the same period of 2023. Our gross margin percentage increased to 26.3% for the six months ended June 30, 2024 from 17.8% in the same period of 2023. The increase was primarily due to a change in our product mix with sales of products having a higher margin.

Our gross profit increased by $664.7 thousand, or 27.6%, to $3.1 million in 2023 from $2.4 million in 2022. Our gross margin percentage increased to 27.3% in 2023 from 22.4% in 2022. The increase was primarily due to a change in our product mix with sales of products having a higher margin.

Selling and marketing expenses

Selling and marketing expenses primarily consist of salary and compensation expenses relating to our sales and marketing personnel and also include entertainment, travel and transportation and other expenses relating to our marketing activities.

For the six months ended June 30, 2024, selling and marketing expenses decreased by $37.5 thousand, or 24.5%, to $115.5 thousand from $153.0 thousand in the same period of 2023. The decrease was primarily due to improved efficiency in talent acquisition using an intelligent automated solution, which helped us to reduce the time and costs associated with the personnel recruitment process. Accordingly, as a percentage of sales, our selling expenses were 2.3% of revenues for the six months ended June 30, 2024, compared to 3.1% in the same period of 2023.

Selling and marketing expenses decreased by $69.9 thousand, or 21.8%, to $251.2 thousand in 2023 from $321.2 thousand in 2022. The decrease was primarily due to improved efficiency in talent acquisition using an intelligent automated solution, which helped us to reduce the time and costs associated with the personnel recruitment process. Accordingly, as a percentage of sales, our selling expenses were 2.2% of revenues in 2023 compared to 3.0% in 2022.

Research and development (“R&D”) expenses

R&D expenses primarily consist of compensation and benefit expenses relating to our research and development personnel as well as office overhead and other expenses relating to our R&D activities.

For the six months ended June 30, 2024, our R&D expenses were $319.4 thousand, which increased by $10.7 thousand, or 3.5%, from $308.7 thousand in the same period of 2023, primarily due to a year-over-year increase in R&D personnel related salary expenses.

Our R&D expenses were $627.6 thousand in 2023, which decreased by $34.2 thousand, or 5.2%, from $662.0 thousand in 2022 as we completed the development of some new products in 2023.

General and administrative expenses

General and administrative expenses primarily consist of salary and benefits expenses relating to our finance, legal, human resources and executive office personnel, and include rental expenses, depreciation and amortization expenses, office overhead, professional service fees and travel and transportation costs.

For the six months ended June 30, 2024, general and administrative expenses increased by $236.4 thousand, or 49.4%, to $714.5 thousand from $478.1 thousand in the same period of 2023. The increase was primarily due to our developing a management team with extensive experience in anticipation of going public.

General and administrative expenses increased by $14.8 thousand, or 1.8%, to $859.8 thousand in 2023 from $844.9 thousand in 2022. The increase was primarily due to the year-over-year increase in salary expenses.

Subsidies and other operating income

Subsidies and other operating income primarily include subsidies granted by local government authorities as a general incentive for us to promote development of the local technology industry. We record government subsidies when received and when there is no further performance obligation.

Total government subsidies, which helped to offset our operating expenses, amounted to $77.3 thousand and $158.9 thousand for the six months ended June 30, 2024 and 2023 and $203.3 thousand and $134.0 thousand in the years ended December 31, 2023 and 2022, respectively.

Income before income taxes

Income before income taxes increased by $103.7 thousand, or 141.5%, to $177.0 thousand for the six months ended June 30, 2024 from $73.3 thousand in the six months ended June 30, 2023.

Income before income taxes increased by $796.7 thousand, or 124.1%, to $1.4 million in 2023 from $642.0 thousand in 2022.

Provision for income taxes

In the six months ended June 30, 2024 we recorded an income tax benefit of $7.1 thousand compared to a benefit of $0.3 thousand in the same period of 2023, mainly due to changes in applicable income tax rates.

Our provision for income taxes in 2023 increased to $104.8 thousand from a $40.9 thousand benefit in 2022, mainly due to the increase in income before income taxes.

Net income

Net income increased by $110.6 thousand, or 150.4%, to $184.2 thousand for the six months ended June 30, 2024 from net income of $73.5 thousand in the same period of 2023.

Net income increased by $651.0 thousand, or 95.3%, to $1.3 million in the year ended December 31, 2023 from net income of $682.9 thousand in the year ended December 31, 2022.

Seasonality

In general, our business is not subject to seasonality.

Liquidity and Capital Resources

As of June 30, 2024 and December 31, 2023, we had cash and cash equivalents of $428.7 thousand and $851.3 thousand and working capital of $3.4 million and $3.7 million, respectively. We believe that we will have sufficient working capital to operate our business for the next 12 months with our currently available cash resources.

Prior to 2019, we funded our working capital needs primarily from operations, advance payments from customers and loans from shareholders. Beginning in 2019, we began obtaining loans from related parties and from banks.

In November 2021, we entered into a 36 month term loan agreement with CLPS Shanghai Co., Ltd. (“CLPS SH”), an entity controlled by CLPS, under which CLPS SH loaned us RMB 3,200,000 (approximately $440.3 thousand), bearing interest of 4%. The loan was repaid in March 2022 (RMB 1,800,000) and October 2022 (RMB 1,400,000).

In February 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loan was repaid in October 2022.

In April 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 2,600,000 (approximately $357.8 thousand), bearing interest of 4%. The loan was repaid in October, 2022 (RMB 500,000) and April, 2023 (RMB 2,100,000).

In June 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 2,200,000 (approximately $302.7 thousand), bearing interest of 4%. The loan was repaid in April, 2023.

In July 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,700,000 (approximately $233.9 thousand), bearing interest of 4%. The loan was repaid in May 2023 (RMB 1,200,000) and June 2023 (RMB 500,000).

In August 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loan was repaid in June 2023.

In September 2022, we entered into two 36 month term loan agreements with CLPS SH under which CLPS SH loaned us RMB 5,000,000 (approximately $688.0 thousand) and RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loans were repaid in July 2023 (RMB 3,500,000) and August 2023 (RMB 2,500,000).

In December 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 4,000,000 (approximately $550.4 thousand), bearing interest of 4%. The loan was repaid in August 2023 (RMB 2,000,000) and September 2023 (RMB 2,000,000).

In February 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 4,000,000 (approximately $550.4 thousand), bearing interest of 3.4%. The loan was repaid in September 2023 (RMB 500,000), October 2023 (RMB 1,000,000) and November 2023 (RMB 2,500,000).

In April 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,500,000 (approximately $206.4 thousand), bearing interest of 3.4%. The loan was repaid in November 2023 (RMB 1,000,000) and December 2023 (RMB 500,000).

In April 2023, we entered into a RMB10,000,000 (approximately $1.4 million) credit facility with China Merchants Bank that was guaranteed by CLPS SH with a maturity date of April 6, 2024. The credit facility was renewed on July 11, 2024 with a maturity date of July 10, 2025. The loans under the credit facility bear interest ranging from 2.9% to 3.4%. As of December 31, 2023, the unused amount of the credit facility was RMB 1,000,000 (approximately $140.8 thousand). The credit facility was fully drawn upon at June 30, 2024.

ln June 2023, we also entered into a RMB10,000,000 (approximately $1.4 million) credit facility with HSBC Bank (China) Limited, with a maturity date of July 9, 2024. The loans under the credit facility, which were guaranteed by CLPS SH, bear interest ranging from 2.9% to 3.0%. The credit facility was automatically renewed upon maturity until July 8, 2025. As of December 31, 2023, the unused amount was RMB 9,436,788 (approximately $1.3 million). The credit facility was fully drawn upon as of June 30, 2024.

In July 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,500,000 (approximately $481.6 thousand). The loan bears interest of 3.4%. The loan was repaid in December 2023 (RMB 2,500,000) and January 2024 (RMB 1,000,000). As of December 31, 2023, the outstanding amount of the loan was $140.8 thousand.

In November 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,000,000 (approximately $412.8 thousand), bearing interest of 3%. The loan was repaid in February 2024 (RMB 2,000,000) and March 2024 (RMB 1,000,000). As of December 31, 2023 the outstanding amount of the loan was $422.5 thousand.

In December 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,000,000 (approximately $412.8 thousand), bearing interest of 3%. The loan was repaid in July 2024. As of December 31, 2023 and June 30, 2024, the outstanding amount of the loan was $422.5 thousand and $412.8 thousand, respectively.

In November 2023, we entered into two 12 month term loan agreements with CLPS HK, an entity controlled by CLPS, under which CLPS HK loaned us HKD4,680,000 (approximately $599.5 thousand) bearing interest of 6.3325% and HKD 20,000 (approximately $2.6 thousand) bearing interest of 6.3325%. The loans will mature on November 30, 2024, and both are expected to be renewed for a further 12 month period. As of December 31, 2023 and June 30, 2024, the outstanding amount of the loans were $271.1 thousand and $602.1 thousand, respectively.

In January 2024, we also entered into a 12 month RMB 10,000,000 (approximately $1.4 million) credit facility with Industrial Bank Co., Ltd with a maturity date of January 21, 2025.The loan, which was guaranteed by CLPS SH, bears interest of 3%. As of June 30, 2024, the credit facility was fully drawn upon.

Substantially all of our operations are conducted in China and all of our revenue, expenses, cash and cash equivalents are denominated in RMB. RMB is subject to the exchange control regulation in China, and, as a result, we may have difficulty distributing any dividends outside of China due to PRC exchange control regulations that restrict our ability to convert RMB into U.S. dollars. We would need to accrue and pay withholding taxes if we were to distribute funds from our subsidiaries in China to our offshore subsidiaries. We do not intend to repatriate such funds in the foreseeable future, as we plan to use existing cash balance in PRC for general corporate purposes.

In assessing our liquidity, we monitor and analyze our cash on hand, our ability to generate sufficient revenue sources in the future and our operating and capital expenditure commitments. We have historically funded our working capital needs primarily from operations, advance payments from customers and loans from shareholders. Our working capital requirements are affected by the efficiency of our operations, the numerical volume and dollar value of our sales contracts, the progress or execution on our customer contracts, and the timing of accounts receivable collections.

The following tables set forth summary of our cash flows for the periods indicated:

	For the Six Months Ended June 30, (Unaudited)

	2024	2023
Net cash used in operating activities	$(1,755,931)	$(886,999)
Net cash used in investing activities	(12,050)	(795)
Net cash provided by (used in) financing activities	1,391,504	(69,589)
Effect of exchange rate change	(46,175)	(93,393)
Net decrease in cash	(422,652)	(1,050,776)
Cash and cash equivalents at the beginning of the year	851,345	1,366,217
Cash and cash equivalents at the end of the year	428,693	315,441

	For the Years Ended December 31,
	2023	2022
Net cash provided by (used in) operating activities	$579,117	$(2,202,596)
Net cash (used in) provided by investing activities	(5,259)	96,373
Net cash (used in) provided by financing activities	(1,052,318)	2,616,772
Effect of exchange rate change	(36,412)	(80,804)
Net decrease (increase) in cash	(514,872)	429,745
Cash and cash equivalents at the beginning of the year	1,366,217	936,472
Cash and cash equivalents at the end of the year	851,345	1,366,217

Operating Activities

For the six months ended June 30, 2024, net cash used in operating activities was $1.8 million. This was primarily attributable to the net income of $184.2 thousand, adjusted for non-cash items of $7.1 thousand and offset by negative adjustments for changes in operating assets and liabilities of $1.9 million. The negative adjustments for changes in operating assets and liabilities mainly included the increase in accounts receivable of $528.6 thousand, an increase decrease in the amounts due to related parties of $505.2 thousand, an increase in prepayments, deposits and other assets of $456.7 thousand, a decrease in tax payables of $197.0 thousand, an increase in salaries and benefits payable of $159.0 thousand and an increase in amounts due from related parties of $171.1 thousand. These negative adjustments were offset in part by our net income of $184.2 thousand, an increase in accrued expenses and other current liabilities, of $57.2 thousand and a decrease in salaries and benefits payable of $159.0 thousand, partially offset by an increase in accounts payable of $13.8 thousand.

For the six months ended June 30, 2023, net cash used in operating activities was $887.0 thousand. This was primarily attributable to the net income of $73.5 thousand, adjusted for non-cash items of $36.7 thousand and offset by negative adjustments for changes in operating assets and liabilities of $997.3 thousand. The negative adjustments for changes in operating assets and liabilities mainly included an increase in accounts receivable of $976.0 thousand, an increase decrease in salaries and benefits payable of $149.3 thousand, and an increase decrease in amounts due from related parties of $87.5 thousand. These negative adjustments were, partially offset by a decrease in prepayments, deposits and other assets of $107.2 thousand, an increase decrease in amounts due to related parties of $77.6 thousand, and an increase decrease in accrued expenses and other current liabilities of $28.2 thousand. As of June 30, 2024 and 2023, the days sales outstanding totaled 202 days and 203 days, respectively.

Net cash provided by operating activities was $579.1 thousand in 2023. This was primarily attributable to the net income of $1.3 million, adjusted for non-cash items of $47.6 thousand and offset by negative adjustments for changes in operating assets and liabilities of $754.8 thousand. The adjustments for changes in operating assets and liabilities mainly included an increase in accounts receivable of $762.2 thousand, an increase in amounts due from related parties of $492.1 thousand, a decrease in salaries and benefits payable of $171.3 thousand, an increase in prepayment, deposits and other assets of $141.3 thousand, partially offset by a decrease in salaries and benefits payable of $171.3 thousand an increase in amounts due to related parties of $503.2 thousand and an increase in taxes payables of $118.9 thousand. in 2023.

Net cash used in operating activities was $2.2 million in 2022. This was primarily attributable to the net income of $682.9 thousand, adjusted for non-cash items of $24.1 thousand and offset by negative adjustments for changes in operating assets and liabilities of $2.9 million. The adjustments for changes in operating assets and liabilities mainly included an increase in accounts receivable of $2.7 million, an increase in amounts due from related parties of $597.2 thousand, and an increase in prepayments, deposits and other assets of $62.0 thousand a decrease in amounts due to related party of $74.9 thousand, and an increase in prepayment, and deposits and other assets of $62.0 thousand, partially offset by our net income of $682 thousand, an increase in salaries and benefits payable of $412.0 thousand, an increase in accounts payable of $7770.5 thousand, a decrease in amounts due to related parties of $74.9 thousand and an increase in tax payables of $35.5 thousand. in 2022. As of December 31, 2023 and 2022, the days sales outstanding totaled 171 days and 132 days, respectively. The increase in days sales outstanding was primarily due to receivables from an automotive client that was sold, resulting in the payment process being delayed during the acquisition period.

Investing Activities

For the six months ended June 30, 2024, net cash used in investing activities was $12.1 thousand, primarily due to our purchase of property and equipment of $12.1 thousand. For the six months ended June 30, 2023, net cash used in investing activities was $0.8 thousand, primarily due to our purchase of property and equipment of $12.6 thousand which was offset by proceeds from the disposal of property and equipment of $11.8 thousand.

Net cash used in investing activities was $5.3 thousand in 2023, primarily due to our purchase of property and equipment of $17.8 thousand which was offset by proceeds from disposal of property and equipment of $12.6 thousand. Net cash provided by investing activities was $96.4 thousand in 2022, primarily due to our purchase of property and equipment of $6.1 thousand which was offset by proceeds from the disposal of property and equipment of $102.5 thousand.

Financing Activities

For the six months ended June 30, 2024, net cash provided by financing activities was $1.4 million. During this period, we obtained bank loans of $3.2 million and loans from related parties of $388.8 thousand, repaid loans of $1.6 million to banks and $571.1 thousand to related parties. For the six months ended June 30, 2023, net cash used in financing activities was $69.6 thousand. During this period, we incurred bank loans of $3.9 million and $758.5 thousand from related parties, repaid bank loans of $3.1 million, repaid related party loans of $1.0 million, and paid a dividend of $519.6 thousand.

Net cash used in financing activities was $1.1 million in 2023. During 2023, we obtained bank loans of $3.9 million and loans from related parties of $2.4 million, repaid loans of $3.2 million to banks and $3.7 million to related parties and paid a dividend of $508.4 thousand. Net cash provided by financing activities was $2.6 million in 2022. During 2022, we obtained bank loans of $1.4 million, obtained related party loans of $2.7 million, repaid bank loans of $724.9 thousand, repaid related party loans of $703.1 thousand, and received proceeds of $14.3 thousand from the sale of shares in subsidiaries to non-controlling interests.

Capital Expenditures

We made capital expenditures of $12.0 thousand and $12.6 thousand in the six month ended June 30, 2024 and 2023, respectively. In these periods, our capital expenditures were for purchases of office equipment. We intend to continue to make capital expenditures to meet the expected growth of our business.

We made capital expenditures of $17.8 thousand and $6.1 thousand in the years ended December 31, 2023 and 2022, respectively. In these periods, our capital expenditures were for purchases of office equipment.

Impact of Inflation

We do not believe the impact of inflation on our company was material in the six months ended June 30, 2024 or in the two years ended December 31, 2023 and 2022, as our operations are in China and China’s inflation rates have been relatively stable over this period with an inflation rate of 0.1% in the six months ended June 30, 2024 and 0.2% in 2023 and 2.0% in 2022.

Contractual Obligations

The Company’s subsidiaries lease office spaces under various operating leases. Operating lease expenses amounted to approximately $95 thousand and approximately $77 thousand for the six months ended June 30, 2024 and 2023, respectively. Operating lease expenses amounted to approximately $155 thousand and approximately $224 thousand for the years ended December 31, 2023 and 2022, respectively.

The following table sets forth our contractual obligations and commercial commitments as of June 30, 2024:

	Payment Due by Period
	Total	Less than 6 months	6 months-1 year	More than 1 Years

Operating lease arrangements	$41,530	$41,530	$-	$-
Bank loans and interest	2,918,195	1,539,661	1,378,534	-
Total	2,959,725	1,581,191	1,378,534	-

Off-Balance Sheet Arrangements

There were no off-balance sheet arrangements or undisclosed material cash requirements as of June 30, 2024 or December 31, 2023 that have or that in the opinion of management are likely to have, a current or future material effect on our financial condition or results of operations.

Critical Accounting Policies

We prepare our consolidated financial statements in conformity with U.S. GAAP, which requires us to make judgments, estimates and assumptions that affect our reported amount of assets, liabilities, revenue, costs and expenses, and any related disclosures.

We believe that the following accounting policies are the most critical to understanding and evaluating our consolidated financial condition and results of operations.

Revenue recognition

The Group accounts for revenue recognition in accordance with ASC Topic 606, Revenue from contracts with Customers (“ASC 606”). The Company provides a comprehensive range of IT and business management consulting, IT solution services and Product sales, which primarily are on a time-and-expense basis, or fixed-price basis. Revenue is recognized when control of promised goods or services is transferred to the Group’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services. Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenues.

IT and business management consulting service

IT and business management consulting services include IT consulting services, administrative consulting services and headhunting services. Service fees are usually charged to clients based on the time invested by our consultants and the level of expertise of the consulting services. Consulting services are time-and-expense basis contracts. The series of consulting services are substantially the same from day to day, and each day of the service is considered to be distinct and separately identifiable as it benefits the customer daily. The uncertainty related to the service consideration is resolved on a daily basis as the Company satisfies its obligation to perform consulting service daily with enforceable right to payment for performance completed to date. Thus, revenue is recognized as the service is performed and the customer simultaneously receives and consumes the benefits from the service daily. Revenue of personnel search services is recognized at a point in time when control is transferred to the customers, which generally occurs when the service is accepted by the customer.

IT solution service

Revenues from customized IT solution contracts require us to perform services for systems design, planning and integrating based on customers’ specific needs which requires significant production and customization. The required customization work period is generally less than one year. Upon delivery of the services, customer acceptance is generally required. There is one performance obligation identified in the customized IT solution contracts: the delivery of customized IT solution service.

We recognize revenue for the delivery of customized IT solution service at a point in time when the system is implemented and accepted by the customer. Where we have an enforceable right to payment for performance completed to date, revenue is recognized over time, using the output method. Differences between the timing of billings and the recognition of revenues are recorded as contract assets which are included in the prepayments, deposits and other assets, net, or contract liabilities on the consolidated balance sheets. Contract assets are classified as current assets and the full balance is reclassified to accounts receivables when the right to payment becomes unconditional.

Costs incurred in advance of revenue recognition arising from direct and incremental staff costs in respect of services provided under the fixed fee contracts according to the customer’s requirements prior to the delivery of services are recorded as deferred contract costs which is included in the prepayments, deposits and other assets, net on the consolidated balance sheets. Such deferred contract costs are recognized upon the recognition of the related revenues.

Product sales

Clients purchase our readily available products based on their needs. Revenue of product sales is recognized at a point in time when control is transferred to the customers, which generally occurs when the product is accepted by the customer.

The Company is subject to value added tax (the “VAT”) that is imposed on and concurrent with the revenues earned for services provided in the PRC. The Company’s applicable value added tax rate is 6% and 13%. VAT are recorded as reduction of revenues when incurred.

Income taxes

We account for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized, when it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

We account for uncertainties in income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the consolidated statements of comprehensive (loss)/income in the period incurred. All of the tax returns of our subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing through year 2026, and the examination period was extended to 10 years for entities qualified as High and New Technology Enterprises (“HNTEs”) in 2018 and thereafter. JAJI Shanghai obtained the HNTE accreditation in 2022 and enjoys a preferential income tax rate of 15%, rather than the unified rate of 25%.

Industry Overview

The growth of the information technology industry

According to a press release issued on January 17, 2024 by Gartner (https://www.gartner.com/en/newsroom/press-releases/01-17-2024-gartner-forecasts-worldwide-it-spending-to-grow-six-point-eight-percent-in-2024), global information technology expenditures in 2023 reached $4,678.8 billion, representing a year-over-year increase of 3.3%. Within this category, IT services expenditures were $1,381.8 billion, reflecting a 5.8% year-over-year increase, and software expenditures were $913.3 billion, a 12.4% year-over-year increase.

Gartner has predicted that global information technology expenditures will reach $4,997.7 billion in 2024, a year-over-year increase of 6.8%. IT services expenditures are expected to increase to $1,501.4 billion, a 8.7% year-over-year increase, while software expenditures are projected to grow to $1,029.4 billion, a 12.7% year-over-year increase.

Increased IT investment in China’s securities industry

On June 9, 2023, the Securities Association of China (SAC) officially released the “Three-Year Enhancement Plan for Network and Information Security of Securities Companies (2023-2025)” (“the Plan”). The Plan indicates that the average investment in information technology by securities firms should not be less than 10% of their average net income, or 7% of their average operating income from 2023 to 2025. In 2023, securities firms actively responded to the Plan, significantly increasing their investment in information technology to promote secure system operations and enhance the operational efficiency of their systems.

Among the 43 securities firms listed in China, 39 disclosed their information technology investments. Based on our review of their public filings, such investments reached RMB $27.3 billion (approximately USD $3.8 billion) in 2023, representing a year-over-year increase of 7.0%. Of these firms, 36 firms disclosed the number of information technology personnel, which totaled 17.3 thousand in 2023, a year-over-year increase of 9.7%.

ASIA Pacific anticipated to be lucrative market for automotive software

According to the “Automotive Software Market Report” issued by Markets and Markets, a market research firm, the Asia Pacific region is anticipated to be the largest market for automotive software during the period 2023 to 2030. This is due to the presence of major automotive manufacturers in the region, the high sales volume of passenger cars in the region, and an increase in the adoption of electric vehicles. The region is currently experiencing rapid advancements in advanced vehicle technologies, particularly in China, Japan, and South Korea. China is the largest market in the Asia Pacific region, due to the increasing innovation from Chinese OEMs and developments in the field of autonomous and semi-autonomous vehicles.

Automotive manufacturers in these countries have shifted their focus to advanced technologies such as advanced driver assistance systems (“ADAS”), autonomous driving systems, telematics, and communications services. As a result, vehicles equipped with ADAS rely heavily on software to control their various functions. The market for automotive software in Asia Pacific is expected to grow as the demand for these vehicles continues to increase.

Business

Overview

We are an information technology (“IT”) service and products provider focused on accelerating innovation and software-driven technologies in the securities and the automotive industries in China. We also provide services and products to clients in other countries and intend to expand our global reach over the next five years. In addition, we also provide business management and recruiting services to our customers.

The automotive industry has undergone an unprecedented transformation redefining the driving experience with software-defined vehicles (SDVs), emphasizing features such as autonomous driving, IoT connectivity, digital cockpits, and safety technologies. By offering a comprehensive portfolio of IT consulting services, solutions, and products, we support our clients’ goal of accelerating innovation and software-driven transformation by leveraging our expertise in emerging technologies. Our offerings for the securities industry support the following systems of our securities services customers: intelligent robo-advisory decision engines, data management platforms (DMPs), and real-time data analytics systems. Our services and products assist clients in generating in-depth market analysis, optimizing investment strategies, and improving trading efficiency, all while safeguarding system security and regulatory compliance.

Our current IT products integrate cutting-edge technology and intelligent algorithms, encompassing driver health and safety monitoring, financial investment simulation, and enterprise intelligent decision support. These products drive innovation and development in the securities industry and the automotive industry.

We employ cutting-edge tools and technologies, including big data, cloud computing, and artificial intelligence (AI) to drive innovation and development in these markets. By combining our professional knowledge about the industry sectors on which we focus and our technical expertise, we help clients solve complex challenges, optimize business processes, improve efficiency, with the goal of helping our clients to achieve sustainable growth and value creation.

Our Mission

We are dedicated to empowering businesses through intelligent solutions and driving industry transformation with cutting-edge technologies. We achieve this by integrating advanced technologies and intelligent applications into our clients’ operations, unlocking a new era of efficiency and innovation.

This allows our clients to gain valuable insights, make data-driven decisions, and continuously improve their market position. Our technological solutions are designed to optimize resource allocation, reduce operating costs, and enhance productivity, ensuring our clients remain competitive in today’s dynamic market. We go beyond simply providing technology; we become a trusted partner, collaborating with our clients to navigate their digital transformation journey and build a smarter, more efficient future.

Our Strengths

Top-Tier IT Professionals

We employ highly skilled IT professionals with extensive project and product development experiences across diverse industries, including automotive, finance, securities, healthcare, e-commerce, and manufacturing. Our team possesses a broad range of expertise encompassing embedded technologies, IoT communications, microservices architecture, big data, cloud computing, and advanced large-scale models. We prioritize continuous learning through multifaceted training programs focused on technical proficiency, industry knowledge, and project delivery management. These in-house programs are designed to continually enhance our team’s skills and management capabilities.

Collaborative Culture

We believe that our team structure fosters collaboration and leverages expertise to obtain project success. We have established a network of highly skilled professionals organized into specialized groups. This includes industry experts who provide strategic guidance, experienced project management teams that deliver projects efficiently, and offshore development centers in Shanghai that contribute to cost-effective solutions. This collaborative structure enables us to consistently deliver outstanding performance and efficient project execution.

Responsive Service

We are committed to delivering high-quality services and products to our clients, promoting their satisfaction and long-term partnership with us. Our IT and business management consulting services are backed by a dedicated account management team available 24/7, providing swift responses within one hour and utilizing a robust tracking mechanism for issue resolution, particularly beneficial for business-to-business (B2B) companies. Our delivery manager maintains frequent communication with our clients, responding and following up more than five times daily during the service delivery process.

We strive to be a one-stop solution provider for the IT needs of clients in the automotive and securities industries. This includes offering consulting services to address IT expertise gaps and reduce salary costs for clients, as well as delivering customized IT solutions tailored to their specific needs. We not only offer existing solutions and products but also i develop new, unique solutions tailored to meet our clients’ evolving business development and innovation needs.

We believe that what also distinguishes us from our competitors is our independently developed software products, including (1) Intelligent Cockpit (Health and Safety Monitoring System), which transforms vehicles into custodians of passengers’ health, providing users with a brand-new experience through multi-dimensional health data analysis; (2) Investment Funds Simulator, allowing users to practice investment strategies in a realistic, simulated environment without risking real money; (3) Operations Management System (OMS), providing features such as electronic approval, customizable processes, multiple approval methods, real-time monitoring, and data analysis; and (4) Decision Engine, which features visual displays and interactive elements that enable users to gain a more intuitive understanding of data and decision outcomes, thereby assisting businesses in making logical and informed decisions quickly in complex and ever-changing market environments.

Employee Professionalism and Stability

Our IT and business management consulting services rely heavily on the professionalism and stability of our IT professionals stationed on-site at client locations. Clients value the stability and professional competence of our consulting personnel. To meet client expectations and maintain a high level of professionalism, we have implemented various measures aimed at enhancing our team’s skills and sense of belonging, ultimately improving our service performance and market competitiveness.

We prioritize continuous professional improvement for our employees by providing a comprehensive range of free training courses covering IT, English, and soft skills, among others. These courses are designed to enhance their knowledge and skill levels, supporting their career development and ensuring they stay updated with industry trends.

To foster employee loyalty and a strong sense of belonging, we offer a comprehensive benefits package that includes competitive health insurance, generous employee wellness programs, employee welfare, and clear career advancement opportunities. These investments not only contribute to a low employee turnover rate, resulting in a stable and experienced team, but also directly translate to sustained growth and increased revenue. A loyal and engaged workforce is essential for delivering exceptional client service and achieving long-term success.

Our Strategies

We utilize a multi-pronged strategic approach to drive sustainable growth and maximize value creation for our stakeholders.

Global Expansion

We are actively seeking to expand our operations on a global scale, including sales to international destinations, enhancing our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources. In 2024, we hired a business development specialist to service potential clients both internationally and in the PRC. We intend to use a portion of the proceeds from this offering to establish sales offices employing local sales and business development teams in Singapore, Hong Kong and the U.S. We do not expect that these offices will generate material revenue in the next twelve months.

Flexible Delivery Models Global Expansion

We are actively expanding our operations on a global scale, including sales to international destinations, enhancing our competitiveness by accessing new markets, developing innovative products and services, and leveraging global resources.

We cater to diverse client needs through a variety of flexible service and product delivery models, including offshore and onshore delivery, strategic collaborative delivery, software-as-a-service (SaaS), and platform-as-a-service (PaaS) delivery. This approach fosters strong relationships with business partners and contributes to exceptional client satisfaction.

Deep Industry Expertise

We maintain a laser focus on the software-driven segment of the automotive industry and the securities industries. By continually gaining valuable insights from our existing client base, we delve deeper into these areas, identifying new business opportunities and developing highly specialized technologies and services.

Product Development Capabilities

We prioritize continuous research and development in new technologies for the automotive and securities industries. This commitment to innovation ensures a steady stream of new products and cutting-edge solutions that address evolving market demands and maintain our competitive edge.

Our Products and Services

Our focus is in the following key operational areas:

●	IT and business management consulting services

●	Customized IT Solution Services

●	Products

IT and business management consulting services

We offer comprehensive IT consulting services to clients in the automotive and securities industries. We enable clients to optimize and reduce operational costs by strategically outsourcing specific functions, such as IT project research and development or certain business operating functions like sales and financial management, to our team of experienced IT professionals. This allows clients to focus on their core activities. Our service delivery model includes on-site consultations provided at the client’s site by our own IT employees, off-site development followed by remote project delivery, and comprehensive project management. Our team combines deep industry knowledge and expertise in IT and business management consulting services to deliver high-quality solutions.

For example, our IT professionals help our automotive clients to develop advanced systems in their software-defined vehicles, such as over-the-air (OTA) upgrades to management systems, driver monitor systems (DMS), advanced driving assistance systems (ADAS), navigation control systems, and vehicle status diagnostic management systems, among others. We are dedicated to helping clients enhance product performance, optimize user experience, and actively assist the industry achieving more environmentally friendly, efficient, and safe driving experience.

As of September 30, 2024, we employed 171 IT professionals in the PRC, 93% of which are based in Shanghai, and the rest are located in Beijing, Dalian, Hangzhou, Shenzhen and Wuhan. For the year ended December 31, 2023, revenue generated from our IT and business management consulting services increased by 12.8% to $10.4 million from $9.2 million in 2022. For the six months ended June 30, 2024, revenue generated from our IT and business management consulting services decreased by 7.8% to $4.4 million from $4.8 million in 2023. Our principal clients, SAIC Motor and Orient Securities, accounted for 23.7% and 25.1% of the revenues generated from our IT and business management consulting services in 2023, and 23.8% and 24.6% in 2022, respectively. SAIC Motor and Orient Securities accounted for 35.2% and 29.3% of our revenues generated from our IT and business management consulting services in the six months ended June 30, 2024.

We entered into a service agreement with SAIC Motor on May 24, 2022, with a term from June 1, 2022 to May 31, 2024. We are in the process of renewing and updating this agreement, which is expected to be completed in late 2024. While discussions with SAIC Motor for the renewal are ongoing, we continue to provide services in accordance with the terms of the expired agreement. Under the agreement, we provided IT service to develop digital construction projects for SAIC Motor. We also entered into a personnel outsourcing service cooperation agreement with Orient Securities in November 2022 for a term of one year. We have renewed this agreement with Orient Securities and the current term ends in November 2025. Under this agreement, we provided personnel to complete tasks assigned by Orient Securities at their designated locations.

We also offer recruitment services to assist our clients in finding and hiring suitable candidates, including job advertising, candidate sourcing, resume screening, interview coordination, and candidate selection. For the years ended December 31, 2022 and 2023, revenues generated from recruitment services constituted 2.9% and 3.5% of the total revenue generated from our IT and business management consulting services. For the six months ended June 30, 2024 and 2023, revenues generated from recruitment services constituted 2.7% and 2.8% of the total revenue generated from our IT and business management consulting services.

According to China’s National Bureau of Statistics, in 2023 revenue generated from information technology services was 8,122.6 billion in China, representing a year-over-year increase of 15.1% over 2022. The compound annual growth rate (CAGR) for the five years ended December 31, 2023 was 16.8%.

Customized IT Solution Services

We also specialize in delivering customized IT solutions to clients in the automotive and securities industries, both locally and globally. Our IT solution services encompass IT maintenance, development, system updates, and intelligent software upgrades tailored to each client’s specific needs and requests.

Based on each client’s unique requirements and leveraging cutting-edge tools and technologies such as cloud computing, big data, and artificial intelligence, we design and implement solutions that enhance operational efficiency and business performance, enabling clients to achieve their strategic goals.

Our customized IT solutions involve a collaborative process to meet each client’s unique requirements. This includes system design, planning, and integration, often incorporating a significant degree of personalization. The duration of these projects typically falls within a one-year time frame. Upon completion, clients conduct acceptance testing to ensure the solutions meet their expectations.

Revenue from customized IT solution services decreased by $1.42 million, or 95%, to $77.3 thousand 278.3 thousand, or 384.5%, to $350.7 thousand for the year ended December 31, 2023, from $1.5 million in 2022. In 2022, we completed two large one-time projects. Revenue from customized IT solution services increased by $278.3 thousand, or 384.5%, to $350.7 thousand for the six months ended June 30, 2024, from $72.4 thousand for the six months ended June 30, 2023. Customized IT solutions are mainly developed in Shanghai, where approximately 9 IT professionals are responsible for this business which services clients throughout the PRC.

Products

Leveraging our research and development (R&D) expertise, we have developed a portfolio of proprietary IT products designed to address the specific needs of various industry sectors. Revenue from product sales was $250.9 thousand for the six months ended June 30, 2024, as we began to sell three newly released products in the second half of 2023. Revenue from product sales in the same period of 2023 were insignificant. Revenue from product sales increased by $757.2 thousand, or 4,829.6%, in the year ended December 31, 2023 to $772.9 thousand, from $15.7 thousand in the same period of 2022, as we began to sell three newly released products in 2023.

Our current products include an Investment Funds Simulator, a Decision Engine, and an Operations Management System. Our products under development include an Intelligent Cockpit – Health and Safety Monitoring System.

Investment Funds Simulator

Our Investment Funds Simulator utilizes high-fidelity simulation technology to accurately mimic the functions and behavior of an open-end fund. This immersive platform enables users to participate in a team environment, assuming various roles and engaging in essential activities such as investment research, decision-making, risk management, trade execution, fund valuation, performance evaluation, asset allocation, and subscription/redemption processes. The platform goes beyond basic simulation by offering realistic experiences like hosting roadshows, managing investor relations, leveraging AI for research report creation, customizing investment strategies, conducting financial ratio analysis, managing market timing analysis, and participating in large-scale competitions. Users gain a comprehensive understanding of the workflow and methodologies involved in institutional investment. Our target clients for the Investment Funds Simulator are educational institutions and securities industry participants. This product was first developed in 2022 and sales commenced in 2023. The price for this product is approximately $44 thousand.

Decision Engine

Our Decision Engine is an intelligent decision support tool designed to enable businesses to generate data-driven insights. This system leverages advanced data analytics and machine learning algorithms to provide accurate and efficient decision-making support across various business functions, including capital market forecasting, intelligent marketing, product pricing, supply chain optimization, and risk management. It features intuitive visualizations and interactive capabilities, facilitating user comprehension of data and decision outcomes. By enabling businesses to make faster, more informed decisions in complex and dynamic markets, this system helps clients enhance operational efficiency, competitiveness, and profitability. This Decision Engine can be utilized by a broad range of industries, especially the securities industry. This product was first developed in late December, 2021 and sales commenced in 2023. Our customers include a pharmaceutical company and affiliates of CLPS. Prices for this product range from $37.0 thousand to $44.0 thousand depending on the configuration.

Operations Management System

Our Operations Management System (OMS) is a comprehensive software program designed to optimize and standardize business operations across a company. It leverages a systematic approach and intuitive graphical user interface to allow businesses to customize, scientifically plan, and monitor their operational processes in response to evolving project needs. This includes formulating data-driven management strategies, enhancing process efficiency and quality, and fostering seamless integration between individuals, departments, and systems. By streamlining workflows and eliminating bottlenecks, the system facilitates precise operation across applications, departments, and partner ecosystems. Through comprehensive process modeling, automation, management, monitoring, and optimization, it ensures efficient, standardized, and adaptable operations, empowering businesses to manage even the most complex workflows with greater intelligence.

This system can be utilized by a broad range of industries. This product was initially used by us internally and was first marketed in 2023, in which year sales commenced. Our customers include an IT education and training company, affiliates of CLPS, a biopharmaceutical company, a machinery technology company, a cloud services company and an electromechanical engineering company. Prices for this product range from $62.0 thousand to $68.0 thousand depending on the configuration.

We currently have one product in the late stage of development, the Intelligent Cockpit – Health and Safety Monitoring System:

Intelligent Cockpit – Health and Safety Monitoring System

Our Intelligent Cockpit incorporates a health and safety monitoring system that leverages advanced sensor technologies and artificial intelligence (AI) algorithms to monitor a driver’s health and the inside environment of the vehicle in real-time. The system captures key data points such as cockpit temperature, driver’s vitals (body temperature, pulse rate, blood oxygen, heart rate), and alcohol content. Additionally, it provides safety features by monitoring noise, air quality, and brightness levels in the cockpit. By processing this data, the system can provide personalized health recommendations and real-time driving guidance, and safety interventions. Our target client for the Intelligent Cockpit – Health and Safety Monitoring System are automakers that are rapidly transforming towards a tech-driven automotive company in China. The first version of this product was released in May 2023 and is currently being marketed to automotive manufacturers in China.

Competition

The IT and business management consulting and solution services industry is characterized by intensifying competition. We believe that several key factors contribute to this competitive landscape:

●	Delivery Quality and Technological Development: The quality of IT software and services must keep abreast of technological progress. Global businesses are undergoing profound changes due to ongoing IT innovations. For example, in 2023 there were notable advances in emerging technologies such as generative AI, 5G, and low-code/no-code solutions. We must continue to keep current with these advances in order to remain at the forefront of technology and consistently enhance our capabilities.

●	Intense Talent Competition: Our success hinges on attracting and retaining highly skilled professionals with niche digital expertise. This talent pool is highly competitive, leading to intense competition for qualified personnel.

●	Customer Service and Delivery Quality: Client satisfaction directly impacts our ability to retain customers and attract new business. Failure to meet or exceed expectations in service delivery can lead to customer churn and market share loss.

●	Service Portfolio Breadth and Depth: Clients require a comprehensive suite of services, including software development, consulting expertise, and customized solutions tailored to their specific industry needs. An insufficient or limited service portfolio could hinder our ability to compete effectively.

Sales and Marketing

We maintain a dedicated sales and marketing team which responsible for driving business development. As of June 30, 2024, our team consisted of 16 sales and marketing professionals, including 5 sales managers overseeing specific regions or client segments. We are committed to strengthening our sales force by strategically recruiting domestic and international talent.

Our business development activities focus on cultivating relationships with existing clients and identifying new business opportunities. The sales team prioritizes maintaining strong client relationships and exploring collaboration possibilities with potential clients. Through our market insight, we actively pursue bidding opportunities from existing clients and the broader market, leveraging positive recommendations from our current client base. Our bid support team plays a critical role in preparing competitive proposals, while the client services department ensures seamless project delivery and client satisfaction upon a successful bid. Additionally, we have established a social media marketing team to enhance brand awareness and promote our services to a wider audience.

Research and Development

Due to the nature of our business, we prioritize research and development (R&D) initiatives in order to deliver services and products that effectively meet the evolving needs of our domestic and international client base. As of June 30, 2024, our R&D department consisted of 16 full time professionals and another 157 full time professionals who also function as IT consultants to clients, and perform R&D services on our behalf as needed.

Our R&D efforts center on leveraging emerging tools and technologies, as opposed to traditional research and development activities, to streamline project delivery and enhance efficiency. For example, we adopted the emerging and popular low-code development platforms in designing our IT solution and IT products, which significantly reduce system development cycles and expedite application deployment. This approach has demonstrably improved development speed, minimized redundancy, and fostered agile iterations, leading to increased flexibility and tangible benefits for the company.

We actively embrace cloud computing and serverless architectures. These technologies enable our teams to deploy projects without managing server infrastructure, while automatically scaling to accommodate traffic fluctuations. This frees project teams to concentrate on core business logic development, further enhancing efficiency and adaptability. In the automotive industry, we leverage cloud computing and serverless architectures to efficiently manage and cleanse massive data sets from vehicle endpoints. Cloud resources automatically scale to handle data fluctuations, ensuring optimal resource utilization and delivering highly available, scalable solutions that facilitate seamless project progress.

We also utilize continuous integration and continuous deployment (CI/CD) tools to automate the building, testing, and deployment processes, guaranteeing rapid and high-quality software delivery. This approach has proven instrumental in performing projects requiring frequent iterations. By implementing CI/CD tools, we are able to rapidly respond to evolving business needs, improve delivery speed, and reduce overall project costs.

Our unwavering commitment to R&D has demonstrably expanded our technical expertise and broadened the scope of our service offerings. By prioritizing efficiency and quality through the adoption of innovative solutions, we have positioned ourselves as a leading provider of comprehensive solutions, earning the trust and recognition of our clients.

Intellectual Property

Our intellectual property rights are important to our business. We rely on a combination of trade secrets, confidentiality procedures and contractual provisions to protect our intellectual property. We also rely on and protect unpatented proprietary expertise, and other trade secrets to develop and maintain our competitive position. We enter into confidentiality agreements with most of our employees and consultants, and control access to and distribution of our documentation and other licensed information. Despite these precautions, it may be possible for a third party to copy or otherwise obtain and use our technology without authorization, or to develop similar technology independently. Since it is often difficult to enforce intellectual property rights in China. Policing unauthorized use of our technology is difficult and the steps we take may not prevent misappropriation or infringement of our proprietary technology. In addition, litigation may be necessary in the future to enforce our intellectual property rights, to protect our trade secrets or to determine the validity and scope of the proprietary rights of others, which could result in substantial costs and diversion of our resources and could have a material adverse effect on our business, results of operations and financial condition. We require our employees to enter into non-disclosure agreements to limit access to and distribution of our proprietary and confidential information. These agreements generally provide that any confidential or proprietary information developed by us or on our behalf must be kept confidential. These agreements also provide that any confidential or proprietary information disclosed to third parties in the course of our business must be kept confidential by such third parties.

We currently own one registered trademark, which is a valuable asset that reinforces the brand and our consumers’ favorable perception of our products. The current registration of this trademark is effective for a limited period of time and may be renewed periodically, provided that we, as the registered owner, comply with all applicable renewal requirements including, where necessary, the continued use of the trademark in connection with similar goods. In China, in the event of trademark infringement, the State Administration for Industry and Commerce has the authority to fine the infringer and to confiscate or destroy the infringing products. In addition to trademark protection, we own three (3) URL designations and domain names, including jajiglobal.com, jajigroup.com, and jajigroup.com.cn.

We have registered the following trademark:

Mark	Country of Registration	Application Number	Class/Description	Current Owner	Status
	China	54531262	Class 42: Technical research; Research and develop new products for other parties; Information technology consulting services; Industrial product design; Computer software update; Computer software design and development ; Computer software maintenance; Computer hardware design and development consulting; Cloud computing; computer programming	JAJI Shanghai	Registered

Software copyrights are critical to our business. All of our proprietary IT products are built on copyrighted software programs and open-source software. In addition to legal value, software copyrights also have a certain commercial value for performance enhancement. Software copyrights can increase the market competitiveness of our performance enhancement software products, enhance the customers’ trust in our products, and provide a basis for deeper cooperation. For others’ usage, copying, modification or distribution of the copyrighted software without authorization, the software holder can safeguard their rights in accordance with the law and protect their rights and interests.

The following is a list of the Company’s copyrights:

Software Name	Country of Registration	Registration Number	Current Owner	Approval Date	Status
JAJI China EKYC Based Mobile Banking Software (“Mobile Banking”) V1.0	China	2020SR1692693	JAJI Shanghai	November 30, 2020	Registered
JAJI Project Management Software V4.0	China	2021SR1775321	JAJI Shanghai	November 17, 2021	Registered
JAJI One-Stop Platform for Talent Cultivation Based on Internationalization V2.0	China	2021SR1775007	JAJI Shanghai	November 17, 2021	Registered
JAJI Project Lifeline Tracking Management System V1.0	China	2021SR1952575	JAJI Shanghai	November 30, 2021	Registered
JAJI Salary Query Software V1.2	China	2021SR1952576	JAJI Shanghai	November 30, 2021	Registered
JAJI Internet Financial Accounting Management Software V2.0	China	2021SR2008521	JAJI Shanghai	December 7, 2021	Registered
JAJI Bank Clients Management Software Based on Distributed Architecture V1.0	China	2021SR1969086	JAJI Shanghai	December 1, 2021	Registered
JAJI Talent Recommendation and Recruitment Mobile Platform Software V1.0	China	2021SR2085396	JAJI Shanghai	December 20, 2021	Registered
JAJI BPM Organizational Structure and Process Approval Software V4.0	China	2021SR1880802	JAJI Shanghai	November 24, 2021	Registered
JAJI Online Finance Management Software Based on Distributed Architecture V1.0	China	2021SR2008522	JAJI Shanghai	December 7, 2021	Registered
JAJI Enterprise Talent Information Analysis and Management Software Based on Distributed Architecture V2.0	China	2021SR1901457	JAJI Shanghai	November 25, 2021	Registered
JAJI Mobile Banking System Based on Intelligent Face Recognition V1.0	China	2021SR1969085	JAJI Shanghai	December 1, 2021	Registered
JAJI Talent Resume Management DB Database Software V1.5	China	2021SR1952673	JAJI Shanghai	November 30, 2021	Registered
JAJI Business Points Mall WeChat Platform Software V1.0	China	2021SR1952574	JAJI Shanghai	November 30, 2021	Registered
JAJI Dual Recording Platform Software V1.0	China	2021SR2116913	JAJI Shanghai	December 23, 2021	Registered
JAJI CRM Customer Management Software User Manual V2.0	China	2023SR0235089	JAJI Shanghai	February 14, 2023	Registered
JAJI Talent Order Matching Software User Manual V2.0	China	2023SR0235088	JAJI Shanghai	February 14, 2023	Registered
JAJI Talent Delivery Management System User Manual V2.0	China	2023SR0235112	JAJI Shanghai	February 14, 2023	Registered
JAJI Rules and Regulations Document Management System User Manual V2.0	China	2023SR0235113	JAJI Shanghai	February 14, 2023	Registered
JAJI Data Sharing SD Software V3.0	China	2023SR0235114	JAJI Shanghai	February 14, 2023	Registered
JAJI PL Report System Software V3.0	China	2023SR0235115	JAJI Shanghai	February 14, 2023	Registered
JAJI Decision Tree Editing Software v2.0	China	2023SR1193997	JAJI Shanghai	October 8, 2023	Registered
JAJI Unified Decision Knowledge (UDK) Editing Software v2.0	China	2023SR1205627	JAJI Shanghai	October 10, 2023	Registered
JAJI Quantitative Trading Matching Software v1.0	China	2023SR1204049	JAJI Shanghai	October 10, 2023	Registered
JAJI Quantitative Trading Allocation Software v1.0	China	2023SR1204959	JAJI Shanghai	October 10, 2023	Registered
JAJI Quantitative Trading Execution System v1.0	China	2023SR1209552	JAJI Shanghai	October 11, 2023	Registered
JAJI Unified Decision Knowledge (UDK) Scorecard Editor V2.0	China	2023SR1358161	JAJI Shanghai	November 2, 2023	Registered
JAJI Multi-Tenant Operation Management Software V2.0	China	2024SR1326707	JAJI Shanghai	September 6, 2024	Registered
JAJI PMO Data Management Platform Software V3.0	China	2024SR1326747	JAJI Shanghai	September 6, 2024	Registered
JAJI Open-Ended Fund Management Software V1.0	China	2024SR1326758	JAJI Shanghai	September 6, 2024	Registered
JAJI Intelligent Recruitment Data Synchronization Tool V1.0	China	2024SR1328374	JAJI Shanghai	September 9, 2024	Registered
JAJI Intelligent Cockpit - Health and Safety Monitoring System V2.0	China	2024SR1328041	JAJI Shanghai	September 9, 2024	Registered
JAJI E-Mall Platform H5 Software V1.0	China	2024SR1328467	JAJI Shanghai	September 9, 2024	Registered

Employees

As of June 30, 2024, we had 204 full-time employees, all based in China. The following table sets forth a breakdown of employees categorized by function as of June 30, 2024:

	Number of Employees	Percentage
IT professional	157	77.0%
Sales and Marketing	16	7.8%
Administrative	15	7.4%
Research and development	16	7.8%
Total	204	100%

We have developed various methods to ensure that our employees are adequately and correctly trained for the functions they perform and are aware of the legislation affecting our business. Our success depends on our ability to attract, retain, and motivate qualified employees. We endeavor to offer our employees competitive compensation packages and a positive, dynamic, and creative work environment. We believe that we maintain a good working relationship with our employees, and we have not experienced any material employment disputes or work stoppages.

We enter into standard employment contracts with our employees. We also enter into standard confidentiality agreements with all of our employees. None of our employees are represented by a labor union or collective bargaining agreements.

Facilities

Our headquarters are located in China. We lease an aggregate of approximately 564 square meters for our principal office space in Shanghai, China. We believe that our facilities are adequate for our current needs.

Facility	Location	Space (m2)	Rent	Term
Office of JAJI Shanghai	Shanghai, China	331	$7,799 /month	4 months From August 18, 2024 to December 31, 2024

Office of JAJI Shanghai	Shanghai, China	233	$5,490 /month	12 months From January 1, 2024 to December 31, 2024

Office of JAJI Shanghai	Shanghai, China	564	$12,039/month	24 months From January 1, 2025 to December 31, 2026

Legal Proceedings

We are currently not a party to any material legal or administrative proceedings. We may from time to time be subject to various legal or administrative claims and proceedings arising from the ordinary course of business. Any litigation or other legal or administrative proceedings, regardless of the outcome, is likely to result in substantial costs and diversion of our resources, including our management’s time and attention.

regulation

Our Group is subject to the laws and regulations of China, where all of our Group Companies carry on their business and operations. This section sets forth a summary of the most significant rules and regulations that affect our business activities in China. They are not exhaustive and are only intended to provide some general information to prospective investors. They are neither designed nor intended to be a substitute for professional advice. We recommend that prospective investors should consult their own advisers regarding the implications of such laws and regulations on our Group.

OVERVIEW OF THE PRC LAWS AND REGULATIONS

This section sets forth a summary of the principal PRC laws and regulations that are applicable to our business operations in Mainland China.

Regulations Relating to Foreign Investment

The Market Entrance Rules for Foreign Investment

Market entrance for investment activities in Mainland China by foreign investors is mainly governed by the Guidance Catalogue of Encouraged Industries for Foreign Investment (2022 Version), or the Catalogue, which was promulgated by the Ministry of Commerce, or the MOFCOM, and the National Development and Reform Commission, or the NDRC, on July 29, 2022, and became effective on January 1, 2023, and the Special Administrative Measures (Negative List) for the Entrance of Foreign Investment (2021 Version), or the Negative List, which was promulgated by the MOFCOM and the NDRC on December 27, 2021 and became effective on January 1, 2022. The Catalogue lists the encouraged industries for foreign investment, and the Negative List identifies the prohibited and restricted industries for foreign investment. If the investment falls within an “encouraged” category in the Catalogue, such foreign investment can be conducted through the establishment of a wholly foreign-owned enterprise. If the investment falls within the “restricted” category on the Negative List, such foreign investment may be conducted through the establishment of a joint venture enterprise, with varying minimum shareholdings for the Mainland China party, depending on the particular industry. If the investment falls within a “prohibited” category on the Negative List, no foreign investment of any kind is allowed. Any investment that occurs within an industry not falling into any of three categories mentioned above is classified as a permitted industry for foreign investment.

We do not believe that our activities fall within any restricted or prohibited category on the Negative List.

The Foreign Investment Law

On March 15, 2019, the National People’s Congress approved the Foreign Investment Law, which took effect on January 1, 2020 and replaced the three governing laws on foreign investments in Mainland China, namely, the PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law, together with their implementation rules and ancillary regulations. The Regulations for the Implementation of the Foreign Investment Law, which were promulgated by the State Council on December 26, 2019, and became effective on January 1, 2020, further clarified and elaborated the relevant provisions of the Foreign Investment Law. The Foreign Investment Law and its Implementation Rules embody an expected PRC regulatory trend to rationalize its foreign investment regulatory regime in line with prevailing international practice and the legislative efforts to unify the corporate legal requirements for both foreign and domestic invested enterprises in Mainland China, and establish the basic framework for the access of, and the promotion, protection and administration of foreign investments in view of investment protection and fair competition.

Pursuant to the Foreign Investment Law, “foreign investment” refers to investment activities directly or indirectly conducted by one or more natural persons, business entities, or otherwise organizations of a foreign country (collectively referred to as “foreign investor”) within Mainland China, and the investment activities include the following situations: (i) a foreign investor, individually or collectively with other investors, establishes a foreign-invested enterprise within Mainland China; (ii) a foreign investor acquires stock shares, equity interest, shares in assets, or other equivalent rights and interests of an enterprise within Mainland China; (iii) a foreign investor, individually or collectively with other investors, invests in a new project within Mainland China; and (iv) investments in other means as provided by laws, administrative regulations, or the State Council.

The Foreign Investment Law grants national treatment to foreign invested enterprises, or FIEs, except for those FIEs that operate in industries deemed to be either “restricted” or “prohibited” in the Negative List. The Foreign Investment Law provides that FIEs operating in foreign restricted industries will require market entry clearance and other approvals from relevant PRC authorities. If a foreign investor is found to invest in any prohibited industry as stipulated in the Negative List, such foreign investor may be required to, among other things, cease its investment activities, dispose of its equity interests or assets within a prescribed time limit or have its income confiscated. If the investment activity of a foreign investor is in breach of any special administrative measure for restrictive access provided for in the Negative List, the relevant competent department shall order the foreign investor to make corrections within a prescribed time limit and take necessary measures to meet the requirements of the special administrative measure for restrictive access. Moreover, legal liability may be imposed if foreign investors were found to be in violation with the provisions for the access of foreign investment under the Negative List.

In addition, the Foreign Investment Law also provides several protective rules and principles for foreign investors and their investments in Mainland China, including, among others, that a foreign investor may freely transfer into or out of Mainland China, in Renminbi or a foreign currency, its contributions, profits, capital gains, income from disposition of assets, royalties of intellectual property rights, indemnity or compensation lawfully acquired, and income from liquidation, among others, within Mainland China; local governments shall abide by their commitments to foreign investors; governments at all levels and their departments shall enact local normative documents concerning foreign investment in compliance with laws and regulations and shall not impair legitimate rights and interests, impose additional obligations onto FIEs, set market access restrictions and exit conditions, or intervene with the normal production and operation activities of FIEs; except for special circumstances in which case statutory procedures shall be followed and fair and reasonable compensation shall be made in a timely manner, expropriation or requisition of the investment of foreign investors is prohibited; and mandatory technology transfer is prohibited.

Furthermore, the Foreign Investment Law provides that FIEs established according to the previous PRC Sino-foreign Equity Joint Ventures Law, the PRC Sino-foreign Cooperative Enterprises Law and the PRC Wholly Foreign-owned Enterprises Law before the Foreign Investment Law was enacted may maintain their structure and corporate governance within five years commencing from January 1, 2020.

On December 30, 2019, the MOFCOM and the State Administration for Market Regulation (formerly known as the State Administration for Industry and Commerce) jointly promulgated the Measures for Reporting of Foreign Investment Information, or the Foreign Investment Reporting Measures, which came into effect on January 1, 2020 and replaced the Interim Administrative Measures for the Record-filing of the Establishment and Modification of Foreign-invested Enterprises. The Foreign Investment Reporting Measures establish an online reporting system for foreign investment instead of the previous requirement of the MOFCOM filing and/or approval procedures. Pursuant to the Foreign Investment Reporting Measures, for foreign investment carried out directly or indirectly within Mainland China, foreign investors or FIEs shall submit investment information for establishments, modifications and dissolution and annual reports of the FIEs through the online reporting system.

On December 19, 2020, the NDRC and the MOFCOM promulgated the Measures for Security Review of Foreign Investment, which became effective on January 18, 2021, pursuant to which, security review shall be conducted if foreign investments affecting or likely to affect national security. The Foreign Investment Security Review Mechanism in charge of organization, coordination and guidance of foreign investment security review is thereunder established. A working mechanism office shall be established under the NDRC and led by the NDRC and the MOFCOM to undertake routine work on the security review of foreign investment. According to the Measures for Security Review of Foreign Investment, foreign investment activities falling within the scope such as important cultural products and services, important information technologies and Internet products and services, important securities services, key technologies and other important fields that concern national security while obtaining the ultimate control over the enterprise invested in, a foreign investor or a party concerned in the PRC shall take the initiative to make a declaration to the working mechanism office prior to making the investment.

The PRC Company Law

Pursuant to the PRC Company Law (2023 Revision), which was promulgated by the Standing Committee of the National People’s Congress, or the SCNPC, on December 29, 2023 and will become effective on July 1, 2024, the establishment, operation and management of corporate entities in Mainland China are governed by the PRC Company Law. The PRC Company Law defines two types of companies: limited liability companies and companies limited by shares. Our PRC subsidiaries are limited liability companies. Unless otherwise stipulated in the relevant laws on foreign investment, FIEs are also required to comply with the provisions of the PRC Company Law.

Regulations Relating to Cybersecurity, Data Security and Privacy Protection

Regulations on Cyber Security

On December 28, 2000, the Standing Committee of the National People’s Congress, or the SCNPC enacted the Decision on the Protection of Internet Security, as amended on August 27, 2009, which provides that the following activities conducted through the internet are subject to criminal liabilities: (1) gaining improper entry into any of the computer information networks relating to state affairs, national defensive affairs, or cutting-edge science and technology; (2) violation of relevant provisions of the State in the form of unauthorized interruption of any computer network or communication service, as a result of which the computer network or communication system cannot function normally; (3) spreading rumor, slander or other harmful information via the internet for the purpose of inciting subversion of the state political power; (4) stealing or divulging state secrets, intelligence or military secrets via internet; (5) spreading false or inappropriate commercial information; or (6) infringing on the intellectual property.

On December 13, 2005, the Ministry of Public Security issued the Provisions on the Technical Measures for Internet Security Protection, which took effect on March 1, 2006. These regulations require internet service providers to take proper measures including anti-virus, data back-up, keeping records of certain information such as the log-in and exit time of users, and other related measures, and to keep records of certain information about their users for at least 60 days.

On June 22, 2007, the Ministry of Public Security, State Secrecy Bureau, State Cryptography Administration and the Information Office of the State Council jointly promulgated the Administrative Measures for the Multi-level Protection of Information Security, under which the security protection grade of an information system may be classified into five grades. Companies operating and using information systems shall protect the information systems and any system equal to or above level II as determined in accordance with these measures, a record-filing with the competent authority is required.

The Cybersecurity Law of the PRC (the “Cybersecurity Law”), as adopted by the SCNPC on November 7, 2016, has come into force on June 1, 2017. Regarded as the fundamental law in the area of cybersecurity in China, the Cybersecurity Law regulates network operators and others from the following perspectives: the principle of Cyberspace sovereignty, security obligations of network operators and providers of network products and services, protection of personal information, protection of critical information infrastructure, data use and cross-border transfer, network interoperability and standardization. Network operators shall, according to the requirements of the rules for graded protection of cybersecurity, fulfill security protection obligations to ensure that the network is free from interference, damage or unauthorized access, and prevent network data from being divulged, stolen or falsified. In addition, any network operator to collect personal information shall follow the principles of legitimacy, rationality and necessity and shall not collect or use any personal information without due authorization of the person whose personal information is collected. Each individual is entitled to require a network operator to delete his or her personal information if he or she finds that collection and use of such information by such operator violate the laws, administrative regulations or the agreement by and between such network operator and such individual; and is entitled to require any network operator to make corrections if he or she finds errors in such information collected and stored by such network operator. Such network operator shall take measures to delete the information or correct the error.

We are subject to the PRC laws and regulations in relation to cyber security. To comply with these laws and regulations, we have adopted security policies and measures to protect our cyber system and customer information.

Regulations on Cybersecurity Review

On December 28, 2021, the CAC and certain other PRC regulatory authorities promulgated the Measures for Cybersecurity Review (the “Cybersecurity Review Measures”), which provides that (i) network platform operators holding over one million users’ personal information shall apply with the Cybersecurity Review Office for a cybersecurity review when listing in a foreign country, and (ii) operators of “critical information infrastructure” that intend to purchase network products and services that will or may affect national security shall apply for a cybersecurity review, and (iii) network platform operators carrying out data processing that will affect or may affect national security shall apply for a cybersecurity review. The Cybersecurity Review Measures took effect on February 15, 2022 superseding the Measures for Cybersecurity Review which took effect on June 1, 2020.

Regulations on Data Security

On June 10, 2021, the SCNPC promulgated the Data Security Law of the PRC (the “Data Security Law”), which took effect on September 1, 2021. According to the Data Security Law, the enterprises conducting data processing activities shall establish and improve their data security management systems, organize data security trainings and adopt corresponding technical measures and other necessary measures, with a view to guaranteeing the data security. Chapter 4 of the Data Security Law provides for the obligations of general data processing and data security protection, including: (1) establishing and improving the whole-process data security management system; (2) strengthening risk monitoring and properly handling data security incidents; and (3) legally and properly collecting and using data. The Data Security Law further provides that “Data processing” includes but is not limited to the collection, storage, use, processing, transmission, provision, and public disclosure of data. Further, remedial measures shall be taken immediately upon discovery of any data security defects or bugs, and users shall be timely notified and competent authorities shall be informed in accordance with relevant provisions if any data security incident occurs. If an enterprise conducting data processing activities fails to meet such requirements, it would be subject to regulatory penalties, including fine, suspension of the relevant business, close of business for rectification and revocation of the relevant business permit or business license.

On December 8, 2022, the Ministry of Industry and Information Technology, or the MIIT, issued the Measures for Data Security Administration in the Industry and Information Technology Field (Trial Implementation) (the “Administration Measures”), which become effective on January 1, 2023. In accordance with the Administration Measures, the industrial and telecommunication data handlers shall classify data firstly based on the data’s category and then based on its security level on a regular basis, to classify and identify data based on the industry requirements, business needs, data sources and purposes and other factors, and to make a data classification list. In addition, the industrial and telecommunication data handlers shall establish and improve a sound data classification management system, take measures to protect data based on the levels, carry out key protection of important data, implement stricter management and protection of core data on the basis of important data protection, and implement the protection with the highest level of requirement if different levels of data are processed at the same time. The Administration Measures also impose certain obligations on industrial and telecommunication data handlers in relation to, among others, the implementation of data security work system, the administration of key management, data collection, data storage, data usage, data transmission, provision of data, publicity of data, data destruction, safety audit and emergency plans, etc.

Since our business involves data processing as defined under the Data Security Law, we are subject to the Data Security Law, the Administration Measures and other applicable laws and regulations in the PRC. To comply with these laws and regulations, we have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such data comply with applicable laws and with prevalent industry practice.

On July 7, 2022, the CAC promulgated the Measures on Security Assessment of Cross-border Data Transfer, which became effective on 1 September 2022. These Measures outline the requirements and procedures for security assessments on export of important data or personal information collected within the territory of Mainland China. More specifically, these Measures provide that any of the circumstances below will require security assessment before any cross-border data transfer out of Mainland China can occur: (i) a data handler provides important data out of Mainland China; (ii) a critical information infrastructure operator or a data handler processing the personal information of more than one million individuals provides personal information out of Mainland China; (iii) a data handler, who has cumulatively provided personal information of 100,000 individuals or sensitive personal information of 10,000 individuals out of Mainland China since January 1 of the previous year, provides personal information out of Mainland China; or (iv) under other circumstances as stipulated by the CAC. The data processing entities need to carry out a self-assessment before they can apply through provincial CACs for a security assessment to be carried out and approved by the CAC at the central level. Since our business does not involve any cross-border data transfer, we believe that the Measures on Security Assessment of Cross-border Data Transfer will not have any material impact on our business.

On November 14, 2021, the CAC commenced to publicly solicit comments on the Regulations on the Administration of Cyber Data Security (Draft for Comments) (the “Draft Cyber Data Security Regulation”). The Draft Cyber Data Security Regulation has not been officially enacted as of the date of this prospectus. According to the Draft Cyber Data Security Regulation, data processors shall apply for a cybersecurity review when carrying out the following activities: (1) the merger, reorganization or division of internet platform operators that have acquired a large number of data resources related to national security, economic development or public interests, which affect or may affect national security; (2) data processors that handle personal information of more than one million people contemplating to list their securities “in a foreign country”; (3) data processors contemplating to list its securities on a stock exchange in Hong Kong, which affects or may affect national security; (4) other data processing activities that affect or may affect national security. According to the PRC National Security Law, “national security” refers to a status in which the regime, sovereignty, unity, territorial integrity, welfare of the people, sustainable economic and social development, and other vital interests of the state are relatively not in danger and not threatened internally or externally and the ability to maintain a sustained security status. However, the criteria for determining the circumstances that “affect or may affect national security” for the purpose of the Draft Cyber Data Security Regulation remain unclear and are subject to further clarification by the CAC.

Regulations on Privacy Protection

The PRC Constitution states that PRC law protects the freedom and privacy of communications of citizens and prohibits infringement of such rights. In recent years, PRC government authorities have enacted legislation on internet use to protect personal information from any unauthorized disclosure.

On May 28, 2020, the National People’s Congress of the PRC approved Civil Code of the PRC, which took effect on January 1, 2021. Pursuant to the Civil Code of the PRC, the personal information of a natural person shall be protected by the laws. Any organization or individual shall legally obtain such personal information of others when necessary and ensure the safety of such information, and shall not illegally collect, use, process or transmit personal information of others, or illegally purchase or sell, provide or make public personal information of others.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC (the “Personal Information Protection Law”), which took effect on November 1, 2021. The Personal Information Protection Law aims to protect the rights and interests of personal information and regulate the processing of personal information. The Personal Information Protection Law stipulates certain important concepts with respect to personal information processing: (1) “personal information” refers to all kinds of information related to identified or identifiable natural persons recorded by electronic or other means, excluding the information processed anonymously; (2) “processing of personal information” includes the collection, storage, use, processing, transmission, provision, disclosure and deletion, etc. of personal information; and (3) “personal information processor” refers to an organization or individual that independently determines the purpose and method of the processing in the processing of personal information. The Personal Information Protection Law also stipulates the obligations in the circumstance of entrusted processing. Where a personal information processor entrusts others with the processing of personal information, 1) the personal information processor shall agree with the agent on substantial matters like purpose, term, method of entrusted processing, type of information and protection measures, as well as supervise the processing activities of the agent; 2) the agent shall process personal information strictly within the scope as agreed, and ensure the security of the personal information processed and assist the personal information processor to perform his legal obligations.

On September 28, 2023, the CAC issued the Provisions on Regulating and Promoting Cross-Border Data Flows (Draft for Comments) seeking public comments. On March 22, 2024, the CAC published the official version of the Provisions on Promoting and Regulating Cross-Border Data Flows (the “Official Provisions”), which came into effect immediately upon publication. The Official Provisions clarify the applicable standards for data processors in cross-border data transfers, including security assessment, standard contract for outbound transfer of personal data, and personal information protection certification.

We are subject to the PRC laws and regulations in relation to privacy protection as outlined above because we may have access to certain data of our customers and of end users of our customers. We have designed strict data protection policies to ensure that the collection, use, storage, transmission and dissemination of such information comply with applicable laws and regulations and with prevalent industry practice.

Regulations Relating to Intellectual Property

Copyrights

Copyrights in the PRC, including copyrighted computer software, is principally protected under the Copyright Law of the PRC and its implementation rules. The Copyright Law of the PRC was promogulated on January 17, 2021 and became effective on June 1, 2021 (the “Copyright Law”). Pursuant to the Copyright Law, the term of protection for copyrighted computer software shall be 50 years. Reproducing, distributing, performing, projecting, broadcasting or compiling a work or communicating the same to the public via an information network without permission from the owner of the copyright therein, unless otherwise provided in the Copyright Law of the PRC and related rules and regulations, shall constitute infringements of copyrights. The infringer shall, according to the circumstances of the case, undertake to cease the infringement, take remedial action, and offer an apology, pay damages, etc.

Trademarks

Registered trademarks are mainly protected under the Trademark Law of the PRC (2019 Revision) and its Implementation Rules (2014 Revision), collectively the Trademark Laws. Pursuant to the Trademark Laws, the right to exclusive use of a registered trademark shall be limited to trademarks which have been approved for registration and to goods and/or services for which the use of such trademark has been approved. The period of validity of a registered trademark shall be ten years, counted from the day the registration is approved, and may be renewed for another ten years provided that relevant application procedures have been completed within twelve (12) months before the end of the validity period. If the registrant fails to apply for renewal in a timely manner, a grace period of six (6) additional months may be granted. However, if the registrant fails to apply for renewal before the grace period expires, the registered trademark shall be deregistered.

Under the Trademark Laws, the Trademark Office of the State Administration for Market Regulation, or the Trademark Office, is responsible for the registration and administration of trademarks nationwide. The Trademark Office adopted the “first-to-file” principle for trademark registration, if two or more applicants apply for registration of identical or similar trademarks for the same or similar commodities, the application that was filed first will receive preliminary approval and will be publicly announced.

In addition, according to the Trademark Laws, using a trademark that is identical to or similar to a registered trademark in connection with the same or similar goods and/or services without the authorization of the owner of the registered trademark constitutes an infringement of the exclusive right to use a registered trademark. JAJI has one registered trademark in Mainland China.

Domain Names

Domain names in China are regulated by the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology, or the MIIT, on August 24, 2017 and became effective on November 1, 2017. Pursuant to which, “domain name” shall refer to the character mark of hierarchical structure, which identifies and locates a computer on the internet and corresponds to the internet protocol (IP) address of that computer. Unless otherwise provided in relevant rules, the principle of “first-to-file” is applied to domain name registration service. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

JAJI currently holds three registered domain names in Mainland China.

Regulations Relating to Labor Protection

The Labor Laws

Pursuant to the Labor Law of the PRC (2018 Revision) promulgated and effective on December 29, 2018, companies must negotiate and execute employment contracts with their employees based on the principle of fairness. Companies must establish and strengthen an employment hygiene system, strictly implement the national labor safety and health rules and standards, deliver occupational health and safety education to employees, prevent work-related accidents, and reduce occupational hazards. In addition, employers and employees shall purchase social insurances and pay for social insurance fees in compliance with the applicable PRC laws.

The Labor Contract Law of the PRC (2012 Revision), which was promulgated on December 28, 2012 and became effective on July 1, 2013, and the Implementation Regulations on Labor Contract Law, which was promulgated and became effective on September 18, 2008, collectively the Labor Contract Laws, serve as the primary law regulating the labor contract relationship between companies and their employees in respects such as the concluding, performing, alternation, dissolution and termination of a labor contract, requirements on probation period, payment of remuneration and economic compensation, labor dispatches as well as social security premiums. Pursuant to the Labor Contract Laws, an employment relationship is established between the employer and the employee since the day of employment, a written employment contract shall be executed. Moreover, employers shall pay wages that are no lower than the local minimum wage standards to their employees, and are prohibited from forcing their employees to work above certain time limit and shall pay employees for overtime work in accordance to national regulations.

The Social Insurance Law

Under the Social Insurance Law of the PRC (2018 Revision), which was promulgated and became effective on December 29, 2018, employers are required to pay basic pension insurance, unemployment insurance, basic medical insurance, employment injury insurance and maternity insurance for their employees at specified percentages of the salaries of the employees, up to a maximum amount specified by the local government regulations from time to time, and employees are required to pay basic pension insurance, unemployment insurance and basic medical insurance at specified percentages of their salaries. When an employer fails to pay social insurance premiums in full on a timely manner, relevant social insurance collection agency shall order it to make up for any shortfall within a prescribed time limit, and may impose a late payment fee at the rate of 0.05% per day of the outstanding amount from the due date. If such employer still fails to make up for the shortfalls within the prescribed time limit, the relevant administrative authorities shall impose a fine of one to three times the outstanding amount upon such employer.

The Housing Provident Fund Regulation

In accordance with the Administrative Regulation on Housing Provident Fund (2019 Revision) which was promulgated and became effective on March 24, 2019, employers must register at the designated administrative centers and open bank accounts for depositing their employees’ housing provident funds. Employer and employee are required to pay housing provident funds at an amount no less than 5% of the monthly average salary of the employee in the preceding year in full and on time. If an employer fails to conduct housing provident fund registration or open housing provident fund accounts for its employees, the relevant housing provident fund administrative center will order it to complete such registration and open accounts within a prescribed time limit, a fine up to RMB50,000 may be imposed if such employer fail to do so at the given time limit; if the employer fails to pay housing provident fund in part or in full, the relevant housing provident fund administrative center shall order it to pay the outstanding amount within a particular time frame, and if such employer fails to comply with such order, the relevant housing provident fund administrative center may apply for compulsory execution from certain people’s court.

Regulations Relating to Taxation

Enterprise Income Tax (“EIT”)

Pursuant to the Enterprise Income Tax of the PRC which was promulgated by the SCNPC on March 16, 2007 and last amended on December 29, 2018, and the Regulations on the Implementation of Enterprise Income Tax Law of the PRC which was promulgated by the State Council on December 6, 2007 and last amended on April 23, 2019, collectively the EIT Laws, EIT shall be applicable at a uniform rate of 25% to both resident and non-resident enterprises. Resident enterprises are defined as enterprises that are established in Mainland China in accordance with PRC laws, or that are established in accordance with the laws of foreign countries but have a de facto management body in Mainland China. Non-resident enterprises are defined as enterprises that are established under the laws of foreign countries and have no de facto management body within Mainland China, but have established institutions or premises in Mainland China, or have no such institutions or premises but have income generated from Mainland China. EIT shall be payable by a resident enterprise for income sourced within or outside Mainland China. EIT shall be payable by a non-resident enterprise, for income sourced within Mainland China by its institutions or premises established in Mainland China, and for income sourced outside Mainland China for which the institutions or premises established in Mainland China have a de facto relationship. Where the non-resident enterprise has no institutions or premises established in Mainland China or has income bearing no de facto relationship with the institution or premises established in Mainland China, EIT shall be payable by the non-resident enterprise only for income sourced within Mainland China at the rate of 20%.

Pursuant to the Administrative Measures on the Accreditation of High and New Technology Enterprise (“HNTE”), which was promulgated on January 29, 2016 and became effective as of January 1, 2016, enterprises that have been accredited as high-new technology enterprises can enjoy a preferential income tax rate of 15% in accordance with relevant EIT Laws for a period of consecutive three (3) years, commencing from the year that such high-tech certificate has been obtained.

JAJI Shanghai obtained the HNTE accreditation in 2022 and enjoys a preferential income tax rate of 15%, rather than the unified rate of 25%.

Value-Added Tax (“VAT”)

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation of Interim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively. As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%.

Withholding Tax

Pursuant to the EIT Laws, except as otherwise provided by relevant tax treaties with the PRC government, dividends paid by foreign-invested enterprises to foreign investors which are non-resident enterprises and which have not established or operated premises in Mainland China, or which have established or operated premises but where their income has no de facto relationship with such establishment or operation of premises shall be subject to a withholding tax of 10%. Pursuant to the Notice of the State Administration of Taxation on Issuing the Agreement between the Government of the People’s Republic of China and the Government of the Republic of Singapore on the Avoidance of Double Taxation and Prevention of Fiscal Evasion with respect to Taxes on Incomes, where the beneficial owner holding at least 25% of the equity interest of the foreign invested enterprise, the tax rate may be reduced to 5% when distributing dividends, if the beneficial owner is a company (except for a partnership), and the tax rate may be reduced to 10% otherwise.

Moreover, according to the Circular on Issues Relating to “Beneficial Owner” in Tax Treaties, which was issued on February 3, 2018 by the SAT and took effect on April 1, 2018, a “beneficial owner” shall mean a person who has ownership and control over the income, and the rights and property from which the income is derived. When determining the applicant’s status of being a “beneficial owner” regarding tax treatments in connection with dividends, interests or royalties in the tax treaties, a comprehensive analysis shall be taken into account with the actual conditions of the specific case. In general, the following factors are unfavorable for the determination of “beneficial owner” status of an applicant: (i) the applicant is obligated to pay 50% or more of the income, within 12 months from its receipt, to a resident of a third country (region), where the term “obligated” includes agreed obligations and de facto payment for which there is no agreed obligation; (ii) the business activities undertaken by the applicant do not constitute substantive business activities; (iii) the treaty counterparty country (region) does not levy, or exempts tax on the relevant income, or levies tax but with a very low actual tax rate; (iv) in addition to the loan contract based on which interest is derived and paid, there exists other loans or deposit contracts between the creditor and the third party, of which factors such as the amount, interest rate and date of execution are similar; and (v) in addition to the transfer contract for rights to use such as copyright, patent, technology, from which the royalties are derived and paid, there exists other transfer contracts for rights to use or ownership in relation to copyright, patent, technology between the applicant and a third party.

Pursuant to the Notice on the Relevant Issues Concerning the Implementation of Dividend Clauses in Tax Treaties promulgated by the SAT and became effective on February 20, 2009, all of the following conditions shall be satisfied before the concession tax rate in a tax treaty can be enjoyed: (1) the tax resident obtaining dividends shall be restricted to the company as provided in the tax treaty; (2) among all the ownership equity interests and voting shares of the Mainland China resident company, the proportion directly owned by the tax resident complies with the prescribed proportions under the tax treaty; and (3) the proportion of the equity interests of Mainland China resident company directly owned by such tax resident complies with, at all times within the twelve months before obtaining the dividends, the proportions specified in the tax treaty.

Pursuant to the Announcement on Issuing the Administrative Measures for Entitlement to Treaty Benefits for Non-resident Taxpayers promulgated by the SAT on October 14, 2019 and became effective on January 1, 2020, entitlement to treaty benefits for non-resident taxpayers shall be handled by means of “self-judgment of eligibility, declaration of entitlement, and retention of relevant materials for future reference”. Where non-resident taxpayers judge by themselves that they meet the conditions for entitlement to treaty benefits, they may obtain such entitlement themselves at the time of making tax declarations, or at the time of making withholding declarations via withholding agents. At the same time, they shall collect and retain relevant materials for future reference in accordance with the provisions of these Measures, and shall accept the follow-up administration by the relevant tax authorities. Relevant materials proving the status of “beneficial owner” shall be retained in the case of entitlement to treaty benefits relating to dividend, interest and royalty.

Regulations Relating to Foreign Exchange

The principal regulations governing foreign currency exchange in Mainland China are the Foreign Exchange Administration Regulations, promulgated by the State Council in 1996 and most recently amended in 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from State Administration of Foreign Exchange, or the SAFE, by complying with certain procedural requirements. By contrast, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of Mainland China to pay capital expenses such as the repayment of foreign currency-denominated loans.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, or the SAFE Circular 59, and was most recently amended in 2015, which substantially amends and simplifies the current foreign exchange procedures. Pursuant to the SAFE Circular 59, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts, and guarantee accounts, the reinvestment of Renminbi proceeds derived by foreign investors in Mainland China, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously.

In February 2015, SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or the SAFE Circular 13, pursuant to which, instead of applying for approval regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals may apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of SAFE, may directly review the applications and conduct the registration.

In March 2015, SAFE issued the Circular of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or the SAFE Circular 19, pursuant to which, a foreign-invested enterprise may, according to its actual business needs, settle with a bank the portion of the foreign exchange capital in its capital account for which the relevant foreign exchange administration has confirmed monetary capital contribution rights and interests (or for which the bank has registered the injection of the monetary capital contribution into the account). In addition, for the time being, foreign-invested enterprises are allowed to settle 100% of their foreign exchange capital on a discretionary basis. A foreign-invested enterprise shall truthfully use its capital for its own operational purposes within the scope of business. Where an ordinary foreign-invested enterprise makes domestic equity investment with the amount of foreign exchanges settled, the invested enterprise must first go through domestic re-investment registration and open a corresponding account for foreign exchange settlement pending payment with the foreign exchange administration or the bank at the place where it is registered.

In June 2016, SAFE promulgated Circular on Reforming and Regulating Policies on the Control over Foreign Exchange Settlement of Capital Accounts, or the SAFE Circular 16, pursuant to which, in addition to foreign currency capital, enterprises registered in Mainland China may also convert their foreign debts, as well as repatriated fund raised through overseas listing, from foreign currency to Renminbi on a discretional basis. SAFE Circular 16 also reiterates that the use of capital so converted shall follow “the principle of authenticity and self-use” within the business scope of the enterprise. According to SAFE Circular 16, the Renminbi funds so converted shall not be used for the purposes of, whether directly or indirectly, (i) paying expenditures beyond the business scope of the enterprises or prohibited by laws and regulations; (ii) making securities investment or other investments (except for banks’ principal-secured products); (iii) granting loans to non-affiliated enterprises, except as expressly permitted in the business license; and (iv) purchasing non-self-used real estate (except for the foreign-invested real estate enterprises).

In January 2017, SAFE promulgated the Circular on Further Improving Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification, or the SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records, and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Further, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

On April 10, 2020, SAFE issued the Notice on Optimizing Foreign Exchange Administration to Support the Development of Foreign-related Business, or the SAFE Circular 8, it provides that under the condition that the use of the funds is genuine and compliant with current administrative provisions on use of income relating to capital account, enterprises are allowed to use income under capital account such as capital funds, foreign debts and overseas listings for domestic payment, without submission to the bank prior to each transaction of materials evidencing the veracity of such payment.

Regulations Relating to Dividend Distribution

The principal laws and regulations regulating dividend distributions by FIEs in Mainland China include the Company Law of the PRC, the Foreign Investment Law and its Implementation Rules, pursuant to which, wholly foreign-owned enterprises in Mainland China may pay dividends only out of their accumulated profits, if any, as determined in accordance with relevant PRC accounting standards and regulations, and shall not distribute any profits until any losses from prior fiscal years have been offset. Additionally, these FIEs may not pay dividends unless they set aside at least 10% of their respective accumulated profits after tax each year, if any, to fund certain reserve funds, until the accumulative amount of such fund reaches 50% of the enterprise’s registered capital, these reserves are not distributable as cash dividends. FIEs also may allocate a portion of their after-tax profits based on relevant PRC accounting standards to fund their employee welfare and bonus at their discretion.

Regulations Related to Foreign Exchange Registration of Offshore Investment by Mainland China Residents

In July 2014, SAFE issued the Circular of the State Administration of Foreign Exchange on Issues concerning Foreign Exchange Administration over the Overseas Investment and Financing and Round-trip Investment by Domestic Residents via Special Purpose Vehicles, or the SAFE Circular 37. The SAFE Circular 37 regulates foreign exchange matters in relation to the use of offshore special purpose vehicles, or “SPVs”, by Mainland China residents or entities to seek offshore investment and financing or conduct round trip investment in Mainland China. Under the SAFE Circular 37, an SPV refers to an offshore entity established or controlled, directly or indirectly, by Mainland China residents or entities for the purpose of seeking offshore financing or making offshore investment, using legitimate domestic or offshore assets or interests, while “round trip investment” refers to the direct investment in Mainland China by Mainland China residents or entities through SPVs, namely, establishing foreign-invested enterprises to obtain the ownership, control rights and management rights. The Circular 37 requires that, before making contribution into an SPV, Mainland China residents or entities are required to complete foreign exchange registration with the SAFE or its local branch.

In February 2015, SAFE promulgated the SAFE Circular 13. SAFE Circular 13 has amended SAFE Circular 37 by requiring Mainland China residents or entities to register with qualified banks instead of the SAFE or its local branch in connection with their establishment of an SPV.

In addition, pursuant to the SAFE Circular 37, an amendment to registration or subsequent filing with qualified banks by such Mainland China resident is also required if there is a material change with respect to the capital of the offshore company, such as any change of basic information (including change of such Mainland China residents, change of name and operation term of the SPV), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. Failure to comply with the registration requirements as set forth in both the SAFE Circular 37 and the SAFE Circular 13, misrepresent on or failure to disclose controllers of foreign-invested enterprises that are established by round-trip investment may result in bans on the foreign exchange activities of the relevant onshore company, including the payment of dividends and other distributions to its offshore parent company or affiliates, and may also subject relevant Mainland China residents to penalties under the Foreign Exchange Administration Regulations of the PRC.

As of the date of this prospectus, Growth Ring Ltd. is a wholly-owned subsidiary of CLPS Incorporation (NASDAQ: CLPS), is not subject to foreign exchange registration under the SAFE Circular 37 or the SAFE Circular 13, and Beijing Bright Technology Co., Ltd., the sole shareholder of Brightech (BRD) Ltd., has completed its overseas direct investment procedures according to the applicable laws of the PRC.    However, we may not be informed of the identities of all the Mainland China residents holding direct or indirect interest in our company, and we have no control over any of our future beneficial owners. Thus, we cannot provide any assurance that our current or future Mainland China resident beneficial owners will comply with our request to make or obtain any applicable registrations or continuously comply with all registration procedures set forth in these SAFE rules. See “Risk Factor — Risks relating to doing business in China — PRC laws and regulations relating to offshore investment activities by Mainland China residents may subject our Mainland China resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries ability to increase its registered capital or distribute profits to us.”

Regulations Relating to Foreign Debt

As an offshore holding company, we may make additional capital contributions to our wholly-foreign owned entity subject to approval from the local department of market regulation and the SAFE, with no limitation on the amount of capital contributions. We may also make loans to Shanghai Yingjia subject to the approval from SAFE or its local office within the limitation on the amount of loans.

Shanghai Yingjia is subject to the relevant PRC laws and regulation relating to foreign debts. On January 8, 2003, the NDRC, the SAFE and the MOF, jointly promulgated the Circular on the Interim Provisions on the Management of Foreign Debts, or the Foreign Debts Provisions, which became effective on March 1, 2003. Pursuant to the Foreign Debts Provisions, the total amount of foreign loans received by a foreign-invested company shall not exceed the difference between the total investment in projects as approved by the MOFCOM or its local counterpart and the amount of registered capital of such foreign-invested company. In addition, on January 11, 2017, the People’s Bank of China, or the PBOC, issued the Circular on Full-Coverage Macro-Prudent Management of Cross-Border Financing, or the PBOC Circular 9, which sets out the statutory upper limit on the foreign debts for PRC non-financial entities, including both foreign-invested companies and domestic-invested companies. Pursuant to the PBOC Circular 9, the foreign debt upper limit for both foreign-invested companies and domestic-invested companies is calculated as twice the net asset of such companies. As to net assets, the companies shall take the net assets value stated in their latest audited financial statement.

The PBOC Circular 9 does not supersede the Foreign Debts Provisions. It provides a one-year transitional period from January 11, 2017, for foreign-invested companies, during which foreign-invested companies, such as Shanghai Yingjia, could adopt their calculation method of foreign debt upper limit based on either the Foreign Debts Provisions or the PBOC Circular 9. The transitional period ended on January 11, 2018. Upon its expiry, pursuant to the PBOC Circular 9, the PBOC and the SAFE shall reevaluate the calculation method for foreign-invested companies and determine what the applicable calculation method would be.

On March 11, 2020, the PBOC and the SAFE promulgated the Circular on Adjusting the Macro-Prudent Adjustment Parameter for Full-Covered Cross-Border Financing, or the PBOC Circular 64, pursuant to which, the foreign debt upper limit is increased up to 2.5 times the net assets.

Further, on January 7, 2021, the PBOC and the SAFE collectively promulgated the Circular on Adjusting the Macro-Prudent Adjustment Parameter for Cross-Border Financing, or the PBOC Circular 5, pursuant to which, the macro-prudent adjustment parameter for cross-border financing was decreased from 1.25 to 1, therefore, the upper limit for foreign debt is down to 2 times the net assets.

Regulations Relating to M&A and Overseas Listing

On August 8, 2006, six PRC governmental and regulatory agencies, including the MOFCOM and the China Securities Regulatory Commission, or the CSRC, promulgated the Rules on Acquisition of Domestic Enterprises by Foreign Investors, or the M&A Rules, governing the mergers and acquisitions of domestic enterprises by foreign investors that became effective on September 8, 2006, and was amended on June 22, 2009. The M&A Rules, among other things, requires that offshore SPVs that are controlled by Mainland China companies or individuals and that have been formed for overseas listing purposes through acquisitions of Mainland China domestic interest held by such companies or individuals, shall obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

Our PRC counsel, DaHui, has advised us that, based on its understanding of current PRC laws, rules and regulations, and the M&A Rules, the CSRC approval is not required in the context of this offering given that: (i) JAJI Shanghai was controlled by a foreign-invested enterprise at the time of its acquisition, and (ii) no explicit provision in the M&A Rules classifies the respective share structure like ours falling within the M&A Rules. Notwithstanding the above opinion, our PRC counsel, DaHui, has further advised us that uncertainties exist as to how the M&A Rules will be interpreted and implemented and its opinions summarized above are subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. If the CSRC or other PRC regulatory agencies subsequently determine that prior CSRC approvals are required regarding this offering, we may face regulatory actions or other sanctions from the CSRC or other PRC regulatory agencies.

On February 17, 2023, the CSRC promulgated the Trial Measures and five (5) supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, a PRC domestic company that seeks to offer or list securities overseas, both by direct and indirect means, shall submit the filing materials with the CSRC as required by the Trial Measures within three (3) business days following its submission of an application with oversea securities regulatory authorities for its initial public offering or listing. If the PRC domestic company fails to complete required filing procedures, conceals any material fact or falsifies any major content in its filing materials, such PRC domestic company may be subject to administrative penalties, such as an order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

The Trial Measures outline the circumstances where PRC domestic companies are prohibited from offering and listing securities overseas, if such overseas offering and listing made by domestic companies (i) are explicitly prohibited by laws; (ii) may endanger national security as determined by relevant competent departments under the State Council; (iii) involve criminal offenses that disrupting PRC economy such as corruption, bribery, embezzlement, or misappropriation of property by such domestic company, the controlling shareholder, and/or actual controller in the recent three years; (iv) involve such domestic company in investigations for suspicion of criminal offenses or major violations of laws and regulations; or (v) involve material ownership disputes over the shares held by the controlling shareholder or by other shareholders that are controlled by the controlling shareholder and/or actual controller. We believe that our application for our offering and listing on Nasdaq does not fall under the aforementioned circumstances that prohibit such overseas listing under the Trial Measures.

On February 24, 2023, the CSRC, together with the Ministry of Finance, the National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the Provisions. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023, together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a PRC domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company and our subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Any new laws and regulations issued by the PRC authorities may subject us to additional compliance requirements. We cannot assure you that we will be able to comply with all the new regulatory requirements under the Trial Measures, the revised Provisions, or any future implementing rules on a timely basis, or at all. Any failure by us to fully comply with the new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our Ordinary Shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our Ordinary Shares to significantly decline in value or become worthless. See “Risk Factor — Risks relating to doing business in China — The New Overseas Listing Rules and other relevant rules promulgated by the CSRC may subject us to additional compliance requirements in the future.”

Management

Directors and Executive Officers

The following table provides information regarding our directors, executive officers and key personnel.

Name	Age	Position/Title
Jian Xu	51	Director
Tsun Yu (Bryan) Lam	28	Chief Executive Officer
Wei Yuan	42	Chief Financial Officer and Chief Operating Officer
Panpan Dai	34	Secretary
Wei Fan	43	Director
Huiren Rong	58	Independent Director Nominee
Gary Robert Morris	67	Independent Director Nominee
Robert D. Cain	62	Independent Director Nominee

Jian Xu has served as a Director since April 2023. In addition, Mr. Xu holds positions on the boards of several of our subsidiaries. Since May 2021, Mr. Xu has served as Senior Vice President at Hainan Qincheng Software Technology Co., Ltd., a wholly owned subsidiary of CLPS (NASDAQ: CLPS), specializing in IT consulting and solution services. From July 2008 to April 2021, he served as Senior Vice President of Operations at CLPS Shanghai Co., Ltd., a wholly owned subsidiary of CLPS, specializing in IT consulting and solution services. Prior to that, Mr. Xu served as Director of IT Consulting and Training at Pactera Technology International Ltd. formerly known as A-IT Software Co., Ltd., from December 2003 to June 2008. From January 2003 to December 2003, Mr. Xu worked as a software developer at Neusoft Corporation (SSE: 600718), a leading global IT solutions and services provider based in China. Mr. Xu holds a Bachelor’s degree in Electronic and Precision Machinery from Shenyang University of Technology.

Tsun Yu (Bryan) Lam has served as our Chief Executive Officer since April 2024. From January 2021 to December 2023, Mr. Lam served in a number of different positions in CLPS Technology (Hong Kong) Co., Limited, a wholly owned subsidiary of CLPS, specializing in IT consulting and solution services, including HR Associate from January 2021 to June 2022, Manager of Overseas Business Operations from July 2022 to June 2023, and Director of Overseas Business Operations from July 2023 to December 2023. Mr. Lam obtained a M.A. degree in Architecture in Cultural Environments in 2019 and a Master’s degree in Architecture from the University of Edinburgh in 2020.

Wei Yuan has served as our Chief Financial Officer and Chief Operating Officer since April 2024. Mr. Yuan joined JAJI Shanghai in 2015 and has served as its General Manager since November 2016. From April 2023 to December 2023, Mr. Yuan served as a manager at Qiner Co. Limited (“Qiner”), an entity controlled by CLPS. From July 2021 to April 2023, Mr. Yuan also served as a manager of CLPS HK. In both roles, Mr. Yuan was responsible for overseeing the investment of CLPS in JAJI Shanghai and managing its operations, which roles align with his role as the General Manager of JAJI Shanghai. Since August 2021, he also served on the board of Economic Modeling Information Technology Co., Ltd., an IT technology company that is 30% owned by CLPS and is currently inactive. Since November 2019, Mr. Yuan served on the board of Shanghai Wuchong Network Technology Co., Ltd., a company engaged in the pet products business. Prior to that, he served as Financial Manager of Shanghai Institute of Nutrition and Health, Chinese Academy of Sciences (formerly known as Shanghai Institutes for Biological Sciences), from July 2012 to February 2015. From December 2010 to June 2012, Mr. Yuan served as Head of Management Department of Maxell Digital Products China Co., Ltd. (formerly known as Hitachi Digital Products China Co., Ltd.), a company specializing in the research and development, manufacturing and sales of projection equipment and other digital products. Prior to that, from July 2003 to December 2010, he spent more than 7 years at Toshiba Corporation, a multinational conglomerate focusing on electronics, semiconductors, and power systems, where he served in a number of different positions including Financial Manager and Senior Financial Supervisor of Dalian Toshiba TV Co., Ltd., Shanghai Branch and Senior Financial Supervisor of Toshiba Computer Network (Shanghai) Co., Ltd. Mr. Yuan holds a Master’s degree in Accounting from a jointly cultivated program of Shanghai University of Finance and Economics and Shanghai National Accounting Institute.

Panpan Dai has served as our Secretary since April 2024. Since October 2015. She has been serving as the Financial Manager at JAJI Global’s subsidiary, JAJI Shanghai, a high-tech enterprise specialized in providing IT services and one-stop integrated solutions to institutions in the automotive, securities, and finance sectors both in China and globally. At JAJI Shanghai, Ms. Dai oversees the daily operations and management of the finance department, focusing on areas such as fund management, budgeting, and financial analysis. From November 2013 to September 2015, Ms. Dai served as a Finance Specialist at Shanghai Upun Electric Co., Ltd. Shanghai Upun is a high-tech enterprise that offering a wide range of products including industrial electrical equipment, new energy vehicle parts, charging equipment, and system solutions. During her tenure, she was responsible for basic accounting and tax filing. With her extensive professional knowledge and experience, Ms. Dai has successfully improved the operational efficiency of the finance department, optimized fund management and budgeting processes, and provided accurate financial analysis and advice for the company’s strategic decision-making, laying a solid foundation for the continuous development and business expansion of JAJI. Ms. Dai graduated from Inner Mongolia University of Science & Technology with a Bachelor’s degree in Accounting.

Wei Fan has served as our director since April 2024. Since March 2010, Ms. Fan has served as General Manager at Beijing Bright Technology Co., Ltd., a company specializing in the research and development, manufacturing, and technical services of electronic products, where her responsibilities include leading the team in formulating development strategies and overseeing daily operations and business development of the company. Since August 2023, Ms. Fan has served as a director of Shanghai Yingjia. She has also served as a director of JAJI Singapore since June 2023. Prior to that, she served as Assistant to the General Manager for the North China Region at AirNet Technology Inc. (NASDAQ: ANTE, formerly known as AirMedia Group Inc.), a Chinese-based company specializing in providing in-flight solutions for connectivity, entertainment, and digital multimedia, from October 2008 to March 2010. Ms. Fan holds a Bachelor’s degree in Aviation Management from Massey University and a Master’s degree in Integrated and Practicing Management from HKU Institute for China Business.

Huiren Rong will serve as an independent director upon the effectiveness of this offering. From October, 2009 to February, 2019, Mr. Rong served as Distribution Channel Director of GEA Ecoflex China Co., Ltd., an affiliate of GEA Group (OTCMKTS: GEAGF), a global industrial processing systems supplier. From 2006 to 2009, he served as Senior China Consultant at Key Elements Consulting (Singapore) Co., Ltd., a professional consulting firm focusing on restructure, merger and acquisition, and initial public offering. From 2003 to 2006, he worked as National Projects Sales Manager at APV/INVENSYS (China) Co. Ltd., an affiliate of APV Group, a global process engineering supplier of foods, pharmaceutical, and chemical. From 1999 to 2003, Mr. Rong served as General Manager of FABRISTEEL (China) Co., Ltd., an affiliate of FABRISTEEL, a Singapore company providing foods processing solution and services. Prior to that, he served as sales manager and later was promoted to Chief Representative of APV Group’s Shanghai Representative Office from 1994 to 1999. Mr. Rong also worked as an engineer at Danone (SHA) Co., Ltd., a company focuses on food and beverage production, from 1990 to 1994. Mr. Rong holds a B.S. in Machinery Engineering from Jiangnan University.

Gary Robert Morris will serve as an independent director upon the effectiveness of this offering. From May 2005 to January 2024, Mr. Morris served as President of The Judge Group in Philadelphia, a technology and healthcare professional services company. From 2012 to 2020, Mr. Morris served as Chief Executive Officer, Co-Founder and board member of China Arena Football League (CAFL) in Beijing. From 2010 to 2018, he served as General Manager, Co-Founder and board member of Judge China (Shanghai) Co., Ltd., a leading technology professional services firm serving many Chinese headquartered companies with high level staffing solutions. From 2007 to 2008, he was Chairman of the Technology, IT and Scientific Sector at American Staffing Association. From 2000 to 2005, Mr. Morris served as Co-Founder, Chief Executive Officer and board member of The FedSecure Group, a leading technology staffing solutions provider serving America’s defense industry. From 1996 to 2000, he served as Vice President of Sales and Global Accounts at Adecco Corporation (formerly known as Olsten Staffing Services), a global staffing firm. From 1989 to 1996, he served as Vice President of Sales and Global Accounts in North America at TNT Express Worldwide, a top global logistics firm which had been merged into FedEx Corporation. From 1980 to 1989, he was the Global Accounts Director of Emery Worldwide, an air freight forwarder and air cargo carrier which had been merged into United Parcel Service, Inc. (UPS). Mr. Morris holds a B.A. in Economics from Ohio Wesleyan University.

Robert David Cain will serve as an independent director upon the effectiveness of this offering. Since 2022, Mr. Cain has served as a consultant and investment banker at Now CFO, a full-service accounting consulting firm with a focus on outsourced CFO, Controller, accounting, and finance services. From January 2022 to August 2022, he served as Managing Director at Charles Towne Holdings, a firm providing investment banking and advisory services. From 2019 to 2021, he served as Chief Financial Officer of Wanderly, a healthcare staffing SaaS marketplace technology startup. From 2018 to 2020, he served as Chief Strategy Officer and board member at Spektron Systems LLC, an AI and machine learning biotech startup. From 2004 to 2020, Mr. Cain served as Founder and Chief Executive Officer of Pacific Bridge Advisors, a company providing international financial and strategic advisory services. From 2004 to 2006, he worked as Strategy Operations Consultant for Texas Pacific Group, an American private equity firm, and its joint venture partner Providence Equity. From 2001 to 2003, he served as Chief Operating Officer and Chief Financial Officer of The Orphange, a visual effects production company. From 2000 to 2001, he served as the founding Chief Financial officer of Think Box Media. From 1997 to 1998, he worked for JP Morgan Chase & CO. as an investment banker. Mr. Cain holds a B.A. in East Asian Studies and Economics from Harvard University and a M.B.A. from the Wharton School of the University of Pennsylvania.

As a Cayman Islands company, we are a foreign private issuer and are permitted to follow the home country practice with respect to certain corporate governance matters rather than complying with Nasdaq corporate governance standards. Cayman Islands law does not require a majority of a publicly traded company’s board of directors to be composed of independent directors. However, to enhance our corporate governance, we elect to follow Nasdaq corporate governance standards in having a majority of our board composed of independent directors.

Committees of the Board

Upon the effectiveness of this offering, we intend to establish an audit committee, a compensation committee and a nominations committee under the Board. We intend to adopt a charter for each of the three committees prior to the completion of this offering. Each committee’s members and functions are described below.

Audit Committee. Our audit committee will consist of Robert David Cain, Huiren Rong and Gary Robert Morris and will be chaired by Robert David Cain. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market and meet the independence standards under Rule 10A-3 under the Exchange Act. Our audit committee will consist solely of independent directors that satisfy the Nasdaq Capital Market and SEC requirements within one year of the completion of this offering. Our Board has also determined that Robert David Cain qualifies as an “audit committee financial expert” within the meaning of the SEC rules and possesses financial sophistication within the meaning of the Listing Rules of the Nasdaq Stock Market. The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee will be responsible for, among other things:

●	selecting our independent registered public accounting firm and pre-approving all auditing and non-auditing services permitted to be performed by our independent registered public accounting firm;

●	reviewing with our independent registered public accounting firm any audit problems or difficulties and management’s response and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K;

●	discussing the annual audited financial statements with management and our independent registered public accounting firm;

●	periodically reviewing and reassessing the adequacy of our audit committee charter;

●	meeting periodically with the management and our internal auditor and our independent registered public accounting firm;

●	reporting regularly to the full Board;

●	reviewing the adequacy and effectiveness of our accounting and integral control policies and procedures and any steps taken to monitor and control major financial risk exposure; and

●	such other matters that are specifically delegated to our audit committee by our Board from time to time.

Compensation Committee. Our compensation committee will consist of Huiren Rong, Robert David Cain and Gary Robert Morris and will be chaired by Huiren Rong. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. Our compensation committee will assist the Board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee will be responsible for, among other things:

●	reviewing and approving to the Board with respect to the total compensation package for our chief executive officer;

●	reviewing the total compensation package for our employees and recommending any proposed changes to our management;

●	reviewing and recommending to the Board with respect to the compensation of our directors;

●	reviewing annually and administering all long-term incentive compensation or equity plans, programs or similar arrangements, annual bonuses, employee pension and welfare benefit plans; and

●	selecting and receiving advice from compensation consultants, legal counsel or other advisors after taking into consideration all factors relevant to that person’s independence from management

Nominations Committee. Our nominations committee will consist of Gary Robert Morris, Huiren Rong and Robert David Cain, and will be chaired by Gary Robert Morris. Our Board has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The nominations committee will assist the Board in selecting individuals qualified to become our directors and in determining the composition of the Board and its committees. The nominations committee will be responsible for, among other things:

●	identifying and recommending nominees for election or re-election to our Board or for appointment to fill any vacancy;

●	reviewing annually with our Board its current composition in light of the characteristics of independence, age, skills, experience and availability of service to us;

●	advising the Board periodically with respect to significant developments in the law and practice of corporate governance as well as our compliance with applicable laws and regulations, and making recommendations to our Board on all matters of corporate governance and on any corrective action to be taken; and

●	monitoring compliance with our code of business conduct and ethics, including reviewing the adequacy and effectiveness of our procedures to ensure proper compliance.

Duties of Directors

Under Cayman Islands law, our directors owe fiduciary duties to our Company, including a duty of loyalty, a duty to act honestly, and a duty to act in what they consider in good faith to be in our best interests. Our directors must also exercise their powers only for a proper purpose. Our directors also owe to our Company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands. Our directors also have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. Under the Companies Act (Revised) of the Cayman Islands and our post-offering memorandum and articles, our directors, including independent directors, are not obligated to present business opportunities to us, and pursuant to our post-offering memorandum and articles, subject to the applicable listing rules requirement and disqualification by the chairman of the relevant board meeting, a director may still vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein and if does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration. In fulfilling their duty of care to us, our directors must ensure compliance with our memorandum and articles of association, as amended and restated from time to time. Our Company has the right to seek damages if a duty owed by our directors is breached. In limited exceptional circumstances, a shareholder may have the right to seek damages in our name if a duty owed by our directors is breached.

The functions and powers of our Board include, among others:

●	convening shareholders’ annual general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company.

Terms of Directors and Executive Officers

Our officers are elected by and serve at the discretion of the board of directors. Our directors are not subject to a term of office and hold office until their resignation, death or incapacity, or until their respective successors have been elected and qualified or until his or her office is otherwise vacated in accordance with our Articles, as may be amended from time to time.

A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Memorandum and Articles of association.

Employment Agreements and Director Agreements

Tsun Yu (Bryan) Lam Employment Agreement

On January 1, 2024, we entered into an employment agreement with Tsun Yu (Bryan) Lam pursuant to which he agreed to serve as our Chief Executive Officer. The agreement provides for an annual base salary of HK$792,000 (approximately US$101.4 thousand) payable in accordance with the Company’s ordinary payroll practices. Under the terms of the agreement, commencing with the year ending December 31, 2024, Mr. Lam will be entitled to receive an annual cash bonus the extent and timing of which are to be determined by the Company’s Compensation Committee. Mr. Lam is also entitled to reimbursement of reasonable expenses, and vacation, sick leave, health and other benefits customary to the agreements of this nature. The term of the agreement shall expire on December 31, 2029, which term will automatically extend for additional 12-month periods unless a party to the agreement terminates it upon 90 days’ notice. If Mr. Lam’s employment with the Company is terminated for any reason, the Company will pay to such executive any unpaid portion of his salary through the date of his termination, and any unpaid bonus through the date of termination, as well as any unpaid or unused portions of his benefits under the agreement. If his employment is terminated at our election without “cause” (as defined in the agreement), which requires 30 days’ advanced notice, or by him for “good reason” (as defined in the agreement), Mr. Lam shall be entitled to receive a severance payment equal to a pro rata portion of the target Annual Bonus (as defined in the agreement) for the year in which such termination occurs. Furthermore, if Mr. Lam’s employment is terminated prior to the end of the Term by the Company without Cause or by Executive for Good Reason, and such termination occurs within three months prior to a Change in Control (as defined in the agreement) in contemplation of the Change in Control or within six (6) months after the Change in Control, Mr. Lam shall be entitled to receive, in addition to any severance under the agreement, an acceleration of the vesting of the RS Grant (as defined in the agreement) or, if the termination occurs after the Change of Control, the Substitute Grant (as defined in the agreement), as applicable. Mr. Lam also executed certain non-solicitation, confidentiality and other covenants customary for agreements of this nature.

Wei Yuan Employment Agreement

On January 1, 2024, we entered into an employment agreement with Wei Yuan pursuant to which he agreed to serve as the Chief Operating Officer and Chief Financial Officer of JAJI Global. The agreement provides for an aggregate annual base salary of RMB 247,380 plus HKD $493,716 (a total of approximately US$98.1 thousand) payable in accordance with the Company’s ordinary payroll practices. Under the terms of the agreement, commencing with the year ending December 31, 2024, Mr. Yuan will be entitled to receive an annual cash bonus the extent and timing of which are to be determined by the Company’s Compensation Committee. Mr. Yuan is also entitled to reimbursement of reasonable expenses, and vacation, sick leave, health and other benefits customary to the agreements of this nature. The term of the agreement shall expire on December 31, 2029, which term will automatically extend for additional 12 month periods unless a party to the agreement terminates it upon 90 days’ notice. If Mr. Yuan’s employment with the Company is terminated for any reason, the Company will pay to such executive any unpaid portion of his salary through the date of his termination, and any unpaid bonus through the date of termination, as well as any unpaid or unused portions of his benefits under the agreement. If his employment is terminated at our election without “cause” (as defined in the agreement), which requires 30 days’ advanced notice, or by him for “good reason” (as defined in the agreement), Mr. Yuan shall be entitled to receive a severance payment equal to a pro rata portion of the target Annual Bonus (as defined in the agreement) for the year in which such termination occurs. Furthermore, if Mr. Yuan’s employment is terminated prior to the end of the Term by the Company without Cause or by Executive for Good Reason, and such termination occurs within three months prior to a Change in Control (as defined in the agreement) in contemplation of the Change in Control or within six (6) months after the Change in Control, Mr. Yuan shall be entitled to receive, in addition to any severance under the agreement, an acceleration of the vesting of the RS Grant (as defined in the agreement) or, if the termination occurs after the Change of Control, the Substitute Grant (as defined in the agreement), as applicable. Mr. Yuan also executed certain non-solicitation, confidentiality and other covenants customary for agreements of this nature.

In addition to the agreement with JAJI Global, Mr. Yuan also has a separate employment agreement with JAJI Shanghai for an indefinite term, where he is paid a monthly base salary of RMB 20,615 (approximately US$2.9 thousand) to serve as the General Manager of JAJI Shanghai. This agreement may only be terminated pursuant to specific provisions under the agreement and Mr. Yuan is not entitled to any severance pay upon termination of his employment with JAJI Shanghai.

Director Agreements

On April 1, 2024, we entered into an agreement with each of Wei Fan, Huiren Rong, Gary Robert Morris, and Robert David Cain, pursuant to which each of them agreed to serve as a director of JAJI Global. The term of each of the agreement will start upon the effective date of this offering and will continue until such director’s removal or resignation. The agreements provides for an aggregate annual base salary of $1,500 per month plus the issuance of our company’s shares equivalent to $30,000 per year.

Corporate Governance Practice

We are a “foreign private issuer” as defined under the applicable U.S. federal securities laws. The Nasdaq corporate governance requirements include certain accommodations that allow foreign private issuers to follow “home country” corporate governance practices in lieu of the Nasdaq requirements. The application of such exemptions requires that we disclose each Nasdaq corporate governance rules that we do not follow and describe the Cayman Islands corporate governance practices we do follow. We may choose to follow our home country practice in the future and avail ourselves of certain foreign private issuer exemptions with respect to corporate governance matters.

Code of Conduct and Code of Ethics

We have adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the corporate governance rules of the Nasdaq.

Compensation of Directors and Executive Officers

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

Limitation on Liability and Other Indemnification Matters

Cayman Islands law allows us to indemnify our directors, officers and auditors acting in relation to any of our affairs against actions, costs, charges, losses, damages and expenses incurred by reason of any act done or omitted in the execution of their duties as our directors, officers and auditors.

Under our Memorandum and Articles of Association to be adopted immediately prior to the closing of this offering, we may indemnify our existing or former directors and officers to, among other persons, from and against all actions, proceedings, costs, charges, expenses, losses, damages and liabilities which they or any of them may incur or sustain by reason of any act done, concurred in or omitted in or about the execution of their duty or supposed duty in their respective offices or trusts, except such (if any) as they shall incur or sustain through their own dishonesty

Principal Shareholders

The following table sets forth information concerning the beneficial ownership of our Ordinary Shares as of the date of this prospectus by:

●	each of our directors, director appointees and executive officers;

●	each person known to us to beneficially own more than 5% of our Ordinary Shares; and

●	all of our directors and executive officers as a group.

The calculations in the table below are based on [*] Ordinary Shares issued and outstanding immediately after the completion of this offering, assuming the underwriter does not exercise their over-allotment option.

We have determined beneficial ownership in accordance with the rules of the SEC. Under such rules, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power as well as any shares that the individual has the right to subscribe for within 60 days of [*] through the exercise of any warrants or other rights. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power or the power to receive the economic benefit with respect to all common shares that they beneficially own, subject to applicable community property laws. None of the stockholders listed in the table are a broker-dealer or an affiliate of a broker dealer. None of the stockholders listed in the table are located in the United States and none of the Ordinary Shares held by them are located in the United States. Applicable percentage ownership is based on [*] Ordinary Shares outstanding as of [*].

	Beneficial Ownership Prior to Offering		Beneficial Ownership After Offering
Name of Beneficial Owner (*)	Ordinary Shares	Percentage	Ordinary Shares	Percentage †

Jian Xu	-	-	-	-
Wei Fan(1)			-	-
Tsun Yu (Bryan) Lam	-	-	-	-
Wei Yuan	-	-	-	-
Huiren Rong	-	-	-	-
Gary Robert Morris	-	-	-	-
Robert D. Cain	-	-	-	-
All directors, director nominees and executive officers as a group (5 persons)	-	-	-	-

Growth Ring Ltd. (2)	6,000,000	60%	[*]	[*]	%
Brightech (BRD) Ltd. (3)	4,000,000	40%	[*]	[*]	%

5% or greater beneficial owners as a group	10,000,000	100%	[*]	[*]	%

(*)	Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Room 511, North Building, 2966 JinKe Road (ISPACE), Pudong District, Shanghai, People’s Republic of China.

(1)	Ms. Wei Fan (“Ms. Fan”) owns 48% of the equity interests in Bright, a Chinese limited liability company. Bright owns all the equity interests in Brightech, a British Virgin Islands corporation, which owns 40% equity interests in our Company.

(2)

A British Virgin Islands corporation with the mailing address of Ritter House, Wickham Cay II, Road Town, Tortola VG1110 British Virgin Islands, with CLPS as its sole shareholder. As such, CLPS is deemed to be the owner of all shares of the Company held by this entity. Pursuant to the annual report on the form 20-F filed by CLPS with the SEC on October 18, 2023, the following shareholders own 5% or more of the outstanding ordinary shares of CLPS:

Qinrui Ltd., a British Virgin Islands corporation with the mailing address of c/o Vistra Corporate Services Centre, Wickham’s Cay II, Road Town, Tortola, VG 1110, British Virgin Islands, with Xiao Feng Yang (“Mr. Yang”) as its sole shareholder, owned 4,976,000 ordinary shares, representing 19.45 % of the total outstanding ordinary shares of CLPS. As such, Mr. Yang is deemed to be the owner of all shares of CLPS held by this entity. As disclosed in CLPS’ latest annual report on Form 20-F filed with the SEC on October 18, 2023, Mr. Yang was deemed to own 5,667,950 ordinary shares, representing 22.15% of the total outstanding ordinary shares of CLPS, taking into consideration of the vested portion of the restricted stock granted to him.

Qinrui, with Raymond Ming Hui Lin (“Mr. Lin”) as its sole shareholder, owned 4,999,996 ordinary shares, representing 19.54 % of the total outstanding ordinary shares of CLPS. As such, Mr. Lin is deemed to be the owner of all shares of CLPS held by this entity. As disclosed in CLPS’ latest annual report on Form 20-F filed with the SEC on October 18, 2023, Mr. Lin was deemed to own 7,605,873 ordinary shares, representing 29.73 % of the total outstanding ordinary shares of CLPS, taking into consideration of the vested portion of the restricted stock granted to him.

(3)	A British Virgin Islands corporation with the mailing address of Ritter House, Wickham Cay II, Road Town, Tortola VG1110, British Virgin Islands, with Bright as its sole shareholder. Mr. Fan owns 52%, and his daughter Ms. Wei Fan owns 48% of the equity interests in Bright.

†	For each person included in this column, percentage of aggregate voting power represents voting power based on Ordinary Shares held by such person with respect to all outstanding shares of our Ordinary Shares as a single class. Each holder of our Ordinary Shares is entitled to one vote per share.

As of December 16, there were 2 holders of record entered in our share register, of which no holders were U.S. residents. The number of individual holders of record is based exclusively upon our share register and does not address whether a share or shares may be held by the holder of record on behalf of more than one person or institution who may be deemed to be the beneficial owner of a share or shares in our company.

Other than what’s described above, to our knowledge, no other shareholder beneficially owns more than 5% of our Ordinary Shares. Our company is not owned or controlled directly or indirectly by any government. Our company is deemed to be controlled by CLPS. Our major shareholders do not have any special voting rights.

As of the date of this prospectus, we did not have any Ordinary Shares outstanding that were held by record holders in the United States. We are not aware of any arrangement that may, at a subsequent date, result in a change of control of our Company. See “Description of Share Capital—History of Securities Issuances” for a description of issuances of our securities that have resulted in significant changes in ownership held by our major shareholders.

Related Party Transactions

During the normal course of our business, we engage in various transaction with affiliates of CLPS at market prices. We have also obtained loans from affiliates of CLPS at the prevailing bank loan interest rates. In addition, Messrs. Jian Xu and Tsun Yu (Bryan) Lam previously served as officers of various subsidiaries of CLPS and Mr. Xu currently serves as Senior Vice President of Hainan Qincheng and CLPS Technology (Hong Kong) Co. Limited (“CLPS HK”), an entity controlled by CLPS.

In addition, Mr. Wei Yuan currently serves as a director of Economic Modeling Information Technology Co., Ltd. (“EMIT”), which is 30% owned by CLPS. Additionally, from April 2023 to December 2023, Mr. Yuan served as a manager at Qiner Co. Limited (“Qiner”), an entity controlled by CLPS. From July 2021 to April 2023, Mr. Yuan also served as a manager of CLPS HK. In both roles, Mr. Yuan was responsible for overseeing the investment of CLPS in JAJI Shanghai and managing its operations, which roles align with his role as the General Manager of JAJI Shanghai. We believe that his previous positions at Qiner and CLPS HK did not result in any conflicts of interest as CLPS HK provides IT consulting and solution services to CLPS’s clients in East Asia and Qiner is a holding company without business operations.

Transactions with CLPS Beijing Hengtong Co., Ltd. (“CLPS BJ”)

In May 2021, we entered into an outsourcing agreement with CLPS BJ, an entity controlled by CLPS, with a term of 24 months, under which CLPS BJ agreed to provide IT consulting services to us. The agreement was renewed in May 2023 with a term of 24 months. For the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and 2023, the service fees incurred under such agreement amounted to $288,341, $427,439, $137,780 and $147,430, respectively. As of June 30, 2024 and December 31, 2023, the service fees due to CLPS BJ amounted to $110,431 and $451,872, respectively.

Transactions with CLPS Shanghai Co., Ltd. (“CLPS SH”)

During the period September 2021 to March 2023, we entered into a series of outsourcing agreements with CLPS SH, an entity controlled by CLPS, with a term of 24 months, under which we agreed to provide IT and business management consulting services to CLPS SH. For the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and 2023, the service fees billed under such agreement amounted to $801,241, $288,341, $365,903 and $260,745 respectively. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS SH amounted to $144,593 and $146,448, respectively.

In August 2021, we entered into an outsourcing agreement with CLPS SH, with a term of 24 months, under which CLPS SH agreed to provide IT consulting services to us. For the years ended December 31, 2022 and 2023, the service fees incurred under such agreement amounted to $36,798 and nil, respectively. As of December 31, 2023 and 2022, the service fees payable to CLPS SH amounted to nil and $50,313, respectively.

In November 2021, we entered into a 36 month term loan agreement with CLPS SH, an entity controlled by CLPS, under which CLPS SH loaned us RMB 3,200,000 (approximately $440.3 thousand), bearing interest of 4%. The loan was repaid in March 2022(RMB 1,800,000) and October 2022 (RMB 1,400,000).

In February 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loan was repaid in October 2022.

In April 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 2,600,000 (approximately $357.8 thousand), bearing interest of 4%. The loan was repaid in October, 2022 (RMB 500,000) and April, 2023 (RMB 2,100,000).

In June 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 2,200,000 (approximately $302.7 thousand), bearing interest of 4%. The loan was repaid in April, 2023.

In July 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,700,000 (approximately $233.9 thousand), bearing interest of 4%. The loan was repaid in May 2023 (RMB 1,200,000) and June 2023 (RMB 500,000).

In August 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loan was repaid in June 2023.

In September 2022, we entered into two 36 month term loan agreements with CLPS SH under which CLPS SH loaned us RMB 5,000,000 (approximately $688.0 thousand) and RMB 1,000,000 (approximately $137.6 thousand), bearing interest of 4%. The loans were repaid in July 2023 (RMB 3,500,000) and August 2023 (RMB 2,500,000).

In December 2022, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 4,000,000 (approximately $550.4 thousand), bearing interest of 4%. The loan was repaid in August 2023 (RMB 2,000,000) and September 2023 (RMB 2,000,000).

In February 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 4,000,000 (approximately $550.4 thousand), bearing interest of 3.4%. The loan was repaid in September 2023 (RMB 500,000), October 2023 (RMB 1,000,000) and November 2023 (RMB 2,500,000).

In April 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 1,500,000 (approximately $206.4 thousand), bearing interest of 3.4%. The loan was repaid in November 2023 (RMB 1,000,000) and December 2023 (RMB 500,000).

In April 2023, we entered into a RMB10,000,000 (approximately $1.4 million) credit facility with China Merchants Bank that was guaranteed by CLPS SH with a maturity date of April 6, 2024. The credit facility was renewed on July 11, 2024 with a maturity date of July 10, 2025. The loans under the credit facility bear interest ranging from 2.9% to 3.4%. As of December 31, 2023, the unused amount of the credit facility was RMB 1,000,000 (approximately $140.8 thousand). The credit facility was fully drawn upon at June 30, 2024.

In July 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,500,000 (approximately $481.6 thousand). The loan bears interest of 3.4%. The loan was repaid in December 2023 (RMB 2,500,000) and January 2024 (RMB 1,000,000). As of December 31, 2023 the outstanding amount of the loan was $140.8 thousand.

ln June 2023, we also entered into a RMB10,000,000 (approximately $1.4 million) credit facility with HSBC Bank (China) Limited, with a maturity date of July 9, 2024. The loans under the credit facility, which were guaranteed by CLPS SH, bear interest ranging from 2.9% to 3.0%. The credit facility was automatically renewed upon maturity until July 8, 2025. As of December 31, 2023, the unused amount was RMB 9,436,788 (approximately $1.3 million). The credit facility was fully drawn upon as of June 30, 2024.

In November 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,000,000 (approximately $412.8 thousand), bearing interest of 3%. The loan was repaid in February 2024 (RMB 2,000,000) and March 2024 (RMB 1,000,000). As of December 31, 2023 the outstanding amount of the loan was $422.5 thousand.

In December 2023, we entered into a 36 month term loan agreement with CLPS SH under which CLPS SH loaned us RMB 3,000,000 (approximately $412.8 thousand), bearing interest of 3%. The loan was repaid in July 2024. As of December 31, 2023 and June 30, 2024, the outstanding amount of the loan was $422.5 thousand and $412.8 thousand, respectively.

In January 2024, we also entered into a 12 month RMB 10,000,000 (approximately $1.4 million) credit facility with Industrial Bank Co., Ltd with a maturity date of January 21, 2025. The loan, which was guaranteed by CLPS SH, bears interest of 3%. As of June 30, 2024, the credit facility was fully drawn upon.

Transactions with CLPS Technology (Hong Kong) Co., Limited (“CLPS HK”)

In January 2024, we entered into an outsourcing agreement with CLPS HK, with a term of 12 months, under which we agreed to provide consulting services to CLPS HK. For the six months ended June 30, 2024, the service fees billed under such agreement amounted to $210,762, of which $209,242 was receivable as of June 30, 2024.

In January 2023, we entered into a recruiting agreement with CLPS HK, with a term of 36 months, under which we agreed to provide recruiting services on behalf of CLPS HK. For the year ended December 31, 2023, the service fees billed under such agreement amounted to $50,184 As of December 31, 2022 and 2023, the service fees due from CLPS HK amounted to nil and $50,550, respectively. We did not provide any services under this agreement in the six months ended June 30, 2024.

In November 2023, we entered into two 12 month term loan agreements with CLPS HK, an entity controlled by CLPS, under which CLPS HK loaned us HKD4,680,000 (approximately $599.5 thousand) bearing interest of 6.3325% and HKD 20,000 (approximately $2.6 thousand) bearing interest of 6.3325%. The loans will mature on November 30, 2024, and both are expected to be renewed for a further 12 month period. As of December 31, 2023 and June 30, 2024, the outstanding amount of the loans were $271.1 thousand and $602.1 thousand, respectively.

Transactions with CLPS Guangzhou Co., Ltd. (“CLPS GZ”)

In August 2021, we entered into an outsourcing agreement with CLPS GZ, an entity controlled by CLPS, with a term of 20 months, under which CLPS GZ agreed to provide us with IT consulting services. The agreement was automatically renewed in May 2023. For the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and 2023, the service fees incurred under such agreement amounted to $56,245, $56,399, $29,142 and $30,400,,respectively. As of June 30, 2024 and December 31, 2023, the service fees payable to CLPS GZ amounted to $30,669 and $59,460, respectively.

In January 2023, we entered into a recruiting agreement with CLPS GZ, with a term of 12 months, under which we agreed to provide recruiting services on behalf of CLPS GZ. For the year ended December 31, 2023, the service fees billed under such agreement amounted to $27,965. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS GZ amounted to nil and $28,169, respectively.

Transactions with CLPS Shenzhen Co., Ltd. (“CLPS SZ”)

In July 2022, we entered into an outsourcing agreement with CLPS SZ, an entity controlled by CLPS, with a term of 24 months, under which CLPS SZ agreed to provide us with IT consulting services. For the years ended December 31, 2023 and 2022 and the six months ended June 30, 2024 and 2023, the service fees incurred under such agreement amounted to $229,100, $104,412, $113,949 and $135,585, respectively. As of June 30, 2024 and December 31, 2023 and 2022, the service fees due to CLPS SZ amounted to $119,919, $242,196 and $107,977, respectively.

In January 2023, we entered into a recruiting agreement with CLPS SZ, with a term of 12 months, under which we agreed to provide recruiting services on behalf of CLPS SZ. For year ended December 31, 2023 and the six months ended June 30, 2024, fees of $45,863 and nil, were billed under such agreement. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS SZ amounted to nil and $46,198, respectively.

Transactions with CLPS Technology (California) Inc. (“CLPS CA”)

In January 2023, we entered into a project development agreement with CLPS CA, an entity controlled by CLPS, with a term of two months, under which we agreed to assist CLPS CA to develop an IT system designed to analyze cashflows of different finance projects. For the six months ended June 30, 2023, the service fees incurred under such agreement amounted to $31,682. As of December 31, 2023, there were no service fees receivable from CLPS CA.

Transactions with CLPS Dalian Co., Ltd. (“CLPS DL”)

In October 2023, we entered into an outsourcing agreement with CLPS Dalian Co., Ltd. (“CLPS DL”), an entity controlled by CLPS, with a term of seven months, under which we agreed to provide IT consulting services to CLPS DL. For the year ended December 31, 2023 and six months ended June 30, 2024, the service fees billed under such agreement amounted to $6,715 and $12,091, respectively. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS DL amounted to nil and $7,099, respectively.

In March 2024, we entered into a project development agreement with CLPS DL, with a term of six months, under which CLPS DL agreed to assist us to develop a management information system. For the six months ended June 30, 2024, the service fee incurred under such agreement amounted to $28,871. As of June 30, 2024, the service fee payable to CLPS DL was $30,383.

Transactions with College of Allied Educators Pte. Ltd.(“CAE”)

In June 2024, we entered into a product sales agreement with CAE, an entity controlled by CLPS, with a term of one month, under which we agreed to provide software installation and debugging services on behalf of CAE. For the six months ended June 30, 2024, the service fees billed under such agreement amounted to $48,510. As of June 30, 2024, the service fees receivable from CAE amounted to $48,162.

Employment of Related Person

Our Chief Executive Officer, Mr. Tsun Yu (Bryan) Lam, is the son-in-law of Mr. Raymond Ming Hui Lin, who currently serves as the Chief Executive Officer and director of CLPS. Mr. Lin also owns 7,605,873 ordinary shares of CLPS, as disclosed in the latest annual report of CLPS on Form 20-F for the fiscal year ended June 30, 2023. See “Management - Employment Agreements - Tsun Yu (Bryan) Lam Employment Agreement” for a description of the employment agreement with Mr. Tsun Yu (Bryan) Lam.

Description of Share Capital

We are a Cayman Islands exempted company incorporated with limited liability and our affairs are governed by our memorandum and articles of association, as amended from time to time, the Companies Act (Revised) of the Cayman Islands, which we refer to as the Companies Act below, and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is $10,000 divided into 100,000,000 Ordinary Shares. 10,000,000 Ordinary Shares of par value of $0.0001 have been issued. All of our issued and outstanding shares are fully paid.

Our Post-Offering Memorandum and Articles of Association

Our shareholders will adopt an amended and restated memorandum and articles of association which will become effective immediately prior to the closing of this offering, which we refer to below as our Memorandum and Articles of Association. The following are summaries of material provisions of the post-offering memorandum and articles of association and of the Companies Act, insofar as they relate to the material terms of our Ordinary Shares.

Objects of Our Company. Under our Memorandum and Articles of Association, the objects of our company are unrestricted and we have the full power and authority to carry out any object not prohibited by the laws of the Cayman Islands.

Ordinary Shares. Our Ordinary Shares are issued in registered form and are issued when registered in our register of members. Unless the board of directors determine otherwise, each holder of our Ordinary Shares will not receive a certificate in respect of such Ordinary Shares. We may not issue shares to bearer. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares.

Dividends. Subject to the provisions of the Companies Act and any rights attaching to any class or classes of shares under and in accordance with the articles: (i)the directors may declare dividends or distributions out of our funds which are lawfully available for that purpose; and (ii) our shareholders may, by ordinary resolution, declare dividends but no such dividend shall exceed the amount recommended by the directors. Subject to the requirements of the Companies Act regarding the application of a company’s share premium account and with the sanction of an ordinary resolution, dividends may also be declared and paid out of any share premium account. The directors when paying dividends to shareholders may make such payment either in cash or in specie. Unless provided by the rights attached to a share, no dividend shall bear interest.

Voting Rights. Subject to any rights or restrictions as to voting attached to any shares, unless any share carries special voting rights, on a show of hands every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote per Ordinary Share. On a poll, every shareholder who is present in person and every person representing a shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder. In addition, all shareholders holding shares of a particular class are entitled to vote at a meeting of the holders of that class of shares. Votes may be given either personally or by proxy.

General Meetings of Shareholders. As a Cayman Islands exempted company, we are not obliged by the Companies Act to call shareholders’ annual general meetings. Our Memorandum and Articles of Association provide that we may (but are not obliged to) in each year hold a general meeting as our annual general meeting. Any annual general meeting shall be held at such time and place as may be determined by our Board. All general meetings other than annual general meetings shall be called extraordinary general meetings.

The Directors may convene general meetings whenever they think fit. General meetings shall also be convened on the written requisition of one or more of the shareholders entitled to attend and vote at our general meetings who (together) hold not less than ten percent of the rights to vote at such general meeting in accordance with the notice provisions in the articles, specifying the purpose of the meeting and signed by each of the shareholders making the requisition. If the Directors do not convene such meeting within 21 clear days’ from the date of receipt of the written requisition, those shareholders who requested the meeting or any of them may convene the general meeting themselves within three months after the end of such period of 21 clear days in which case reasonable expenses incurred by them as a result of the Directors failing to convene a meeting shall be reimbursed by us.

At least 7 clear days’ notice of all general meetings shall be given to shareholders entitled to attend and vote at such meeting. The notice shall specify the place, the day and the hour of the meeting and the general nature of that business. In addition, if a resolution is proposed as a special resolution, the text of that resolution shall be given to all shareholders. Notice of every general meeting shall also be given to the Directors and our auditors.

Subject to the Companies Act and with the consent of the shareholders who, individually or collectively, hold at least 90 percent of the voting rights of all those who have a right to vote at a general meeting, a general meeting may be convened on shorter notice.

A quorum shall consist of the presence (whether in person or represented by proxy) of one or more shareholders holding shares that represent not less than one-third of the outstanding shares carrying the right to vote at such general meeting.

If, within 15 minutes from the time appointed for the general meeting, or at any time during the meeting, a quorum is not present, the meeting, if convened upon the requisition of shareholders, shall be cancelled. In any other case it shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the Directors. If a quorum is not present within fifteen minutes of the time appointed for the adjourned meeting, then the shareholders present in person or by proxy shall constitute a quorum.

The chairman may, with the consent of a meeting at which a quorum is present, adjourn the meeting. When a meeting is adjourned for more than seven clear days, notice of the adjourned meeting shall be given in accordance with the articles.

At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands, unless a poll is (before, or on, the declaration of the result of the show of hands) demanded by the chairman of the meeting or by at least two shareholders having the right to vote on the resolutions or one or more shareholders present who together hold not less than ten percent of the voting rights of all those who are entitled to vote on the resolution. Unless a poll is so demanded, a declaration by the chairman as to the result of a resolution and an entry to that effect in the minutes of the meeting, shall be conclusive evidence of the outcome of a show of hands, without proof of the number or proportion of the votes recorded in favor of, or against, that resolution.

If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.

In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting at which the show of hands takes place or at which the poll is demanded, shall not be entitled to a second or casting vote.

Interested Directors. A director may vote in respect of certain contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

A director who is in any way, whether directly or indirectly, interested in a contract or transaction or proposed contract or transaction with our Company shall declare the nature of his interest at a meeting of the directors. A general notice given to the directors by any director to the effect that he is a member of any specified company or firm and is to be regarded as interested in any contract or transaction which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made or transaction so consummated. Subject to the applicable listing rule requirements and disqualification by the chairman of the relevant board meeting, a director may vote in respect of any contract or transaction or proposed contract or transaction notwithstanding that he may be interested therein provided the director discloses to his fellow directors the nature and extent of any material interests in respect of any contract or transaction or proposed contract or transaction and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the directors at which any such contract or transaction or proposed contract or transaction shall come before the meeting for consideration

Transfer of Ordinary Shares. Subject to the restrictions set out in our Articles and provided that a transfer of Ordinary Shares complies with applicable rules of the Nasdaq Capital Market, a shareholder may transfer Ordinary Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by Nasdaq or in any other form approved by the directors, executed:

●	where the Ordinary Shares are fully paid, by or on behalf of that shareholder; and

●	where the Ordinary Shares are partly paid, by or on behalf of that shareholder and the transferee.

The transferor shall be deemed to remain the holder of an Ordinary Share until the name of the transferee is entered into our register of members.

Where the Ordinary Shares in question are not listed on or subject to the rules of the Nasdaq Capital Market, our board of directors may, in its absolute discretion, decline to register any transfer of any Ordinary Share that has not been fully paid up or is subject to a company lien. Our board of directors may also decline to register any transfer of such Ordinary Share unless

●	the instrument of transfer is lodged with us, accompanied by the certificate for the Ordinary Shares to which it relates and such other evidence as our Board may reasonably require to show the right of the transferor to make the transfer;

●	the instrument of transfer is in respect of only one class of Ordinary Shares;

●	the instrument of transfer is properly stamped, if required;

●	in the case of a transfer to joint holders, the number of joint holders to whom the Ordinary Share is to be transferred does not exceed four;

●	the Ordinary Shares transferred is free of any lien in favor of the Company; and

●	a fee of such maximum sum as the Nasdaq Capital Market may determine to be payable or such lesser sum as our directors may from time to time require is paid to us in respect thereof.

If our directors refuse to register a transfer they shall, within one months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

The registration of transfers may, after compliance with any notice required of Nasdaq Capital Market, be suspended and the register closed at such times and for such periods as our Board may from time to time determine, provided, however, that the registration of transfers shall not be suspended nor the register closed for more than 30 days in any year as our Board may determine.

Liquidation. If we are wound up, the shareholders may, subject to the articles and any other sanction required by the Companies Act, pass a special resolution allowing the liquidator to do either or both of the following: (i) to divide in specie among the shareholders the whole or any part of our assets and, for that purpose, to value any assets and to determine how the division shall be carried out as between the shareholders or different classes of shareholders; and (ii) to vest the whole or any part of the assets in trustees for the benefit of shareholders and those liable to contribute to the winding up. The directors have the authority to present a petition for our winding up to the Grand Court of the Cayman Islands on our behalf without the sanction of a resolution passed at a general meeting.

Calls on Shares and Forfeiture of Shares. Subject to the terms of allotment, the directors may make calls on the shareholders in respect of any monies unpaid on their shares including any premium and each shareholder shall (subject to receiving at least 14 clear days’ notice specifying when and where payment is to be made), pay to us the amount called on his shares. Shareholders registered as the joint holders of a share shall be jointly and severally liable to pay all calls in respect of the share. If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid at the rate fixed by the terms of allotment of the share or in the notice of the call or if no rate is fixed, at the rate of ten percent per annum. The directors may waive payment of the interest wholly or in part.

We have a first and paramount lien on all shares (whether fully paid up or not) registered in the name of a shareholder (whether solely or jointly with others). The lien is for all monies payable to us by the shareholder or the shareholder’s estate:

●	either alone or jointly with any other person, whether or not that other person is a shareholder; and

●	whether or not those monies are presently payable.

At any time the directors may declare any share to be wholly or partly exempt from the lien on shares provisions of the articles.

We may sell, in such manner as the directors may determine, any share on which the sum in respect of which the lien exists is presently payable, if due notice that such sum is payable has been given (as prescribed by the articles) and, within 14 clear days of the date on which the notice is deemed to be given under the Articles, such notice has not been complied with.

Redemption, Repurchase and Surrender of Shares. Subject to the Companies Act and any rights for the time being conferred on the shareholders holding a particular class of shares, we may by action of our directors:

●	issue shares that are to be redeemed or liable to be redeemed, at our option or the shareholder holding those redeemable shares, on the terms and in the manner our directors determine before the issue of those shares;

●	with the consent by special resolution of the shareholders holding shares of a particular class, vary the rights attaching to that class of shares so as to provide that those shares are to be redeemed or are liable to be redeemed at our option on the terms and in the manner which the directors determine at the time of such variation; and

●	purchase all or any of our own shares of any class including any redeemable shares on the terms and in the manner which the directors determine at the time of such purchase.

We may make a payment in respect of the redemption or purchase of its own shares in any manner authorized by the Companies Act, including out of any combination of capital, our profits and the proceeds of a fresh issue of shares.

When making a payment in respect of the redemption or purchase of shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorized by the terms of the allotment of those shares or by the terms applying to those shares, or otherwise by agreement with the shareholder holding those shares. In addition, our company may accept the surrender of any fully paid share for no consideration.

Variations of Rights of Shares. If at any time, our share capital is divided into different classes of shares, the rights attached to any class may be varied either with the consent in writing of the holders of not less than two-thirds (2/3) of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of the shares of that class.

Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorize our Board to issue additional Ordinary Shares from time to time as our Board shall determine, to the extent out of available authorized but unissued Ordinary Shares.

Inspection of Books and Records. Holders of our Ordinary Shares will have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records (except for the memorandum and articles of association of our company, any special resolutions passed by our company and the register of mortgages and charges of our company). However, we will provide our shareholders with annual audited financial statements. See “Where You Can Find Additional Information.”

Anti-Takeover Provisions. Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change of control of our company or management that shareholders may consider favorable, including provisions that limit the ability of shareholders to requisition and convene general meetings of shareholders.

However, under Cayman Islands law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association for a proper purpose and in good faith for what they believe to be in the best interests of our company.

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	is prohibited from trading in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the exempted company carried on outside the Cayman Islands (and for this purpose can effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands);

●	does not have to make its register of members open to inspection by shareholders of that company;

●	does not have to hold an annual general meeting;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as an exempted limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company (except in exceptional circumstances, such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil).

Differences in Corporate Law

The Companies Act is derived, to a large extent, from the older Companies Acts of England and Wales but does not follow recent United Kingdom statutory enactments and accordingly there are significant differences between the Companies Act and the current Companies Act of the United Kingdom. In addition, the Companies Act differs from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of certain significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies provided that the laws of the foreign jurisdiction permit such merger or consolidation. For these purposes, (i) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company, and (ii) a “consolidation” means the combination of two or more constituent companies into a new consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The written plan of merger or consolidation must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman subsidiary. For this purpose, a subsidiary is a company of which at least 90% of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Except in certain limited circumstances, a dissenting shareholder of a Cayman Islands constituent company is entitled to payment of the fair value of his or her shares upon dissenting from a merger or consolidation. The exercise of such dissenter rights will preclude the exercise by the dissenting shareholder of any other rights to which he or she might otherwise be entitled by virtue of holding shares, except for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement is approved by seventy-five percent (75%) in value of the shareholders or class of shareholders, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares affected within four months the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands but this is unlikely to succeed in the case of an offer which has been so approved unless there is evidence of fraud, bad faith or collusion.

If an arrangement and reconstruction is thus approved, or if a takeover offer is made and accepted, a dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholder Suits. In principle, we will normally be the proper plaintiff to sue for a wrong done to us as a company, and a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge:

●	an act which is illegal or ultra vires with respect to the company and is therefore incapable of ratification by the shareholders;

●	an act which, although not ultra vires, requires authorization by a qualified (or special) majority (that is, more than a simple majority) which has not been obtained; and

●	an act which constitutes a “fraud on the minority” where the wrongdoers are themselves in control of the company.

Indemnification of Directors and Executive Officers and Limitation of Liability. Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud, the consequences of committing a crime, or against the indemnified person’s own fraud or dishonesty. Our Memorandum and Articles of Association provide that that we shall indemnify each existing or former secretary, director (including alternate director), and any of our other officers (including an investment adviser or an administrator or liquidator) and their personal representatives against (a) all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former director (including alternate director), secretary or officer in or about the conduct of our company’s business or affairs or in the execution or discharge of the existing or former director (including alternate director), secretary’s or officer’s duties, powers, authorities or discretions; and (b) without limitation to paragraph (a) above, all costs, expenses, losses or liabilities incurred by the existing or former director (including alternate director), secretary or officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning us or our affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former director (including alternate director), secretary or officer, however, shall be indemnified in respect of any matter arising out of his own dishonesty.

To the extent permitted by the Companies Act, we may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former director (including alternate director), secretary or any of our officers in respect of any matter identified in above on condition that the director (including alternate director), secretary or officer must repay the amount paid by us to the extent that it is ultimately found not liable to indemnify the director (including alternate director), the secretary or that officer for those legal costs.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director owes three types of duties to the company: (i) statutory duties, (ii) fiduciary duties, and (iii) common law duties. The Companies Act imposes a number of statutory duties on a director. A Cayman Islands director’s fiduciary duties are not codified, however the courts of the Cayman Islands have held that a director owes the following fiduciary duties (a) a duty to act in what the director bona fide considers to be in the best interests of the company, (b) a duty to exercise their powers for the purposes they were conferred, (c) a duty to avoid fettering his or her discretion in the future and (d) a duty to avoid conflicts of interest and of duty. The common law duties owed by a director are those to act with skill, care and diligence that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and, also, to act with the skill, care and diligence in keeping with a standard of care commensurate with any particular skill they have which enables them to meet a higher standard than a director without those skills. In fulfilling their duty of care to us, our directors must ensure compliance with our amended articles of association, as amended and restated from time to time. We have the right to seek damages where certain duties owed by any of our directors are breached.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Memorandum and Articles of Association provide that our shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders; provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act provides shareholders with only limited rights to requisition a general meeting, and does not provide shareholders with any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Memorandum and Articles of Association allow any one or more of our shareholders who together hold not less than 10% of the rights to vote to requisition a general meeting of our shareholders, in which case our Board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Memorandum and Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As a Cayman Islands exempted company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the Cayman Islands but our Memorandum and Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the issued and outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, directors may be removed by an ordinary resolution of our shareholders. A director will also be removed from office automatically if, among other things, the director (i) becomes bankrupt or makes any arrangement or composition with his creditors, (ii) dies or is found to be or becomes of unsound mind, (iii) resigns his office by notice in writing, (iv) without special leave of absence from our board, is absent from meetings of our board for a continuous period of six months, or (v) is removed from office pursuant to any other provisions of our Memorandum and Articles of Association

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by either an order of the courts of the Cayman Islands or by the board of directors.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Memorandum and Articles of Association, if our share capital is divided into more than one class of shares, the rights attaching to any class of share (unless otherwise provided by the terms of issue of the shares of that class) may be varied either with the consent in writing of the holders of not less than two-thirds of the issued shares of that class, or with the sanction of a resolution passed by a majority of not less than two-thirds of the holders of shares of the class present in person or by proxy at a separate general meeting of the holders of shares of that class. Unless the terms on which a class of shares was issued state otherwise, the rights conferred on the shareholder holding shares of any class shall not be deemed to be varied by the creation or issue of further shares ranking pari passu with the existing shares of that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under the Companies Act and our Memorandum and Articles of Association, our memorandum and articles of association may only be amended by a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our Ordinary Shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Anti-money Laundering — Cayman Islands. In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the directors may be satisfied that no further information is required since an exemption applies under the Anti-Money Laundering Regulations (Revised) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

●	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognized financial institution; or

●	the subscriber is regulated by a recognized regulatory authority and is based or incorporated in, or formed under the law of, a recognized jurisdiction; or

●	the application is made through an intermediary which is regulated by a recognized regulatory authority and is based in or incorporated in, or formed under the law of a recognized jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority, or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if our directors or officers suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reason for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of their business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) a nominated officer (appointed in accordance with the Proceeds of Crime Act (Revised) of the Cayman Islands) or the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised), if the disclosure relates to criminal conduct or money laundering or (ii) to a police constable or a nominated officer (pursuant to the Terrorism Act (Revised) of the Cayman Islands) or the Financial Reporting Authority, pursuant to the Terrorism Act (Revised), if the disclosure relates to involvement with terrorism or terrorist financing and terrorist property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands — Privacy Notice. This privacy notice explains the manner in which we collect, process, and maintain personal data about our investors pursuant to the Data Protection Act (Revised) of the Cayman Islands, as amended from time to time and any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”).

We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller,” whilst certain of our service providers, affiliates, and delegates may act as “data processors” under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to us.

By virtue of your investment in our Company, we and certain of our service providers may collect, record, store, transfer, and otherwise process personal data by which individuals may be directly or indirectly identified.

Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request, (b) where the processing is necessary for compliance with any legal, tax, or regulatory obligation to which we are subject, or (c) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with our service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

Your personal data shall not be held by our Company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

We will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into our Company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils our obligation in this respect), (b) the right to obtain a copy of your personal data, (c) the right to require us to stop direct marketing, (d) the right to have inaccurate or incomplete personal data corrected, (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data, (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial), (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer, or wish to transfer your personal data, general measures we take to ensure the security of personal data, and any information available to us as to the source of your personal data, (h) the right to complain to the Office of the Ombudsman of the Cayman Islands, and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with our responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

Legislation of the Cayman Islands. The Cayman Islands, together with several other non-European Union jurisdictions, have recently introduced legislation aimed at addressing concerns raised by the Council of the European Union as to offshore structures engaged in certain activities which attract profits without real economic activity. With effect from January 1, 2019, the International Tax Co-operation (Economic Substance) Act (Revised) (the “Substance Act”) came into force in the Cayman Islands introducing certain economic substance requirements for in-scope Cayman Islands entities which are engaged in certain “relevant activities,” which in the case of exempted companies incorporated before January 1, 2019, applies in respect of financial years commencing July 1, 2019, onwards. However, it is anticipated that our Company may remain out of scope of the legislation or else be subject to more limited substance requirements.

History of Securities Issuances

During the past three years, we have issued an aggregate of 10,000,000 Ordinary Shares, as described below:

Name of Shareholder	Number of Ordinary Shares Issued	Percentage
Growth Ring Ltd.	6,000,000	60%
Brightech (BRD) Ltd.	4,000,000	40%
Total	10,000,000	100%

We believe that each of the issuances was exempt from registration pursuant to Section 4(2) of the Securities Act, regarding transactions not involving a public offering, or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions. None of the transactions involved an underwriter.

Shares Eligible For Future Sale

Upon completion of this offering, we will have [*] Ordinary Shares outstanding assuming the underwriter does not exercise its over-allotment option. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of the Ordinary Shares in the public market could adversely affect prevailing market prices of the Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We have applied to list the Ordinary Shares on the Nasdaq Capital Market, but we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-up Agreements

The Company, on behalf of itself and any successor entity, has agreed that, without the prior written consent of the representative, it will not, for a period of 180 days after the date of this prospectus, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any notion or contract to sell, grant any option, right or warrant to purchase, lead, or otherwise transfer or dispose of directly or indirectly, any capital shares of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company; (ii) file or caused to be filed any registration statement with the SEC relating to the offering of any s capital share of the Company of any securities convertible into or exercisable or exchangeable for capital shares of the company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital share of the Company, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital share of the Company or such other securities, in such or otherwise.

Our directors, executive officers and 5% shareholders have agreed, subject to limited exceptions, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any capital stock of the Company or any securities convertible into or exercisable or exchangeable for capital shares of the Company, that transfers, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares or such other securities for a period of 180 days after the date of this prospectus, without the prior written consent of the representative. The exceptions apply to transfers in connection with (a) transactions relating to our Ordinary Shares acquired in open market transactions after the completion of the this offering; (b) transfers of our securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of the undersigned; (c) transfers of our Ordinary Shares to a charity or educational institution; (d) in the event of a corporation, partnership, limited liability company or other business entity, (i) any transfers of capital shares of the Company to another corporation, partnership or other business entity that controls, is controlled by or is under common control therewith or (ii) distributions of Ordinary Shares to members, partners, stockholders, subsidiaries or affiliates (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) thereof; (e) in the event of a trust, to a trustee or beneficiary of the trust; (f) the receipt from the Company of Ordinary Shares upon the vesting of restricted stock awards or stock units or upon the exercise of options to purchase the Company’s shares issued under an equity incentive plan of the Company or an employment arrangement; (g) the transfer of Ordinary Shares pursuant to agreements described in this Prospectus under which the Company has the option to repurchase such securities or a right of first refusal with respect to the transfer of such securities; (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares; (i) the transfer of Ordinary Shares that occurs by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement and (j) the transfer of Ordinary Shares pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the Ordinary Shares involving a change of control of the Company after the closing of this offering and approved by the Company’s board of directors. See “Underwriting.”

Other than this offering, we are not aware of any plans by any significant shareholders to dispose of significant numbers of the Ordinary Shares. However, one or more existing shareholders or owners of securities convertible or exchangeable into or exercisable for the Ordinary Shares may dispose of significant numbers of the Ordinary Shares in the future. We cannot predict what effect, if any, future sales of the Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of the Ordinary Shares from time to time. Sales of substantial amounts of the Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of the Ordinary Shares.

Underwriter’s Warrants

In addition to cash compensation, we have agreed to issue to the underwriter warrants to purchase up to a total of [________] Ordinary Shares (equal to 5% of the aggregate number of Ordinary Shares sold in the offering, excluding the over-allotment option), at an exercise price equal to 125% of the public offering price per Ordinary Share offered in this offering. The warrants will be exercisable from time to time, in whole or in part, from six months after the effective date of the registration statement of which this prospectus forms a part until five years from the effective date of the registration statement. The warrants are also exercisable on a cashless basis. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The underwriter (or permitted assignees under FINRA Rule 5110(g)(1)) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the effective date of the offering, except as provided for in FINRA Conduct Rule 5110(g)(2). The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, subdivisions, combinations, reclassification, merger or consolidation.

Rule 144

All of our Ordinary Shares that will be issued and outstanding upon the completion of this offering, other than those Ordinary Shares sold in this offering, are “restricted securities” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirement such as those provided by Rule 144 promulgated under the Securities Act. In general, beginning 90 days after the date of this prospectus, a person (or persons whose shares are aggregated) who at the time of a sale is not, and has not been during the three months preceding the sale, an affiliate of ours and has beneficially owned our restricted securities for at least six months will be entitled to sell the restricted securities without registration under the Securities Act, subject only to the availability of current public information about us, and will be entitled to sell restricted securities beneficially owned for at least one year without restriction. Persons who are our affiliates and have beneficially owned our restricted securities for at least six months may sell a number of restricted securities within any three-month period that does not exceed the greater of the following:

●	1% of the then issued and outstanding Ordinary Shares of the same class which immediately after the completion of this offering will equal Ordinary Shares, assuming the underwriter does not exercise its over-allotment option; or

●	the average weekly trading volume of our Ordinary Shares of the same class during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Sales by our affiliates under Rule 144 are also subject to certain requirements relating to manner of sale, notice and the availability of current public information about us.

Taxation

The following summary of the material Cayman Islands, China and U.S. federal income tax consequences of an investment in the Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this registration statement, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands, China and the United States. To the extent that the discussion relates to matters of Cayman Islands tax law, it represents the opinion of Ogier, our Cayman Islands counsel.

Cayman Islands Taxation

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or, after execution, brought within the jurisdiction of the Cayman Islands. The Cayman Islands is a party to a double tax treaty entered with the United Kingdom in 2010 but is otherwise not party to any double tax treaties that are applicable to any payments made to or by our company.

Our Company will obtain an undertaking from the Financial Secretary pursuant to Section 6 of the Tax Concessions Act (Revised) of the Cayman Islands: (a) that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to our Company or its operations; and (b) that the aforesaid tax or any tax in the nature of estate duty or inheritance tax shall not be payable on or in respect of the shares, debentures or other obligations of our Company or by way of withholding in whole or in part of any relevant payment as defined in section 6(3) of the Tax Concessions Act (Revised) of the Cayman Islands. As of the date of this prospectus, the Company has not yet obtained the undertaking.

Payments of dividends and capital in respect of our Ordinary Shares will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of our Ordinary Shares, nor will gains derived from the disposal of our Ordinary Shares be subject to Cayman Islands income or corporation tax.

The Cayman Islands enacted the International Tax Co-operation (Economic Substance) Act (Revised) together with the Guidance Notes published by the Cayman Islands Tax Information Authority from time to time. The Company is required to comply with the economic substance requirements from July 1, 2019 and make an annual report in the Cayman Islands as to whether or not it is carrying on any relevant activities and if it is, it must satisfy an economic substance test.

Hong Kong Taxation

The Inland Revenue Ordinance (Chapter 112 of the Laws of Hong Kong) (“IRO”) is an ordinance that regulates taxes on property, earnings and profits in Hong Kong. The IRO provides, among others, that persons, which include corporations, partnerships, trustees and bodies of persons, carrying on any trade, profession or business in Hong Kong are liable for tax on all profits (excluding profits arising from the sale of capital assets) arising in or derived from Hong Kong from such trade, profession or business. As at the Latest Practicable Date, the standard profits tax rate for corporations is at 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. The IRO also contains provisions relating to, among others, permissible deductions for outgoings and expenses, set-offs for losses and allowances for depreciations.

PRC Laws and Regulations on Taxation

Enterprise Income Tax and Withholding Tax

In March 2007, the National People’s Congress of China enacted the EIT Law, which became effective on January 1, 2008 (as amended in December 2018). The EIT Law provides that enterprises organized under the laws of jurisdictions outside Mainland China with their “de facto management bodies” located within Mainland China may be considered as Mainland China resident enterprises and therefore subject to EIT at the rate of 25% on their worldwide income. The Implementing Rules of the EIT Law further defines the term “de facto management body” as the management body that exercises substantial and overall management and control over the business, personnel, accounts and properties of an enterprise.

In April 2009, the SAT issued the Notice Regarding the Determination of Chinese-Controlled Overseas Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is deemed to be located in Mainland China. Although Circular 82 only applies to offshore enterprises controlled by Mainland China enterprises or Mainland China enterprise groups, not offshore enterprises controlled by Mainland China individuals or foreigners, the criteria set forth in the circular may reflect the SAT’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises.

According to SAT Notice 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a Mainland China tax resident by virtue of having a “de facto management body” in Mainland China and will be subject to PRC enterprise income tax on its worldwide income only if all of the following criteria are met: (i) the places where senior management and senior management departments that are responsible for daily production, operation and management of the enterprise perform their duties are mainly located within the territory of Mainland China; (ii) financial decisions (such as money borrowing, lending, financing and financial risk management) and personnel decisions (such as appointment, dismissal and salary and wages) are decided or need to be decided by organizations or persons located within the territory of Mainland China; (iii) main property, accounting books, corporate seal, the board of directors and files of the minutes of shareholders’ meetings of the enterprise are located or preserved within the territory of Mainland China; and (iv) one half (or more) of the directors or senior management staff having the right to vote habitually reside within the territory of Mainland China.

The Administrative Measures for Enterprise Income Tax of Chinese-Controlled Overseas Incorporated Resident Enterprises (Trial Version), or Bulletin 45, further clarifies certain issues related to the determination of tax resident status. Bulletin 45 also specifies that when provided with a resident Chinese-controlled, offshore-incorporated enterprise’s copy of its recognition of residential status, a payer does not need to withhold a 10% income tax when paying certain income sourced from Mainland China, such as dividends, to such Chinese-controlled offshore-incorporated enterprise as provided under the EIT Law and Circular 82.

We believe that our Cayman Islands holding company, JAJI Global Incorporation, is not a Mainland China resident enterprise for PRC tax purposes. JAJI Global Incorporation is a company incorporated outside China. As a holding company, its key assets are its ownership interests in its subsidiaries, and its key assets are located, and its records (including the resolutions of its board of directors and the resolutions of its shareholders) are maintained, outside China. As such, we do not believe that our company meets all of the conditions above or is a Mainland China resident enterprise for PRC tax purposes. For the same reasons, we believe our other entities outside Mainland China are not Mainland China resident enterprises either. However, the tax resident status of an enterprise is subject to determination by the competent PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” There can be no assurance that the competent PRC government will ultimately take a view that is consistent with our position and there is a risk that the competent PRC tax authorities may deem our company as a Mainland China resident enterprise, in which case we would be subject to the EIT at the rate of 25% on our worldwide income. If the competent PRC tax authorities determine that our Cayman Islands holding company is a Mainland China “resident enterprise” for EIT purposes, a number of unfavorable tax consequences could follow.

One example is a 10% withholding tax would be imposed on dividends we pay to our enterprise shareholders that are not Mainland China resident enterprises and with respect to gains derived by our enterprise shareholders that are not Mainland China resident enterprises from transferring our Ordinary Shares. It is unclear whether, if we are considered a Mainland China resident enterprise, holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between Mainland China and other countries or areas. See “Risk Factors — Risks Relating to Doing Business in China — Under the PRC Enterprise Income Tax Law, we may be classified as a Mainland China “resident enterprise” for PRC enterprise income tax purposes. Such classification would likely result in unfavorable tax consequences to us and our shareholders who are not Mainland China residents and have a material adverse effect on our results of operations and the value of your investment.”

According to the Announcement of SAT on Several Issues Concerning the Enterprise Income Tax on Indirect Property Transfer by Non-Resident Enterprises, or Circular 7, which was promulgated by the SAT and became effective on February 3, 2015, if a non-resident enterprise transfers the equity interests of a Mainland China resident enterprise indirectly by transfer of the equity interests of an offshore holding company (other than a purchase and sale of shares issued by a Mainland China resident enterprise in the public securities market) without a reasonable commercial purpose, the competent PRC tax authorities have the power to reassess the nature of the transaction and the indirect equity transfer may be treated as a direct transfer. As a result, the gain derived from such transfer, which means the equity transfer price less the cost of equity, will be subject to withholding tax at a rate of up to 10%.

Under the terms of Circular 7, a transfer which meets all of the following circumstances shall be directly deemed as having no reasonable commercial purposes if:

●	over 75% of the value of the equity interests of the offshore holding company are directly or indirectly derived from taxable properties in Mainland China;

●	at any time during the year before the indirect transfer, over 90% of the total properties of the offshore holding company are investments within the territories of Mainland China, or in the year before the indirect transfer, over 90% of the offshore holding company’s revenue is directly or indirectly derived from the territories of Mainland China;

●	the function performed and risks assumed by the offshore holding company are insufficient to substantiate its corporate existence; or

●	the foreign income tax imposed on the indirect transfer is lower than the PRC tax imposed on the direct transfer of the taxable properties in Mainland China.

On October 17, 2017, the SAT issued the Announcement on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, or SAT Circular 37, which took effect on December 1, 2017. SAT Circular 37 purports to provide further clarifications by setting forth the definitions of equity transfer income and tax basis, the foreign exchange rate to be used in the calculation of the withholding amount and the date on which the withholding obligation arises.

Specifically, SAT Circular 37 provides that where the transfer income subject to withholding at source is derived by an enterprise that is not Mainland China resident enterprise in instalments, the instalments may first be treated as recovery of costs of previous investments. Upon recovery of all costs, the tax amount to be withheld must then be computed and withheld.

There is uncertainty as to the application of SAT Circular 7 and SAT Circular 37. SAT Circular 7 and SAT Circular 37 may be determined by the competent PRC tax authorities to be applicable to transfers of our Ordinary Shares that involve non-resident investors, if any of such transactions were determined by the tax authorities to lack a reasonable commercial purpose.

As a result, we and our non-resident investors in such transactions may become at risk of being taxed under SAT Circular 7 and SAT Circular 37, and we may be required to comply with SAT Circular 7 and SAT Circular 37 or to establish that we should not be taxed under the general anti-avoidance rule of the EIT Law. This process may be costly and have a material adverse effect on our financial condition and results of operations. See “Risk Factors — Risks Relating to Doing Business in China — We face uncertainty with respect to indirect transfers of equity interests in Mainland China resident enterprises by their holding companies that are not Mainland China companies.”

Value-added Tax

Pursuant to the Interim Regulations on Value-added Tax of the PRC promulgated by the State Council on December 13, 1993 and were recently amended on November 19, 2017, and the Detailed Rules on the Implementation of Interim Regulation on Value-added Tax of the PRC promulgated by the Ministry of Finance, or the MOF, on December 25, 1993 and were recently amended on October 28, 2011, collectively the VAT Laws, all entities and individuals in Mainland China engaging in the sales of goods, provision of processing services, repairs and replacement services, sales services, intangible assets, real estate and the importation of goods are required to pay VAT at the rate of 17%, unless otherwise stated.

According to the Circular on Adjusting Value-added Tax Rates, which was promulgated by the MOF and the State Administration of Taxation, or the SAT, on April 4, 2018 and became effective on May 1, 2018, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 17% and 11% tax rates are lowered to 16% and 10%, respectively.

According to the Circular on Policies to Deepen Value-added Tax Reform, which was promulgated by the MOF, the SAT and the General Administration of Customs on March 20, 2019 and became effective on April 1, 2019, where a taxpayer engages in a taxable sales activity for the value-added tax purpose or importation of goods, the previous applicable 16% and 10% tax rates are lowered to 13% and 9%, respectively.

As of the date of this prospectus, the VAT rate applicable to our sales of services and products is 6% and 13%, respectively.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of Ordinary Shares by U.S. Holders that acquire the Ordinary Shares in this offering and hold the Ordinary Shares as capital assets within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”). This summary is based on U.S. federal income tax laws in effect as of the date of this offering circular, including the Code and U.S. Treasury regulations, as in effect or proposed as of the date of this offering circular, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. There can be no assurance that the Internal Revenue Service or a court will not take a contrary position to this summary.

This summary does not purport to be a comprehensive discussion of all the tax considerations that may be relevant to a particular investor’s decision to purchase, hold or dispose of Ordinary Shares. Moreover, this summary does not address the Medicare tax on net investment income, alternative minimum tax, non-income tax (such as the gift and estate tax) or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	certain financial institutions;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	a mutual fund;

●	regulated investment companies;

●	real estate investment trusts;

●	a broker;

●	dealers in securities or currencies;

●	an individual retirement or other tax-deferred account;

●	traders that elect to use a mark-to-market method of accounting;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities;

●	holders who acquire their Ordinary Shares pursuant to any employee share option or otherwise as compensation;

●	an accrual method taxpayer subject to special tax accounting rules as a result of its use of financial statements;

●	an investor who is a U.S. expatriate, former U.S. citizen or former long term resident of the United States;

●	persons holding Ordinary Shares as part of a straddle, hedging, conversion or integrated transaction;

●	persons holding Ordinary Shares in connection with a trade or business outside the United States;

●	persons subject to special tax accounting rules as a result of their use of financial statements;

●	a controlled foreign corporation;

●	a passive foreign investment company;

●	U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar;

●	persons that actually or constructively own 10% or more of (i) the total combined voting power of all classes of our voting Shares or (ii) the total value of all classes of our Ordinary Shares; or

●	partnerships or other pass-through entities for U.S. federal income tax purposes, or persons holding the Ordinary Shares through such entities,

all of whom may be subject to tax rules that differ significantly from those discussed below.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of the Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created in, or organized under the law of, the U.S. or any state thereof or the District of Columbia;

●	an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

●	a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more U.S. persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a U.S. person under the Code.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of the Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding the Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular U.S. federal income tax consequences of an investment in the Ordinary Shares.

Dividends

Any cash distributions paid on the Ordinary Shares (including the amount of any China tax withheld) out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder, in the case of Ordinary Shares. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. Dividends received on the Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from U.S. corporations.

Individuals and other non-corporate U.S. Holders will be subject to tax at the lower capital gain tax rate applicable to “qualified dividend income”; provided that certain conditions are satisfied, including that (1) the Ordinary Shares on which the dividends are paid are readily tradable on an established securities market in the U.S., (2) we are neither a PFIC nor treated as such with respect to a U.S. Holder (as discussed below) for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period and other requirements are met.

For U.S. foreign tax credit purposes, dividends paid on the Ordinary Shares generally will be treated as income from non-U.S. sources and generally will constitute passive category income. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Sale or Other Disposition

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be U.S. source gain or loss for U.S. foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives China dollars or another currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

A U.S. Holder that holds stock in a non-U.S. corporation during any taxable year in which the corporation is treated as a PFIC is subject to special tax rules with respect to (a) any gain realized on the sale, exchange or other disposition of the stock and (b) any “excess distribution” by the corporation to the holder, unless the holder elects to treat the PFIC as a “qualified electing fund” (“QEF”) or makes a “mark-to-market” election, each as discussed below. An “excess distribution” is that portion of a distribution with respect to PFIC stock that exceeds 125% of the average of such distributions over the preceding three-year period or, if shorter, the U.S. Holder’s holding period for its shares. Excess distributions and gains on the sale, exchange or other disposition of stock of a corporation which was a PFIC at any time during the U.S. Holder’s holding period are allocated ratably to each day of the U.S. Holder’s holding period. Amounts allocated to the taxable year in which the disposition occurs and amounts allocated to any period in the shareholder’s holding period before the first day of the first taxable year that the corporation was a PFIC will be taxed as ordinary income (rather than capital gain) earned in the taxable year of the disposition. Amounts allocated to each of the other taxable years in the U.S. Holder’s holding period are not included in gross income for the year of the disposition, but are subject to a special tax (equal to the highest ordinary income tax rates in effect for those years, and increased by an interest charge at the rate applicable to income tax deficiencies) that is added to the tax otherwise due for the taxable year in which the disposition occurs. The tax liability for amounts allocated to years before the year of disposition or “excess distribution” cannot be offset by any net operating losses for such years, and gains (but not losses) realized on the sale of the Ordinary Shares cannot be treated as capital, even if a U.S. Holder held such Ordinary Shares as capital assets. The preferential U.S. federal income tax rates for dividends and long-term capital gain of individual U.S. Holders (as well as certain trusts and estates) would not apply, and special rates would apply for calculating the amount of the foreign tax credit with respect to excess distributions.

If a corporation is a PFIC for any taxable year during which a U.S. Holder holds shares in the corporation, then the corporation generally will continue to be treated as a PFIC with respect to the holder’s shares, even if the corporation no longer satisfies either the passive income or passive asset tests described above, unless the U.S. Holder terminates this deemed PFIC status by electing to recognize gain, which will be taxed under the excess distribution rules as if such shares had been sold on the last day of the last taxable year for which the corporation was a PFIC.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

The excess distribution rules may be avoided if a U.S. Holder makes a QEF election effective beginning with the first taxable year in the holder’s holding period in which the corporation is a PFIC. A U.S. Holder that makes a QEF election is required to include in income its pro rata share of the PFIC’s ordinary earnings and net capital gain as ordinary income and long-term capital gain, respectively, subject to a separate election to defer payment of taxes, which deferral is subject to an interest charge. A U.S. Holder whose QEF election is effective after the first taxable year during the holder’s holding period in which the corporation is a PFIC will continue to be subject to the excess distribution rules for years beginning with such first taxable year for which the QEF election is effective.

In general, a U.S. Holder makes a QEF election by attaching a completed IRS Form 8621 to a timely filed (taking into account any extensions) U.S. federal income tax return for the year beginning with which the QEF election is to be effective. In certain circumstances, a U.S. Holder may be able to make a retroactive QEF election. A QEF election can be revoked only with the consent of the IRS. In order for a U.S. Holder to make a valid QEF election, the corporation must annually provide or make available to the holder certain information. Our Company does not intend to provide to U.S. Holders the information required to make a valid QEF election and our Company currently makes no undertaking to provide such information. Accordingly, it is currently anticipated that a U.S. Holder will not be able to avoid the special tax rules described above by making the QEF election.

As an alternative to making a QEF election, a U.S. Holder may make a “mark-to-market” election with respect to its PFIC shares if the shares meet certain minimum trading requirements. If a U.S. Holder makes a valid mark-to-market election for the first tax year in which such holder holds (or is deemed to hold) stock in a corporation and for which such corporation is determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect of its stock. Instead, a U.S. Holder that makes a mark-to-market election will be required to include in income each year an amount equal to the excess, if any, of the fair market value of the shares that the holder owns as of the close of the taxable year over the holder’s adjusted tax basis in the shares. The U.S. Holder will be entitled to a deduction for the excess, if any, of the holder’s adjusted tax basis in the shares over the fair market value of the shares as of the close of the taxable year; provided, however, that the deduction will be limited to the extent of any net mark-to-market gains with respect to the shares included by the U.S. Holder under the election for prior taxable years. The U.S. Holder’s basis in the shares will be adjusted to reflect the amounts included or deducted pursuant to the election. Amounts included in income pursuant to a mark-to-market election, as well as gain on the sale, exchange or other taxable disposition of the shares, will be treated as ordinary income. The deductible portion of any mark-to-market loss, as well as loss on a sale, exchange or other disposition of shares to the extent that the amount of such loss does not exceed net mark-to-market gains previously included in income, will be treated as ordinary loss.

The mark-to-market election applies to the taxable year for which the election is made and all subsequent taxable years, unless the shares cease to meet applicable trading requirements (described below) or the IRS consents to its revocation. The excess distribution rules generally do not apply to a U.S. Holder for tax years for which a mark-to-market election is in effect. However, if a U.S. Holder makes a mark-to-market election for PFIC stock after the beginning of the holder’s holding period for the stock, a coordination rule applies to ensure that the holder does not avoid the tax and interest charge with respect to amounts attributable to periods before the election.

A mark-to-market election is available only if the shares are considered “marketable” for these purposes. Shares will be marketable if they are regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission or on a non-U.S. exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. For these purposes, shares will be considered regularly traded during any calendar year during which they are traded, other than in de minimis quantities, on at least 15 days during each calendar quarter. Any trades that have as their principal purpose meeting this requirement will be disregarded. Although we have applied for the listing of our Ordinary Shares on the Nasdaq, we cannot guarantee that our listing will be approved. Furthermore, we cannot guarantee that, once listed, our Ordinary Shares will continue to be listed and regularly traded on such exchange. Each U.S. Holder should ask its own tax advisor whether a mark-to-market election is available or desirable, including as to whether the Ordinary Shares are considered marketable for these purposes.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

A U.S. Holder of PFIC stock must generally file an IRS Form 8621 annually. A U.S. Holder must also provide such other information as may be required by the U.S. Treasury Department if the U.S. Holder (i) receives certain direct or indirect distributions from a PFIC, (ii) recognizes gain on a direct or indirect disposition of PFIC stock, or (iii) makes certain elections (including a QEF election or a mark-to-market election) reportable on IRS Form 8621.

U.S. Holders are urged to consult their tax advisors as to our Company’s status as a PFIC, and, if our Company is treated as a PFIC, as to the effect on them of, and the reporting requirements with respect to, the PFIC rules and the desirability of making, and the availability of, either a QEF election or a mark-to-market election with respect to our Ordinary Shares. Our Company provides no advice on taxation matters.

Information with Respect to Foreign Financial Assets

In addition, certain U.S. Holders may be subject to certain reporting obligations with respect to Ordinary Shares if the aggregate value of these and certain other “specified foreign financial assets” exceeds $100,000 for a married couple or $50,000 for an individual. If required, this disclosure is made by filing Form 8938 with the IRS. Significant penalties can apply if U.S. Holders are required to make this disclosure and fail to do so. In addition, a U.S. Holder should consider the possible obligation for online filing of a FinCEN Report 114—Foreign Bank and Financial Accounts Report as a result of holding Ordinary Shares. U.S. Holders are thus encouraged to consult their U.S. tax advisors with respect to these and other reporting requirements that may apply to their acquisition of Ordinary Shares.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to distributions made on our Ordinary Shares within the U.S. to a non-corporate U.S. Holder and to the proceeds from the sale, exchange, redemption or other disposition of Ordinary Shares by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales or other dispositions effected at an office) outside the U.S. will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (or otherwise establishes, in the manner provided by law, an exemption from backup withholding) or to report dividends required to be shown on the U.S. Holder’s U.S. federal income tax returns.

Backup withholding is not an additional income tax, and the amount of any backup withholding from a payment to a U.S. Holder will be allowed as credit against the U.S. Holder’s U.S. federal income tax liability provided that the appropriate returns are filed.

You should consult your own tax advisor as to the qualifications for exemption from backup withholding and the procedures for obtaining the exemption.

The foregoing does not purport to be a complete analysis of the potential tax considerations relating to the Placement, and is not tax advice. Prospective investors should consult their own tax advisors as to the particular tax considerations applicable to them relating to the purchase, ownership and disposition of the Ordinary Shares, including the applicability of the U.S. federal, state and local tax laws or non-tax laws, non-U.S. tax laws, and any changes in applicable tax laws and any pending or proposed legislation or regulations.

Underwriting

We will enter into an underwriting agreement with Aegis Capital Corp. (“Aegis” or the “underwriter”), to act as the sole underwriter and book-runner of this Offering. Subject to the terms and conditions of the underwriting agreement, which is filed as an exhibit to the registration statement, the underwriter has agreed to purchase, and we have agreed to sell to them, the number of our Ordinary Shares at the initial public offering price, less the underwriting discounts, as set forth on the cover page of this prospectus and as indicated below:

Name	Number of Ordinary Shares
Aegis Capital Corp.

The underwriter is offering the shares subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the underwriter’s obligation to pay for and accept delivery of the shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions, including:

●	the representations and warranties made by us to the underwriter are true;

●	there is no material change in our business or the financial markets; and

●	we deliver customary closing documents to the underwriter.

The underwriter is obligated to take and pay for all of the shares offered by this prospectus if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s over-allotment option described below.

Over-Allotment Option

We have granted to the underwriter an option, exercisable for 45 days from the closing of this Offering, to purchase additional Ordinary shares representing 15% of Ordinary Shares sold in the Offering at the initial public offering price listed on the cover page of this prospectus, less underwriting discounts. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriter may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the Offering contemplated by this prospectus.

The underwriter will offer the shares to the public at the initial public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. If the over-allotment option is exercised in full, the total offering price to the public will be US$[●] per share and the total net proceeds to us will be US$[●] million.

Underwriting Commissions and Discounts and Expenses

The underwriter proposes initially to offer the Ordinary Shares to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $ per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.

The following table shows the price per Ordinary Share and total initial public offering price, underwriting discounts and commissions we will pay to Aegis and proceeds before expenses to us. The total amounts are shown assuming both no exercise and full exercise of the underwriter’s over-allotment option.

	Per Share		Total No Exercise of Over-allotment Option		Full Exercise of Over-allotment Option
Initial public offering price	$	[●]	$	[●]	$	[●]
Underwriting discounts and commissions to be paid by us	$	[●]	$	[●]	$	[●]
Non-accountable expense allowance (1.0%)
Proceeds to us, before expenses	$	[●]	$	[●]	$	[●]

We will also pay to the underwriter by deduction from the net proceeds of the Offering contemplated herein, a non-accountable expense allowance equal to 1.0% of the gross proceeds received by us from the sale of the shares, including any shares issued pursuant to the exercise of the Underwriter’s over-allotment option.

We have agreed to reimburse the underwriter for its out-of-pocket accountable expenses (including legal fees), up to a maximum amount of US$150,000. As of the date of this prospectus, we have paid US$50,000 to the representative as an advance against out-of-pocket accountable expenses. Any advance will be returned to us to the extent the representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We estimate that the total expenses of the Offering payable by us, excluding the underwriting discounts and commissions and non-accountable expense allowance, will be approximately US$[●].

Right of First Refusal

If, for the period beginning on the closing date of the Offering and ending twenty-four (24) months after the commencement of sales of the Offering, we or any of our subsidiaries (a) decides to finance or refinance any indebtedness in a securities-related transaction, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-runner, sole manager, sole placement agent or sole agent with respect to such securities-related financing or refinancing; or (b) decides to raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, the underwriter (or any affiliate designated by the underwriter) shall have the right to act as sole book-running manager, sole underwriter or sole placement agent for such financing.

Indemnification

We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriter may be required to make in respect of those liabilities.

Lock-Up Agreements

All of our directors, executive officers, employees and holders of 5% or more our outstanding Ordinary Shares have agreed that, for a period of one hundred eighty (180) days after the closing date of the Offering, subject to certain limited exceptions, we and they will not directly or indirectly, without the prior written consent of the underwriter, (a) offer, sell, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; provided, however, that any sales by parties to the lock-ups shall be subject to the lock-up agreements and provided further that none of such hares shall be saleable in the public market until the expiration of the 180-day period described above; or (b) file or caused to be filed any registration statement with the Commission relating to the Offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

The prior sentence will not apply to (i) the shares to be sold pursuant to the underwriting agreement, (ii) any Ordinary Shares issued upon the exercise of an option or other security outstanding on the date of the Offering, (iii) such issuances of options or grants of restricted stock or other equity-based awards under the Company’s equity plan and the issuance of shares issuable upon exercise of any such equity-based awards, (iv) the filing of registration statements, (v) the issuance of securities to affiliates and subsidiaries of the Company, and, (vi) the issuance of securities in connection with mergers, acquisitions, joint ventures, licensing arrangements or any other similar non-capital raising transactions.

The underwriter, in its sole discretion, may release the Ordinary Shares and other securities subject to the lock-up agreements described above in whole or in part at any time. When determining whether or not to release Ordinary Shares and other securities from lock-up agreements, the underwriter will consider, among other factors, the holder’s reasons for requesting the release, the number of Ordinary Shares and other securities for which the release is being requested and market conditions at the time.

Underwriter’s Warrant

We have agreed to issue to Aegis, or its designees, warrants to purchase up to a total of 5.0% of the aggregate number of Ordinary Shares sold in this Offering (excluding over-allotment securities). Such warrants and underlying Ordinary Shares are included in this prospectus. The warrants are exercisable at $[●] per share (125% of the public offering price) at any time and from time to time, in whole or in part, during the period commencing on the date which is six (6) months from the commencement of the sales of the Offering under this prospectus supplement and expiring four years and six months from such date in compliance with FINRA Rule 5110. The warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(e)(1) of FINRA. The underwriter (or its permitted assignees under the Rule) will not sell, transfer, assign, pledge, or hypothecate these warrants or the securities underlying these warrants, nor will it engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the warrants or the underlying securities for a period of 180 days from the commencement of sales. The warrants may be exercised as to all, or a lesser number of Ordinary Shares, and will contain provisions for a one-time demand registration right under certain conditions for a period of five (5) years from the date of the commencement of sales of the public offering and unlimited “piggyback” registration rights, for a period of no greater than seven (7) years from the date of commencement of sales of the public offering in compliance with FINRA Rule 5110(g)(8). We will bear all fees and expenses attendant to registering the securities issuable on exercise of the warrants other than underwriting commissions incurred and payable by the holders. The exercise price and number of shares issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation. However, the warrant exercise price or underlying shares will not be adjusted for issuances of Ordinary Shares at a price below the warrant exercise price.

Listing

We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “JAJI”. We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future. However, we will not complete this Offering unless we are so listed.

Electronic Offer, Sale and Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the underwriter or selling group members, if any, or by their affiliates, and the underwriter may distribute prospectus electronically. The underwriter may agree to allocate a number of Ordinary Shares to selling group members for sale to their online brokerage account holders. The Ordinary Shares to be sold pursuant to internet distributions will be allocated on the same basis as other allocations. Other than the prospectus in electronic format, the information on, or that can be accessed through, these websites and any information contained in any other website maintained by these entities is not part of, and is not incorporated by reference into, this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the underwriter, and should not be relied upon by investors.

Passive Market Making

Any underwriter who is a qualified market maker on Nasdaq may engage in passive market making transactions on Nasdaq, in accordance with Rule 103 of Regulation M under the Exchange Act, during a period before the commencement of offers or sales of the shares and extending through the completion of the distribution. Passive market makers must comply with applicable volume and price limitations and must be identified as a passive market maker. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security. If all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

Market and Pricing Considerations

Prior to this Offering, there has been no public market for our Ordinary Shares. The initial public offering price for our Ordinary Shares will be determined through negotiations between us and the Underwriter. Among the factors considered in determining the initial public offering price are the future prospects of our company and our industry in general, our sales, earnings and certain other financial and operating information in recent periods, and the price-earnings ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to those of our company. In addition, the underwriter has taken into account our historical trading volume and pricing, subject to the above limitations. The initial public offering price of our Ordinary Shares in this Offering does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of our company. An active trading market for our Ordinary Shares may not develop. It is possible that after this Offering the Ordinary Shares will not trade in the public market at or above the initial offering price.

The exercise price for the warrants issued to our underwriter in connection with, and conditioned on the closing of, this Offering was negotiated between our Company and Aegis. The exercise price (equal to $[●], 125% of the offering price of the Ordinary Shares in this Offering), along with the length of time the underwriter must wait before exercise (at least 180 days after the commencement of sales in this Offering) and the term of the warrants (no more than five (5) years following commencement of sales under this Offering) are influenced by the valuation attributed by FINRA in its calculation of the acceptability of aggregate underwriting consideration.

Potential Conflicts of Interest

The underwriter and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. In the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers and such investment and securities activities may involve securities and/or instruments of our Company. The underwriter and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to customers that they acquire, long and/or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action may be taken, and no action has been taken, by us or the underwriter that would permit a public offering of the Ordinary Shares offered by, or the possession, circulation or distribution of, this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriter to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriter may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriter may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this Offering is in progress.

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our Ordinary Shares than they purchase from us in this Offering. In order to cover the resulting short position, the managing underwriter may exercise the over-allotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriter will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriter are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the underwriter in order to reduce a short position incurred by the r underwriter.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or delaying a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriter make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Securities Issuance Standstill

We have agreed, for a period of one hundred eighty (180) days after the commencement of sales of this Offering, that we will not, without the prior written consent of the underwriter, offer, sell, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any Ordinary Shares or share equivalents except for the issuance of Ordinary Shares or options to employees, consultants, officers or directors of our Company pursuant to any stock or option plan duly adopted for such purpose, approved by the Company’s stockholders and issued for bona fide services permissible under Form S-8. Except for offerings with Aegis, for ninety (90) days after the closing date of the Offering, the Company shall not effect or enter into an agreement to effect any issuances of Ordinary Shares in connection with an acquisition or a strategic relationship, which may include the sale of equity securities. In no event should any equity transaction within this period result in the sale of equity at an offering price to the public less than that of the Offering referred herein.

Tail Financing

The underwriter will be entitled to compensation from the Company with respect to any public or private offering or other financing or capital raising transaction of any kind by the Company to the extent that such financing or capital is provided to the Company by investors whom the underwriter had contacted or introduced to the Company during the engagement period, if such tail financing is consummated at any time within the twelve (12) month period following the closing date or the expiration or termination of the letter of engagement between the Company and the underwriter dated April 29, 2024.

Warrants to be Issued to Asia Rising Group Limited

We agreed to issue to Asia Rising Group Limited (“ARGL”), our financial advisor, warrants to purchase up to 1.2% of the total number of our Ordinary Shares outstanding immediately after this offering. The warrants, which are issuable six months after the effective date of this offering, will be exercisable at a price per share equal to 80% of the offering price under this prospectus, have a term of five years and will have a cashless exercise provision. We agreed to grant piggy back registration rights to ARGL with respect to the Ordinary Shares issuable upon the exercise the warrants.

Expenses Related To This Offering

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions and the underwriter’s non- accountable expenses, which are expected to be incurred in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Nasdaq Capital Market listing fee and the Financial Industry Regulatory Authority (“FINRA”) filing fee, all amounts are estimates.

SEC registration fee	$3,081
Nasdaq listing fee	5,000
FINRA filing fee	5,519
Printing and engraving expenses	55,000
Legal fees and expenses	500,000
Accounting fees and expenses	325,000
Miscellaneous	151,400
Total	$1,045,000

These expenses will be borne by us.

Legal Matters

We are being represented by Carter Ledyard & Milburn LLP with respect to certain legal matters as to United States federal securities law. The underwriter is being represented by Kaufman & Canoles, P.C. with respect to certain legal matters as to United States federal securities law. The validity of the Ordinary Shares offered in this offering will be passed upon for us by Ogier. Certain legal matters as to Chinese law will be passed upon for us by DaHui Lawyers. Carter Ledyard & Milburn LLP may rely upon Ogier with respect to matters governed by Cayman Islands law and DaHui Lawyers with respect to matters governed by Chinese law.

Experts

The financial statements of our company as of December 31, 2022 and 2023, and for each of the two years in the period ended December 31, 2023, included in this prospectus have been audited by Yu Certified Public Accountant, P.C., an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Where You Can Find Additional Information

We have filed with the U.S. Securities and Exchange Commission a registration statement (including amendments and exhibits to the registration statement) on Form F-1 under the Securities Act. This prospectus, which is part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information, we refer you to the registration statement and the exhibits and schedules filed as part of the registration statement. If a document has been filed as an exhibit to the registration statement, we refer you to the copy of the document that has been filed. Each statement in this prospectus relating to a document filed as an exhibit is qualified in all respects by the filed exhibit.

Upon completion of this offering, we will become subject to the informational requirements of the Exchange Act. Accordingly, we will be required to file reports and other information with the SEC, including annual reports on Form 20-F and reports on Form 6-K. The SEC maintains an Internet site at www.sec.gov that contains reports, proxy and information statements and other information we have filed electronically with the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

JAJI GLOBAL INCORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and the Board of Directors of

JAJI Global Incorporation

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of JAJI Global Incorporation (the “Company”) and its subsidiaries (collectively referred to as the “Group”) as of December 31, 2023 and 2022, the related consolidated statements of comprehensive income (loss), consolidated statements of changes in shareholders’ equity, and consolidated statements of cash flows, for each of the two years ended December 31, 2023, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial positions of the Group as of December 31, 2023 and 2022, and the results of its operations and its cash flows, for each of the two years ended December 31, 2023, in conformity with generally accepted accounting principles in the United States of America.

Emphasis of Matter – Adoption of New Accounting Standards

As discussed in Note 2 to the consolidated financial statements, the Group has adopted Accounting Standards Codification Topic 842, Leases, effective January 1st, 2022.

As discussed in Note 2 to the consolidated financial statements, the Group has adopted Accounting Standards Codification (“ASC”) Topic 326, Financial Instruments-Credit Losses, effective January 1st, 2022.

Basis for Opinion

These consolidated financial statements are the responsibility of the Group’s management. Our responsibility is to express an opinion on the Group’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Group in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Group is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Group’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Yu Certified Public Accountant, P.C. (PCAOB ID: 5910)
We have served as the Group’s auditor since 2023.

New York, New York
September 30, 2024

JAJI GLOBAL INCORPORATION

CONSOLIDATED BALANCE SHEETS

		As of December 31,
	Notes	2023	2022
ASSETS
Current assets
Cash and cash equivalents		$851,345	$1,366,217
Accounts receivable, net	3	5,421,082	5,101,501
Notes receivable, net	4	281,694	-
Prepayments, deposits and other assets, net	5	124,716	74,699
Amount due from related parties, net	11	1,749,811	1,302,705
Total Current Assets		8,428,648	7,845,122

Property and equipment, net	6	23,396	37,696
Intangible assets, net	7	7,164	17,975
Operating lease right-of-use assets		51,887	141,854
Prepayments, deposits and other assets, net		27,658	77,338
Deferred offering cost		140,945	-
Deferred tax assets, net	12	27,596	26,497
Total Non-current Assets		278,646	301,360
Total Assets		8,707,294	8,146,482

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank loans	9	1,346,950	623,441
Accounts payable		99,139	70,505
Accrued expenses and other current liabilities		12,357	1,754
Tax payables	12	306,127	117,213
Contract liabilities		48,103	14,947
Salaries and benefits payable	10	882,519	1,084,349
Operating lease liabilities	8	51,887	88,442
Amounts due to related parties	11	2,087,918	2,953,820
Total current liabilities		4,835,000	4,954,471

Non-current liabilities:
Operating lease liabilities	8	-	53,412
Total Non-current liabilities		-	53,412
Total Liabilities		4,835,000	5,007,883

Commitments and Contingencies

Shareholders’ Equity
Common share		2,955,028	2,955,028
Additional paid-in capital		76,524	76,524
Statuary reserves		190,375	73,704
Retained Earnings		1,006,235	297,361
Accumulated other comprehensive loss		(355,868)	(264,018)

Total JAJI Global Incorporation’s Shareholders’ Equity		3,872,294	3,138,599

Non-controlling Interests		-	-

Total Shareholders’ Equity		3,872,294	3,138,599

Total Liabilities and Shareholders’ Equity		$8,707,294	$8,146,482

The accompanying notes are an integral part of these consolidated financial statements.

JAJI GLOBAL INCORPORATION

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		For the years ended December 31,
	Notes	2023	2022

Revenue from third parties		$9,627,989	$9,867,264
Revenue from related parties		1,598,195	877,540
Cost of revenue from third parties		(7,443,198)	(7,969,818)
Cost of revenue from related parties		(712,784)	(369,450)
Gross profit		3,070,202	2,405,536

Operating income (expenses):
Selling and marketing expenses		(251,248)	(321,188)
Research and development expenses		(627,635)	(662,042)
General and administrative expenses		(859,757)	(844,911)
Subsidies and other operating income		203,312	134,004
Total operating expenses		(1,535,328)	(1,694,137)
Income from operations		1,534,874	711,399
Other income		26,172	72,539
Other expenses		(122,277)	(141,914)
Income before income tax		1,438,769	642,024
Income tax provision (benefit)	12	104,814	(40,911)
Net income		1,333,955	682,935
Net loss attributable to non-controlling interests		-	(1,290)
Net income attributable to JAJI Global Incorporation’s shareholders		$1,333,955	$684,225

Other comprehensive loss
Foreign currency translation loss		$(91,850)	$(219,815)
Less: foreign currency translation income attributable to non-controlling interest		-	291
Other comprehensive loss attributable to JAJI Global Incorporation’s shareholders		$(91,850)	$(220,106)

Comprehensive income attributable to JAJI Global Incorporation’s shareholders		$1,242,105	$464,119
Comprehensive income (loss) attributable to noncontrolling interests		-	(999)
Comprehensive income		$1,242,105	$463,120

The accompanying notes are an integral part of these consolidated financial statements.

JAJI GLOBAL INCORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2023 AND 2022

			Additional		Retained Earnings	Accumulated Other	Non-
	Common Share		Paid-in	Statutory	(Accumulated	Comprehensive	controlling
	Shares	Amount	Capital	Surplus	Deficit)	Income (Loss)	interest	Total
Balance at January 1, 2022	-	$2,955,028	$76,524	$-	$(313,160)	$(43,912)	$(5,494)	$2,668,986
Sale of subsidiaries’ shares to non-controlling interests	-	-	-	-	-	-	6,493	6,493
Net income for the year	-	-	-	-	684,225	-	(1,290)	682,935
Appropriation of statutory reserve	-	-	-	73,704	(73,704)	-	-	-
Foreign currency translation (loss) income	-	-	-	-	-	(220,106)	291	(219,815)
Balance at December 31, 2022	-	$2,955,028	$76,524	$73,704	$297,361	$(264,018)	$-	$3,138,599
Net income for the year	-	-	-	-	1,333,955	-	-	1,333,955
Appropriation of statutory reserve	-	-	-	116,671	(116,671)	-	-	-
Foreign currency translation loss	-	-	-			(91,850)	-	(91,850)
Dividends paid to shareholders	-	-	-	-	(508,410)	-	-	(508,410)
Balance at December 31, 2023	-	$2,955,028	$76,524	$190,375	$1,006,235	$(355,868)	$-	$3,872,294

The accompanying notes are an integral part of these consolidated financial statements.

JAJI Global INCORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the years ended December 31,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,333,955	$682,935
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	27,278	34,970
Deferred tax expenses (benefits)	(1,861)	(47,469)
Provision for doubtful accounts	20,579	64,145
Gain on disposal of subsidiaries	-	(27,572)
Loss from disposal of property and equipment	1,564	32
Changes in assets and liabilities
Accounts receivable	(762,244)	(2,700,615)
Prepayment, deposits and other assets	(141,273)	(61,982)
Amounts due from related parties	(492,106)	(597,224)
Accounts payable	28,634	70,505
Accrued expenses and other current liabilities	44,095	5,774
Contract liabilities	(336)	1,269
Salaries and benefits payable	(171,331)	412,045
Amounts due to related parties	503,249	(74,861)
Taxes payable	188,914	35,452
Net cash provided (used in) by operating activities	579,117	(2,202,596)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(17,810)	(6,080)
Disposition of subsidiaries	-	-
Proceeds from disposal of property and equipment	12,551	102,453
Net cash (used in) provided by investing activities	(5,259)	96,373

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,934,416	1,348,373
Repayments of short-term bank loans	(3,193,108)	(724,932)
Sale of subsidiaries’ shares to non-controlling interests	-	14,267
Amount borrowed from related parties	2,383,850	2,682,248
Amount repayment to related parties	(3,669,066)	(703,184)
Dividend paid	(508,410)	-
Net cash used in (provided by) financing activities	(1,052,318)	2,616,772

Effect of exchange rate changes	(36,412)	(80,804)

Net (decrease) increase in cash	(514,872)	429,745
Cash and cash equivalents, at the beginning of year	1,366,217	936,472

Cash and cash equivalents, at the end of year	$851,345	$1,366,217

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$7,157	$7,996
Interest paid	$98,112	$13,170

The accompanying notes are an integral part of these consolidated financial statements.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

JAJI Global Incorporation (“JAJI Global” or the “Company”) was established under the laws of the Cayman Islands on April 19, 2023 as a holding company. The Company and its subsidiaries (“the Group”), design, develop and deliver IT services, solutions and product services. The Group customizes its services to specific industries with customer service teams typically based on-site at the customer locations. The Company’s solutions enable its clients to meet the changing demands of an increasingly global, internet-driven, and competitive marketplace. CLPS Incorporation (“CLPS”), a Cayman Islands company with its shares listed on the Nasdaq Capital Market, holds 60% of the outstanding shares of the Company through a wholly-owned subsidiary (the “Controlling Shareholder”). Messrs. Xiao Feng Yang and Raymond Ming Hui Lin control CLPS. Beijing Bright Technology Co., Ltd. (“Beijing Bright “), a privately held company organized under the laws of the Peoples Republic of China (the “PRC”) owns 40% of JAJI Shanghai’s equity interests.

A reorganization of the legal structure of our company was completed on May 9, 2024.

On April 19, 2023, JAJI Global was incorporated in the Cayman Islands, under the Companies Act as an exempted company with limited liability. JAJI Global was established to be the holding company for our operating subsidiaries. JAJI Global issued 6,000,000 of our Ordinary Shares to Growth Ring Ltd., a wholly owned subsidiary of CLPS, and 4,000,000 of our Ordinary Shares to Brightech (BRD) Ltd., a wholly owned subsidiary of Beijing Bright, in consideration of approximately $1,729,169 and $1,152,779, respectively.

On June 27, 2023, JAJI Singapore Pte. Ltd. (“JAJI Singapore”) was established by JAJI Global in Singapore as an intermediate offshore holding company for our operating subsidiaries in the PRC.

On August 25, 2023, Shanghai Yingjia Technology Limited (“Shanghai Yingjia”) was established in the PRC as a holding company by JAJI Singapore.

On May 9, 2024, Shanghai Yingjia acquired the shares of JAJI Shanghai and its subsidiary JAJI HR from, Beijing Bright and Hainan Qincheng Software Technology Co. Ltd., in consideration of $1,099,338 and $1,649,007, respectively.

Since the Company and its subsidiaries were effectively controlled by the same group of shareholders both before and after the reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

Acquisition in and dissolution of CareerWin Executive Search Co., Ltd. (CareerWin)

In January 2021, JAJI Shanghai entered into an agreement with CareerWin to purchase Career Win’s 30% equity interest in JAJI HR. JAJI Shanghai previously owned 70% of JAJI HR. After the transaction, JAJI Shanghai owned 100% of JAJI HR. At the same time, JAJI HR entered into a share purchase agreement with the shareholders of CareerWin to purchase 100% of the equity interests of CareerWin to expand its executive recruitment business. The total cash consideration of both transactions was $308,975 (RMB2 million). The acquisition of the 100% equity interest in CareerWin was completed on March 3, 2021. In January 2023, CareerWin was voluntary dissolved. No investment gain/loss was recognized in the Company’s consolidated financial statements.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS – continued

Reorganization – continued

Acquisition in and disposal of Beijing Bozhuo Education Technology Co., Ltd. (“Beijing Bozhuo”)

On April 30, 2021, JAJI Shanghai acquired a 60% equity interest in Beijing Bozhuo Education Technology Co., Ltd. (Beijing Bozhuo) from a third-party for $18,533. On August 22, 2022, JAJI Shanghai entered into an agreement with a third-party to sell its 60% interests in Beijing Bozhuo for $14,020. Beijing Bozhuo’s financial results were deconsolidated from the Groups financial statements beginning September 1, 2022.

The gain on the disposal of Beijing Bozhuo was calculated as the difference between:

(i)	The fair value of the consideration received

(ii)	Share of the carrying value of net assets disposed of, as of the date of the transaction

Amounts
The fair value of the consideration received
Cash received	$14,020

Less: share of net assets of Beijing Bozhuo derecognized on disposal	(808)
Gain on disposal	$14,828

Below are the assets and liabilities of Beijing Bozhuo as of date of disposal:

Amounts
Assets
Cash	$1,719
Accounts Receivables	4,819
Prepayments, deposits and other assets - current	7,247
Property and equipment, net	774
Total Assets	$14,559
Liabilities
Tax payables	$(158)
Accrued expenses and other current liabilities	16,064
Total liabilities	$15,906

The Company has subsidiaries in PRC and Singapore. Details of the subsidiaries of the Company as of December 31, 2023 are set out below:

Name of Entity	Date of Incorporation/acquisition	Place of Incorporation	% of Ownership	Principal Activities
JAJI Singapore Pte. Ltd. (“JAJI Singapore”)	Incorporated on June 27, 2023	Singapore	100%	Holding Company
Shanghai Yingjia Technology Limited (“Shanghai Yingjia”)	Incorporated on August 25, 2023	Shanghai, China	100%	Holding Company
JAJI (Shanghai) Co., Ltd. (“JAJI Shanghai”)	Incorporated on November 23, 2010	Shanghai, China	100%	Software development
JAJI (Shanghai) Human Resource Co., Ltd. (“JAJI HR”)	Incorporated on September 20, 2012	Shanghai, China	100%	Executive Recruitment

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and requirements of the Securities Exchange Commission (“SEC”).

The accompanying consolidated financial statements include the financial statements of JAJI Global, JAJI Singapore, Shanghai Yingjia, JAJI Shanghai and JAJI HR. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates and Assumptions

In preparing the consolidated financial statements in conformity with U.S. GAAP, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are based on information as of the date of the consolidated financial statements. Significant estimates required to be made by management include, but are not limited to, valuation of accounts receivable, prepayments, deposits and other assets, useful lives of property and equipment and intangible assets, goodwill impairment, the impairment of long-lived assets and long-term investments, purchase price allocation and fair value of noncontrolling interests for business combinations and asset acquisition, provision for accrued expenses and other current liabilities, valuation allowance of deferred tax assets, provision for uncertain tax positions. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Group applies ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial instruments of the Group primarily consist of cash and cash equivalents, accounts receivable, other assets, note receivables, amounts due from related parties, accounts payable and other current liabilities, amounts due to related party, and short-term bank loans. The carrying amounts of these financial instruments approximate their fair values because of their generally short maturities.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Fair value of financial instruments (continued)

There were no assets and liabilities measured on a recurring basis or disclosed at fair value as of December 31, 2023 and 2022.

For the years ended December 31, 2023 and 2022, there was no gain or loss recognized for the equity investments using the measurement alternative. As of December 31, 2023 and 2022, the Group had no financial assets and liabilities measured and recorded at fair value on a non-recurring basis.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements on fair value measurements in ASC 820. The Group adopted ASU 2018-13 on July 1, 2020, which has no material impact to the Group’s consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents primarily consist of cash and bank deposits, which are unrestricted as to withdrawal and use. The Group considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Group maintains most of its bank accounts in the People’s Republic of China (“PRC”). Cash balances in bank accounts in the PRC are not insured.

Accounts receivable and allowance for credit losses

The Group maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of comprehensive (loss) /income. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The allowance for credit losses as of December 31, 2023 and 2022 were $75,052 and $62,808 respectively.

Prepayments, deposit and other assets

Prepayment, deposit and other assets primarily consists of advances to suppliers for the purchase of goods or services that have not been received or provided and advances to employees. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.

The allowance for credit losses as of December 31, 2023 and 2022 were $121 and $128 respectively.

Deferred contract costs

Deferred contract costs represent costs incurred in advance of revenue recognition arising from direct and incremental staff costs in respect of the fixed fee contracts according to the customer’s requirements prior to the delivery of services, and such deferred costs will be recognized upon the recognition of the related revenue.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Business combination

The Company accounts for all business combinations under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). The purchase method of accounting requires that the consideration transferred to be allocated to net assets including separately identifiable assets and liabilities the Company acquired, based on their estimated fair value. The consideration transferred in an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent considerations and all contractual contingencies as of the acquisition date. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total of the cost of the acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the identifiable net assets of the acquiree, the difference is recognized directly in the consolidated statements of comprehensive(loss)/ income. The Company adopted Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 802): Clarifying the Definition of a Business, in determining whether it has acquired a business from July 1, 2019 on a prospective basis and there was no material impact on the consolidated financial statements.

The determination and allocation of fair values to the identifiable net assets acquired, liabilities assumed and noncontrolling interest is based on various assumptions and valuation methodologies requiring considerable judgment from management. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. The Company determines discount rates to be used based on the risk inherent in the acquiree’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted cash flows over that period. Acquisition-related costs are recognized as general and administrative expenses in the consolidated statements of comprehensive(loss)/ income as incurred. Although the Company believes that the assumptions applied in the determination are reasonable based on information available at the date of acquisition, actual results may differ from forecasted amounts and the differences could be material.

Acquisitions that do not meet the accounting definition of a business combination are accounted for as asset acquisitions. For transactions determined to be asset acquisitions, the Company allocates the total cost of the acquisition, including transaction costs, to the assets acquired based on their relative fair values.

Non-controlling interests

The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statement of income and comprehensive income as an allocation of the total income or loss for the year between non-controlling interest holders and the shareholders of the Company.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Property and Equipment, net

Property and equipment, net, are stated at cost less accumulated depreciation and amortization. The straight-line method is used to compute depreciation and amortization over the estimated useful lives of the assets, as follows:

Useful life
Leasehold improvement	The shorter of remaining lease terms or the estimated useful lives
Automobiles	4 years
Equipment and office furniture	3 years
Office building related facility, machinery and equipment	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statements of comprehensive (loss)/ income.

Direct costs that are related to the construction of property and equipment and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment, and the depreciation of these assets commences when the assets are ready for their intended use.

Intangible assets with definite lives

Intangible assets, net, are carried at cost less accumulated amortization and any recorded impairment. Intangible assets acquired through business combinations are recognized as assets separate from goodwill if they satisfy either the “contractual-legal” or “separability” criterion, and are measured at fair value upon acquisition.

Amortization is computed using the straight-line method over the following estimated useful lives:

Useful life
Software	1-5 years

The Company does not have any indefinite-lived intangibles.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Impairment of long-lived assets

The Group reviews its long-lived assets, other than goodwill, including property and equipment and intangible assets with definite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable in accordance with ASC Topic 360, Property, Plant and Equipment. When these events occur, the Group assesses recoverability by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group would recognize an impairment loss based on the excess of the carrying value over the fair value of the assets and record the impairment in earnings. The adjusted carrying amount of the asset becomes the new cost basis and depreciated over the asset’s remaining useful live. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities for the purpose of the impairment testing.

No impairment loss was provided for in the years ended December 31, 2023 and 2022.

Revenue Recognition

The Group accounts for revenue recognition in accordance with ASC Topic 606, Revenue from contracts with Customers (“ASC 606”). The Company provides a comprehensive range of IT and business management consulting, IT solution services and Product sales, which primarily are on a time-and-expense basis, or fixed-price basis. Revenue is recognized when control of promised goods or services is transferred to the Group’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services.

IT and business management consulting services

IT and business management consulting services include IT consulting services, administrative consulting services and recruitment services. Service fees are usually charged to clients based on the time invested by our consultants and the level of expertise required for the engagement. Consulting services are time-and-expense based contracts. The series of consulting services are substantially the same from day to day, and each day of the service is considered to be distinct and separately identifiable as it benefits the customer daily. Further, the uncertainty related to the service consideration is resolved on a daily basis as the Company satisfies its obligation to perform consulting service daily with an enforceable right to payment for performance completed to date. Thus, revenue is recognized as service is performed and the customer simultaneously receives and consumes the benefits from the service daily. Revenue of personnel search services is recognized at a point in time when control is transferred to the customers, which generally occurs when the service is accepted by customers.

IT solution services

Revenues from customized IT solution contracts require the Group to perform services for systems design, planning and integrating based on customers’ specific needs which requires significant production and customization. The required customization work period is generally less than one year. Upon delivery of the service, customer acceptance is generally required.

There is one performance obligation identified in the customized IT solution contract: the delivery of customized IT solution service.

We recognize revenue for the delivery of customized IT solution service at a point in time when the system is implemented and accepted by the customer.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue Recognition (continued)

Differences between the timing of billings and the recognition of revenues are recorded as contract assets which is included in the prepayments, deposits and other assets, net, or contract liabilities on the consolidated balance sheets. Contract assets are classified as current assets and the full balance is reclassified to accounts receivables when the right to payment becomes unconditional.

Costs incurred in advance of revenue recognition arising from direct and incremental staff costs in respect of services provided under the fixed fee contracts according to the customer’s requirements prior to the delivery of services are recorded as deferred contract costs which is included in the prepayments, deposits and other assets, net on the consolidated balance sheets. Such deferred contract costs are recognized upon the recognition of the related revenues.

Product sales

Clients purchase our readily available products based on their needs. We provide installation services but no technical support services in software product sales. Revenue of product sales is recognized at a point in time when control is transferred to the customers, which generally occurs after the software product is installed.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenues.

The Company is subject to value added tax (the “VAT”) that is imposed on and concurrent with the revenues earned for services provided in the PRC. The Company’s applicable value added tax rate is 6% and 13%. VAT are recorded as reduction of revenues when incurred.

Payment terms

The payment terms of our contracts vary depending on the client. The contractual payment terms for our largest automotive client provide for payment within one to two months after acceptance inspection and our issuance of an invoice. The contractual payment terms for our securities client provide for payment within 15 working day after receipt of our invoice which is issued upon a quarterly basis. The contractual payment terms for the products are based on the progress of software procurement and system development. After the client accepts each phase of the software product development, we issue an invoice and the client is expected to make the payment within one to three months after receiving the invoice. Generally, for our services, we issue invoices to customers within two to four months after the service is provided and accepted. Customers are then required to make payment within 60 days of receiving the invoice.

Disaggregation of revenue

The following table provides our revenue based on our revenue streams for the years ended December 31, 2023 and 2022:

	For the years ended December 31,
	2023	2022
IT and business management consulting service	$10,376,013	$9,197,809
IT solution service	77,310	1,531,317
Product sales	772,861	15,678
Total	$11,226,184	10,744,804

	For the years ended December 31,
	2023	2022
Timing of Revenue Recognition
Services transferred at a point in time	$850,171	$1,546,995
Services transferred over time	10,376,013	9,197,809
Total Revenue Recognized	$11,226,184	$10,744,804

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Research and development

Research and development expenses are incurred in the development of new software modules and products, either as part of internally used software or in conjunction with anticipated customer projects.  Technological feasibility for the Company’s software products is reached before the products are released for sale.  To date, expenditures incurred after technological feasibility was established and prior to completion of software development have not been material, and accordingly, the Group has expensed all when incurred.

Government subsidies

Government subsidies mainly represent amounts granted by local government authorities as an incentive for companies to promote development of the local technology industry. The Group recognizes the government subsidies in the consolidated statements of comprehensive (loss)/ income when there is reasonable assurance that the Group will receive the government grant and comply with the conditions attached to the grant to be received.

Government subsidies for the years ended December 31, 2023 and 2022 were $203,312 and $134,004, respectively.

Leases

Before adopted ASU 2016-02, a lease for which substantially all the benefits and risks incidental to ownership remain with the lessor was classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases. The Group records the total expenses on a straight-line basis over the lease term.

On January 1, 2022, the Group adopted ASU 2016-02, Leases (Topic 842), using the modified retrospective transition method and used an effective date of January 1, 2022 as the date of initial application.

The Group has elected the package of practical expedients permitted which allows the Group not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02).

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Leases (continued)

The Group determines whether an arrangement is or contains a lease at inception. The Group’s accounting policy effective on the adoption date of ASU 2016-02 is as follows:

Operating lease as Lessee

The Company classifies a lease as a financing lease when the lease meets any one of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

c.	The lease term is for a major part of the remaining economic life of the underlying asset.

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Group classifies a lease as an operating lease.

For operating leases, the Group records a lease liability and corresponding right-of-use (ROU) asset at lease commencement. Lease terms are based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Group will exercise the option. Lease liabilities represent the present value of the lease payments not yet paid, discounted using the discount rate for the lease at lease commencement.

The Group estimates its incremental borrowing rate for its leases at the commencement date to determine the present value of future lease payments when the implicit rate is not readily determinable in the lease. In estimating its incremental borrowing rate, the Group considers its credit rating and publicly available data of borrowing rates for loans of similar amount, currency and term as the lease.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Leases (continued)

Operating leases are presented as “Operating lease ROU assets” and “Operating lease liabilities”. Lease liabilities that become due within one year of the balance sheet date are classified as current liabilities. At lease commencement, operating lease ROU assets represent the right to use underlying assets for their respective lease terms and are recognized at amounts equal to the lease liabilities adjusted for any lease payments made prior to the lease commencement date, less any lease incentives received and any initial direct costs incurred by the Group.

After lease commencement, operating lease liabilities are measured at the present value of the remaining lease payments using the discount rate determined at lease commencement. Operating lease ROU assets are measured at the amount of the lease liabilities and further adjusted for prepaid or accrued lease payments, the remaining balance of any lease incentives received, unamortized initial direct costs and impairment of the ROU assets, if any. Operating lease expense is recognized as a single cost on a straight-line basis over the lease term.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salary. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

Income Taxes

The Group accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized, when it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The Group accounts for uncertainties in income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the consolidated statements of comprehensive (loss)/ income in the period incurred. All of the tax returns of the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing through year 2026, and the examination period was extended to 10 years for entities qualified as High and New Technology Enterprises (“HNTEs”) in 2018 and thereafter.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings per Share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and potential common shares outstanding during the period, which may include RSUs, options and warrants. The computation of diluted earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts) on earnings per share.

Foreign Currency

While the functional currency of the Company is the US dollar, the functional currencies of the Company’s subsidiaries are the local currency of the country in which the subsidiary operates, which is determined based on ASC Topic 830, Foreign Currency Matters (“ASC 830”).

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates as set forth in the H.10 statistical release of the U.S. Federal Reserve Board prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies are re-measured at the exchange rates prevailing at the balance sheet dates. Non-monetary items that are measured in terms of historical costs in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains and losses are included in the consolidated statements of comprehensive(loss)/ income.

The Company’s financial statements are reported using U.S. Dollars ($). The financial statements of the Company’s subsidiaries whose functional currencies are not US$ are translated from the functional currency to the reporting currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the year. Translation adjustments are reported as accumulated comprehensive income (loss) and are shown as a separate component of other comprehensive income (loss) in the consolidated statements of comprehensive(loss)/ income.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Comprehensive income (loss)

Comprehensive income is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Accumulated other comprehensive income (loss) of the Company includes foreign currency translation adjustments related to the Company’s subsidiaries whose functional currency is not US$.

Concentrations and Risks

Foreign currency risk

A majority of the transactions of the Company’s PRC subsidiaries are denominated in Renminbi (“RMB”) and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. Remittances in currencies other than RMB by the Company in China must be processed through the People’s Bank of China (“PBOC”) or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The functional currency for the Company’s PRC subsidiaries is the RMB, and our financial statements are presented in U.S. dollars. The RMB depreciated by 8.2% in fiscal year 2022 and further depreciated by 2.9% in fiscal 2023. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Concentration of credit risk

As of December 31, 2023 and 2022, $707,710 and $1,366,217 of the Company’s cash and cash equivalents was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of December 31, 2023 and 2022, the Company had $143,635 and Nil of cash and cash equivalents on deposit at financial institutions in Hong Kong.

Prior to the Group’s adoption of ASU 2016-13, accounts receivable is carried at net realizable value. An allowance for doubtful accounts is recorded in the period when loss is probable. The Group determines the adequacy of a reserve for doubtful accounts based on individual account analysis and historical collection trends. The Group establishes a provision for doubtful receivables when there is objective evidence that the Group may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

On January 1, 2022, the Group adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Group changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

After the adoption of ASU 2016-13, The Group maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and contract assets and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of comprehensive (loss) /income. The Group assesses collectability by reviewing accounts receivable and contract assets on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Delinquent account balances will be written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

	As of December 31, 2023	As of December 31, 2022
Balances of the allowance for credit losses for the receivable items by each risk category are as follows:
Balances of individually significant clients*	$56,735	$51,435
Balances of clients from financial services industry	6,462	7,025
Balances of clients from technology industry	17,367	6,580
Balances of clients from other industries	4,135	1,020
Balances of clients with normal risks	27,964	14,625
Total	$84,699	$66,060

Include three significant clients in the automotive industry.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

The aging of accounts receivable before allowance is as follows:

	0 – 90 days	90 – 180 days	180 days – 1 year	over 1 year	Total
Individually significant clients	1,324,222	1,039,936	1,318,119	635,649	4,317,926
Clients from financing industry	520,521	-	2,305	-	522,826
Clients from technology industry	257,271	-	-	-	257,271
Clients from other industries	64,584	-	1,702	-	66,286
Balance as of 12/31/2022	$2,166,598	$1,039,936	$1,322,126	$635,649	$5,164,309
Individually significant clients	900,248	1,000,017	1,515,508	893,126	4,308,899
Clients from financing industry	418,701	-	112	-	418,813
Clients from technology industry	447,917	39,770	20,536	-	508,223
Clients from other industries	260,199	-	-	-	260,199
Balance as of 12/31/2023	$2,027,065	$1,039,787	$1,536,156	$893,126	$5,496,134

Movement of the allowance for credit losses for accounts receivable is as follows:

	As of December 31,
	2023	2022
Balance at beginning of the year	$62,808	$-
Current year addition	14,074	64,378
Recovery of doubtful accounts	-	(3,567)
Foreign currency translation adjustments	(1,831)	1,997
Balance at end of the year	$75,052	$62,808

Movement of the allowance for credit losses for amounts due from related parties is as follows:

	As of December 31,
	2023	2022
Balance at beginning of the year	$3,124	$-
Current year addition	6,508	3,202
Foreign currency translation adjustments	(106)	(78)
Balance at end of the year	$9,526	$3,124

Movement of the allowance for credit losses for note receivables, prepayments, deposits and other receivables recorded in prepaid expenses and other assets is as follows:

	As of December 31,
	2023	2022
Balance at beginning of the year	$128	$-
Current year addition	(3)	131
Foreign currency translation adjustments	(4)	(3)
Balance at end of the year	$121	$128

The carrying amounts of receivable items are reduced by an allowance to reflect the expected credit losses.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

Concentration risk of customers

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	For the years ended
	December 31,
	2023	%	2022	%
Company C	$2,602,180	23.2	2,260,895	21.0
Company A	2,457,549	20.1	2,189,486	20.4
Company B	1,132,376	10.1	1,545,128	14.4
	$6,192,105	53.4	5,995,509	55.8

The following table sets forth a summary of customers who represent 10% or more of the Group’s total accounts receivable:

	As of December 31,
	2023	%	2022	%
Company A(1)	$2,885,994	52.5	$2,760,002	53.4
Company B(2)	1,271,186	23.1	1,441,509	27.9
	$4,157,180	75.6	$4,201,511	81.4

(1)	The gross accounts receivable balance of Company A were $2,885,994 and $2,760,002 and an allowance for credit losses of $14,198 and $15,137 were provided for Company A as of December 31, 2023 and 2022, respectively. Company A is a listed company in China, and maintains a good historical collection record. In the first quarter of 2024, Company A repaid $889,504, which covered 30.8% of the outstanding balance of accounts receivable. With comprehensive evaluation, the management believes that the individually-assessed credit risk of accounts receivable with Company A is relatively low.

(2)	The gross accounts receivable balance of Company B were $1,271,186 and $1,441,509 and an allowance for credit losses of $38,405 and $33,586 were provided for Company B as of December 31, 2023 and 2022, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

Concentration risk of suppliers

The following table sets forth a summary of single suppliers who represent 10% or more of the Group’s total cost:

	For the years ended
	December 31,
	2023	%*	2022	%*
Company D	$-	-	$869,231	10.4

*	represents the % is below 10% which is not presented.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of December 31,
	2023	2022
Trade accounts receivable	$5,496,134	$5,164,309
Less: allowance for credit losses	75,052	62,808
Accounts receivable, net	$5,421,082	$5,101,501

NOTE 4 – NOTES RECEIVABLE

	As of December 31,
	2023	2022
Trade accounts receivable	$281,694	$-
Less: allowance for credit losses	-	-
Accounts receivable, net	$281,694	$-

Some of our customers repaid accounts receivable in the form of notes receivable. These notes are bank acceptance bills with future maturity dates in April 2024, payable by the issuing bank unconditionally within 4 months of maturity. The Group discounted notes receivable as of December 31, 2023 in the aggregate amount of $281,694 on January 12, 2024, at a discount interest rate of 2.6%, in order to receive cash ahead of maturity date(s).

NOTE 5 – PREPAYMENTS, DEPOSITS AND OTHER ASSETS, NET

Prepayments, deposits and other assets consisted of the following:

	As of December 31,
	2023	2022
Deferred contract costs	$7,968	$-
Advances and deposits to suppliers	126,376	124,822
Prepaid expenses	18,150	4,832
Advances to employees	-	516
Return of investment	-	21,996
Less: allowance for credit losses	(121)	(128)

Less: Long term housing deposit	(27,658)	(77,339)
Prepayments, deposits and other assets – current portion	$124,717	$74,699

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of December 31,
	2023	2022
Equipment	$46,035	$30,818
Office Furniture	524	540
Automobiles	-	34,942
Leasehold improvement	12,175	,12,533
Total	58,734	78,833
Less: accumulated depreciation	(35,338)	(41,137)
Property and equipment, net	$23,396	$37,696

Depreciation expense was $16,954and $17,530 for the years ended December 31, 2023 and 2022, respectively.

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	As of December 31,
	2023	2022
Software	$67,937	$69,935
Less: accumulated amortization	(60,773)	(51,,960)
Intangible assets, net	$7,164	$17,975

Amortization expense was $10,325 and $17,441 for the years ended December 31, 2023 and 2022, respectively. Estimated future amortization expense is as follows:

Year ending December 31,	Amortization expense
2024	$3,114
2025	2,797
2026	1,253
Total	$7,164

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LEASES

The Group leases office space under a non-cancelable operating lease agreement, which expires in August 2024. As of December 31, 2023, the Group’s operating leases had a weighted average remaining lease term of 0.67 years and a weighted average discount rate of 4.3%. As of December 31,2022, the Group’s operating leases had a weighted average remaining lease term of 1.67 years and a weighted average discount rate of 4.3%. Future lease payments under operating leases as of December 31, 2023 are as follows:

As of December 31,
2023

2023	$-
2024	52,713

Total future lease payments	52,713
Less: imputed interest	826

Total minimum lease payments	51,887
Lease liabilities, current	51,887

Operating lease expenses for the years ended December 31, 2023 and 2022 were $155,221 and $224,082, respectively.

NOTE 9 – BANK LOANS

Outstanding balances of bank loans consisted of the following:

	As of December 31,
	2023	2022

Loan from China Merchants Bank	$1,267,623	$623,441
Loan from HSBC Bank (China) Limited	79,327	-
Total bank loans	$1,346,950	$623,441

All bank loans have been guaranteed by a related party, CLPS Shanghai Co., Ltd.

As of December 31, 2023, the Group had a credit facility of RMB10,000,000 with a maturity date of April 6, 2024 from China Merchants Bank, of which the unused amount was RMB 1,000,000; the Group had a credit facility of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”), of which the unused amount was RMB 9,436,788.

As of December 31, 2022, the Group had a credit facility of RMB 10,000,000 with maturity date of April 7, 2023 from China Merchants Bank of which the unused amount was RMB 5,700,000.

Interest expenses were $43,103 and $13,170 for the years ended December 31, 2023 and 2022, respectively. The effective weighted average interest rates were 3.333% and 2.607% for the years ended December 31, 2023 and 2022, respectively.

As of December 31, 2023, all loan principal is due within 1 year.

NOTE 10 – SALARIES AND BENEFITS PAYABLE

	As of December 31,
	2023	2022
Salaries and benefits payable	$882,519	$1,084,349

Full time employees of the Company located in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company accrued for these benefits based on certain percentages of the employees’ salaries. Wages and benefits payable included $80,081 and $157,979 accrued employer portion of social benefit payable to local government for the years ended December 31, 2023 and 2022, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. The related parties that had transactions or balances with the Group in 2023 and 2022 consisted of:

Related Party	Relationship with the Company
CLPS Shanghai Co., Ltd.(“CLPS SH”)	Controlled by CLPS Incorporation
CLPS Technology (Hong Kong) Co., Limited(“CLPS HK”)	Controlled by CLPS Incorporation
Economic Modeling Information Technology Co., Ltd.(“EMIT”)	Affiliated company of CLPS Incorporation
CLPS Shenzhen Co., Ltd.(“CLPS SZ”)	Controlled by CLPS Incorporation
CLPS Guangzhou Co., Ltd.(“CLPS GZ”)	Controlled by CLPS Incorporation
Shanghai Chenqin Information Technology Services Co., Ltd.(“Shanghai Chenqin”)	Controlled by CLPS Incorporation
CLPS Dalian Co., Ltd.(“CLPS DL”)	Controlled by CLPS Incorporation
CLPS Technology (California) Inc.(“CLPS CA”)	Controlled by CLPS Incorporation
Ridik Pte Ltd(“Ridik Pte”)	Controlled by CLPS Incorporation
CLPS Ruicheng Co., Ltd.(“CLPS RC”)	Controlled by CLPS Incorporation
CLPS Beijing Hengtong Co., Ltd.(“CLPS BJ”)	Controlled by CLPS Incorporation
Hainan Qincheng Software Technology Co., Ltd.(“Hainan Qincheng”)	Controlled by CLPS Incorporation

(a)	Related party balances

The balances due from and due to related parties were as follows:

	As of December 31,
	2023	2022
Due from related parties:
CLPS SH	$146,448	$112,852
CLPS HK	1,444,278	1,192,977
CLPS SZ	46,198	-
CLPS GZ	28,169	-
Shanghai Chenqin	48,043	-
CLPS DL	7,099	-
Ridik Pte	39,102
Total	$1,759,337	$1,305,829

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

	As of December 31,
	2023	2022
Due to related parties:
CLPS SH	$1,061,787	$2,736,339
CLPS GZ	59,460	28,554
CLPS BJ	451,872	80,950
CLPS SZ	242,196	107,977
CLPS HK	272,603
Total	$2,087,919	$2,953,820

(b)	Related party transactions

	For the years ended,
	2023	2022
a) Consulting services provided to the related parties
CLPS SH	$801,241	$288,341
CLPS HK	538,300	583,591
EMIT	-	5,608
CLPS SZ	45,863	-
CLPS DL	6,715	-
Hainan Qincheng	-	-
Shanghai Chenqin	69,437	-
CLPS CA	31,000	-
Ridik Pte	77,674	-
CLPS GZ	27,965	-
	$1,598,195	$877,540

b) Services provided by the related parties
CLPS SH	$-	$36,798
CLPS GZ	56,245	56,399
CLPS BJ	427,439	137,780
CLPS SZ	229,100	104,412
EMIT	-	27,519
CLPS RC	-	6,543
	$712,784	$369,451

c) Interest income received from the related parties
EMIT	$-	$4,047

d) Interest expense paid to the related parties
CLPS SH	$76,061	$51,487
CLPS HK	1,458	-
	$77,519	$51,487

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

Transactions with CLPS Beijing Hengtong Co., Ltd. (“CLPS BJ”)

In May 2021, the Company entered into an outsourcing agreement with CLPS BJ, an entity controlled by CLPS, with a term of 24 months, under which CLPS BJ agreed to provide IT consulting services to the Company. The agreement was renewed in May 2023 with a term of 24 months. For the years ended December 31, 2022 and 2023, the service fees incurred under such agreement amounted to $137,780 and $427,439, respectively. As of December 31, 2022 and 2023, the service fees due to CLPS BJ amounted to $80,950 and $451,872, respectively.

Transactions with CLPS Shanghai Co., Ltd. (“CLPS SH”)

From September 2021 to March 2023, the Company entered into a series of outsourcing agreements with CLPS SH, an entity controlled by CLPS, with a term of 24 months, under which the Company agreed to provide IT and business management consulting services to CLPS SH. For the years ended December 31, 2022 and 2023, the service fees billed under such agreement amounted to $288,341 and $801,241, respectively. As of December 31, 2022 and 2023, the service fees receivable from CLPS SH amounted to $112,852 and $146,448, respectively.

In August 2021, the Company entered into an outsourcing agreement with CLPS SH, with a term of 24 months, under which CLPS SH agreed to provide IT consulting services to the Company. For the years ended December 31, 2022 and 2023, the service fees incurred under such agreement amounted to $36,798 and nil, respectively. As of December 31, 2022 and 2023, the service fees payable to CLPS SH amounted to $50,313 and nil, respectively.

From November 2021 to November 2023, the Company entered into a series of term loan agreements with CLPS SH, with a term of 36 months. As of December 31, 2022 and 2023, the aggregate amount of principal owed by the Company to CLPS SH under these loan agreements was $2,749,294 and $2,118,375, respectively. The Company paid CLPS SH aggregate interest of $51,487 and $76,061 in the years ended December 31, 2022 and 2023, respectively.

As of December 31, 2023, we had outstanding credit facilities of RMB10,000,000 with a maturity date of April 6, 2024 from China Merchants Bank and of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”). Both loans were guaranteed by CLPS SH.

As of December 31, 2022, we had a credit facility of RMB 10,000,000 with a maturity date of April 7, 2023 from China Merchants Bank, which was guaranteed by CLPS SH.

Transactions with CLPS Technology (Hong Kong) Co., Limited (“CLPS HK”)

In March, 2022, the Company entered into a project development agreement with CLPS HK, an entity controlled by CLPS, with a term of nine months, under which the Company agreed to assist CLPS HK to develop the CLPS_CRM system. For the years ended December 31, 2022 and 2023, the service fees billed under such agreement amounted to $583,591 and nil, respectively. As of December 31, 2022 and 2023, there were no service fees receivable from CLPS HK.

In January 2023, the Company entered into an outsourcing agreement with CLPS HK, with a term of 48 months, under which the Company agreed to provide IT consulting services to CLPS HK. For the years ended December 31, 2022 and 2023, the service fees billed under such agreement amounted to nil and $488,116, respectively. As of December 31, 2022 and 2023, no service fees were receivable from CLPS HK.

In January 2023, the Company entered into a recruiting agreement with CLPS HK, with a term of 36 months, under which the Company agreed to provide recruiting services on behalf of CLPS HK. For the years ended December 31, 2022 and 2023, the service fees billed under such agreement amounted to nil and $50,184, respectively. As of December 31, 2022 and 2023, the service fees due from CLPS HK amounted to nil and $50,550, respectively.

In November 2023, the Company entered into a term loan agreement with CLPS HK, with a term of 12 months, under which CLPS HK agreed to lend $271,144 to the Company. As of December 31, 2022 and 2023, the aggregate account of principal owed by the Company to CLPS HK amounted to nil and $271,144, respectively. The aggregate interest paid was nil and $1,458 in the years ended December 31, 2022 and 2023, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

Transactions with CLPS Shenzhen Co., Ltd. (“CLPS SZ”)

In July 2022, the Company entered into an outsourcing agreement with CLPS SZ, an entity controlled by CLPS, with a term of 24 months, under which CLPS SZ agreed to provide IT consulting services to the Company. For the years ended December 31, 2022 and 2023, the service fees incurred under such agreement amounted to $104,412 and $229,100, respectively. As of December 31, 2022 and 2023, the service fees due to CLPS SZ amounted to $107,977 and $242,196, respectively.

In January 2023, the Company entered into a recruiting agreement with CLPS SZ, with a term of 12 months, under which the Company agreed to provide recruiting services on behalf of CLPS SZ. For the years ended December 31, 2022 and 2023, the service fees billed under such agreement amounted to nil and $45,863, respectively. As of December 31, 2022 and 2023, the service fees receivable from CLPS SZ amounted to nil and $46,198, respectively.

NOTE 12 – TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

JAJI Global was incorporated in the Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the Cayman Islands.

Singapore

JAJI Singapore was established in Singapore and is subject Singapore income taxes at the rate of 17%.

Mainland China

Under the Enterprise Income Tax (“EIT”) Law of PRC, enterprises are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and tax exemption may be granted if qualified. EIT Law grants a preferential tax rate to High and New Technology Enterprises (“HNTEs”). An enterprise qualified as an HNTE and awarded an “HNTE” certificate may enjoy a reduced EIT rate of 15%. JAJI Shanghai, the Company’s main operating subsidiary in the PRC, was recognized as a qualified HNTE since 2022. Its latest qualified periods are for 2022 to 2024 and it enjoys a preferential tax rate of 15%. The aggregate dollar amount of taxes paid at the preferential tax rate was $68,719 and $0.0069 per share for the year ended December 31, 2023.

Income (loss) before income taxes

	For the years ended December 31,
	2023	2022
PRC	1,442,713	642,024
Non-PRC	(3,944)	-
	1,438,769	642,024

The following table reconciles the statutory rate to the Group’s effective tax rate:

	For the years ended December 31,
	2023	2022
PRC statutory income tax rate	25.0%	25.0%
Non deductible expenses	0.8%	0.7%
Effect of PRC preferential tax rate	(7.6)%	1.5%
Research and development credits	(10.8)%	(20.6)%
Prior year provision to return true up	-	(0.7)%
Change in valuation allowances	-	(0.4)%
Investment gain/loss	-	(11.8)%
Current and deferred tax differences	(0.4)%
Others	0.3%	(0.1)%
Effective tax rate	7.3%	(6.4)%

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES – continued

(a)	Corporate Income Taxes (“CIT”) (continued)

The provision (benefit) for income tax consists of the following:

	For the years ended December 31,
	2023	2022
Current income tax provision	$106,675	$6,559
Deferred income tax benefit	(1,861)	(47,469)
Total provision (benefit) for income tax expenses	$104,814	$(40,911)

The components of the deferred tax assets are as follows:

	December 31, 2023	December 31, 2022
Deferred tax assets:
Net operating loss carry forwards	$3,526	$520
Accrued expenses	11,365	2,669
Bad debt provision	12,705	9,909
Unrealized Investment Loss	-	13,399
Total deferred tax assets	27,596	26,497

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at December 31, 2023 and 2022.

JAJI Global INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES – continued

(b)	Taxes Payable

The Company’s taxes payable consists of the following:

	December 31, 2023	December 31, 2022

VAT tax payable	$113,273	$34,026
Corporate income tax payable	105,877	6,821
Withholding tax payable	41,561	40,960
Disability insurance fund payable	38,675	32,262
Other taxes payable	6,741	3,144
Total taxes payable	$306,127	$117,213

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of December 31, 2023 and 2022, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the years ended December 31, 2023 and 2022, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from December 31, 2023.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company’s subsidiaries lease administrative office space under various operating leases. Rent expense amounted to $155,221 and $224,082 for the years ended December 31, 2023 and 2022, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Twelve months ending December 31,	Lease expense
2024	$110,228	*

*	The Group signed a new lease agreement in January 2024 with minimum lease payments of $57,515 which caused the difference between Note 8 and here.

Contingencies

From time to time, the Company is subject to legal proceedings, investigations, and claims incidental to the conduct of its business. The Company is currently not involved in any legal or administrative proceedings that may have a material adverse impact on the Company’s business, financial position, results of operations or cash flows.

NOTE 14 – SHAREHOLDERS’ EQUITY

Ordinary shares

JAJI Global was established under the laws of Cayman Islands on April 19, 2023. The original authorized number of Ordinary Shares was 100,000,000 shares with a par value of $0.0001 each. An aggregate of 10,000,000 Ordinary Shares are issued and outstanding before the consummation of this offering.

Statutory reserve

The Company’s subsidiaries located in Mainland China are required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company allocated $73,704 and $116,671 to statutory reserves during the years ended December 31, 2023 and 2022, respectively in accordance with PRC GAAP.

JAJI GLOBAL INCORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has one operating segment. The Company’s revenue and net income are substantially derived from IT consulting and business consulting services to clients in the automotive industry and financial services industry.

The following table presents revenues by the service lines for the years ended December 31, 2023 and 2022.

	For the years ended December 31,
	2023	2022
IT and business management consulting service	$10,376,013	9,197,809
IT solution service	77,310	1,531,317
Product sales	772,861	15,678
Total	$11,226,184	10,744,804

NOTE 16– SUBSEQUENT EVENTS

As of September 30, 2024 our subsequent events were as follows:

Some of our customers repaid accounts receivable in the form of notes receivable. These notes are bank acceptance bills with future maturity dates in April 2024, payable by the issuing bank unconditionally within 4 months of maturity. The Group discounted notes receivable as of December 31, 2023 in the aggregate amount of $281,694 on January 12, 2024, at a discount interest rate of 2.6%, in order to receive cash ahead of maturity date(s).

On January 25, 2024, JAJI Shanghai obtained a 12-month loan of RMB10,000,000 (approximately US$1,408,471) from the Industrial Bank Co., Ltd. Shanghai Pudong Branch. The loan was guaranteed by a related party, CLPS Shanghai Co., Ltd. The loan bears an interest rate of 3.0%.

On January 9, 2024, JAJI Shanghai obtained a 3-month loan of RMB 2,000,000 (approximately US$281,694) from the HSBC Credit Facility and repaid the loan on April 9, 2024 upon maturity. The loan bears an interest rate of 2.9%. On January 19, 2024, JAJI Shanghai repaid RMB563,212.29 (approximately US$79,327) to HSBC Bank (China) Limited which was borrowed on October 19, 2023.

On January 19, 2024, JAJI Global obtained a 12-month loan of HKD 1,500,000 (approximately $191,855) from CLPS HK. The loan bears an interest rate of 6.3325%.

JAJI Shanghai repaid RMB1,000,000 (approximately $139,132), RMB2,000,000 (approximately US$278,133) and RMB1,000,000 (approximately US$138,933) to CLPS Shanghai on January 16, 2024, February 6, 2024 and March 6, 2024, respectively.

On April 2, 2024, JAJI Shanghai obtained a 6-month loan of RMB1,000,000 (approximately US$138,274) from China Merchants Bank. The loan bears an interest rate of 2.9%.

JAJI Shanghai obtained a 3-month loan of RMB3,200,000 (approximately $442,502), a 3-month loan of RMB297,337.73 (approximately $41,078), a 3-month loan of RMB499,122.58 (approximately $68,937) and a 3-month loan of RMB3,000,000 (approximately $415,524) from the HSBC Credit Facility on April 9, 2024, April 16, 2024, April 19, 2024 and May 9, 2024, respectively. The loans all bear an interest rate of 2.9%.

On April 25, 2024, JAJI Global obtained a 12-month loan of HKD 1,080,000 (approximately $137,961) from CLPS HK. The loan bears an interest rate of 6.3325%.

On May 6, 2024, JAJI Shanghai repaid a loan of RMB4,500,000 (approximately US$624,384) to China Merchants Bank which was borrowed on November 9, 2023.

On June 7, 2024, JAJI Shanghai drew down a 3-month loan of RMB3,003,539.69 (approximately $414,476) from the HSBC Credit Facility, which bears an interest 2.9%.

On June 11, 2024, JAJI Shanghai repaid a loan of RMB4,500,000 (approximately US$620,313) to China Merchants Bank.

On September 9, 2024, JAJI Shanghai obtained a six-month loan of RMB3,000,000 (approximately $421,745) from China Merchants Bank. The loan bears interest of 2.8%.

On September 23, 2024, JAJI Shanghai obtained a six-month loan of RMB900,000 (approximately $99,284) from China Merchants Bank. The loan bears interest of 2.7%.

On September 27, 2024, JAJI Shanghai obtained a 12-month loan of RMB2,000,000 (approximately $283,668) from CLPS Shanghai. The loan bears interest of 2.73%.

JAJI GLOBAL INCORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS

		As of
	Notes	June 30, 2024 (Unaudited)	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents		$428,693	$851,345
Accounts receivable, net	3	5,722,337	5,421,082
Notes receivable, net	4	377,105	281,694
Prepayments, deposits and other assets, net	5	282,665	124,716
Amount due from related parties, net	11	1,876,009	1,749,811
Total Current Assets		8,686,809	8,428,648

Property and equipment, net	6	26,278	23,396
Intangible assets, net	7	5,324	7,164
Operating lease right-of-use assets		-	51,887
Prepayments, deposits and other assets, net		-	27,658
Deferred offering cost		508,903	140,945
Deferred tax assets, net	12	34,040	27,596
Total Non-current Assets		574,545	278,646
Total Assets		9,261,354	8,707,294

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Bank loans	9	2,889,696	1,346,950
Accounts payable		112,980	99,139
Accrued expenses and other current liabilities		28,784	12,357
Tax payables	12	109,082	306,127
Contract liabilities		88,311	48,103
Salaries and benefits payable	10	701,597	882,519
Operating lease liabilities	8	-	51,887
Amounts due to related parties	11	1,348,134	2,087,918
Total current liabilities		5,278,584	4,835,000

Non-current liabilities:
Operating lease liabilities	8	-	-
Total Non-current liabilities		-	-
Total Liabilities		5,278,584	4,835,000

Commitments and Contingencies

Shareholders’ Equity
Common share		2,955,028	2,955,028
Additional paid-in capital		76,524	76,524
Statuary reserves		221,491	190,375
Retained Earnings		1,159,277	1,006,235
Accumulated other comprehensive loss		(429,550)	(355,868)

Total JAJI Global Incorporation’s Shareholders’ Equity		3,982,770	3,872,294

Non-controlling Interests		-	-

Total Shareholders’ Equity		3,982,770	3,872,294

Total Liabilities and Shareholders’ Equity		$9,261,354	$8,707,294

The accompanying notes are an integral part of these unaudited consolidated financial statements.

JAJI GLOBAL INCORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

		For the six months ended June 30,
	Notes	2024 (Unaudited)	2023 (Unaudited)

Revenue from third parties		$4,346,899	$4,583,682
Revenue from related parties		685,704	292,427
Cost of revenue from third parties		(3,434,012)	(3,696,757)
Cost of revenue from related parties		(276,896)	(313,415)
Gross profit		1,321,695	865,937

Operating income (expenses):
Selling and marketing expenses		(115,518)	(152,984)
Research and development expenses		(319,396)	(308,740)
General and administrative expenses		(714,458)	(478,105)
Subsidies and other operating income		77,306	158,937
Total operating expenses		(1,072,066)	(780,892)
Income from operations		249,629	85,045
Other income		15,050	52,216
Other expenses		(87,651)	(63,966)
Income before income tax		177,028	73,295
Income tax provision (benefit)	12	(7,130)	(254)
Net income		184,158	73,549
Net loss attributable to non-controlling interests		-	-
Net income attributable to JAJI Global Incorporation’s shareholders		$184,158	$73,549

Other comprehensive loss
Foreign currency translation loss		$(91,850)	$(133,397)
Less: foreign currency translation income attributable to non-controlling interest		-	-
Other comprehensive loss attributable to JAJI Global Incorporation’s shareholders		$(91,850)	$(133,397)

Comprehensive income attributable to JAJI Global Incorporation’s shareholders		$92,308	$(59,848)
Comprehensive income (loss) attributable to noncontrolling interests		-	-
Comprehensive income		$92,308	$(59,848)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

JAJI GLOBAL INCORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2024 AND 2023

			Additional		Retained Earnings	Accumulated Other	Non-
	Common Share		Paid-in	Statutory	(Accumulated	Comprehensive	controlling
	Shares	Amount	Capital	Surplus	Deficit)	Income (Loss)	interest	Total
Balance at January 1, 2023	-	$2,955,028	$76,524	$73,704	$297,361	$(264,018)	$-	$3,138,599
Sale of subsidiaries’ shares to non-controlling interests	-	-	-	-	-	-	-	-
Net income for the six month period	-	-	-	-	73,549	-	-	73,549
Appropriation of statutory reserve	-	-	-	9,987	(9,987)	-	-	-
Foreign currency translation (loss) income	-	-	-	-	-	(133,397)	-	(133,397)
Dividends paid to shareholders	-	-	-	-	(519,608)	-	-	(519,608)
Balance at June 30, 2023	-	$2,955,028	$76,524	$83,691	$(158,685)	$(397,415)	$-	$2,559,143
Balance at January 1, 2024		$2,955,028	$76,524	$190,375	1,006,235	(355,868)	$-	3,872,294
Net income for the six month period	-	-	-	-	184,158	-	-	184,158
Appropriation of statutory reserve	-	-	-	31,116	(31,116)	-	-	-
Foreign currency translation loss	-	-	-	-	-	(73,682)	-	(73,682)
Balance at June 30, 2024	-	$2,955,028	$76,524	$221,491	$1,159,277	$(429,550)	$-	$3,982,770

The accompanying notes are an integral part of these unaudited consolidated financial statements.

JAJI Global INCORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$184,158	$73,549
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,811	14,484
Deferred tax expenses (benefits)	(7,130)	(254)
Provision for doubtful accounts	7,394	20,782
Loss from disposal of property and equipment	-	1,692
Changes in assets and liabilities
Accounts receivable	(528,577)	(976,009)
Prepayment, deposits and other assets	(456,665)	107,221
Amounts due from related parties	(171,079)	(87,509)
Accounts payable	13,842	5,577
Accrued expenses and other current liabilities	57,154	28,224
Contract liabilities	(518)	142
Salaries and benefits payable	(159,041)	(149,296)
Amounts due to related parties	(505,234)	77,606
Taxes payable	(197,046)	(3,208)
Net cash provided (used in) by operating activities	(1,755,931)	(886,999)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(12,050)	(12,638)
Proceeds from disposal of property and equipment	-	11,843
Net cash (used in) provided by investing activities	(12,050)	(795)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	3,164,905	3,852,270
Repayments of short-term bank loans	(1,591,151)	(3,126,439)
Amount borrowed from related parties	388,809	758,485
Amount repayment to related parties	(571,059)	(1,034,297)
Dividend paid	-	(519,608)
Net cash used in (provided by) financing activities	1,391,504	(69,589)

Effect of exchange rate changes	(46,175)	(93,393)

Net (decrease) increase in cash	(422,652)	(1,050,776)
Cash and cash equivalents, at the beginning of year	851,345	1,366,217

Cash and cash equivalents, at the end of year	$428,693	$315,441

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Income tax paid	$136,629	$7,315
Interest paid	$65,883	$62,101

The accompanying notes are an integral part of these unaudited consolidated financial statements.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

JAJI Global Incorporation (“JAJI Global” or the “Company”) was established under the laws of the Cayman Islands on April 19, 2023 as a holding company. The Company and its subsidiaries (“the Group”), design, develop and deliver IT services, solutions and product services. The Group customizes its services to specific industries with customer service teams typically based on-site at the customer locations. The Company’s solutions enable its clients to meet the changing demands of an increasingly global, internet-driven, and competitive marketplace. CLPS Incorporation (“CLPS”), a Cayman Islands company with its shares listed on the Nasdaq Capital Market, holds 60% of the outstanding shares of the Company through a wholly-owned subsidiary (the “Controlling Shareholder”). Messrs. Xiao Feng Yang and Raymond Ming Hui Lin control CLPS. Beijing Bright Technology Co., Ltd. (“Beijing Bright “), a privately held company organized under the laws of the Peoples Republic of China (the “PRC”) owns 40% of JAJI Shanghai’s equity interests.

A reorganization of the legal structure of our company was completed on May 9, 2024.

On April 19, 2023, JAJI Global was incorporated in the Cayman Islands, under the Companies Act as an exempted company with limited liability. JAJI Global was established to be the holding company for our operating subsidiaries. JAJI Global issued 6,000,000 of our Ordinary Shares to Growth Ring Ltd., a wholly owned subsidiary of CLPS, and 4,000,000 of our Ordinary Shares to Brightech (BRD) Ltd., a wholly owned subsidiary of Beijing Bright, in consideration of approximately $1,729,169 and $1,152,779, respectively.

On June 27, 2023, JAJI Singapore Pte. Ltd. (“JAJI Singapore”) was established by JAJI Global in Singapore as an intermediate offshore holding company for our operating subsidiaries in the PRC.

On August 25, 2023, Shanghai Yingjia Technology Limited (“Shanghai Yingjia”) was established in the PRC as a holding company by JAJI Singapore.

On May 9, 2024, Shanghai Yingjia acquired the shares of JAJI Shanghai and its subsidiary JAJI HR from, Beijing Bright and Hainan Qincheng Software Technology Co. Ltd., in consideration of $1,099,338 and $1,649,007, respectively.

Since the Company and its subsidiaries were effectively controlled by the same group of shareholders both before and after the reorganization, they are considered to be under common control. The above-mentioned transactions were accounted for as a recapitalization. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the consolidated financial statements.

Acquisition in and dissolution of CareerWin Executive Search Co., Ltd. (CareerWin)

In January 2021, JAJI Shanghai entered into an agreement with CareerWin to purchase Career Win’s 30% equity interest in JAJI HR. JAJI Shanghai previously owned 70% of JAJI HR. After the transaction, JAJI Shanghai owned 100% of JAJI HR. At the same time, JAJI HR entered into a share purchase agreement with the shareholders of CareerWin to purchase 100% of the equity interests of CareerWin to expand its executive recruitment business. The total cash consideration of both transactions was $308,975 (RMB2 million). The acquisition of the 100% equity interest in CareerWin was completed on March 3, 2021. In January 2023, CareerWin was voluntary dissolved. No investment gain/loss was recognized in the Company’s consolidated financial statements.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS – continued

Reorganization – continued

Acquisition in and disposal of Beijing Bozhuo Education Technology Co., Ltd. (“Beijing Bozhuo”)

On April 30, 2021, JAJI Shanghai acquired a 60% equity interest in Beijing Bozhuo Education Technology Co., Ltd. (Beijing Bozhuo) from a third-party for $18,533. On August 22, 2022, JAJI Shanghai entered into an agreement with a third-party to sell its 60% interests in Beijing Bozhuo for $14,020. Beijing Bozhuo’s financial results were deconsolidated from the Groups financial statements beginning September 1, 2022.

The gain on the disposal of Beijing Bozhuo was calculated as the difference between:

(i)	The fair value of the consideration received

(ii)	Share of the carrying value of net assets disposed of, as of the date of the transaction

Amounts
The fair value of the consideration received
Cash received	$14,020

Less: share of net assets of Beijing Bozhuo derecognized on disposal	(808)
Gain on disposal	$14,828

Below are the assets and liabilities of Beijing Bozhuo as of date of disposal:

Amounts
Assets
Cash	$1,719
Accounts Receivables	4,819
Prepayments, deposits and other assets - current	7,247
Property and equipment, net	774
Total Assets	$14,559
Liabilities
Tax payables	$(158)
Accrued expenses and other current liabilities	16,064
Total liabilities	$15,906

The Company has subsidiaries in PRC and Singapore. Details of the subsidiaries of the Company as of June 30, 2024 are set out below:

Name of Entity	Date of Incorporation/acquisition	Place of Incorporation	% of Ownership	Principal Activities
JAJI Singapore Pte. Ltd. (“JAJI Singapore”)	Incorporated on June 27, 2023	Singapore	100%	Holding Company
Shanghai Yingjia Technology Limited (“Shanghai Yingjia”)	Incorporated on August 25, 2023	Shanghai, China	100%	Holding Company
JAJI (Shanghai) Co., Ltd. (“JAJI Shanghai”)	Incorporated on November 23, 2010	Shanghai, China	100%	Software development
JAJI (Shanghai) Human Resource Co., Ltd. (“JAJI HR”)	Incorporated on September 20, 2012	Shanghai, China	100%	Executive Recruitment

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and requirements of the Securities Exchange Commission (“SEC”).

The unaudited consolidated financial statements as of and for the six months ended June 30, 2024 include all adjustments (consisting of only normal recurring adjustments) considered necessary to present fairly the financial position, results of operations and cash flows for such interim periods. The results of operations for the six months ended June 30, 2024 are not necessarily indicative of results to be expected for the full year of 2024. Accordingly, these unaudited consolidated financial statements should be read in conjunction with the Company’s audited financial statements as of and for the year ended December 31, 2022 and 2023.

The unaudited consolidated financial statements include the financial statements of JAJI Global, JAJI Singapore, Shanghai Yingjia, JAJI Shanghai and JAJI HR. All inter-company balances and transactions have been eliminated upon consolidation.

Use of Estimates and Assumptions

The preparation of unaudited consolidated financial statements in conformity with U.S. GAAP requires the management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are based on historical information, information that is currently available to the Company and on various other assumptions that the Company believes to be reasonable under the circumstances. Significant estimates required to be made by management include, but are not limited to, valuation of accounts receivable, prepayments, deposits and other assets, useful lives of property and equipment and intangible assets, goodwill impairment, the impairment of long-lived assets and long-term investments, purchase price allocation and fair value of noncontrolling interests for business combinations and asset acquisition, provision for accrued expenses and other current liabilities, valuation allowance of deferred tax assets, provision for uncertain tax positions. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Group applies ASC Topic 820, Fair Value Measurements and Disclosures (“ASC 820”). ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided for fair value measurements.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1—Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2—Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3—Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

Financial instruments of the Group primarily consist of cash and cash equivalents, accounts receivable, other assets, note receivables, amounts due from related parties, accounts payable and other current liabilities, amounts due to related party, and short-term bank loans. The carrying amounts of these financial instruments approximate their fair values because of their generally short maturities.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Fair value of financial instruments (continued)

There were no assets and liabilities measured on a recurring basis or disclosed at fair value as of June 30, 2024 and December 31, 2023.

For the six months ended June 30, 2024 and 2023, there was no gain or loss recognized for the equity investments using the measurement alternative. As of June 30, 2024 and December 31, 2023, the Group had no financial assets and liabilities measured and recorded at fair value on a non-recurring basis.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820) – Disclosure Framework-Changes to the Disclosure Requirements for Fair Value Measurement (“ASU 2018-13”), which modifies the disclosure requirements on fair value measurements in ASC 820. The Group adopted ASU 2018-13 on July 1, 2020, which has no material impact to the Group’s consolidated financial statements.

Cash and cash equivalents

Cash and cash equivalents primarily consist of cash and bank deposits, which are unrestricted as to withdrawal and use. The Group considers all highly liquid investment instruments with an original maturity of three months or less from the date of purchase to be cash equivalents. The Group maintains most of its bank accounts in the People’s Republic of China (“PRC”). Cash balances in bank accounts in the PRC are not insured.

Accounts receivable and allowance for credit losses

The Group maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of comprehensive (loss) /income. The Group assesses collectability by reviewing accounts receivable on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

The allowance for credit losses as of June 30, 2024 and December 31, 2023 were $77,326 and $75,052, respectively.

Prepayments, deposit and other assets

Prepayment, deposit and other assets primarily consists of advances to suppliers for the purchase of goods or services that have not been received or provided and advances to employees. These advances are interest free, unsecured and short-term in nature and are reviewed periodically to determine whether their carrying value has become impaired.

The allowance for credit losses as of June 30, 2024 and December 31, 2023 were $88 and $121, respectively.

Deferred contract costs

Deferred contract costs represent costs incurred in advance of revenue recognition arising from direct and incremental staff costs in respect of the fixed fee contracts according to the customer’s requirements prior to the delivery of services, and such deferred costs will be recognized upon the recognition of the related revenue.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Business combination

The Company accounts for all business combinations under the purchase method of accounting in accordance with ASC Topic 805, Business Combinations (“ASC 805”). The purchase method of accounting requires that the consideration transferred to be allocated to net assets including separately identifiable assets and liabilities the Company acquired, based on their estimated fair value. The consideration transferred in an acquisition is measured as the aggregate of the fair values at the date of exchange of the assets given, liabilities incurred, and equity instruments issued as well as the contingent considerations and all contractual contingencies as of the acquisition date. The costs directly attributable to the acquisition are expensed as incurred. Identifiable assets, liabilities and contingent liabilities acquired or assumed are measured separately at their fair value as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total of the cost of the acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the fair value of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the fair value of the identifiable net assets of the acquiree, the difference is recognized directly in the consolidated statements of comprehensive(loss)/ income. The Company adopted Accounting Standards Update (“ASU”) No. 2017-01, Business Combinations (Topic 802): Clarifying the Definition of a Business, in determining whether it has acquired a business from July 1, 2019 on a prospective basis and there was no material impact on the consolidated financial statements.

The determination and allocation of fair values to the identifiable net assets acquired, liabilities assumed and noncontrolling interest is based on various assumptions and valuation methodologies requiring considerable judgment from management. The most significant variables in these valuations are discount rates, terminal values, the number of years on which to base the cash flow projections, as well as the assumptions and estimates used to determine the cash inflows and outflows. The Company determines discount rates to be used based on the risk inherent in the acquiree’s current business model and industry comparisons. Terminal values are based on the expected life of assets and forecasted cash flows over that period. Acquisition-related costs are recognized as general and administrative expenses in the consolidated statements of comprehensive(loss)/ income as incurred. Although the Company believes that the assumptions applied in the determination are reasonable based on information available at the date of acquisition, actual results may differ from forecasted amounts and the differences could be material.

Acquisitions that do not meet the accounting definition of a business combination are accounted for as asset acquisitions. For transactions determined to be asset acquisitions, the Company allocates the total cost of the acquisition, including transaction costs, to the assets acquired based on their relative fair values.

Non-controlling interests

The non-controlling interests are presented in the consolidated balance sheets, separately from equity attributable to the shareholders of the Company. Non-controlling interests in the results of the Company are presented on the face of the consolidated statement of income and comprehensive income as an allocation of the total income or loss for the six month period between non-controlling interest holders and the shareholders of the Company.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Property and Equipment, net

Property and equipment, net, are stated at cost less accumulated depreciation and amortization. The straight-line method is used to compute depreciation and amortization over the estimated useful lives of the assets, as follows:

Useful life
Leasehold improvement	The shorter of remaining lease terms or the estimated useful lives
Automobiles	4 years
Equipment and office furniture	3 years
Office building related facility, machinery and equipment	5 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to expense as incurred. Expenditures for major renewals and betterments which substantially extend the useful life of assets are capitalized. The cost and related accumulated depreciation of assets retired or sold are removed from the respective accounts, and any gain or loss is charged to the statements of comprehensive (loss)/ income.

Direct costs that are related to the construction of property and equipment and incurred in connection with bringing the assets to their intended use are capitalized as construction in progress. Construction in progress is transferred to specific property and equipment, and the depreciation of these assets commences when the assets are ready for their intended use.

Intangible assets with definite lives

Intangible assets, net, are carried at cost less accumulated amortization and any recorded impairment. Intangible assets acquired through business combinations are recognized as assets separate from goodwill if they satisfy either the “contractual-legal” or “separability” criterion, and are measured at fair value upon acquisition.

Amortization is computed using the straight-line method over the following estimated useful lives:

Useful life
Software	1-5 years

The Group does not have any indefinite-lived intangibles.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Impairment of long-lived assets

The Group reviews its long-lived assets, other than goodwill, including property and equipment and intangible assets with definite lives for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may no longer be recoverable in accordance with ASC Topic 360, Property, Plant and Equipment. When these events occur, the Group assesses recoverability by comparing the carrying values of the long-lived assets to the estimated undiscounted future cash flows expected to result from the use of the assets and their eventual disposition. If the sum of the expected undiscounted cash flows is less than the carrying amounts of the assets, the Group would recognize an impairment loss based on the excess of the carrying value over the fair value of the assets and record the impairment in earnings. The adjusted carrying amount of the asset becomes the new cost basis and depreciated over the asset’s remaining useful live. Long-lived assets are grouped with other assets and liabilities at the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities for the purpose of the impairment testing.

No impairment loss was provided for the six months ended June 30, 2024 and 2023.

Revenue Recognition

The Group accounts for revenue recognition in accordance with ASC Topic 606, Revenue from contracts with Customers (“ASC 606”). The Group provides a comprehensive range of IT and business management consulting, IT solution services and Product sales, which primarily are on a time-and-expense basis, or fixed-price basis. Revenue is recognized when control of promised goods or services is transferred to the Group’s customers in an amount of consideration to which an entity expects to be entitled to in exchange for those services.

IT and business management consulting services

IT and business management consulting services include IT consulting services, administrative consulting services and recruitment services. Service fees are usually charged to clients based on the time invested by our consultants and the level of expertise required for the engagement. Consulting services are time-and-expense based contracts. The series of consulting services are substantially the same from day to day, and each day of the service is considered to be distinct and separately identifiable as it benefits the customer daily. Further, the uncertainty related to the service consideration is resolved on a daily basis as the Company satisfies its obligation to perform consulting service daily with an enforceable right to payment for performance completed to date. Thus, revenue is recognized as service is performed and the customer simultaneously receives and consumes the benefits from the service daily. Revenue of personnel search services is recognized at a point in time when control is transferred to the customers, which generally occurs when the service is accepted by customers.

IT solution services

Revenues from customized IT solution contracts require the Group to perform services for systems design, planning and integrating based on customers’ specific needs which requires significant production and customization. The required customization work period is generally less than one year. Upon delivery of the service, customer acceptance is generally required.

There is one performance obligation identified in the customized IT solution contract: the delivery of customized IT solution service.

The Group recognizes revenue for the delivery of customized IT solution service at a point in time when the system is implemented and accepted by the customer.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue Recognition (continued)

Differences between the timing of billings and the recognition of revenues are recorded as contract assets which is included in the prepayments, deposits and other assets, net, or contract liabilities on the consolidated balance sheets. Contract assets are classified as current assets and the full balance is reclassified to accounts receivables when the right to payment becomes unconditional.

Costs incurred in advance of revenue recognition arising from direct and incremental staff costs in respect of services provided under the fixed fee contracts according to the customer’s requirements prior to the delivery of services are recorded as deferred contract costs which is included in the prepayments, deposits and other assets, net on the consolidated balance sheets. Such deferred contract costs are recognized upon the recognition of the related revenues.

Product sales

Clients purchase our readily available products based on their needs. The Group provides installation services but no technical support services in software product sales. Revenue of product sales is recognized at a point in time when control is transferred to the customers, which generally occurs after the software product is installed.

Revenue includes reimbursements of travel and out-of-pocket expense, with equivalent amounts of expense recorded in cost of revenues.

The Group is subject to value added tax (the “VAT”) that is imposed on and concurrent with the revenues earned for services provided in the PRC. The Group’s applicable value added tax rate is 6% and 13%. VAT are recorded as reduction of revenues when incurred.

Payment terms

The payment terms of our contracts vary depending on the client. The contractual payment terms for our largest automotive client provide for payment within one to two months after acceptance inspection and our issuance of an invoice. The contractual payment terms for our securities client provide for payment within 15 working day after receipt of our invoice which is issued upon a quarterly basis. The contractual payment terms for the products are based on the progress of software procurement and system development. After the client accepts each phase of the software product development, we issue an invoice and the client is expected to make the payment within one to three months after receiving the invoice. Generally, for our services, we issue invoices to customers within two to four months after the service is provided and accepted. Customers are then required to make payment within 60 days of receiving the invoice.

Disaggregation of revenue

The following table provides our revenue based on our revenue streams for the six months ended June 30, 2024 and 2023:

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
IT and business management consulting service	$4,431,030	$4,803,729
IT solution service	350,683	72,380
Product sales	250,890	-
Total	$5,032,603	4,876,109

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
Timing of Revenue Recognition
Services transferred at a point in time	$601,573	$72,380
Services transferred over time	4,431,030	4,803,729
Total revenue recognized	$5,032,603	$4,876,109

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Research and development

Research and development expenses are incurred in the development of new software modules and products, either as part of internally used software or in conjunction with anticipated customer projects.  Technological feasibility for the Company’s software products is reached before the products are released for sale.  To date, expenditures incurred after technological feasibility was established and prior to completion of software development have not been material, and accordingly, the Group has expensed all when incurred.

Government subsidies

Government subsidies mainly represent amounts granted by local government authorities as an incentive for companies to promote development of the local technology industry. The Group recognizes the government subsidies in the consolidated statements of comprehensive (loss)/ income when there is reasonable assurance that the Group will receive the government grant and comply with the conditions attached to the grant to be received.

Government subsidies for the six months ended June 30, 2024 and 2023 were $77,306 and $158,937, respectively.

Leases

Before adopted ASU 2016-02, a lease for which substantially all the benefits and risks incidental to ownership remain with the lessor was classified by the lessee as an operating lease. All leases of the Group are currently classified as operating leases. The Group records the total expenses on a straight-line basis over the lease term.

On January 1, 2022, the Group adopted ASU 2016-02, Leases (Topic 842), using the modified retrospective transition method and used an effective date of January 1, 2022 as the date of initial application.

The Group has elected the package of practical expedients permitted which allows the Group not to reassess the following at adoption date: (i) whether any expired or existing contracts are or contains a lease, (ii) the lease classification for any expired or existing leases, and (iii) initial direct costs for any expired or existing leases (i.e. whether those costs qualify for capitalization under ASU 2016-02).

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Leases (continued)

The Group determines whether an arrangement is or contains a lease at inception. The Group’s accounting policy effective on the adoption date of ASU 2016-02 is as follows:

Operating lease as Lessee

The Company classifies a lease as a financing lease when the lease meets any one of the following criteria at lease commencement:

a.	The lease transfers ownership of the underlying asset to the lessee by the end of the lease term.

b.	The lease grants the lessee an option to purchase the underlying asset that the lessee is reasonably certain to exercise.

c.	The lease term is for a major part of the remaining economic life of the underlying asset.

d.	The present value of the sum of the lease payments and any residual value guaranteed by the lessee that is not already reflected in the lease payments equals or exceeds substantially all of the fair value of the underlying asset.

e.	The underlying asset is of such a specialized nature that it is expected to have no alternative use to the Company at the end of the lease term.

When none of the criteria are met, the Group classifies a lease as an operating lease.

For operating leases, the Group records a lease liability and corresponding right-of-use (ROU) asset at lease commencement. Lease terms are based on the non-cancellable term of the lease and may contain options to extend the lease when it is reasonably certain that the Group will exercise the option. Lease liabilities represent the present value of the lease payments not yet paid, discounted using the discount rate for the lease at lease commencement.

The Group estimates its incremental borrowing rate for its leases at the commencement date to determine the present value of future lease payments when the implicit rate is not readily determinable in the lease. In estimating its incremental borrowing rate, the Group considers its credit rating and publicly available data of borrowing rates for loans of similar amount, currency and term as the lease.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Leases (continued)

Operating leases are presented as “Operating lease ROU assets” and “Operating lease liabilities”. Lease liabilities that become due within one year of the balance sheet date are classified as current liabilities. At lease commencement, operating lease ROU assets represent the right to use underlying assets for their respective lease terms and are recognized at amounts equal to the lease liabilities adjusted for any lease payments made prior to the lease commencement date, less any lease incentives received and any initial direct costs incurred by the Group.

After lease commencement, operating lease liabilities are measured at the present value of the remaining lease payments using the discount rate determined at lease commencement. Operating lease ROU assets are measured at the amount of the lease liabilities and further adjusted for prepaid or accrued lease payments, the remaining balance of any lease incentives received, unamortized initial direct costs and impairment of the ROU assets, if any. Operating lease expense is recognized as a single cost on a straight-line basis over the lease term.

Employee defined contribution plan

Full time employees of the Company in the PRC participate in a government mandated multi-employer defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. Chinese labor regulations require that the Company make contributions to the government for these benefits based on a certain percentage of the employee’s salary. The Company has no legal obligation for the benefits beyond the contributions. The total amount was expensed as incurred.

Income Taxes

The Group accounts for current income taxes in accordance with the laws of the relevant tax authorities. Deferred income taxes are recognized when temporary differences exist between the tax bases of assets and liabilities and their reported amounts in the consolidated financial statements. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established to reduce deferred tax assets to the amount expected to be realized, when it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized.

The Group accounts for uncertainties in income taxes in accordance with ASC Topic 740, Income Taxes (“ASC 740”). An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the consolidated statements of comprehensive (loss)/ income in the period incurred. All of the tax returns of the Company’s subsidiaries in China remain subject to examination by the tax authorities for five years from the date of filing through year 2026, and the examination period was extended to 10 years for entities qualified as High and New Technology Enterprises (“HNTEs”) in 2018 and thereafter.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Value added tax (“VAT”)

Revenue represents the invoiced value of service, net of VAT. The VAT is based on gross sales price and VAT rates range up to 13%, depending on the type of service provided. Entities that are VAT general taxpayers are allowed to offset qualified input VAT paid to suppliers against their output VAT liabilities. Net VAT balance between input VAT and output VAT is recorded in tax payable. All of the VAT returns filed by the Company’s subsidiaries in China, have been and remain subject to examination by the tax authorities for five years from the date of filing.

Earnings per Share

Basic earnings per share is computed using the weighted average number of common shares outstanding during the period. Diluted earnings per share is computed using the weighted average number of common shares and potential common shares outstanding during the period, which may include RSUs, options and warrants. The computation of diluted earnings per share does not assume conversion, exercise, or contingent issuance of securities that would have an anti-dilutive effect (i.e. an increase in earnings per share amounts) on earnings per share.

Foreign Currency

While the functional currency of the Company is the US dollar, the functional currencies of the Company’s subsidiaries are the local currency of the country in which the subsidiary operates, which is determined based on ASC Topic 830, Foreign Currency Matters (“ASC 830”).

Transactions denominated in foreign currencies are re-measured into the functional currency at the exchange rates as set forth in the H.10 statistical release of the U.S. Federal Reserve Board prevailing on the transaction dates. Monetary assets and liabilities denominated in foreign currencies are re-measured at the exchange rates prevailing at the balance sheet dates. Non-monetary items that are measured in terms of historical costs in foreign currency are re-measured using the exchange rates at the dates of the initial transactions. Exchange gains and losses are included in the consolidated statements of comprehensive(loss)/ income.

The Company’s financial statements are reported using U.S. Dollars ($). The financial statements of the Company’s subsidiaries whose functional currencies are not US$ are translated from the functional currency to the reporting currency. Assets and liabilities are translated at the exchange rates at the balance sheet dates, equity accounts are translated at historical exchange rates and revenues, expenses, gains and losses are translated using the average rate for the six month period. Translation adjustments are reported as accumulated comprehensive income (loss) and are shown as a separate component of other comprehensive income (loss) in the consolidated statements of comprehensive(loss)/ income.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Comprehensive income (loss)

Comprehensive income is defined as the changes in equity of the Company during a period from transactions and other events and circumstances excluding transactions resulting from investments by owners and distributions to owners. Accumulated other comprehensive income (loss) of the Company includes foreign currency translation adjustments related to the Company’s subsidiaries whose functional currency is not US$.

Concentrations and Risks

Foreign currency risk

A majority of the transactions of the Company’s PRC subsidiaries are denominated in Renminbi (“RMB”) and a significant portion of the Company and its subsidiaries’ assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates as set forth in the H.10 statistical release of the U.S. Federal Reserve Board. Remittances in currencies other than RMB by the Company in China must be processed through the People’s Bank of China (“PBOC”) or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

The functional currency for the Company’s PRC subsidiaries is the RMB, and our financial statements are presented in U.S. dollars. The RMB depreciated by 2.9% in fiscal year 2023 and further depreciated by 2.4% for the six months ended June 30, 2024. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect our financial results reported in the U.S. dollar terms without giving effect to any underlying changes in our business or results of operations. Currently, our assets, liabilities, revenues and costs are denominated in RMB.

To the extent that the Company needs to convert U.S. dollars into RMB for capital expenditures and working capital and other business purposes, appreciation of RMB against U.S. dollar would have an adverse effect on the RMB amount the Company would receive from the conversion. Conversely, if the Company decides to convert RMB into U.S. dollar for the purpose of making payments for dividends, strategic acquisition or investments or other business purposes, appreciation of U.S. dollar against RMB would have a negative effect on the U.S. dollar amount available to the Company.

Concentration of credit risk

As of June 30, 2024 and December 31, 2023, $393,063 and $707,710 of the Company’s cash and cash equivalents was on deposit at financial institutions in the PRC where there currently is no rule or regulation requiring such financial institutions to maintain insurance to cover bank deposits in the event of bank failure. As of June 30, 2024 and December 31, 2023, the Group had $35,630 and $143,635 of cash and cash equivalents on deposit at financial institutions in Hong Kong.

Prior to the Group’s adoption of ASU 2016-13, accounts receivable is carried at net realizable value. An allowance for doubtful accounts is recorded in the period when loss is probable. The Group determines the adequacy of a reserve for doubtful accounts based on individual account analysis and historical collection trends. The Group establishes a provision for doubtful receivables when there is objective evidence that the Group may not be able to collect amounts due. The allowance is based on management’s best estimates of specific losses on individual customer exposures, as well as the historical trends of collections. Delinquent account balances are written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable. The Group regularly reviews the adequacy and appropriateness of the allowance for doubtful accounts.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

On January 1, 2022, the Group adopted Accounting Standards Update (“ASU”) No. 2016-13, Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”), using the modified retrospective transition method. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. Upon adoption, the Group changed the impairment model to utilize a forward-looking current expected credit losses (CECL) model in place of the incurred loss methodology for financial instruments measured at amortized cost and receivables resulting from the application of ASC 606.

After the adoption of ASU 2016-13, The Group maintains an allowance for credit losses and records the allowance for credit losses as an offset to accounts receivable and contract assets and the estimated credit losses charged to the allowance is classified as “General and administrative expenses” in the consolidated statements of comprehensive (loss) /income. The Group assesses collectability by reviewing accounts receivable and contract assets on a collective basis where similar characteristics exist, primarily based on similar business line, service or product offerings and on an individual basis when the Group identifies specific customers with known disputes or collectability issues. In determining the amount of the allowance for credit losses, the Group considers historical collectability based on past due status, the age of the balances, credit quality of the Group’s customers based on ongoing credit evaluations, current economic conditions, reasonable and supportable forecasts of future economic conditions, and other factors that may affect the Group’s ability to collect from customers. Delinquent account balances will be written-off against the allowance for doubtful accounts after management has determined that the likelihood of collection is not probable.

	As of June 30, 2024 (Unaudited)	As of December 31, 2023
Balances of the allowance for credit losses for the receivable items by each risk category are as follows:
Balances of individually significant clients*	$53,973	$56,735
Balances of clients from financial services industry	16,120	6,462
Balances of clients from technology industry	1,016	17,367
Balances of clients from other industries	6,217	4,135
Balances of clients with normal risks	23,353	27,964
Total	$77,326	$84,699

Include three significant clients in the automotive industry.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

The aging of accounts receivable before allowance is as follows:

	0 – 90 days	90 – 180 days	180 days – 1 year	over 1 year	Total
Individually significant clients	900,248	1,000,017	1,515,508	893,126	4,308,899
Clients from financing industry	418,701	-	112	-	418,813
Clients from technology industry	447,917	39,770	20,536	-	508,223
Clients from other industries	260,199	-	-	-	260,199
Balance as of 12/31/2023	$2,027,065	$1,039,787	$1,536,156	$893,126	$5,496,134
Individually significant clients	862,172	888,954	1,816,523	718,440	4,286,089
Clients from financing industry	1,044,689	-	-	109	1,044,798
Clients from technology industry	41,944	23,878	-	-	65,822
Clients from other industries	402,953	-	-	-	402,953
Balance as of 6/30/2024	$2,351,758	$912,832	$1,816,523	$718,549	$5,799,662

Movement of the allowance for credit losses for accounts receivable is as follows:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Balance at beginning of the period	$75,052	$62,808
Current period addition	4,030	14,074
Foreign currency translation adjustments	(1,756)	(1,831)
Balance at end of the period	$77,326	$75,052

Movement of the allowance for credit losses for amounts due from related parties is as follows:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Balance at beginning of the period	$9,526	$3,124
Current period addition	3,394	6,508
Foreign currency translation adjustments	(244)	(106)
Balance at end of the period	$12,676	$9,526

Movement of the allowance for credit losses for note receivables, prepayments, deposits and other receivables recorded in prepaid expenses and other assets is as follows:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Balance at beginning of the period	$121	$128
Current period addition	(30)	(3)
Foreign currency translation adjustments	(3)	(4)
Balance at end of the period	$88	$121

The carrying amounts of receivable items are reduced by an allowance to reflect the expected credit losses.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

Concentration risk of customers

The following table sets forth a summary of single customers who represent 10% or more of the Group’s total revenue:

	For the 6 months ended
	June 30,
	2024 (Unaudited)%		2023 (Unaudited)%
Company C	$1,677,123	33.1	1,235,665	25.3
Company A	1,297,640	25.6	1,275,297	26.2
Company B	-	-	624,586	12.8
	$2,974,764	58.7	3,135,547	64.3

The following table sets forth a summary of customers who represent 10% or more of the Group’s total accounts receivable:

	As of
	June 30, 2024 (Unaudited)%		December 31, 2023%
Company A(1)	$2,967,417	51.2	$2,885,994	52.5
Company B(2)	1,242,661	21.4	1,271,186	23.1
	$4,210,078	72.6	$4,157,180	75.6

(1)	The gross accounts receivable balance of Company A were $2,967,417 and $2,885,994 and an allowance for credit losses of $14,134 and $14,198 were provided for Company A as of June 30, 2024 and December 31, 2023, respectively. Company A is a listed company in China, and maintains a good historical collection record. In the third quarter of 2024, Company A repaid $752,004, which covered 25.3% of the outstanding balance of accounts receivable. With comprehensive evaluation, the management believes that the individually-assessed credit risk of accounts receivable with Company A is relatively low.

(2)	The gross accounts receivable balance of Company B were $1,242,661 and $1,271,186 and an allowance for credit losses of $37,543 and $38,405 were provided for Company B as of June 30, 2024 and December 31, 2023, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Concentrations and Risks (continued)

Concentration risk of suppliers

There was no single supplier who represents 10% or more of the Group’s total cost for the six months ended June 30, 2024 and 2023.

NOTE 3 – ACCOUNTS RECEIVABLE, NET

Accounts receivable consisted of the following:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Trade accounts receivable	$5,799,663	$5,496,134
Less: allowance for credit losses	77,326	75,052
Accounts receivable, net	$5,722,337	$5,421,082

NOTE 4 – NOTES RECEIVABLE

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Trade accounts receivable	$377,105	$281,694
Less: allowance for credit losses	-	-
Accounts receivable, net	$377,105	$281,694

Some of our customers repaid accounts receivable in the form of notes receivable. These notes are bank acceptance bills with future maturity dates in the third quarter of 2024, payable by the issuing bank unconditionally within 4 months of maturity. The Group discounted notes receivable as of June 30, 2024 in the aggregate amount of $377,105 on July 3 2024, at a discount interest rate of 1.9%, in order to receive cash ahead of maturity date(s).

NOTE 5 – PREPAYMENTS, DEPOSITS AND OTHER ASSETS, NET

Prepayments, deposits and other assets consisted of the following:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Deferred contract costs	$49,520	$7,968
Advances and deposits to suppliers	78,406	126,376
Prepaid expenses	154,824	18,150
Advances to employees	3	-
Less: allowance for credit losses	(88)	(121)

Less: Long term housing deposit	-	(27,658)
Prepayments, deposits and other assets – current portion	$282,665	$124,717

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 – PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Equipment	$56,939	$46,035
Office Furniture	512	524
Leasehold improvement	12,330	12,175
Total	69,781	58,734
Less: accumulated depreciation	(43,503)	(35,338)
Property and equipment, net	$26,278	$23,396

Depreciation expense was $5,123 and $6,556 for the six months ended June 30, 2024 and 2023, respectively.

NOTE 7 – INTANGIBLE ASSETS, NET

Intangible assets, net consisted of the following:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Software	$66,374	$67,937
Less: accumulated amortization	(61,050)	(60,773)
Intangible assets, net	$5,324	$7,164

Amortization expense was $1,688 and $7,928 for the six months ended June 30, 2024 and 2023, respectively. Estimated future amortization expense is as follows:

six consecutive months	Amortization expense
2024	$1,366
First half of 2025	1,366
Second half of 2025	1,366
First half of 2026	1,226
Total	$5,324

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 8 – LEASES

The Group leases office space under a non-cancelable operating lease agreement, which expires in August 2024. As of June 30, 2024, the Group’s operating leases had a weighted average remaining lease term of 0.13 year. As of June 30, 2023, the Group’s operating leases had a weighted average remaining lease term of 1.17 years and a weighted average discount rate of 4.3%.

Operating lease expenses for the six months ended June 30, 2024 and 2023 were $95,212 and $77,342, respectively.

NOTE 9 – BANK LOANS

Outstanding balances of bank loans consisted of the following:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023

Loan from China Merchants Bank	$137,604	$1,267,623
Loan from Industrial Bank Co., Ltd.	1,376,046	-
Loan from HSBC Bank (China) Limited	1,376,046	79,327
Total bank loans	$2,889,696	$1,346,950

All bank loans have been guaranteed by a related party, CLPS Shanghai Co., Ltd.

As of June 30, 2024, the Group had a credit facility of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”), of which the unused amount was RMB 0.

As of December 31, 2023, the Group had a credit facility of RMB10,000,000 with a maturity date of April 6, 2024 from China Merchants Bank, of which the unused amount was RMB1,000,000. As of December 31, 2023, the Group also had a credit facility of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”), of which the unused amount was RMB 9,436,788.

Interest expenses were $42,253 and $10,059 for the six months ended June 30, 2024 and 2023, respectively. The effective weighted average interest rates were 2.966% and 3.000% for the six months ended June 30, 2024 and 2023, respectively.

As of June 30, 2024, all loan principal is due within 1 year.

NOTE 10 – SALARIES AND BENEFITS PAYABLE

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Salaries and benefits payable	$701,597	$882,519

Full time employees of the Company located in the PRC participate in a government-mandated defined contribution plan pursuant to which certain pension benefits, medical care, unemployment insurance, employee housing fund and other welfare benefits are provided to employees. The Company accrued for these benefits based on certain percentages of the employees’ salaries. Wages and benefits payable included $73,802 and $80,081 accrued employer portion of social benefit payable to local government for the six months ended June 30, 2024 and for fiscal year 2023, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS

Parties are considered to be related if one party has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operational decisions. The related parties that had transactions or balances with the Group in the first six month period of 2024 and 2023 and as of December 31, 2023 consisted of:

Related Party	Relationship with the Company
CLPS Shanghai Co., Ltd.(“CLPS SH”)	Controlled by CLPS Incorporation
CLPS Technology (Hong Kong) Co., Limited(“CLPS HK”)	Controlled by CLPS Incorporation
CLPS Shenzhen Co., Ltd.(“CLPS SZ”)	Controlled by CLPS Incorporation
CLPS Guangzhou Co., Ltd.(“CLPS GZ”)	Controlled by CLPS Incorporation
CLPS Dalian Co., Ltd.(“CLPS DL”)	Controlled by CLPS Incorporation
CLPS Technology (California) Inc.(“CLPS CA”)	Controlled by CLPS Incorporation
CLPS Beijing Hengtong Co., Ltd.(“CLPS BJ”)	Controlled by CLPS Incorporation
Ridik Pte. Ltd.(“Ridik Pte.”)	Controlled by CLPS Incorporation
College of Allied Educators Pte. Ltd.(“CAE”)	Controlled by CLPS Incorporation
CLPS Technology (California) Inc.(“CLPS CA”)	Controlled by CLPS Incorporation
CLPS Technology (Singapore) Pte. Ltd.(“CLPS SG”)	Controlled by CLPS Incorporation
Shanghai Chenqin Information Technology Services Co., Ltd.(“Shanghai Chenqin”)	Controlled by CLPS Incorporation
Growth Ring Ltd. (“Growth Ring”)	Parent company

(a)	Related party balances

The balances due from and due to related parties were as follows:

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Due from related parties:
CLPS SH	$144,593	$146,448
CLPS HK	1,695,930	1,444,278
CLPS SZ	-	46,198
CLPS GZ	-	28,169
Shanghai Chenqin	-	48,043
CLPS DL	-	7,099
Ridik Pte.	-	39,102
CAE	48,162	-
Total	$1,888,685	$1,759,337

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

	As of
	June 30, 2024 (Unaudited)	December 31, 2023
Due to related parties:
CLPS GZ	$30,669	$59,460
CLPS BJ	110,431	451,872
CLPS SZ	119,919	242,196
CLPS DL	30,383	-
CLPS HK	619,062	272,603
CLPS SG	3,572	-
Growth Ring	13,258	-
CLPS SH	420,841	1,061,788
Total	$1,348,135	$2,087,919

(b)	Related party transactions

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
a) Consulting services provided to the related parties
CLPS SH	$365,903	$260,745
CLPS HK	259,200	-
CAE	48,510	-
CLPS DL	12,091	-
CLPS CA	-	31,682
	$685,704	$292,427

b) Services provided by the related parties
CLPS GZ	$29,142	$30,400
CLPS SH	9,807	-
CLPS BJ	104,934	147,430
CLPS SZ	113,949	135,585
CLPS DL	28,871	-
	$286,703	$313,415

c) Interest expense paid to the related parties
CLPS SH	$8,085	$49,524
CLPS HK	15,545	-
	$23,630	$49,524

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

Transactions with CLPS Beijing Hengtong Co., Ltd. (“CLPS BJ”)

In May 2023, the Company entered into an outsourcing agreement with CLPS BJ, an entity controlled by CLPS, with a term of 24 months, under which CLPS BJ agreed to provide IT consulting services to the Company. The agreement was renewed in May 2023 with a term of 24 months. For the six months ended June 30, 2024 and 2023, the service fees incurred under such agreement amounted to $104,934 and $147,430, respectively. As of June 30, 2024 and December 31, 2023, the service fees due to CLPS BJ amounted to $110,431 and $451,872, respectively.

Transactions with CLPS Shanghai Co., Ltd. (“CLPS SH”)

From September 2021 to March 2023, the Company entered into a series of outsourcing agreements with CLPS SH, an entity controlled by CLPS, with a term of 24 months, under which the Company agreed to provide IT and business management consulting services to CLPS SH. For the six months ended June 30, 2024 and 2023, the service fees billed under such agreement amounted to $365,903 and $260,745 respectively. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS SH amounted to $144,593 and $146,448, respectively.

From November 2021 to November 2023, the Company entered into a series of term loan agreements with CLPS SH, with a term of 36 months. As of June 30, 2024 and December 31, 2023, the aggregate amount of principal owed by the Company to CLPS SH under these loan agreements was nil and $2,118,375, respectively. The Company paid CLPS SH aggregate interest of $8,085 and $49,524 in the six months ended June 30, 2024 and 2023, respectively.

In January 2024, the Company entered into a cloud integration service agreement with CLPS SH, with a term of 12 months, under which the Company rent servers from CLPS SH. For the six months ended June 30, 2024, the service fees incurred under such agreement amounted to $9,807. As of June 30, 2024, there was no service fee payable to CLPS SH.

As of December 31, 2023, we had outstanding credit facilities of RMB10,000,000 with a maturity date of April 6, 2024 from China Merchants Bank and of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”). Both loans were guaranteed by CLPS SH.

As of June 30, 2024, we had outstanding credit facilities of RMB 10,000,000 with a maturity date of July 9, 2024 from HSBC Bank (China) Limited (the “HSBC Credit Facility”) and of RMB 10,000,000 with a maturity date of January 21, 2025 from Industrial Bank Co., Ltd.. Both loans were guaranteed by CLPS SH.

Transactions with CLPS Technology (Hong Kong) Co., Limited (“CLPS HK”)

In January 2024, the Company entered into an outsourcing agreement with CLPS HK, with a term of 12 months, under which the Company agreed to provide consulting services to CLPS HK. For the six months ended June 30, 2024, the service fees billed under such agreement amounted to $210,762. As of June 30, 2024, the service fees due from CLPS HK amounted to $209,242.

In January 2023, the Company entered into a recruiting agreement with CLPS HK, with a term of 36 months, under which the Company agreed to provide recruiting services on behalf of CLPS HK. For the six months ended June 30, 2024 and 2023, the service fees billed under such agreement amounted to $48,438 and nil, respectively. As of June 30, 2024 and December 31, 2023, the service fees due from CLPS HK amounted to $47,679 and $50,550, respectively.

In November 2023, the Company entered into a term loan agreement with CLPS HK, with a term of 12 months, under which CLPS HK agreed to lend $602,060 to the Company. As of June 30, 2024 and December 31, 2023, the aggregate account of principal owed by the Company to CLPS HK amounted to $602,060 and $271,144, respectively. The aggregate interest paid was $15,545 and nil in the six months ended June 30, 2024 and 2023, respectively.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 – RELATED PARTY TRANSACTIONS – continued

Transactions with CLPS Shenzhen Co., Ltd. (“CLPS SZ”)

In July 2022, the Company entered into an outsourcing agreement with CLPS SZ, an entity controlled by CLPS, with a term of 24 months, under which CLPS SZ agreed to provide IT consulting services to the Company. For the six months ended June 30, 2024 and 2023, the service fees incurred under such agreement amounted to $113,949 and $135,585, respectively. As of June 30, 2024 and December 31, 2023, the service fees due to CLPS SZ amounted to $119,919 and $242,196, respectively.

In January 2023, the Company entered into a recruiting agreement with CLPS SZ, with a term of 12 months, under which the Company agreed to provide recruiting services on behalf of CLPS SZ. For the six months ended June 30, 2024 and 2023, there was no service fees billed under such agreement. As of June 30, 2024 and December 31, 2023, the service fees receivable from CLPS SZ amounted to nil and $46,198, respectively.

NOTE 12 – TAXES

(a)	Corporate Income Taxes (“CIT”)

Cayman Islands

JAJI Global was incorporated in the Cayman Islands as an offshore holding company and is not subject to tax on income or capital gain under the laws of the Cayman Islands.

Singapore

JAJI Singapore was established in Singapore and is subject Singapore income taxes at the rate of 17%.

Mainland China

Under the Enterprise Income Tax (“EIT”) Law of PRC, enterprises are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and tax exemption may be granted if qualified. EIT Law grants a preferential tax rate to High and New Technology Enterprises (“HNTEs”). An enterprise qualified as an HNTE and awarded an “HNTE” certificate may enjoy a reduced EIT rate of 15%. JAJI Shanghai, the Company’s main operating subsidiary in the PRC, was recognized as a qualified HNTE since 2022. Its latest qualified periods are for 2022 to 2024 and it enjoys a preferential tax rate of 15%. The aggregate dollar amount of taxes paid at the preferential tax rate was $6,225 and $0.00062 per share for the six months ended June 30, 2024.

Income (loss) before income taxes

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
PRC	297,740	73,295
Non-PRC	(120,712)	-
	177,028	73,295

The following table reconciles the statutory rate to the Group’s effective tax rate:

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
PRC statutory income tax rate	25.0%	25.0%
Non- deductible expenses	2.6%	7.4%
Effect of PRC preferential tax rate	(4.0)%	31.6%
Research and development credits	(45.1)%	(79.0)%
Foreign rate differences	14.0%	-
Change in valuation allowances	3.1%	-
Others	0.4%	14.6%
Effective tax rate	(4.0)%	(0.4)%

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES – continued

(a)	Corporate Income Taxes (“CIT”) (continued)

The provision (benefit) for income tax consists of the following:

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
Current income tax provision	$-	$-
Deferred income tax benefit	(7,130)	(254)
Total provision (benefit) for income tax expenses	$(7,130)	$(254)

The components of the deferred tax assets are as follows:

	June 30, 2024 (Unaudited)	December 31, 2023
Deferred tax assets:
Net operating loss carry forwards	$8,212	$3,526
Accrued expenses	12,314	11,365
Bad debt provision	13,514	12,705
Total deferred tax assets	34,040	27,596

The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the cumulative earnings and projected future taxable income in making this assessment. Recovery of substantially all of the group’s deferred tax assets is dependent upon the generation of future income, exclusive of reversing taxable temporary differences. Based upon the level of historical taxable income and projections for future taxable income over the periods in which the deferred tax assets are recoverable, management believes that it is more likely than not that the results of future operations will generate sufficient taxable income to realize the deferred tax assets as at June 30, 2024 and December 31, 2023.

JAJI Global INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 – TAXES – continued

(b)	Taxes Payable

The Company’s taxes payable consists of the following:

	June 30, 2024 (Unaudited)	December 31, 2023

VAT tax payable	$54,518	$113,273
Corporate income tax payable	(32,208)	105,877
Withholding tax payable	26,191	41,561
Disability insurance fund payable	56,871	38,675
Other taxes payable	3,710	6,741
Total taxes payable	$109,082	$306,127

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measure the unrecognized benefits associated with the tax positions. As of June 30, 2024 and December 31, 2023, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur any interest and penalties related to potential underpaid income tax expenses for the six months ended June 30, 2024 and 2023, respectively, and also does not anticipate any significant increases or decreases in unrecognized tax benefits in the next 12 months from June 30, 2024.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Commitments

The Company’s subsidiaries lease administrative office space under various operating leases. Rent expense amounted to $95,212 and $77,342 for the six months ended June 30, 2024 and 2023, respectively.

Future minimum lease payments under non-cancelable operating leases are as follows:

Six months ending December 31,	Lease expense
2024	$41,530

Contingencies

From time to time, the Company is subject to legal proceedings, investigations, and claims incidental to the conduct of its business. The Company is currently not involved in any legal or administrative proceedings that may have a material adverse impact on the Company’s business, financial position, results of operations or cash flows.

NOTE 14 – SHAREHOLDERS’ EQUITY

Ordinary shares

JAJI Global was established under the laws of Cayman Islands on April 19, 2023. The original authorized number of Ordinary Shares was 100,000,000 shares with a par value of $0.0001 each. An aggregate of 10,000,000 Ordinary Shares are issued and outstanding before the consummation of this offering.

Statutory reserve

The Company’s subsidiaries located in Mainland China are required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the Board of Directors. The Company allocated $31,116 and $9,987 to statutory reserves during the six months ended June 30, 2024 and 2023, respectively in accordance with PRC GAAP.

JAJI GLOBAL INCORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 – SEGMENT INFORMATION AND REVENUE ANALYSIS

The Company follows ASC 280, Segment Reporting, which requires that companies to disclose segment data based on how management makes decision about allocating resources to each segment and evaluating their performances. The Company has one reporting segment. The Company’s chief operating decision maker has been identified as the Chief Executive Officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company. The Company has one operating segment. The Company’s revenue and net income are substantially derived from IT consulting and business consulting services to clients in the automotive industry and financial services industry.

The following table presents revenues by the service lines for the six months ended June 30, 2024 and 2023.

	For the six months ended June 30,
	2024 (Unaudited)	2023 (Unaudited)
IT and business management consulting service	$4,431,030	4,803,729
IT solution service	350,683	72,380
Product sales	250,890	-
Total	$5,032,603	4,876,109

NOTE 16– SUBSEQUENT EVENTS

As of December 17, 2024, our subsequent events were as follows:

In September 2024, JAJI Shanghai obtained a six-month loan of RMB 3,000,000 (approximately $421,745) and a six-month loan of RMB 700,000 (approximately $99,284) from China Merchants Bank. The loans bear interest of 2.8% and 2.7%, respectively.

On September 27, 2024, JAJI Shanghai obtained a 12-month loan of RMB 2,000,000 (approximately $283,668) from CLPS Shanghai. The loan bears interest of 2.73%. The loan was repaid on October 17, 2024.

On October 8, 2024, JAJI Shanghai repaid a loan of RMB 1,000,000 (approximately $141,653) to China Merchants Bank which was incurred on April 2, 2024.

On October 8, 2024, JAJI Shanghai repaid a loan of RMB 3,200,000 (approximately $453,290) to HSBC Bank (China) Limited which was incurred on April 9, 2024.

On October 14, 2024, JAJI Global obtained a 12-month loan of HKD 500,000 (approximately $64,340) from CLPS HK. The loan bears interest of 4.85%.

On October 15, 2024, JAJI Shanghai repaid a loan of RMB 297,338 (approximately $41,766) to HSBC Bank (China) Limited which was incurred on April 16, 2024.

On November 8, 2024, JAJI Shanghai repaid a loan of RMB 3,000,0000 (approximately $417,915) to HSBC Bank (China) Limited which was incurred on May 9, 2024. On the same date, JAJI Shanghai obtained a 3-month loan of RMB 3,600,000 (approximately $501,498) from HSBC Bank (China) Limited. The loan bears interest of 2.7%.

On December 6, 2024, JAJI Shanghai repaid a loan of RMB 3,003,539.69 (approximately $413,142) to HSBC Bank (China) Limited which was incurred on June 7, 2024.

On December 9, 2024, JAJI Shanghai obtained a 6-month loan of RMB 1,800,000 (approximately $247,593) from China Merchants Bank. The loan bears interest of 2.55%.

Until [ * ], 2025 (the 25th day after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

1,600,000 Ordinary Shares

JAJI Global Incorporation

Prospectus dated               , 2025

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Under our post-offering memorandum and articles of association, which will become effective immediately prior to the completion of this offering, to the fullest extent permissible under Cayman Islands law every director and officer of our company shall be indemnified against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him, other than by reason of such person’s own dishonesty, willful default or fraud, in connection with the execution or discharge of his duties, powers, authorities or discretions as a director or officer of our company, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

Pursuant to the form of indemnification agreements to be filed as Exhibit 10.1 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of the underwriter and its affiliates against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the underwriter may be required to make for these liabilities.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued an aggregate of 10,000,000 shares of Common Stock:

In April 2023, we issued 6,000,000 shares of Common Stock to Growth Ring Ltd. and 4,000,000 shares of Common Stock to Brightech (BRD) Ltd. in consideration of approximately $1,729,169 and $1,152,779, respectively.

We believe that the offers, sales and issuances of the securities described in the preceding paragraph were exempt from registration either (a) under Section 4(a)(2) of the Securities Act and the rules and regulations promulgated thereunder, in that the transactions were between an issuer and sophisticated investors and did not involve any public offering within the meaning of Section 4(a)(2), or (b) under Regulation S promulgated under the Securities Act in that the offers, sales and issuances were not made to persons in the United States and no directed selling efforts were made in the United States.

Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

See Exhibit Index for a complete list of all exhibits filed as part of this registration, which Exhibit Index is incorporated herein by reference.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements and the notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

JAJI Global Incorporation

Exhibit Index

Exhibit Number	Description of Document
1.1^	Form of Underwriting Agreement
3.1^	Memorandum and Articles of Association of the Registrant
4.1^	Registrant’s Specimen Certificate for Ordinary Shares
4.2^	Form of Underwriter’s Warrant
5.1*	Opinion of Ogier regarding the validity of the Ordinary Shares being registered
5.2*	Opinion of Carter Ledyard & Milburn LLP, U.S. counsel to JAJI Global Incorporation, as to the enforceability of the Underwriter’s Warrants
8.1*	Opinion of Ogier regarding certain Cayman Islands tax matters (included in Exhibit 5.1)
8.2*	Opinion of DaHui Lawyers regarding certain PRC tax matters (included in Exhibit 99.1)
10.1^	Form of Indemnification Agreement with each of the Registrant’s directors and executive officers
10.2^	Form of Employment Agreement between the Registrant and an executive officer of the Registrant
10.3^#	English Translation of Form of Service Framework Contract
10.4^	English Translation of Loan Agreement between the Registrant and CLPS Shanghai Co., Ltd. dated September 5, 2022
10.5^#	English Translation of Form of Information Technology Human Resources Outsourcing Service Cooperation Contract
10.6^	English Translation of Loan Agreement between the Registrant and CLPS Shanghai Co., Ltd. dated December 5, 2022
10.7^	English Translation of Loan Agreement between the Registrant and CLPS Shanghai Co., Ltd. dated February 21, 2023
10.8^#	English Translation of Credit Facility Agreement between the Registrant and China Merchants Bank dated April 4, 2023
10.9^#	English Translation of Credit Facility Agreement between the Registrant and HSBC Bank (China) Limited dated June 21, 2023
10.10^	English Translation of Loan Agreement between the Registrant and CLPS Technology (Hong Kong) Co., Limited dated November 30, 2023
10.11^#	English Translation of Credit Facility Agreement between the Registrant and Industrial Bank Co., Ltd dated January 22, 2024
14.1^	Code of Business Conduct and Ethics of the Registrant
21.1^	Principal Subsidiaries of the Registrant
23.1**	Consent of Yu Certified Public Accountant P.C., Independent Registered Public Accounting Firm
23.2*	Consent of Ogier (included in Exhibit 5.1)
23.3*	Consent of DaHui Lawyers (included in Exhibit 99.1)
24.1^	Powers of Attorney (included on signature page)
99.1*	Opinion of DaHui Lawyers regarding certain PRC law matters
99.2^	Consent of Markets and Markets
99.3^	Director Nominee Consent of Huiren Rong
99.4^	Director Nominee Consent of Gary Robert Morris
99.5^	Director Nominee Consent of Robert D. Cain
99.6^	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
107**	Filing Fee Table

*	To be filed by amendment.
**	Filed herewith
^	Previously filed.
#	Certain portions of this exhibit have been redacted or omitted.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on February 27, 2025.

JAJI Global Incorporation

By:	/s/ Tsun Yu (Bryan) Lam
Name:	Tsun Yu (Bryan) Lam
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on February 27, 2025.

Signature	Title

/s/ Tsun Yu (Bryan) Lam	Chief Executive Officer
Name: Tsun Yu (Bryan) Lam	(principal executive officer)

/s/ Wei Yuan	Chief Financial Officer and Chief Operating Officer
Name: Wei Yuan	(principal financial and accounting officer)

*	Director and Chairman of the Board
Name: Jian Xu

*	Director
Name: Wei Fan

*By:	/s/ Tsun Yu (Bryan) Lam
	Name:	Tsun Yu (Bryan) Lam
Attorney-in-fact

Signature of Authorized Representative in the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of the Registrant, has signed this registration statement as of February 27, 2025.

Puglisi & Associates

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director